THIS INSTRUMENT, AS WELL AS THE INDEBTEDNESS, RIGHTS AND OBLIGATIONS EVIDENCED HEREBY, ARE AND SHALL AT ALL TIMES BE AND REMAIN SUBJECT TO THE TERMS OF AND SUBORDINATED IN RIGHT AND TIME OF PAYMENT TO THE EXTENT AND IN THE MANNER SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (AS AMENDED, SUPPLEMENTED, RESTATED, REPLACED, REFINANCED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF, THE “SUBORDINATION AGREEMENT”) DATED AS OF THE DATE HEREOF BY AND AMONG WILMINGTON TRUST, NATIONAL ASSOCIATION, AS THE AGENT (AS DEFINED THEREIN) FOR THE SENIOR LENDERS (AS DEFINED THEREIN), MGG INVESTMENT GROUP LP AS THE SUBORDINATED AGENT (AS DEFINED THEREIN) FOR THE SUBORDINATED LENDERS (AS DEFINED THEREIN), KLDISCOVERY HOLDINGS, INC. (F/K/A LD LOWER HOLDINGS, INC.), A DELAWARE CORPORATION, AS THE BORROWER (AS DEFINED THEREIN) AND THE OTHER GUARANTORS PARTY THERETO, TO THE PRIOR PAYMENT IN FULL (AS DEFINED THEREIN) OF ALL SENIOR DEBT (AS DEFINED THEREIN) AND EACH HOLDER OF THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

SECOND LIEN CREDIT AGREEMENT

Dated as of August 14, 2024

among

KLDISCOVERY HOLDINGS, INC.
as Borrower,

LD TOPCO, INC.

as Holdings Topco,

MGG INVESTMENT GROUP LP,
as the Administrative Agent and Collateral Agent,

and

The Lenders Party Hereto

SCHEDULES

1 Guarantors

1.01(e) Contracts Prohibiting Subsidiary Guarantees

1.01(i) Immaterial Subsidiaries

2.01 Commitments and Pro Rata Shares

5.06 Litigation

5.08(b) Material Real Property

5.12 Subsidiaries and Other Equity Investments

5.16 Intellectual Property Matters

6.16 Post-Closing Undertakings

7.01 Closing Date Indebtedness

7.02 Closing Date Liens

7.05 Closing Date Investments

10.02 Certain Addresses for Notices

EXHIBITS

Form of

A Committed Loan Notice

B Initial Term Note

C Compliance Certificate

D-1 Assignment and Assumption

D-2 Affiliate Lender Assignment and Assumption

D-3 Administrative Questionnaire

E-1 Holdings Guaranty

E-2 Subsidiary Guaranty

F Security Agreement

G Solvency Certificate

H Intercompany Subordination Agreement

I-1 U.S. Tax Compliance Certificate

I-2 U.S. Tax Compliance Certificate

I-3 U.S. Tax Compliance Certificate

I-4 U.S. Tax Compliance Certificate

J Optional Prepayment of Loans

K-1 Pari Passu Intercreditor Agreement

K-2 1L/2L Intercreditor Agreement

L Secured Party Designation Notice

This SECOND LIEN CREDIT AGREEMENT is entered into as of August 14, 2024, among KLDiscovery Holdings, Inc. (f/k/a LD Lower Holdings, Inc.), a Delaware corporation (the “Borrower” or the “Company”), LD Topco, Inc., a Delaware corporation (“Holdings Topco”), the other guarantors party thereto, 1397225 Ontario Limited (“OTPP”) and certain funds and/or accounts managed by MGG Investment Group LP and/or its affiliates (“MGG” and, together with OTPP, collectively, the “Lenders” and each, a “Lender”) and MGG as Administrative Agent and Collateral Agent.

PRELIMINARY STATEMENTS

Reference is made to that certain Credit Agreement, dated as of February 8, 2021 (as amended by that certain First Amendment to Credit Agreement, dated as of March 3, 2023, the Second Amendment to Credit Agreement, dated as of March 8, 2024, and the Third Amendment to Credit Agreement and First Amendment to Security Agreement, dated as of the date hereof and as may be hereafter amended or refinanced in a manner permitted by the Closing Date Intercreditor Agreement, the “Senior Credit Agreement”), by and among the Borrower, Holdings Topco, the other guarantors party thereto, the lenders party thereto (the “Senior Lenders”), Wilmington Trust, National Association, as administrative agent and collateral agent and Ally Bank, as a lender and an L/C Issuer (as defined therein).

The Borrower has requested that, upon the satisfaction in full of the applicable conditions precedent set forth in Article IV below, the applicable Lenders make term loans to the Borrower on the Closing Date in an aggregate principal amount of $50,000,000, on a second lien and payment subordinated basis and with the other terms set forth herein to repay $20,000,000 of the Term Loans (as defined in the Senior Credit Agreement) and transaction and operating expenses, with any remaining loan proceeds applied to repay outstanding principal amounts in respect of the revolving credit facility under the Senior Credit Agreement.

Subject to the terms and conditions of this Agreement, the Senior Credit Agreement and the Closing Date Intercreditor Agreement, the Borrower and the Lenders may agree to fund New Term Loans (as defined below) to the Borrower under this Agreement in an amount not to exceed $50,000,000 in the aggregate after the Closing Date.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
Definitions and Accounting Terms

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Accepting Lender” has the meaning specified in Section 10.01.

“Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged, amalgamated or consolidated with or into or becomes a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted Cash” means the amount of unrestricted cash after giving effect to unrealized gains and losses under (and as determined by) any Swap Contracts (with respect to currency exchange rates) in place

1

at the time of determination (but only with respect to the then-elapsed portion of the current monthly or quarterly (as applicable under the relevant Swap Contract) calculation period thereunder).

“Administrative Agent” means MGG Investment Group LP, acting through such of its Affiliates or branches as it may designate, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent permitted by the terms hereof.

“Administrative Agent’s Account” means such account of the Administrative Agent as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-3 or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Lenders” means, collectively, each Sponsor and its Affiliates and, if applicable, its Approved Funds (other than any Natural Person, Holdings and any of Holdings’ Subsidiaries), including each holder of the Obligations as of the Closing Date.

“Affiliate Transaction” has the meaning specified in Section 6.18(a).

“Agent-Related Distress Event” means, with respect to the Administrative Agent, the Collateral Agent or any Person that directly or indirectly controls the Administrative Agent or the Collateral Agent (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law is commenced, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided, that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent, the Collateral Agent or any Person that directly or indirectly controls the Administrative Agent by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide the Administrative Agent or Collateral Agent with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit the Administrative Agent or Collateral Agent (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with the Administrative Agent or the Collateral Agent.

“Agent-Related Persons” means each Agent, together with its Related Parties.

“Agents” means, collectively, the Administrative Agent, Incremental Arrangers and the Collateral Agent.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this term loan, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Agreement Currency” has the meaning specified in Section 10.23.

“Anti-Corruption Laws” has the meaning specified in Section 5.20.

“Applicable Data Privacy Laws” has the meaning given to that term in paragraph (a) of the definition of “Data Privacy and Security Laws, Requirements, and Standards.”

“Applicable Discount” has the meaning specified in the definition of “Dutch Auction.”

“Appropriate Lender” means, at any time, (a) with respect to the Term Facility, a Lender that has a Commitment with respect to such Tranche or holds a Term Loan, under such Tranche at such time and (b) with respect to any New Term Facility, a Lender that holds a New Term Loan at such time.

“Approved Counterparty” shall mean (a) the Administrative Agent, any Lender or any affiliate of the Administrative Agent or Lender, (b) any other person whose long term senior unsecured debt rating is A/A2 by S&P or Moody’s (or their equivalent) or higher or (c) any other person from time to time approved in writing by the Administrative Agent; provided, however, that for any of the foregoing to be included as an “Approved Counterparty” on any date of determination by the Administrative Agent or the Collateral Agent, the applicable Person referred to in any of clauses (a) through (c) above must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Approved Fund” means any Fund that is administered, advised, sub-advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Asset Sale” means:

(a) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Borrower or any Restricted Subsidiary, or

(b) the issuance or sale of Equity Interests (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 7.01 and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Borrower or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions),

(each of the foregoing referred to in this definition as a “Disposition”). Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(a) a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities, or of obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business, or dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the Borrower and the Restricted Subsidiaries (including allowing any registrations or any applications for registration of any intellectual property or other intellectual property rights to lapse or become abandoned);

(b) without limiting the provisions of Section 8.01(k), the sale, conveyance, lease or other disposition of all or substantially all of the assets of the Borrower in compliance with the provisions of Section 7.03 or 7.04 or any Disposition that constitutes a Change of Control;

(c) any Restricted Payment that is permitted to be made, and is made, pursuant to Section 7.05 or any Permitted Investment;

(d) any Disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, in a single transaction or series of related transactions, with an aggregate Fair Market Value of less than or equal to $115,000;

(e) any transfer or Disposition of property or assets or issuance or sale of Equity Interests by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to another direct or indirect Restricted Subsidiary of the Borrower; provided, that no dispositions may be made to a Restricted Subsidiary that is not a Guarantor hereunder;

(f) the creation of any Lien permitted under this Agreement;

(g) any issuance, sale, pledge or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h) the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable and related assets to notes receivable or dispositions of accounts receivable and related assets in connection with the collection or compromise thereof;

(i) the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

(j) [reserved];

(k) [reserved];

(l) any exchange of assets for Related Business Assets (including a combination of Related Business Assets and a de minimis amount of cash or Cash Equivalents) of comparable or greater market value than the assets exchanged, as determined in good faith by the Borrower;

(m) non-exclusive licenses, sublicenses or cross-licenses of intellectual property or other general intangibles in the ordinary course of business of the Borrower and the Restricted Subsidiaries of the Borrower;

(n) [reserved];

(o) the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary of the Borrower, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;

(p) Dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, dispositions of property subject to Casualty Events;

(q) Dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(s) the issuance of directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law;

(t) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 90 days of such disposition or (ii) the proceeds of such Asset Sale are applied within 90 days of such disposition to the purchase price of such replacement property (which replacement property is actually purchased within 90 days of such disposition); and

(u) [reserved].

For the avoidance of doubt, the unwinding of Swap Contracts shall not be deemed to constitute an Asset Sale.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D-1, or otherwise in form and substance reasonably acceptable (including electronic documentation generated by MarkitClear or other electronic platform) to the Administrative Agent.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Dutch Auction; provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, neither the Borrower nor any of its Affiliates may act as the Auction Agent.

“Auction Amount” has the meaning specified in the definition of “Dutch Auction.”

“Auction Notice” has the meaning specified in the definition of “Dutch Auction.”

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the

United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Directors” means as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity or has a general partner, the board of directors, board of managers, sole member or managing member or other governing body of such entity or general partner, or in each case, any duly authorized committee thereof, and the term “directors” means members of the Board of Directors.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” means materials and/or information provided by or on behalf of the Borrower hereunder.

“Borrower Parties” means the collective reference to Holdings, the Borrower and the Restricted Subsidiaries, and “Borrower Party” means any one of them. For the avoidance of doubt, the Parent shall not be considered a Borrower Party.

“Borrowing” means a Term Borrowing.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of the State of New York, or are in fact closed in, New York City.

“Capital Stock” means:

(1) in the case of a corporation or company, corporate stock or share capital;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).

“Capitalized Lease Obligation” means at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP on the Closing Date (whether or not such operating lease obligations were in effect on such date) shall, if so elected by the Borrower, continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following such date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capitalized Lease Obligations.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Holdings and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of Holdings and the Restricted Subsidiaries.

“Cash Equivalents” means:

(1) Dollars, Canadian Dollars, Pounds Sterling, Euro, the national currency of any Participating Member State of the European Union (as it is constituted on the Closing Date) and, with respect to any Foreign Subsidiaries, other currencies held by such Foreign Subsidiary in the ordinary course of business;

(2) securities issued or directly guaranteed or insured by the government of the United States, the United Kingdom or any country that is a member of the European Union (as it is constituted on the Closing Date) or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3) money market deposits, certificates of deposit, time deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding two years, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250,000,000 in the case of domestic banks or $100,000,000 (or the dollar equivalent thereof) in the case of foreign banks;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with any financial institution or securities dealers of recognized national standing meeting the qualifications specified in clause (3) above;

(5) commercial paper or variable or fixed rate notes issued by a corporation or other Person (other than an Affiliate of the Borrower) rated at least “A-2” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within two years after the date of acquisition;

(6) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than the Sponsor) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “A- 2” or “P-2” from either S&P or Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency);

(8) investment funds investing at least 95% of their assets in investments of the types described in clauses (1) through (7) above and (9) and (10) below;

(9) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency); and

(10) in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States of America, other investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (9) customarily utilized in the countries where such Foreign Subsidiary is located or in which such investment is made.

“Cash Flow Report” has the meaning specified in Section 6.01(d).

“Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services to the Borrower or any Restricted Subsidiary.

“Cash Management Bank” means any Person that (i) at the time it enters into a Cash Management Agreement, is a Lender or an Agent or an Affiliate of a Lender or an Agent, (ii) in the case of any Cash Management Agreement in effect on or prior to the Closing Date or any effective date with respect to any amendment hereof (an “Amendment Effective Date”), is, as of the Closing Date or such Amendment Effective Date, as applicable, or within 45 days thereafter, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Cash Management Agreement, (iii) within 45 days after the time it enters into the applicable Cash Management Agreement, becomes a Lender or an Affiliate of a Lender or an Agent, in each case, in its capacity as a party to such Cash Management Agreement or (iv) any other Approved Counterparty; provided, however, that for any of the foregoing to be included as a “Cash Management Bank” on any date of determination by the Administrative Agent or the Collateral Agent, the applicable Person referred to in any of clauses (i) through (iv) above must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default); automated clearing house transactions, treasury and/or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payable services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities, credit card processing services and merchant services.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any casualty insurance proceeds or condemnation awards or that gives rise to a taking by a Governmental Authority in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the U.S. Environmental Protection Agency.

A “Change of Control” will be deemed to occur if:

(a) Parent shall cease to own, directly or indirectly, 100% of the Equity Interests of Borrower;

(b) any person or “group” (within the meaning of Rule 13d-5 under the Exchange Act as in effect on the Closing Date, but excluding any employee benefit plan of such person and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, acquires beneficial ownership (within the meaning of Rule 13d-5 under the Exchange Act) of Voting Stock of Parent representing both (i) more than 35% of the aggregate ordinary voting power for the election of directors of Parent and (ii) more than the percentage of the aggregate ordinary voting power for the election of directors of Parent that is at the time beneficially owned (within the meaning of Rule 13d-5 under the Exchange Act), directly or indirectly, by the Permitted Holders, taken together; or

(c) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, to any Person other than the Borrower or a Restricted Subsidiary;

(d) the Permitted Holders shall cease to own, directly or indirectly, at least 50.1% of the Equity Interests of Parent;

(e) (1) MGG and its Controlled Investment Affiliates shall cease to own, directly or indirectly, at least 27.9% of Parent, and (2) 1397225 Ontario Limited and its Controlled Investment Affiliates shall cease to own, directly or indirectly, at least 22.2% of Parent; provided that Equity Interests which solely carry director voting rights (and, for certainty, no economic rights) of OTPP and the OTPP FTP may be transferred to the OTPP FTP or OTPP, as the case may be, as OTPP may in good faith deem necessary to comply with the Pension Benefits Standards Regulations, 1985 (Canada), as incorporated by reference in Section 79 of regulation 909 under Section 62 of the Pension Benefits Act (Ontario), and for the avoidance of doubt, any such transfer to or exercise of voting rights by the OTPP FTP shall not result in a Change of Control; and

(f) any “Change of Control” or any other term of similar import occurs under the Senior Credit Agreement;

provided, that that Closing Date Transactions will not be deemed to be a Change of Control.

“Closing Date” means August 14, 2024.

“Closing Date Intercreditor Agreement” means that certain Subordination and Intercreditor Agreement, dated as of the Closing Date, by and among the Administrative Agent (in its capacities as Administrative Agent and Collateral Agent) and the Senior Administrative Agent (in its capacities as an administrative agent and as collateral agent), the Lenders, the Lenders (as defined in the Senior Credit Agreement) and acknowledged by the Loan Parties.

“Closing Date Transactions” means the “Transactions” under and as defined in that certain Transaction Support Agreement, dated as of July 3, 2024, by and among Lenders, the Loan Parties and the other parties from time to time party thereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” (or similar term) referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means MGG Investment Group LP, acting through such of its Affiliates or branches as it may designate, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent permitted by the terms hereof.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages (if any), each of the mortgages, collateral assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 6.12, Section 6.14 or Section 6.16, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment.

“Committed Loan Notice” means a notice of a Term Borrowing.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et. seq.), as amended from time to time, and any successor statute.

“Company” has the meaning specified in the introductory paragraph to this Agreement.

“Company Competitor” means any Person that competes with the business of Holdings, the Borrower and its Subsidiaries from time to time.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C or such other form as may be agreed between the Borrower and the Administrative Agent.

“Computer Systems” means any of, or combination of, computer software, computer hardware (whether general or special purpose), information technology systems, applications, cloud-based storage platforms and systems, telecommunications capabilities (including voice, data or video networks), and other similar or related items of any automated, computerized or software system and any other network or system or related service that is owned, controlled, licensed, leased, operated, used, or held for use by the Borrower or any of its Affiliates or Subsidiaries in the conduct of its or their business.

“Consolidated Current Assets” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all assets of such Person and its Restricted Subsidiaries on a consolidated basis that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person and its Restricted Subsidiaries on a consolidated basis, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP, but excluding (i) cash, (ii) Cash Equivalents, (iii) Swap Contracts to the extent that the mark-to-market Swap Termination Value would be reflected as an asset on the consolidated balance sheet of such Person, (iv) deferred financing fees, (v) amounts related to current or deferred taxes (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments) (so long as the items described in clauses (iv) and (v) are non-cash items), (vi) [reserved], (vii) [reserved] and (viii) the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.

“Consolidated Current Liabilities” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all liabilities in accordance with GAAP that would be classified as current liabilities on the consolidated balance sheet of such Person, but excluding (a) the current portion of Indebtedness (including the Swap Termination Value of any Swap Contracts) to the extent reflected as a liability on the consolidated balance sheet of such Person, (b) the current portion of interest, (c) accruals for current or deferred taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves or severance, (e) deferred revenue, (f) escrow account balances, (g) the current portion of pension liabilities, (h) liabilities in respect of unpaid earn-outs, (i) amounts related to derivative financial instruments and assets held for sale and (j) any L/C Obligations or Revolving Credit Loans (each as defined in the Senior Credit Agreement) and any letter of credit obligations, swing line loans or revolving loans under any other revolving credit facility.

“Consolidated EBITDA” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the sum of:

(a) Consolidated Net Income; plus

(b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted (and not added back) (or, in the case of amounts pursuant to clauses (vi), (x), (xi) or (xxi) below, not already included in Consolidated Net Income) for, without duplication,

(i) total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (C) non-cash interest payments, (D) the interest component of Capitalized Lease Obligations, (E) net payments, if any, made (less net amounts, if any, received) pursuant to interest rate Swap Contracts with respect to Indebtedness (other than in connection with the early termination thereof), (F) amortization or write-off of deferred financing fees, debt issuance costs, commissions, fees and expenses, including commitment, letter of credit and administrative fees and charges with respect to the Facilities and with respect to other Indebtedness permitted to be incurred hereunder and (G) any expensing of bridge, commitment and other financing fees, but excluding total interest expense associated with Synthetic Lease Obligations) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income or gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed),

(ii) provision for taxes based on income, profits or capital of the Borrower and the Restricted Subsidiaries, including corporate income tax, federal, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period including (A) penalties and interest related to such taxes or arising from any tax examinations and (B) in respect of repatriated funds,

(iii) depreciation and amortization expense and impairment charges (including amortization of intangible assets (including goodwill), deferred financing fees or costs, capitalized software expenditures (including capitalized software development expenditures), customer acquisition costs and incentive payments, conversion costs, and contract acquisition costs),

(iv) other non-cash charges, expenses or losses (excluding any such non-cash charge, expense or loss to the extent that it represents an accrual of or reserve for cash expenses in any future period, an amortization of a prepaid cash expense that was paid in a prior period, or write-off or write-down or reserves with respect to current assets but including (A) any non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization and variances), (B) charges recognized in relation to post-retirement benefits or other charges necessary to adjust the defined benefit pension expense to reflect service cost only, (C) losses on minority interests owned by such Person, (D) the non-cash impact of accounting changes or restatements, (E) non-cash fair value adjustments in Investments, (F) the non-cash portion of “straight line” rent expense and (G) any other non-cash losses and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations) all as determined on a consolidated basis,

(v) restructuring charges, accruals or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with the Transactions, and other acquisitions permitted hereunder after the Closing Date, project start-up costs, losses, charges and expenses relating to any strategic initiatives (including any multi-year strategic initiatives), costs related to the closure, relocation, reconfiguration and/or consolidation of facilities, reconfiguration of fixed assets for alternative uses and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, recruiting and signing bonuses and expenses, future lease commitments, systems establishment costs, conversion costs, excess pension charges (including curtailments and modifications to pensions and post retirement employee benefit plans), and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits and costs consisting of professional consulting or other fees relating to any of the foregoing in an amount, not to exceed, when taken together with the amount under clause (vi) below and in Section 1.10 in such period, an aggregate amount of 25% of Consolidated EBITDA (determined prior to giving effect to such amounts) in any consecutive fiscal quarter period,

(vi) the amount of “run rate” net cost savings, operating expense reductions, other operating improvements and acquisition synergies, in each case, projected by the Borrower in good faith to be realized (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period) as a result of specified actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of a responsible financial officer of the Borrower), net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that (A) the Compliance Certificate required to be delivered pursuant to Section 6.02 for the applicable period shall include a certification that such cost savings, operating expense reductions, other operating improvements, synergies are, in the good faith judgment of a responsible financial officer of the Borrower, (1) factually supportable and (2) reasonably anticipated to be realized within 18 months after the consummation of any operational change or the acquisition or disposition or the entry into any new agreements or amendments to existing agreements with customers or joint ventures, in each case, which is expected to result in such cost savings, expense reductions, operating improvements or synergies, as the case may be, (B) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this clause (vi) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA pursuant to the other clauses of this definition or Consolidated Net Income, whether through a pro forma adjustment or otherwise, for such period and (C) projected amounts (that are not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (vi) to the extent occurring more than six full fiscal quarters after the specified action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken in order to realize such projected cost savings, operating expense reductions, operating improvements and synergies; provided that, amounts added to Consolidated EBITDA pursuant to this clause (vi), other than to the extent in connection with the Transactions, shall not, when combined with amounts added to Consolidated EBITDA pursuant to clause (v) above and Section 1.10, in the aggregate exceed 25% of Consolidated EBITDA (determined prior to giving effect to such amounts) in any four consecutive fiscal quarter period,

(vii) non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options and other equity and equity-based interests to employees or other service providers of the Borrower or any Restricted Subsidiary pursuant to a written plan or agreement (including expenses arising from the grant of stock and stock options and other equity and equity-based interests prior to the Closing Date) or the treatment of such options and other equity and equity-based interests under variable plan accounting,

(viii) (A) management, consulting and advisory fees, termination payments, transaction fees, indemnities and expenses permitted under Section 7.05 and (B) the amount of expenses, if any relating to payments made to any current, former or future officers, directors, employees, managers, consultants and independent contractors that are holders of stock options or other compensatory equity-based awards in Holdings Topco or any Parent Holding Company in connection with, or as a result of, any distribution being made to equity holders or unit holders of such Person or its direct or indirect parent companies, which payments are being made to compensate such holders of compensatory equity-based awards as though they were shareholders or unit holders at the time entitled to share in such distribution, in each case to the extent permitted by this Agreement,

(ix) any costs or expenses incurred pursuant to any management equity plan or share or unit option plan or any other management, director or employee benefit plan or agreement or share or unit subscription or shareholder or similar agreement, to the extent such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or the Net Cash Proceeds of any issuance of Equity Interests (other than Disqualified Stock) of the Borrower (or any Parent Holding Company thereof) and not otherwise applied hereunder,

(x) proceeds from business interruption insurance (to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related loss was deducted in the determination of Consolidated Net Income),

(xi) charges, losses, lost profits, expenses or write offs to the extent indemnified or insured by a third party that are covered by indemnification or other reimbursement provisions in connection with the Transaction, or any other acquisition or transaction permitted hereunder, in each case, to the extent that coverage has not been denied and so long as such amounts are actually reimbursed to the Borrower or a Restricted Subsidiary in cash, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed in cash within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days) and to the extent that the related loss was deducted in the determination of Consolidated Net Income,

(xii) Synthetic Lease Obligations, to the extent deducted as an expense in such period,

(xiii) any losses realized upon a Disposition of property (including abandoned or discontinued operations or product lines) outside of the ordinary course of business,

(xiv) cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to clause (c) below for any previous period and not added back,

(xv) net realized losses relating to amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (or any similar pronouncement) (including net realized losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains from related Swap Contracts) (entered into in the ordinary course of business or consistent with past practice),

(xvi) cash expenses relating to earn outs and similar obligations and any other earn-out obligations incurred prior to the date thereof or in connection with any acquisition, buyout or other investment paid or accrued during the applicable period, including any mark-to-market adjustments, in each case to the extent permitted by this Agreement,

(xvii) transaction costs related to any public offering consummated by the Borrower,

(xviii) any loss relating to Swap Contracts permitted hereunder (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice),

(xix) the amount of any non-controlling interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, excluding cash distributions in respect thereof,

(xx) compensation and reimbursement of expenses of non-management members of the board of directors (or similar body) of such Person (other than employees of the Sponsor), and

(xxi) if a Cure Right hereunder was not exercised contemporaneously with the exercise of a “Cure Right” under the Senior Credit Agreement with respect to any fiscal quarter ended, then solely for purposes of determining compliance with Section 7.08(b) for such fiscal quarter and each of the three (3) consecutive fiscal quarters ending thereafter, an amount equal to the “Cure Amount”, as defined under the Senior Credit Agreement, made with respect to such fiscal quarter;

minus

(c) an amount which, in the determination of Consolidated Net Income, has been included for:

(i) non-cash income or gains, including (A) any non-cash portion of “straight line” rent expense, (B) credits recognized in relation to post-retirement benefits or other credits necessary to adjust the defined benefit pension income to reflect service cost only, (C) gains on minority interests owned by such Person, (D) the non-cash impact of accounting changes or restatements and (E) non-cash fair value adjustments in Investments but excluding (x) accrual of revenue in the ordinary course, (y) any such items in respect of which cash was received in a prior period or will be received in a future period (and, in the case of cash that was received in a prior period, such amounts previously reduced Consolidated Net Income in a prior period (and would not have been required to be added back pursuant to clause (b) of this definition)) or (z) any such items which represent the reversal in such period of any accrual of, or reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required (and where such accrual or reserve previously reduced Consolidated Net Income in a prior period (and would not have been required to be added back pursuant to clause (b) of this definition)) and (F) any other non-cash gains and income resulting from fair value accounting required by the applicable standard under GAAP and related interpretations, all as determined on a consolidated basis,

(ii) any gains realized upon the Disposition of property (including abandoned or discontinued operations or product lines) outside of the ordinary course of business,

(iii) the amount of cash received in such period in respect of any non-cash income or gain in a prior period (and such non-cash income or gain previously increased Consolidated Net Income in a prior period (and would not have been required to be deducted pursuant to clause (c)(i) of this definition)),

(iv) net realized gains relating to amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (or any similar pronouncement) (including net realized gains from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized losses from related Swap Contracts) (entered into in the ordinary course of business or consistent with past practice), and

(v) any gain related to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice).

“Consolidated Funded Indebtedness” means all Indebtedness of the type described in clauses (a)(i), (a)(ii) (but excluding surety bonds, performance bonds or other similar instruments), (a)(iv), (b) (in respect of Indebtedness of the type described in (a)(i), (a)(ii) (but excluding Indebtedness constituting surety bonds, performance bonds or other similar instruments) and (a)(iv)), (d) and (e) of the definition of “Indebtedness”, of a Person and its Restricted Subsidiaries on a consolidated basis, in each case (other than with respect to Indebtedness of the type described in clauses (d) and (e) of the definition of “Indebtedness”), in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire stated principal amount thereof, without giving effect to any discounts or upfront payments), excluding obligations in respect of letters of credit, bank guarantees, and guarantees on first demand, in each case, except to the extent of unreimbursed amounts thereunder. For the avoidance of doubt, it is understood that obligations (i) under

Swap Contracts and Cash Management Agreements (each as defined in the Senior Credit Agreement), (ii) owed by Unrestricted Subsidiaries and (iii) in respect of intercompany Indebtedness (including Disqualified Stock and Preferred Stock) held by any Loan Party, do not constitute Consolidated Funded Indebtedness.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a) the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including pay in kind interest payments, amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Swap Contracts (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, discounts, fees and expenses and expensing of any bridge, commitment or other financing fees, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities); plus

(b) consolidated capitalized interest of the referent Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(c) interest income of the referent Person and its Restricted Subsidiaries for such period;

provided that (a) when determining Consolidated Interest Expense in respect of any four-quarter period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense will be calculated by multiplying the aggregate Consolidated Interest Expense accrued since the Closing Date by 365 and then dividing such product by the number of days from and including the Closing Date to and including the last day of such period and (b) in the case of any Person that became a Restricted Subsidiary of such Person after the commencement of such four-quarter period, the interest expense of such Person paid in cash prior to the date on which it became a Restricted Subsidiary of such Person will be disregarded. For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, net income, excluding, without duplication:

(i) extraordinary, unusual or non-recurring charges, expenses, losses or gains (including gains and losses realized on disposition of property outside of the ordinary course of business);

(ii) any amounts attributable to Investments in any non-wholly owned Restricted Subsidiary, Unrestricted Subsidiary or joint venture (other than a Guarantor or any Person at the Closing Date accounted for by the equity method of accounting; provided that to the extent not already excluded or deducted as minority interest expense, payments made in respect of interests of third parties shall be excluded) to the extent that such amounts have not been distributed in cash or Cash Equivalents to such Person and its Restricted Subsidiaries during such applicable period;

(iii) (x) any net unrealized gains and losses resulting from fair value accounting (including as a result of the mark-to-market of obligations of Swap Contracts and other derivative instruments) and (y) any net unrealized gains and losses relating to mark-to-market of amounts denominated in foreign currencies (including net unrealized gain and losses from exchange rate fluctuations on intercompany balances and balance sheet items), in each case, to the extent included in Consolidated Net Income;

(iv) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Restricted Subsidiaries (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis);

(v) [reserved];

(vi) the net income for such period shall not include the cumulative effect of a change in or the adoption, application or modification of accounting principles or policies during such period, whether effected through a cumulative effect adjustment or a retroactive application;

(vii) effects of adjustments (including the effects of such adjustments pushed down to Holdings and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements resulting from the application of purchase accounting (including any step-ups with respect to re-valuing assets and liabilities) in relation to the Transactions and any investment, acquisition, merger or consolidation (or resulting from any reorganization or restructuring) that is consummated after the Closing Date or the depreciation, amortization or write-off of any amounts thereof shall be excluded;

(viii) Transaction Costs; and

(ix) transaction fees and expenses incurred, or amortization thereof, in connection with, to the extent permitted hereunder, any Investment, any Debt Issuance, any Equity Issuance, any Disposition, any Casualty Event, recapitalization or any amendments or waivers of the Loan Documents, documentation governing other securities, credit facilities or debt instruments (including, in each case listed above, any amendments or other modifications thereto) and Permitted Refinancings in connection therewith, in each case, whether or not consummated.

There shall be excluded from Consolidated Net Income for any period (A) the accounting effects of adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and/or the Restricted Subsidiaries), as a result of any acquisition consummated prior to the Closing Date, the Transactions and any acquisitions permitted hereunder (or Investments similar to those made for such acquisitions) or any Investment permitted under Section 7.05 or the amortization or write-off of any amounts thereof and (B) any income (loss) for such period attributable to the early extinguishment or cancellation of (i) Indebtedness, (ii) obligations under any Swap Contracts and (iii) other derivative instruments.

“Consolidated Total Assets” means, the consolidated total assets of the Borrower Parties as set forth on the consolidated balance sheet of the Borrower as of the most recent period for which financial statements have been delivered (and, in the case of any determination relating to any incurrence of Indebtedness or any Investment, Restricted Payment or other acquisition, on a Pro Forma Basis including any property or asset being acquired or disposed of in connection therewith).

“Consolidated Total Net Leverage Ratio” means on any date of determination, with respect to Holdings and its Restricted Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness (less the amount of Adjusted Cash and unrestricted Cash Equivalents of the Borrower and its Restricted Subsidiaries as of such date) of Holdings and its Restricted Subsidiaries on such date, calculated on a Pro Forma Basis to (b) Consolidated EBITDA of Holdings and its Restricted Subsidiaries for the four fiscal quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable, calculated on a Pro Forma Basis.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, loan agreement, indenture, mortgage, deed of trust, lease, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.

“Credit Agreement” means this Agreement.

“Credit Extension” means a Borrowing.

“Cure Amount” has the meaning specified in Section 8.03(a).

“Cure Equity” has the meaning specified in Section 8.03(a).

“Cure Right” has the meaning specified in Section 8.03(a).

“Data Privacy and Security Laws, Requirements, and Standards” means: (a) all applicable laws and regulations governing the protection, collection, access, use, storage, disposal, disclosure, registration, processing, or transfer of Personal Data, including, but not limited to, the Health Insurance Portability and Accountability Act (HIPAA), the Gramm-Leach-Bliley Act (GLBA), the Fair Credit Reporting Act (FCRA), U.S. state data security and breach notification laws, the California Consumer Privacy Act

(CCPA), the European Union General Data Protection Regulation (EU) 2016/679 (GDPR), and any other applicable U.S. and international laws concerning the privacy or security of Personal Data (“Applicable Data Privacy Laws”); (b) the data privacy and security contractual obligations in all material agreements to which the Borrower is bound that relate to the protection, collection, access, use, storage, disposal, disclosure, registration, processing, or transfer of Personal Data, as well as the security of the Borrower’s software, solutions, applications, and/or Computer Systems; and (c) the privacy notices set forth at:https://www.kldiscovery.com/uk/privacy-policy,https://www.ontrack.com/en-us/legal/privacy-policy and https://www.ibas.com/privacy/ and any other external notices or policies the Borrower maintains concerning the protection, collection, access, use, storage, disposal, disclosure, registration, processing, or transfer of Personal Data of job applicants to, employees of, owners of, directors of, officers of, medical staff members of, and contractors of the Borrower.

“Debt Issuance” means the issuance by any Person of any Indebtedness for borrowed money.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Amounts” has the meaning specified in Section 2.05(c).

“Declining Lender” has the meaning specified in Section 2.05(c).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (after as well as before judgment), (a) with respect to all Obligations, the applicable interest rate for such Loan plus 2.00% per annum and (b) with respect to all Obligations, including overdue interest, the Interest Rate plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans within three Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder, (c) has failed, within three Business Days after reasonable request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations; provided further that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such confirmation by the Administrative Agent (it being understood that such Lender may otherwise remain a Defaulting Lender pursuant to one or more other clauses of this definition) or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that no Lender shall be a Defaulting Lender solely by virtue of (x) the ownership or acquisition by a Governmental Authority of any Equity Interest in that Lender or any direct or indirect parent company thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (y) the occurrence of any of the events described in clause (d)(i), (d)(ii) or (d)(iii) of this definition which in each case has been dismissed or terminated prior to the date of this Agreement. Any determination by the Administrative Agent or the Required Lenders that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Designated Preferred Stock” means Preferred Stock of the Borrower or any direct or indirect parent of the Borrower, as applicable (other than Excluded Equity), that is issued after the Closing Date for cash and is so designated as Designated Preferred Stock, pursuant to an officer’s certificate of the Borrower, on the issuance date thereof, the cash proceeds of which are contributed to the capital of the Borrower (if issued by the Borrower or any direct or indirect parent of the Borrower) and excluded from the calculation set forth in clause (c) of the first paragraph of Section 7.05.

“Discount Range” has the meaning specified in the definition of “Dutch Auction.”

“Disposition” or “Dispose” has the meaning specified in the definition of “Asset Sale”.

“Disqualified Institution” means (a) each person identified as a “Disqualified Institution” on a list delivered to the Administrative Agent by the Borrower or the Sponsor on or prior to the Closing Date, as such list may be updated with the Administrative Agent’s consent (such consent not to be unreasonably withheld, conditioned or delayed), (b) any Company Competitor identified on a list delivered to the Administrative Agent by the Borrower or the Sponsor from time to time and (c) as to any entity referenced in clause (a) above (the “Primary Disqualified Institution”), any of such Primary Disqualified Institution’s known Affiliates or Affiliates identified in writing to the Administrative Agent from time to time or otherwise readily identifiable as such solely by name, but excluding any Affiliate that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Primary Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity; provided, that any additional designation permitted by the foregoing shall not apply retroactively to any prior assignment or participation to any Lender or Participant that was permitted under the terms of this Agreement at the time of such assignment or participation. Notwithstanding the foregoing, any list of Disqualified Institutions shall only be required to be available to any Lender or Participant or prospective Lender or Participant on the Platform or another similar electronic system (i) to the extent the Borrower desires to prevent any such Disqualified Institution from being a Lender or a Participant or (ii) upon written request by such Lender. For the purposes of clause (b), such list shall be made available to the Administrative Agent pursuant to Section 10.02, and any additions, deletions or other modifications to the list of Disqualified Institutions shall become effective immediately after delivery to the Administrative Agent.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable, redeemable or exchangeable) provides for the scheduled payments of dividends in cash or other cash distributions or, in each case, at the option of the holder thereof or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that any purchase requirement triggered thereby may not become operative until compliance with, in the case of an asset sale, the provisions of Section 7.04 or, in the case of a change of control, the repayment in full of the Obligations),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock, or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to the date that is 91 days after the Latest Maturity Date of the Term Loans at the time of issuance of the respective Disqualified Stock; provided that only the portion of Equity Interests that so mature or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees, consultants and directors of Holdings (or any Parent Holding Company), the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or any of the Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Dutch Auction” means an auction (an “Auction”) conducted by the Borrower or one of its Subsidiaries in order to purchase any Term Loans under a Tranche (the “Purchase”) in accordance with the following procedures or such other procedures as may be agreed to between the Administrative Agent and the Borrower:

(a) Notice Procedures. In connection with any Auction, the Borrower shall provide notification to the Auction Agent (for distribution to the Appropriate Lenders) of the Term Loans under such Tranche that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) the total cash value of the bid, in a minimum amount of $5,000,000 with minimum increments of $1,000,000 in excess thereof (the “Auction Amount”) and (ii) the discounts to par, which shall be expressed as a range of percentages of the par principal amount of the Term Loans under such Tranche at issue (the “Discount Range”), representing the range of purchase prices that could be paid in the Auction.

(b) Reply Procedures. In connection with any Auction, each applicable Lender may, in its sole discretion, participate in such Auction by providing the Auction Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Auction Agent and shall specify (i) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of the applicable Loans such Lender is willing to sell, which must be in increments of $2,000,000 or in an amount equal to such Lender’s entire remaining amount of the applicable Loans (the “Reply Amount”). Lenders may only submit one Return Bid per Auction. In addition to the Return Bid, each Lender wishing to participate in such Auction must execute and deliver, to be held in escrow by the Auction Agent, an assignment and acceptance agreement in a form reasonably acceptable to the Auction Agent.

(c) Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the Auction Agent, the Administrative Agent, in consultation with the Borrower, will determine the applicable discount (the “Applicable Discount”) for the Auction, which shall be the lowest Reply Discount for which the Borrower or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Borrower or its Subsidiary, as applicable, to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Borrower or such Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the highest Reply Discount. The Borrower or its Subsidiary, as applicable, shall purchase the applicable Loans (or the respective portions thereof) from each applicable Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided that if the aggregate proceeds required to purchase all applicable Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Borrower or its Subsidiary, as applicable, shall purchase such Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids. Each participating Lender (with a copy to the Administrative Agent) will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due.

(d) Additional Procedures. Once initiated by an Auction Notice, the Borrower or any of its Subsidiaries, as applicable, may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount. The Purchase shall be consummated pursuant to and in accordance with Section 10.07 and, to the extent not otherwise provided herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Interest Periods, and other notices by the Borrower or such Subsidiary, as applicable) reasonably acceptable to the Administrative Agent and the Borrower.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b) (subject to receipt of such consents, if any, as may be required for the assignment of the applicable Loan and/or Commitments to such Person under Section 10.07(b)(iii) and those consents required under the Closing Date Intercreditor Agreement); provided, absent the consent of the Required Lenders and the consent required under the Closing Date Intercreditor Agreement, Holdings and its Subsidiaries shall not be an Eligible Assignee.

“EMU” means the economic and monetary union as contemplated in the EU Treaty.

“EMU Legislation” means the legislative measures of the EMU for the introduction of, changeover to, or operation of the Euro in one or more member states.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all applicable federal, state, local and foreign statutes, laws, including common law, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses or governmental restrictions relating to pollution, the protection of the Environment, human health (to the extent relating to exposure to Hazardous Materials) or safety, including those related to Hazardous Materials, air emissions and discharges to public pollution control systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, monitoring or oversight by a Governmental Authority, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Contribution” has the meaning specified in the definition of “Transactions.”

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency or any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Issuance” means any issuance by any Person to any other Person of (a) its Equity Interests for cash, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means any Person who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA); (d) the filing of a notice of intent to terminate or the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, respectively, (e) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (g) the determination that any Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (h) the determination that any Multiemployer Plan is considered a plan in

“endangered”, “critical”, or “critical and declining” status within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (j) the conditions for the imposition of a Lien under Section 430(k) of the Code or Section 303(k) of ERISA shall have been met with respect to any Plan; (k) any Foreign Benefit Event; or (l) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Treaty” means the Treaty on European Union.

“Euro” and “€”means the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the net cash proceeds and Cash Equivalents, or the Fair Market Value of other assets, received by the Borrower after the Closing Date from:

(1) contributions to its common equity capital (other than as a result of issuance of Excluded Equity), and

(2) the sale of Capital Stock (other than Excluded Equity) of the Borrower,

in each case, not otherwise applied towards the making of a Restricted Payment and designated as Excluded Contributions pursuant to an officer’s certificate of a Responsible Officer, or that has been utilized to make a Restricted Payment pursuant to clause (2) of the second paragraph of Section 7.05; provided that in no event shall any Cure Equity constitute an Excluded Contribution. Excluded Contributions will be excluded from the calculation set forth in clause (c) of the first paragraph of Section 7.05.

“Excluded Equity” means (i) Disqualified Stock, (ii) any Equity Interests issued or sold to a Restricted Subsidiary or any employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries or a direct or indirect parent of the Borrower (to the extent such employee stock ownership plan or trust has been funded by the Borrower or any Subsidiary or a direct or indirect parent of the Borrower), (iii) any Equity Interest that has already been used or designated (x) as (or the proceeds of which have been used or designated as) Designated Preferred Stock, an Excluded Contribution, Cure Equity or Refunding Capital Stock, or (y) to increase the amount available under clause (5)(a) of the second paragraph under Section 7.05 or clause (14) of the definition of “Permitted Investments” or is proceeds of Indebtedness referred to in clause (14)(b) of the second paragraph in Section 7.05, and (iv) the Equity Contribution.

“Excluded Information” has the meaning specified in Section 10.07.

“Excluded Property” means, with respect to any Loan Party, (a) (i) any fee-owned real property not constituting Material Real Property and any real property leasehold or subleasehold interests and (ii) any portion of real property not subject to preceding clause (i) that contains improvements located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area”, (b) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by filing a UCC financing statement, letter of credit rights (other than letter of credit rights that can be perfected by the filing of a UCC financing statement) with a value not in excess of $5,000,000 in the aggregate and commercial tort claims with a value not in excess of $5,000,000 in the aggregate, (c) assets to the extent a security interest in such assets would result in material adverse tax consequences (including, without limitation, as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction), or material adverse regulatory consequences, in each case, as reasonably determined by the Borrower and the Administrative Agent, (d) pledges of, and security interests in, certain assets, in favor of the Collateral Agent which are prohibited by applicable Law; provided, that (i) any such limitation described in this clause (d) on the security interests granted shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the Uniform Commercial Code of any applicable jurisdiction or any other applicable Law or principles of equity and shall not apply to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition and (ii) in the event of the termination or elimination of any such prohibition contained in any applicable Law, a security interest in such assets shall be automatically and simultaneously granted under the applicable Collateral Documents and such asset shall be included as Collateral, (e) any governmental licenses (but not the proceeds thereof) or state or local franchises, charters and authorizations, to the extent security interests in favor of the Collateral Agent in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition; provided that (i) any such limitation described in this clause (e) on the security interests granted shall only apply to the extent that any such prohibition or restriction could not be rendered ineffective pursuant to the Uniform Commercial Code of any applicable jurisdiction or any other applicable Law or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Collateral Documents and such licenses, franchises, charters or authorizations shall be included as Collateral, (f) Equity Interests in (A) any Person (other than the Borrower and Restricted Subsidiaries of the Borrower) to the extent and for so long as the pledge thereof in favor of the Collateral Agent is not permitted by the terms of such Person’s joint venture agreement or other applicable Organization Documents, in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition; provided, that such prohibition exists on the Closing Date or at the time such Equity Interests are acquired (so long as such prohibition did not arise in contemplation of the Closing Date or such acquisition), (B) any not-for-profit Subsidiary, (C) [reserved], (D) [reserved], (E) any Unrestricted Subsidiary, (F) any Person which is acquired after the date hereof to the extent and for so long as such Equity Interests are pledged in respect of Acquired Indebtedness, such pledge constitutes a Permitted Lien and the terms thereof do not permit the pledge of such Equity Interests to the Collateral Agent, (G) any Person that is an Excluded Subsidiary pursuant to clause (e) of the definition of “Excluded Subsidiary” and (H) any indirect Subsidiary that is not directly owned by a Loan Party, (g) any lease, license or other agreement or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangement in each case permitted to be incurred under this Agreement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party or their Subsidiaries), in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition, (h) “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” filing, (i) [reserved], (j) [reserved], (k) [reserved], (l) trust accounts, payroll accounts and escrow accounts, (m) cash to secure letter of credit reimbursement obligations to the extent such letters of credit are permitted by this Agreement and (n) Margin Stock. Other assets shall be deemed to be “Excluded Property” if the Administrative Agent and the Borrower agree in writing that the cost of obtaining or perfecting a security interest in such assets is excessive in relation to the benefit of the Lenders of the security afforded thereby (and such parties shall provide the Collateral Agent a copy of such agreement in writing). Notwithstanding anything herein or the Collateral Documents to the contrary, Excluded Property shall not include any Proceeds (as defined in the UCC), substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property referred to above). Notwithstanding anything herein to the contrary, (x) any assets or property subject to any security interest granted in connection with the Senior Loan Documents (under the Collateral Documents (as defined in the Senior Credit Agreement) or otherwise) shall not be Excluded Property hereunder and (y) any Excluded Property (as defined in the Senior Credit Agreement) shall be Excluded Property hereunder.

“Excluded Subsidiary” means any direct or indirect Subsidiary of the Borrower that is (a) an Unrestricted Subsidiary, (b) [reserved], (c) an Immaterial Subsidiary that is designated in writing to the Administrative Agent as such by the Borrower (including the Immaterial Subsidiaries set forth on Schedule 1.01(i)), (d) [reserved], (e) established or created pursuant to clause (14)(g) of the second paragraph of Section 7.05 and meeting the requirements of the proviso thereto; provided that such Subsidiary shall only be an Excluded Subsidiary for the period immediately prior to such acquisition, (f) [reserved]; (g) a Subsidiary that is prohibited by applicable Law from guaranteeing the Facilities, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless, such consent, approval, license or authorization has been received, (h) a Subsidiary that is prohibited from guaranteeing the Facilities by any Contractual Obligation in existence on the Closing Date (but not entered into in contemplation thereof) and is listed on Schedule 1.01(e) hereto and for so long as any such Contractual Obligation exists (or, in the case of any newly-acquired Subsidiary, in existence at the time of acquisition thereof but not entered into in contemplation thereof and for so long as any such Contractual Obligation exists), (i) a Subsidiary with respect to which a guarantee by it of the Facilities would result in material adverse tax consequences to any direct or indirect parent of the Borrower, the Borrower or one or more of its Restricted Subsidiaries, as reasonably determined by the Borrower in consultation with the Administrative Agent, (j) any affiliated professional entities, (k) not-for-profit subsidiaries, (l) [reserved], and (m) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of guaranteeing the Facilities would be excessive in view of the benefits to be obtained by the Lenders therefrom; provided that if a Subsidiary executes the Guaranty as a “Guarantor,” then it shall not constitute an “Excluded Subsidiary” (unless released from its obligations under the Guaranty as a “Guarantor” in accordance with the terms hereof and thereof). Notwithstanding anything herein to the contrary, (x) any Person that is an Excluded Subsidiary under and as defined in the Senior Credit Agreement shall be an Excluded Subsidiary hereunder and (y) any Person that is not an Excluded Subsidiary under and as defined in the Senior Credit Agreement shall not be an Excluded Subsidiary hereunder.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keepwell, support, or other agreement for the benefit of such Guarantor), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and Approved Counterparty applicable to such Swap Obligation.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by such Recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Taxes imposed pursuant to a Law in effect on the date on which such Lender becomes a party hereto (other than pursuant to a request by any Loan Party under Section 3.08) or changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, additional amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changes its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and (d) any Taxes imposed under FATCA.

“Executive Order” means Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)).

“Extendable Bridge Loans/Interim Debt” means customary “bridge” loans which by their terms will be automatically converted into loans or other Indebtedness that have, or automatically extended such that they have, a maturity date later than the Latest Maturity Date of all Term Loan Tranches then in effect.

“Extended SEC Reporting Deadline” has the meaning specified in Section 6.01.

“Facility” means the Term Facilities.

“Failed Auction” has the meaning specified in the definition of “Dutch Auction.”

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the senior management or the Board of Directors of the Borrower, Holdings or any Parent Holding Company). All determinations of fair market value under a Loan Document shall be made by the Borrower in good faith and if such determination is consistent with a valuation or opinion of an Independent Financial Advisor, such determination shall be conclusive for all purposes under the Loan Documents or related to the Obligations.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. The Federal Funds Rate shall be deemed equal to 0% if such rate, as otherwise determined above, would be less than 0%.

“Financial Covenant” has the meaning specified in Section 7.08.

“First Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit K-1 (or with such changes thereto that are reasonably satisfactory to the Collateral Agent) among the Loan Parties, the Collateral Agent and one or more collateral agents or representatives for the holders of Indebtedness that is permitted under Section 7.01 to be, and intended to be, secured by Liens permitted by Section 7.02 on the Collateral on a pari passu basis (but without regard to the control of remedies) with the Liens securing the Obligations.

“First Lien Net Leverage Ratio” means, on any date of determination, with respect to Holdings and its Restricted Subsidiaries on a consolidated basis, the ratio of (a) Funded First Lien Indebtedness (less the amount of Adjusted Cash and unrestricted Cash Equivalents of the Borrower and its Restricted Subsidiaries as of such date) of Holdings and its Restricted Subsidiaries on such date to (b) Consolidated EBITDA of Holdings and its Restricted Subsidiaries for the four fiscal quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable, calculated on a Pro Forma Basis. For the avoidance of doubt, the Obligations shall be excluded from the calculation of the First Lien Net Leverage Ratio.

“Foreign Benefit Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by Holdings or any of its Subsidiaries under applicable Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any liability by Holdings or any of its Subsidiaries, or the imposition on Holdings or any of its Subsidiaries of, any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.

“Foreign Casualty Event” shall have the meaning assigned to such term in Section 2.05(b)(viii).

“Foreign Disposition” shall have the meaning assigned to such term in Section 2.05(b)(viii).

“Foreign Lender” means a lender that is not a U.S. Person.

“Foreign Plan” means any pension plan, benefit plan, fund (including any superannuation fund) or other similar program established, maintained or contributed to by a Loan Party or any of its Subsidiaries primarily for the benefit of employees employed and residing outside the United States (other than plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded First Lien Indebtedness” means Consolidated Funded Indebtedness that is secured by a Lien on any asset or property of Holdings or any Restricted Subsidiary; provided that such Consolidated Funded Indebtedness (i) is not expressly subordinated in right of payment to the Obligations or (ii) is not secured by Liens on the Collateral that are expressly junior to the Liens securing the Obligations, in each case of the foregoing clauses (i) and (ii), on written terms reasonably satisfactory to the Administrative Agent.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to Public Companies). All ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any applicable supranational bodies (such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary or reasonable indemnity obligations in effect on the Closing Date, or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, Holdings and, as of the Closing Date, the Subsidiaries of the Borrower listed on Schedule 1 and each other Subsidiary of the Borrower that executes and delivers a Guaranty or guaranty supplement pursuant to the Guaranty, Section 6.12 or 6.16, unless it has ceased to be a Guarantor pursuant to the terms hereof.

“Guaranty” means, collectively, the Holdings Guaranty and the Subsidiary Guaranty.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, materials or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, toxic mold, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other toxic substances, materials or wastes of any nature regulated pursuant to any Environmental Law.

“Holdings” means, collectively each of Holdings Topco, WVLD Acquisition Corp., a Delaware corporation and LD Intermediate Holdings, Inc., a Delaware corporation.

“Holdings Guaranty” means the Holdings Guaranty made by Holdings in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit E‑1.

“Holdings Topco” has the meaning specified in the introductory paragraph to this Agreement.

“Immaterial Subsidiary” means any Subsidiary of the Borrower that, as of the date of the most recent financial statements required to be delivered pursuant to Section 6.01(a) or (b), (x) does not have (a) assets (when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 5.0% of Consolidated Total Assets or (b) revenues (when combined with the revenues of all other Immaterial Subsidiaries, after eliminating intercompany obligations) for the period of four consecutive fiscal quarters ending on such date in excess of 5.0% of the consolidated revenues of Holdings and its Restricted Subsidiaries for such period or (y) whose contribution to Consolidated EBITDA (when combined with the contribution to Consolidated EBITDA of all other Immaterial Subsidiaries, after eliminating intercompany obligations) for the period of four consecutive fiscal quarters ending on such date does not exceed 5.0% of the Consolidated EBITDA of Holdings and its Restricted Subsidiaries for such period; provided that, at all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial statements of the Company and its Subsidiaries delivered to the Administrative Agent prior to the date hereof. The Immaterial Subsidiaries as of the Closing Date are listed on Schedule 1.01(i). Notwithstanding anything to the contrary herein, from and after the Closing Date, absent the written consent of the Required Lenders, no other Subsidiaries of the Borrower shall be an Immaterial Subsidiary. Notwithstanding anything herein to the contrary, (x) any Person that is an Immaterial Subsidiary under and as defined in the Senior Credit Agreement shall be an Immaterial Subsidiary hereunder and (y) any Person that is not an Immaterial Subsidiary under and as defined in the Senior Credit Agreement shall not be an Immaterial Subsidiary hereunder.

“Increase Effective Date” has the meaning specified in Section 2.14(c).

“Incremental Arranger” has the meaning specified in Section 2.14(a).

“Incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person, without duplication:

(a) the principal of any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property, (iv) in respect of Capitalized Lease Obligations or (v) representing any Swap Contracts, in each case, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Swap Contracts) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b) to the extent not otherwise included, any guarantee by such Person of the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

(c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (x) the Fair Market Value of such asset at such date of determination, and (y) the amount of such Indebtedness of such other Person;

(d) all obligations of such Person with respect to the redemption, repayment or other repurchase (excluding accrued dividends to the extent not increasing liquidation preference) in respect of Disqualified Stock; and

(e) with respect to any Restricted Subsidiary of such Person, the liquidation preference of any shares of Preferred Stock of such Restricted Subsidiary.

The term “Indebtedness” shall not include any lease, concession or license of property (or guarantee thereof) that would be considered an operating lease under GAAP as in effect on the Closing Date, any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practices, or obligations under any license, permit or other approval (or guarantees given in respect of such obligations) Incurred prior to the Closing Date or in the ordinary course of business or consistent with past practices.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i) Contingent Obligations Incurred in the ordinary course of business or consistent with past practices;

(ii) [reserved];

(iii) any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case Incurred in the ordinary course of business;

(iv) intercompany liabilities that would be eliminated on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries;

(v) prepaid or deferred revenue arising in the ordinary course of business;

(vi) Cash Management Services;

(vii) in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

(viii) obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that have been defeased or satisfied and discharged pursuant to the terms of such agreement;

(ix) for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, deferred compensatory or employee or director equity plans, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes;

(x) Capital Stock (other than Disqualified Stock and Preferred Stock);

(xi) [reserved]; and

(xii) indebtedness that constitutes “Indebtedness” merely by virtue of a pledge of an Investment (without any accompanying guaranty) in an Unrestricted Subsidiary.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), all Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of Holdings Topco, qualified to perform the task for which it has been engaged.

“Information” has the meaning specified in Section 10.08.

“Initial Term Borrowing” means a borrowing consisting of simultaneous Initial Term Loans on the Closing Date.

“Initial Term Commitment” means, as to each Term Lender, its obligation to make Initial Term Loans to the Borrower pursuant to Section 2.01(a)(i) in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Initial Term Commitment” as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Term Commitments is $50,000,000.

“Initial Term Loans” has the meaning specified in Section 2.01(a)(i).

“Initial Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit B-1 hereto, evidencing the indebtedness of the Borrower to such Term Lender resulting from the Initial Term Loans under the same Term Loan Tranche made or held by such Term Lender.

“Intellectual Property Security Agreement” means, collectively, the intellectual property security agreement substantially in the form of Exhibit B to the Security Agreement, dated the date of this Agreement, together with each other intellectual property security agreement or Intellectual Property Security Agreement Supplement executed and delivered pursuant to Section 6.12, Section 6.14 or Section 6.16.

“Intellectual Property Security Agreement Supplement” means, collectively, any intellectual property security agreement supplement entered into in connection with, and pursuant to the terms of, any Intellectual Property Security Agreement.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, in substantially the form of Exhibit H hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent (and the Lenders hereby authorize and direct the Administrative Agent to enter into any intercompany subordination agreement that is reasonably satisfactory to the Administrative Agent).

“Intercreditor Agreement” means (i) the Closing Date Intercreditor Agreement, (ii) with respect to Indebtedness that is permitted under Section 7.01 to be, and intended to be, secured by Liens permitted by Section 7.02 on the Collateral on a pari passu basis (but without regard to the control of remedies) with the Liens securing the Obligations, the First Lien Intercreditor Agreement, (iii) with respect to any Indebtedness that is permitted under Section 7.01 to be, and intended to be, secured by Liens permitted under Section 7.02 on the Collateral on a junior basis to the Liens securing the Obligations, the Junior Lien Intercreditor Agreement or (iv) such other customary intercreditor or subordination arrangements reasonably satisfactory to the Administrative Agent (and the Lenders hereby authorize and direct the Administrative Agent and/or the Collateral Agent, as applicable, to enter into any intercreditor or subordination arrangement).

“Interest Payment Date” means, as to any Loan, the last Business Day of each March, June, September and December, and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means (i) initially, from the Closing Day to the immediately succeeding Interest Payment Date, and (ii) thereafter from Interest Payment Date to Interest Payment Date.

“Interest Rate” means 17% per annum.

“Investment” means, with respect to any Person, (i) all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including guarantees of Indebtedness), (b) advances or capital contributions (excluding accounts receivable, trade credit and advances or other payments made to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, directors, managers, employees consultants and independent contractors made in the ordinary course of business), and (c) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and (ii) investments that are required by GAAP to be classified on the balance sheet of the Borrower in the same manner as the other investments included in clause (i) of this definition to the extent such transactions involve the transfer of cash, Cash Equivalents or other property; provided that Investments shall not include, in the case of the Borrower and the Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business (unless made in respect of an Affiliate that is a Non-Loan Party, in which case such intercompany loans, advances, or Indebtedness shall be subject to the Non-Loan Party Investment Cap). If the Borrower or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Borrower, the Borrower shall be deemed to have made an Investment on the date of any such sale, division or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. In no event shall a guarantee of an operating lease of the Borrower or any Restricted Subsidiary be deemed an Investment. For purposes of the definition of “Unrestricted Subsidiary” and Section 7.05:

(1) “Investments” shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any provision of Section 7.05 and otherwise determining compliance with Section 7.05) shall be the original cost of such Investment (determined, in the case of any Investment made with assets of the Borrower or any Restricted Subsidiary, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or a Restricted Subsidiary in respect of such Investment and shall be net of any Investment by such Person in the Borrower or any Restricted Subsidiary.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other “nationally recognized statistical rating organization” within the meaning of Section 3 under the Exchange Act selected by the Borrower as a replacement agency for Moody’s or S&P, as the case may be.

“Investment Grade Securities” means:

(1) securities issued or directly and guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries,

(3) investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (1) and (2) above and clause (4) below which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“IP Rights” has the meaning specified in Section 5.16.

“IRS” means the United States Internal Revenue Service.

“joint venture” means any joint venture or similar arrangement (in each case, regardless of legal formation), including but not limited to collaboration arrangements, profit sharing arrangements or other contractual arrangements.

“Judgment Currency” has the meaning specified in Section 10.23.

“Junior Financing” has the meaning specified in Section 7.05.

“Junior Financing Document” means any documentation governing any Junior Financing.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit K-2 (or with such changes thereto that are reasonably satisfactory to the Administrative Agent) among the Loan Parties from time to time party thereto, the Collateral Agent and one or more collateral agents or representatives for the holders of Indebtedness that is permitted under Section 7.01 to be, and intended to be, secured by Liens permitted under Section 7.02 on the Collateral on a junior basis to the Liens securing the Obligations (and the Lenders hereby authorize and direct the Collateral Agent to enter into any junior lien intercreditor agreement.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Term Loan Tranche at such time under this Agreement, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Legal Reservations” means:

(a) the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, bankruptcy, liquidation, judicial management, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction;

(b) the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim and similar principles or limitations under the laws of any applicable jurisdiction;

(c) any general principles, reservations or qualifications, in each case as to matters of law as set out in any legal opinion delivered to the Administrative Agent in connection with any provision of any Loan Document;

(d) the principle that any additional interest imposed under any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e) the principle that in certain circumstances security granted by way of fixed charge may be characterized as a floating charge or that security purported to be constituted by way of an assignment may be recharacterized as a charge;

(f) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(g) the principle that the creation or purported creation of security over any contract or agreement which is subject to a prohibition against transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach entitling the contracting party to terminate or take any other action in relation to such contract or agreement;

(h) provisions of a contract being invalid or unenforceable for reasons of oppression or undue influence; and

(i) similar principles, rights and defenses under the laws of any relevant jurisdiction.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent or similar statutes) of any jurisdiction); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” has the meaning specified in Section 1.02.

“Liquidity” means, as of any date of determination, the average of the daily sum of (i) the aggregate amount then available to be borrowed under the Revolving Credit Facility (as defined in the Senior Credit Agreement) (which amount shall be deemed $0 at any time a Default or an Event of Default (each as defined in the Senior Credit Agreement) exists) and (ii) unrestricted cash of the Loan Parties (other than Holdings) which is held in deposit accounts subject to reasonably satisfactory control agreements in favor of the

Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent, measured in each case at the end of each day for the five (5) Business Day period ending immediately before such date.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Intercompany Subordination Agreement, (vi) the Closing Date Intercreditor Agreement, and (vii) any other Intercreditor Agreement required to be entered into pursuant to the terms of this Agreement.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Make-Whole Amount” means, with respect to any voluntary prepayment of Initial Term Loans prior to November 8, 2027 (including, without limitation, any payment upon acceleration in accordance with Section 8.02 (including, for the avoidance of doubt, in connection with Sections 8.01(a), (f), or (g))) and, for the avoidance of doubt, any refinancing of Initial Term Loans, an amount calculated by the Borrower equal to the product of (i) 2.00% multiplied by (ii) the principal amount being prepaid.

“Margin Stock” has the meaning assigned to such term in Regulation U of the FRB as from time to time in effect.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, property, liabilities (actual or contingent), financial condition or results of operations of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective obligations under the Loan Documents or (c) a material adverse effect on the rights or remedies of the Agents or the Lenders under the Loan Documents.

“Material Real Property” means any parcel of real property (other than a parcel with a Fair Market Value of less than $5,000,000 and other than a parcel constituting Excluded Property) owned in fee by a Loan Party and located in the United States; provided, however, that one or more parcels owned in fee by a Loan Party and located adjacent to, contiguous with, or in close proximity to, and comprising one property with a common street address, may, in the reasonable discretion of the Collateral Agent, be deemed to be one parcel for the purposes of this definition. Notwithstanding anything herein to the contrary, (x) any real property that is Material Real Property under and as defined in the Senior Credit Agreement shall be Material Real Property hereunder and (y) any real property that is not Material Real Property under and as defined in the Senior Credit Agreement shall not be Material Real Property hereunder.

“Maturity Date” means: with respect to the Initial Term Loans, the earliest of (i) November 8, 2027; provided if such day is not a Business Day, then on the immediately succeeding Business Day and (ii) the date that the Initial Term Loans are declared due and payable pursuant to Section 8.02; provided that the reference to Maturity Date with respect to (x) Term Loans that are the subject of a loan modification offer pursuant to Section 10.01 and (y) Term Loans that are incurred pursuant to Section 2.14 shall, in each case, be the final maturity date as specified in the loan modification documentation, incremental documentation, or specified refinancing documentation, as applicable thereto; provided further, that notwithstanding the foregoing or otherwise, the Maturity Date shall not be earlier than the date that is six (6) months after the “Maturity Date” as defined in the Senior Credit Agreement.

“Maximum Rate” has the meaning specified in Section 10.10.

“Minimum Liquidity” has the meaning specified in Section 7.08.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds, deeds to secure debt and mortgages in respect of Mortgaged Properties in the U.S. made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance reasonably satisfactory to the Borrower, the Administrative Agent e (and the Lenders hereby authorize and direct the Collateral Agent to enter into any deed of trust, trust deed, deeds to secure debt or mortgage that is reasonably satisfactory to the Collateral Agent), in each case as the same may be amended, amended and restated, extended, supplemented, substituted or otherwise modified from time to time.

“Mortgage Policies” has the meaning specified in Section 6.14.

“Mortgaged Properties” means the parcels of real property identified on Schedule 5.08(b) and any other Material Real Property with respect to which a Mortgage is required pursuant to Section 6.12.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions.

“Natural Person” means (a) any natural person or (b) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by the Borrower or any of its Restricted Subsidiaries or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event received by or paid to or for the account of the Borrower or any of its Restricted Subsidiaries and including any proceeds received as a result of unwinding any related Swap Contract in connection with such related transaction) over (ii) the sum of:

(A) the principal amount of any Indebtedness that is secured by a Lien on the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than (x) Indebtedness under the Loan Documents and (y) if such asset constitutes Collateral, any Indebtedness secured by such asset with a Lien ranking pari passu with or junior to the Lien securing the Obligations), together with any applicable premiums, penalties, interest or breakage costs,

(B) the fees and out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith),

(C) all taxes (including Permitted Tax Distributions) paid or reasonably estimated to be payable in connection with such Disposition or Casualty Event and any repatriation costs associated with receipt or distribution by the applicable taxpayer of such proceeds,

(D) any costs associated with unwinding any related Swap Contract in connection with such transaction,

(E) any reserve for adjustment in respect of (x) the sale price of the property that is the subject of such Disposition established in accordance with GAAP and (y) any liabilities associated with such property and retained by the Borrower or any of its Restricted Subsidiaries after such Disposition, including post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Borrower or any of its Restricted Subsidiaries in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E),

(F) in the case of any Disposition or Casualty Event by a Restricted Subsidiary that is a joint venture or other non-Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (F)) attributable to the minority interests and not available for distribution to or for the account of the Borrower or a Wholly Owned Restricted Subsidiary as a result thereof, and

(G) any amounts used to repay or return any customer deposits required to be repaid or returned as a result of any Disposition or Casualty Event; and

(b) with respect to the issuance of any Equity Interest by Holdings Topco (or Parent Holding Company) or any of its Restricted Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts, premiums, commissions, Taxes, other out-of-pocket expenses and other customary expenses and fees related thereto, incurred by Holdings Topco (or Parent Holding Company) or such Restricted Subsidiary in connection with such issuance and any costs associated with unwinding any related Swap Contract in connection therewith; and

(c) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts and commissions, premiums, expenses, accrued interest and fees related thereto, Taxes reasonably estimated to be payable and other out- of-pocket expenses and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and any costs associated with unwinding any related Swap Contract in connection therewith and, in the case of Indebtedness of any Foreign Subsidiary, deductions in respect of withholding Taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States.

“Net Working Capital” means, with respect to Holdings and its Restricted Subsidiaries on a consolidated basis, Consolidated Current Assets minus Consolidated Current Liabilities; provided that increases or decreases in Net Working Capital shall be calculated without regard to any changes in Consolidated Current Assets or Consolidated Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (b) the effects of purchase accounting or (c) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under Swap Contracts.

“New Loan Commitments” has the meaning specified in Section 2.14(a).

“New Term Commitment” has the meaning specified in Section 2.14(a).

“New Term Facility” has the meaning specified in Section 2.14(a).

“New Term Loan” has the meaning specified in Section 2.14(a).

“Non-Consenting Lender” has the meaning specified in Section 3.08(c).

“Non-Defaulting Lender” means any Lender other than a Defaulting Lender.

“Non-Loan Party” means any Restricted Subsidiary of the Borrower that is not a Loan Party.

“Non-Loan Party Investment Cap” has the meaning specified in the definition of “Permitted Investment”.

“Note” means an Initial Term Note.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and other amounts that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and other amounts are allowed claims in such proceeding; provided that the Obligations with respect to any Guarantor shall not include Excluded Swap Obligations of such Guarantor. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing pursuant to Section 10.04.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, trust or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are both (i) imposed with respect to an assignment (other than an assignment made pursuant to Section 3.08) and (ii) Other Connection Taxes.

“OTPP” means Ontario Teachers’ Pension Plan Board.

“OTPP FTP” means a friendly third party of OTPP (which shall be Ferndale3 Corp., an Ontario corporation, on the Closing Date or any other Person that OTPP may designate in good faith and in its sole discretion so long as OTPP and such Person(s) are parties to a shareholders agreement pursuant to which OTPP is afforded and retains an enforceable contractual right to, exclusively, directly or indirectly, in each case, vote or direct the voting of the votes capable of being cast in general meetings of Parent for the election and removal of directors of Parent and the transfer of shares held by such Person). For the sake of clarity and subject to the preceding sentence, the OTPP FTP shall be (x) a special purpose vehicle designated by OTPP to hold securities in Parent; (y) any successors and assigns in interest thereto (subject to the following proviso); or (z) any other person, provided that OTPP and such persons are parties to a shareholders agreement that affords OTPP an enforceable contractual right to, directly or indirectly, in each case, vote or direct the voting of the votes capable of being cast in general meetings of the Parent for the election and removal of directors of the Parent.

“OTPP FTP Dividend” has the meaning specified in Section 6.18(a)(ii).

“Outstanding Amount” means with respect to the Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Term Loans, as the case may be, occurring on such date.

“Parent” means KLDiscovery Inc., a Delaware corporation.

“Parent Holding Company” means Parent and any direct or indirect parent entity of Holdings Topco which holds directly or indirectly 100% of the Equity Interest of Holdings Topco and which does not hold Capital Stock in any other Person (except for any other Parent Holding Company).

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(m).

“Participating Member State” means each state as described in any EMU Legislation.

“PATRIOT Act” has the meaning specified in Section 10.22.

“Payment Block” means any of the circumstances described in Section 2.05(b)(viii) and (ix).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Perfection Exceptions” means that no Loan Party shall be required to (i) enter into control agreements with respect to, or otherwise perfect any security interest by “control” (or similar arrangements) over (w) trust, payroll, escrow or other similar accounts, (x) subject to Section 6.16, securities accounts, deposit accounts, other bank accounts or commodities accounts to the extent the average daily balance of funds on deposit therein for each fiscal month does not exceed $1,00,000 individually and $5,000,000 the aggregate, (y) cash and Cash Equivalents and (z) accounts related to the clearing, payment processing and similar operations of the Borrower and its Restricted Subsidiaries, (ii) perfect the security interest in the following other than by the filing of a UCC financing statement: (1) letter-of-credit rights (as defined in the UCC), (2) Fixtures (as defined in the UCC), except to the extent that the same are Equipment (as defined in the UCC) or are related to real property covered or intended by the Loan Documents to be covered by a Mortgage, (3) Assigned Agreements (as defined in the Security Agreement) and (4) commercial tort claims (as defined in the UCC), (iii) send notices to account debtors or other contractual third-parties unless an Event of Default has not been cured or waived and is continuing and the Administrative Agent has exercised its rights pursuant to Section 8.02 of this Agreement, (iv) [reserved], or (v) deliver landlord waivers, estoppels or collateral access letters. As of the Closing Date, no security documents will be required to be entered into by the Loan Parties or their Subsidiaries other than those governed by the laws of the United States and, pursuant to Section 6.16, the United Kingdom and Canada, as applicable; provided, that after the Closing Date, if any Subsidiary that is an Immaterial Subsidiary ceases to constitute an Immaterial Subsidiary, such Subsidiary, and any other applicable Loan Party, shall execute security documents in (and governed by the laws of) the applicable jurisdiction of formation of such Person and take such other actions required in Section 6.12 within the timeframes included in Section 6.12 (together with any other documents or actions specifically required in such jurisdiction for purposes of such Subsidiary delivering a guaranty and granting security over its Collateral consistent with the requirements of Section 6.12, in each case, in form and substance reasonably satisfactory to the Collateral Agent). Notwithstanding anything herein to the contrary, (x) any assets or property subject to any Perfection Exception under and as defined in the Senior Credit Agreement shall be subject to Perfection Exceptions hereunder and (y) any assets or property that is not subject to any Perfection Exception under and as defined in the Senior Credit Agreement shall not be subject to Perfection Exceptions hereunder.

“Permits” means, with respect to any Person, any permit, approval, consent, authorization, license, provisional license, registration, accreditation, certificate, certification, certificate of need, qualification, operating authority, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Asset Swap” means the purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or any of its Restricted Subsidiaries and another Person; provided that such purchase and sale or exchange must occur within 90 days of each other and any cash or Cash Equivalents received must be applied in accordance with Section 7.04.

“Permitted Debt” has the meaning specified in Section 7.01.

“Permitted Holders” means the Sponsors.

“Permitted Investments” means:

(1) any Investment in cash and Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;

(2) any Investment in the Borrower or any Restricted Subsidiary;

(3) any Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;

(4) [reserved];

(5) any Investment in securities or other assets received in connection with an Asset Sale made pursuant to Section 7.04 or any other Disposition of assets not constituting an Asset Sale;

(6) any Investment (x) existing on the Closing Date and listed on Schedule 7.05, (y) made pursuant to binding commitments in effect on the Closing Date and listed on Schedule 7.05 or (z) that replaces, refinances, refunds, renews, modifies, amends or extends any Investment described under either of the immediately preceding clauses (x) or (y); provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed, modified, amended or extended, except as contemplated pursuant to the terms of such Investment in existence on the Closing Date or as otherwise permitted under this definition or otherwise under Section 7.05;

(7) [reserved];

(8) loans and advances to officers, directors, employees, managers, consultants and independent contractors for business related travel and entertainment expenses, moving and relocation expenses and other similar expenses, in each case in the ordinary course of business;

(9) any Investment (x) acquired by the Borrower or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Borrower or any such Restricted Subsidiary of such other Investment or accounts receivable, or (b) as a result of a foreclosure or other remedial action by the Borrower or any of its Restricted Subsidiaries with respect to any Investment or other transfer of title with respect to any Investment in default and (y) received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes;

(10) Swap Contracts and Cash Management Services permitted under Section 7.01(j), including any payments in connection with the termination thereof;

(11) [reserved];

(12) additional Investments by the Borrower or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed $5,750,000; provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary;

(13) [reserved];

(14) Investments the payment for which consists of Equity Interests (other than Excluded Equity) of the Borrower or any direct or indirect parent of the Borrower, as applicable;

(15) Investments consisting of the leasing, licensing, sublicensing or contribution of intellectual property in the ordinary course of business or pursuant to joint marketing arrangements with other Persons;

(16) Investments consisting of purchases or acquisitions of inventory, supplies, materials and equipment or purchases, acquisitions, licenses, sublicenses or leases or subleases of intellectual property, or other rights or assets, in each case in the ordinary course of business;

(17) Investments consisting of (v) Liens permitted under Section 7.02, (w) Indebtedness (including guarantees) permitted under Section 7.01, (x) mergers, amalgamations, consolidations and transfers of all or substantially all assets permitted under Section 7.03, (y) Asset Sales permitted under Section 7.04, or (z) Restricted Payments permitted under Section 7.05;

(18) Investments of a Restricted Subsidiary acquired after the Closing Date or of an entity merged into or amalgamated or consolidated with a Restricted Subsidiary in a transaction that is not prohibited by Section 7.03 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(19) loans and advances to the Borrower (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances and Restricted Payments in respect thereof) Restricted Payments to the extent permitted to be made to the Borrower (or such direct or indirect parent) in accordance with the second paragraph of Section 7.05;

(20) guarantees of Indebtedness permitted to be incurred under Section 7.01 and obligations relating to such Indebtedness and guarantees (other than guarantees of Indebtedness) in the ordinary course of business;

(21) advances, loans or extensions of trade credit in the ordinary course of business by the Borrower or any of the Restricted Subsidiaries (for the avoidance of doubt, subject to the Non-Loan Party Investment Cap);

(22) Investments consisting of purchases and acquisitions of assets used in the ordinary course of business or services in the ordinary course of business;

(23) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(24) [reserved];

(25) [reserved];

(26) [reserved];

(27) accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

(28) Investments acquired as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(29) Investments resulting from pledges and deposits that are Permitted Liens;

(30) acquisitions of obligations of one or more officers or other employees of any direct or indirect parent of the Borrower, the Borrower or any Subsidiary of the Borrower in connection with such officer’s or employee’s acquisition of Equity Interests of any direct or indirect parent of the Borrower, so long as no cash is actually advanced by the Borrower or any Restricted Subsidiary to such officers or employees in connection with the acquisition of any such obligations;

(31) guarantees of operating leases (for the avoidance of doubt, excluding Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(32) Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted by Section 7.05;

(33) non-cash Investments made in connection with tax planning and reorganization activities;

(34) Investments made pursuant to obligations entered into when the Investment would have been permitted hereunder so long as such Investment when made reduces the amount available under the clause under which the Investment would have been permitted;

(35) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business;

(36) [reserved]; and

(37) subject to the consent of the Required Lenders, intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures permitted to exist under this Agreement as in effect on the Closing Date and Incurred in the ordinary course of business and consistent with past practice in connection with the cash management operations of the Borrower and its Subsidiaries (for the avoidance of doubt, subject to the Non-Loan Party Investment Cap).

Notwithstanding anything in the definition of “Permitted Investment” or otherwise to the contrary, if (i) an Investment (including any Restricted Investments and any intercompany Investment) is to be made in or in respect of any Non-Loan Party and (ii) such Investment (including any Restricted Investments and any intercompany Investment), when taken together with each other Investment (including any Restricted Investments and any intercompany Investment) made in or in respect of such Non-Loan Party and each other Non-Loan Party, exceeds in the aggregate at any time $4,025,000, then such Investment may not be made and shall not be permitted under this Agreement (the “Non-Loan Party Investment Cap”).

“Permitted Liens” means, with respect to any Person:

(1) Liens Incurred in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, or in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or to secure public or statutory obligations of such Person or to secure surety, stay, customs or appeal bonds to which such Person is a party, or as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, landlords’, materialmen’s, repairman’s, construction contractors’, mechanics’ or other like Liens, in each case for sums not yet overdue by more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP) or with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect as determined in good faith by management of the Borrower or indirect parent of the Borrower;

(3) Liens for taxes, assessments or other governmental charges or levies (i) which are not yet delinquent, (ii) which are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained to the extent required by GAAP, or for property taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(4) Liens in favor of the issuers of performance and surety bonds, bid, indemnity, warranty, release, appeal or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances issued and completion of guarantees provided for, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, reservations of rights, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely interfere with the ordinary conduct of the business of such Person;

(6) Liens Incurred to secure obligations in respect of Indebtedness permitted to be Incurred pursuant to Section 7.01(a) or (d) and obligations secured ratably thereunder; provided that, in the case of clause (d), such Lien extends only to the assets and/or Capital Stock the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto and any income or profits thereof; provided that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates;

(7) Liens of the Borrower or any of the Guarantors existing on the Closing Date and listed on Schedule 7.02 and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or (B) proceeds and products thereof; provided that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Permitted Debt);

(8) Liens on assets of, or Equity Interests (other than Equity Interests in any Subsidiary that is required to become a Guarantor pursuant to this Agreement) in, a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens are limited to all or a portion of the assets (and improvements on such assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (8), if a Person becomes a Subsidiary, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Borrower, and any property or assets of such Person or any Subsidiary of such Person shall be deemed acquired by the Borrower at the time of such merger, amalgamation or consolidation;

(9) Liens on assets at the time the Borrower or any Restricted Subsidiary acquired the assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or such Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens are limited to all or a portion of the property or assets (and improvements on such property or assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (9), if, in connection with an acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any Restricted Subsidiary, a Person other than the Borrower or a Restricted Subsidiary is the successor company with respect thereto, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Borrower or such Restricted Subsidiary, as applicable, and any property or assets of such Person or any such Subsidiary of such Person shall be deemed acquired by the Borrower or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;

(10) Liens securing Indebtedness or other obligations of the Borrower or a Guarantor owing to the Borrower or a Guarantor permitted to be Incurred in accordance with Section 7.01;

(11) Liens securing Swap Contracts Incurred in accordance with Section 7.01;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property;

(14) Liens arising from, or from Uniform Commercial Code financing statement filings regarding, operating leases or consignments entered into by the Borrower and the Guarantors in the ordinary course of business;

(15) Liens in favor of the Borrower or any Guarantor;

(16) [reserved];

(17) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries; provided that, from and after the Closing Date, no Liens shall be incurred pursuant to this clause (18) unless permitted in writing by the Required Lenders;

(19) grants of intellectual property, software and other technology licenses;

(20) judgment and attachment Liens not giving rise to an Event of Default pursuant to Section 8.01(f), (g) or (h) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22) Liens Incurred to secure Cash Management Services and other “bank products” (including those described in Sections 7.01(j) and (w));

(23) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8), (9) or (11), or succeeding clauses (24) or (25) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus any replacements, additions, accessions and improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (7), (8), (9), (11), (24) or (25) of this definition at the time the original Lien became a Permitted Lien, and (B) an amount necessary to pay any fees and expenses, including unpaid accrued interest and the aggregate amount of premiums (including tender premiums), and underwriting discounts, defeasance costs and fees and expenses in connection therewith, related to such refinancing, refunding, extension, renewal or replacement and (z)(A) any amounts incurred under this clause (23) as refinancing Indebtedness of clause (24) of this definition hereunder shall be secured to the same extent as the Indebtedness being refinanced, including with respect to any subordination provisions, and subject to an applicable Intercreditor Agreement and (B) any amounts incurred under this clause (23) as refinancing indebtedness of clause (25) of this definition hereunder shall reduce the amount available under such clause (25);

(24) Liens on the Collateral securing any Indebtedness permitted to be incurred under Section 7.01(b);

(25) junior Liens on the Collateral which are subordinated to the Liens securing the Obligations pursuant to an Intercreditor Agreement, securing obligations the aggregate principal amount of which does not exceed $4,025,000;

(26) Liens on the Equity Interests or assets of a joint venture to secure Indebtedness of such joint venture Incurred pursuant to Section 7.01(u);

(27) Liens on equipment of the Borrower or any Guarantor granted in the ordinary course of business to the Borrower’s or such Guarantor’s client at which such equipment is located;

(28) [reserved];

(29) Liens on property or assets used to redeem, repay, defease or to satisfy and discharge Indebtedness; provided that such redemption, repayment, defeasance or satisfaction and discharge is not prohibited by this Agreement and that such deposit shall be deemed for purposes of Section 7.05 (to the extent applicable) to be a prepayment of such Indebtedness;

(30) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;

(31) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection; (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business; and (iii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(32) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of the Borrower or any Guarantor to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of the Borrower and the Guarantors; or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Guarantor in the ordinary course of business;

(33) any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement permitted under this Agreement as of the Closing Date pursuant to any joint venture or similar agreement;

(34) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(35) Liens on vehicles or equipment of the Borrower or any Guarantor granted in the ordinary course of business;

(36) [Reserved];

(37) Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(38) Liens arising solely by virtue of any statutory or common law provision or customary business provision relating to banker’s liens, rights of set-off or similar rights;

(39) (a) Liens solely on any cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment, (b) Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment and (c) Liens on cash collateral in respect of letters of credit entered into in the ordinary course of business;

(40) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(41) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(42) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts Incurred in the ordinary course of business and not for speculative purposes;

(43) rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(44) restrictive covenants affecting the use to which real property may be put; provided that such covenants are complied with;

(45) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(46) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(47) [reserved]; and

(48) Liens on cash proceeds of Indebtedness (and on the related escrow accounts) in connection with the issuance of such Indebtedness into (and pending the release from) a customary escrow arrangement, to the extent such Indebtedness is Incurred in compliance with Section 7.01.

For purposes of determining compliance with this definition, (x) a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Borrower shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of the Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (6) or (24) above and in part pursuant to one or more other categories of Permitted Liens, the Borrower will be entitled to only give pro forma effect to such portion of such Indebtedness (and any obligations in respect thereof) secured pursuant to clause (6) or (24) above when calculating the availability therein in connection with such Incurrence and not the remainder of the Indebtedness that is secured pursuant to one or more of the other clauses of this definition.

“Permitted Parent” means (a) any direct or indirect parent of the Borrower so long as a Permitted Holder holds 35% or more of the Voting Stock of such direct or indirect parent of the Borrower, (b) [reserved], and (c) any Public Company (or Wholly Owned Subsidiary of such Public Company) to the extent and until such time as any Person or group (other than a Permitted Holder under clause (a), (b), (c) or (d) of the definition thereof) is deemed to be or become a beneficial owner of Voting Stock of such Public Company representing more than 35% of the total voting power of the Voting Stock of such Public Company.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount equal to accrued and unpaid interest and a reasonable premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred (including original issue discount and upfront fees), in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized thereunder; (b) other than with respect to Indebtedness under Section 7.01(d) or with respect to the initial maturity date for Extendable Bridge Loans/Interim Debt, such modification, refinancing, refunding, renewal, replacement, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended; (c) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement, exchange or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, as favorable in all material respects to the Lenders (including, if applicable, as to Collateral) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended or otherwise acceptable to the Administrative Agent; (d) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is (i) unsecured, such modification, refinancing, refunding, renewal, replacement, exchange or extension is unsecured, or (ii) if secured by Liens on the Collateral, such modification, refinancing, refunding, replacement, renewal or extension is secured to the same extent, including with respect to any subordination provisions, and subject to an Intercreditor Agreement; (e) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced, exchanged or extended (other than to the extent permitted by any other clause of this definition or with respect to interest rate, optional prepayment premiums and options redemption provisions) Indebtedness are either (i) substantially identical to or less favorable to the investors providing such Permitted Refinancing, taken as a whole, than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended or (ii) when taken as a whole (other than interest rate, prepayment premiums and redemption premiums), not more restrictive to the Borrower and the Restricted Subsidiaries than those set forth in this Agreement or are customary for similar indebtedness in light of current market conditions (provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (e), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects)), in each case, except for terms and conditions only applicable to periods after the Latest Maturity Date; (f) such modification, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Person who is or would have been permitted to be the obligor or guarantor (or any successor thereto) on the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged); and (g) at the time thereof, other than with respect to Indebtedness under Section 7.01(d) and Section 7.01(j), no Event of Default shall have occurred and be continuing.

“Permitted Tax Distributions” means (a) for so long as the Borrower or any of its Subsidiaries are members of a group filing a consolidated, combined, affiliated or unitary income tax return with any direct or indirect parent of the Borrower, payments, dividends, or distributions, directly or indirectly, to such direct or indirect parent of the Borrower in amounts required for such parent entity to pay federal, state and local income (and franchise or other similar Taxes imposed lieu of income) Taxes imposed on such entity to the extent such Taxes are directly attributable to the income of the Borrower and its Subsidiaries; provided, however, that the amount of such payments in respect of any tax year does not, in the aggregate, exceed the amount that the Borrower and its Subsidiaries that are members of such consolidated, combined, affiliated or unitary group would have been required to pay in respect of such Taxes (as the case may be) in respect of such year if the Borrower and its Subsidiaries paid such Taxes directly on a separate company basis or as a stand-alone consolidated, combined, affiliated or unitary tax group (reduced by any such Taxes paid directly by the Borrower or any Subsidiary); and provided, further, that any such cash distributions made in respect of any Taxes attributable to the income of any Unrestricted Subsidiaries of the Borrower may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to the Borrower or any of its Restricted Subsidiaries and (b) with respect to any calendar year during which the Borrower is classified as a partnership or disregarded entity for U.S. federal income tax purposes, payments, dividends, or distributions by a Loan Party, on or prior to each estimated tax payment date as well as each other applicable due date but no more frequently than quarterly, in an aggregate amount not to exceed the product of (i) the total aggregate taxable income of the Borrower and its Restricted Subsidiaries (or estimates thereof) which is allocable to its members or partners as a result of the operations or activities of the Borrower and its Restricted Subsidiaries during the relevant period, calculated without regard to any tax deductions or basis adjustments arising under Section 743 of the Code attributable to the assets of the Borrower (provided, however, that such tax deductions or basis adjustments shall be taken into account if an Event of Default shall have occurred and be continuing), multiplied by (ii) the highest combined marginal federal, state and local income tax rates (including Section 1411 taxes) applicable to any member or partner of the Borrower (or, if any of them are themselves a pass-through entity for U.S. federal income tax purposes, their members or partners) determined by taking into account the character of the income and loss allocable to the members or partners as it affects the applicable tax rate, after taking into account any losses from prior periods allocated to the members or partners by the Borrower, to the extent not taken into account as a reduction in taxable income hereunder in prior periods; provided that, taxable income of the Borrower and its Restricted Subsidiaries for any period shall take into account any increases or decreases thereto as a result of any amended tax return or any tax examination, audit or adjustment; provided, further, that if the aggregate amount of Permitted Tax Distributions made for a taxable year exceeds the amount of Permitted Tax Distributions that would have been permitted based on the taxable income of Borrower and its Restricted Subsidiaries, as finally determined following the close of such year (including as a result of any amended tax return or any tax examination, audit or adjustment), then the amount of such excess shall be credited against the next Permitted Tax Distributions permitted to be made with respect to subsequent taxable periods.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, unincorporated organization or other entity.

“Personal Data” means (a) any and all information or data relating to one or more individuals that is personally identifying (i.e., data that, directly or indirectly, identifies a particular individual or household), including the following if it identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked to a particular customer or household (i) personal identifiers, such as name, postal address, telephone number, and data of birth, (ii) identification numbers issued by a governmental authority, such as a Social Security Number, driver’s license number, Tax Identification Number, and passport number, (iii) online identifiers, email addresses, social media handles, Internet or software-based usernames, Internet Protocol addresses, cookie identifiers, and device identifiers, (iv) login credentials, such as usernames and passwords, (v) financial information, such as credit and debit card numbers, account numbers, access codes, security questions and answers and insurance policy numbers, (vi) demographic information, such as information relating to an individual’s race, gender, age, ethnicity, religion, philosophy, political affiliation, or sexual orientation, (vii) biometric identifier, such as fingerprint, scan of hand or face geometry, retina or iris scan, and voiceprint, (viii) genetic information, and (ix) individual medical or health information, including protected health information governed by HIPAA and the regulations promulgated thereunder; and (b) any and all other information defined as “personal data,” “personal information,” or “personally identifiable information”, the processing of which is regulated by Applicable Data Privacy Laws.

“Plan” means any “employee benefit plan” (other than a Multiemployer Plan) within the meaning of Section 3(3) of ERISA that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code or Section 302 of ERISA.

“Platform” means IntraLinks/IntraAgency, Syndtrak or another similar electronic system.

“Pledged Debt” means “Pledged Debt” as defined in the Security Agreement.

“Pledged Interests” means “Pledged Interests” as defined in the Security Agreement.

“Pounds Sterling” means freely transferable lawful money of the United Kingdom (expressed in Pounds Sterling).

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Prepayment Amount” has the meaning specified in Section 2.05(c).

“Prepayment Date” has the meaning specified in Section 2.05(c).

“Primary Disqualified Institution” has the meaning specified in the definition of “Disqualified Institution.”

“Proceeding” means any investigation, inquiry, litigation, review, hearing, suit, claim, audit, arbitration, proceeding or action (in each case, whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Pro Forma Basis” and “Pro Forma Effect” means, with respect to the calculation of any test, financial ratio, basket or covenant under this Agreement, including Consolidated Net Income, Consolidated Interest Expense, Consolidated EBITDA, the First Lien Net Leverage Ratio, Consolidated Total Net Leverage Ratio and the calculation of Consolidated Total Assets, of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to the Transactions, any Specified Transaction, any acquisition, merger, amalgamation, consolidation, Investment, any issuance, Incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, Incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of Preferred Stock or Disqualified Stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change (including the entry into any material contract or arrangement or any growth related investment, expenditure or capital expenditure) or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including (i) any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period and (ii) with respect to any proposed Investment or acquisition of the subject Person for which committed financing is or is sought to be obtained, the event for which a determination under this definition is made may occur after the date upon which the relevant determination or calculation is made), as if each such event occurred on the first day of the Reference Period; provided that (x) pro forma effect will be given to Pro Forma Cost Savings on the first day of the Reference Period and (y) no amount shall be added back pursuant to this definition to the extent duplicative of amounts that are otherwise included in computing Consolidated EBITDA for such Reference Period.

For purposes of making any computation referred to above:

(1) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Indebtedness if such Swap Contracts has a remaining term in excess of 12 months);

(2) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Borrower or a direct or indirect parent of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

(3) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a secured overnight financing rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate;

(4) interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and

(5) to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X under the Securities Act.

Any pro forma calculation may include, without limitation but without duplication, (1) adjustments calculated in accordance with Regulation S-X under the Securities Act and (2) adjustments calculated to give effect to any Pro Forma Cost Savings.

“Pro Forma Cost Savings” means, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of adjustments and add backs permitted under clause (b)(vi) of the definition of Consolidated EBITDA.

“Pro Rata Share” means, with respect to each Lender and any Facility or all the Facilities or any Tranche or all the Tranches (as the case may be) at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 2.17), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or the Facilities or Tranche or Tranches (and in the case of any Term Loan Tranche after the applicable borrowing date and without duplication, the outstanding principal amount of Term Loans under such Tranche, of such Lender, at such time) at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or the Facilities or Tranche or Tranches at such time (and, in the case of any Term Loan Tranche and without duplication, the outstanding principal amount of Term Loans under such Tranche, at such time). The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company” means any Person with a class or series of Voting Stock that is traded on a stock exchange or in the over-the-counter market.

“Qualifying Bids” has the meaning specified in the definition of “Dutch Auction.”

“Recipient” means the Administrative Agent, the Collateral Agent and any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, as applicable.

“Reference Period” has the meaning specified in the definition of “Pro Forma Basis.”

“Refunding Capital Stock” has the meaning specified in Section 7.05

“Register” has the meaning specified in Section 10.07(c).

“Regulation S-X” means Regulation S-X under the Securities Act as in effect on December 31, 2020.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless such Person is, or upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, managers, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or within, from or into any building, structure, facility or fixture.

“Relevant Governmental Body” means the FRB and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB and/or the Federal Reserve Bank of New York or any successor thereto.

“Relevant Transaction” has the meaning specified in Section 2.05(b)(ii).

“Replaceable Lender” has the meaning specified in Section 3.08(a).

“Replacement Assets” means (1) substantially all the assets of a Person primarily engaged in a Similar Business or (2) a majority of the Voting Stock of any Person primarily engaged in a Similar Business that will become, on the date of acquisition thereof, a Restricted Subsidiary.

“Reply Amount” has the meaning specified in the definition of “Dutch Auction.”

“Reply Discount” has the meaning specified in the definition of “Dutch Auction.”

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Reporting Extension Provision” has the meaning specified in Section 6.01.

“Request for Credit Extension” means with respect to a Borrowing, a Committed Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings and (b) aggregate unused Term Commitments; provided that the unused Term Commitments of and the portion of the Total Outstandings held or deemed held by (x) any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (y) any Affiliate Lenders shall be deemed to have voted in the same proportion as Lenders that are not Affiliate Lenders vote on such matter.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property, products, business or operations are subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, representative, director, manager, president, vice president, executive vice president, chief financial officer, treasurer or assistant treasurer, secretary or assistant secretary, an authorized signatory, an attorney-in-fact (to the extent empowered by the Board of Directors of Holdings Topco or the Borrower), or other similar officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning specified in Section 7.05.

“Restricted Subsidiary” means any Subsidiary of Holdings Topco that is not an Unrestricted Subsidiary, which for the avoidance of doubt shall include the Borrower.

“Retired Capital Stock” has the meaning specified in Section 7.05.

“Return Bid” has the meaning specified in the definition of “Dutch Auction.”

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Borrower or a Restricted Subsidiary whereby the Borrower or a Restricted Subsidiary transfers such property to a Person and the Borrower or such Restricted Subsidiary leases it from such Person, other than leases between the Borrower and a Restricted Subsidiary or between Restricted Subsidiaries.

“Sanctions Laws and Regulations” means (i) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the PATRIOT Act, the Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, all as amended, or any of the foreign assets control regulations (31 C.F.R., Subtitle B, Chapter V, as amended) or any other law or executive order relating thereto administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), and any similar law, regulation, or executive order enacted in the United States after the date of this Agreement and (ii) any sanctions or requirements imposed under similar laws or regulations enacted by the European Union, the United Kingdom or Canada or administered, enacted or enforced by the respective governmental institutions or agencies of any of the foregoing, including, without limitation, Her Majesty’s Treasury in the United Kingdom and Global Affairs Canada and Public Safety Canada, that apply to the Borrower or the Restricted Subsidiaries (as any of the foregoing laws may from time to time be amended, renewed, extended or replaced).

“S&P” means Standard & Poor’s Ratings Services LLC, a wholly owned subsidiary of McGraw Hill Financial Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Section 6.01 Reporting Deadline” has the meaning specified in Section 6.01.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders and each co-agent or subagent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Article IX.

“Secured Party Designation Notice” means a notice from an Approved Counterparty or Cash Management Bank substantially in the form of Exhibit L.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means, collectively, the Security Agreement dated as of the date hereof executed by the Loan Parties party thereto, substantially in the form of Exhibit F, together with each other security agreement and security agreement supplement executed and delivered pursuant to Section 6.12, 6.14 or 6.16.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Administrative Agent” means the administrative agent (which shall be Wilmington Trust, National Association on the Closing Date) (together with its permitted successors and replacements) under the Senior Credit Agreement.

“Senior Credit Agreement” has the meaning specified in the Recitals hereto.

“Senior Loan Documents” means the “Loan Documents” (or other similar defined term) as defined in the Senior Credit Agreement.

“Senior Obligations” means the Indebtedness arising under the Senior Credit Agreement and the other Obligations (as defined in the Senior Credit Agreement).

“Similar Business” means any business engaged in by the Borrower and its Subsidiaries on the Closing Date and any business or other activities that are similar, ancillary, complementary, incidental or related thereto, or an extension, development or expansion of, the businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value (to be calculated as the amount at which the assets (both tangible and intangible), in their entirety, of such Person taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act) of the assets of such Person taken as a whole exceeds the total amount of liabilities (it being understood that the term “liabilities,” for the purposes of this definition, will be limited to the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of such Person taken as a whole, on such date of determination, determined in accordance with GAAP consistently applied), (b) the present fair salable value (defined as the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of such Person taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated) of the assets of such person taken as a whole exceeds their liabilities, (c) such Person, taken as whole, does not have unreasonably small capital (defined as sufficient capital to reasonably ensure that such Person will continue to be a going concern for the period from the date of determination through the Maturity Date, based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by the Loan Parties as reflected in such Person’s projected financial statements and in light of its anticipated credit capacity), (d) such Person and its Subsidiaries, taken as a whole, will be able to pay its liabilities as they mature.

“SPC” has the meaning specified in Section 10.07.

“Specified Transaction” means any incurrence or repayment of Indebtedness (excluding Indebtedness incurred for working capital purposes other than pursuant to this Agreement) or Investment that results in a Person becoming a Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, any acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Borrower or any of the Restricted Subsidiaries, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of the Borrower or implementation of any initiative not in the ordinary course of business.

“Sponsor” means OTPP FTP, OTPP and its Controlled Investment Affiliates and MGG and its Controlled Investment Affiliates.

“Stated Maturity” means with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subject Lien” has the meaning specified in Section 7.02.

“Subordinated Indebtedness” means (a) with respect to the Borrower, any Indebtedness of the Borrower which is by its terms expressly subordinated in right of payment to the Obligations, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms expressly subordinated in right of payment to its Guarantee of the Obligations.

“Subsidiary” means, with respect to any Person (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity and

(3) any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP.

“Subsidiary Guarantor” means, collectively, the Restricted Subsidiaries of Holdings that are Guarantors.

“Subsidiary Guaranty” means, collectively, the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit E-2, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

“Subsidiary Redesignation” has the meaning given to such term in the definition of “Unrestricted Subsidiary”.

“Supplemental Agent” has the meaning specified in Section 9.14(a).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease as determined pursuant to GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing of Term Loan of a single Tranche from all the Lenders having Term Commitments or Term Loans of the respective Tranche on a given date.

“Term Commitment” means, as to each Term Lender, its Initial Term Commitment or its New Term Commitment. The amount of each Lender’s Initial Term Commitment is as set forth in the definition thereof and the amount of each Lender’s other Term Commitments shall be as set forth in the Assignment and Assumption or the amendment or agreement relating to the New Term Commitment pursuant to which such Lender agreed to provide its Term Commitment, as the case may be, as such amounts may be adjusted from time to time in accordance with this Agreement.

“Term Facility” means a facility in respect of any Term Loan Tranche, as the context may require.

“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has an Initial Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans and/or Term Commitments at such time.

“Term Loan” means an advance made by any Term Lender under any Term Facility (including, for the avoidance of doubt, the Initial Term Loans).

“Term Loan Tranche” means the respective facility and commitments utilized in making (Term Loans hereunder, with there being one Tranche on the Closing Date, i.e., Initial Term Loans and Initial Term Commitments. Subject to the provisions of Sections 2.01 and 2.07 hereof, the Initial Term Loans, when funded, may form one Term Loan Tranche. Additional Term Loan Tranches may be added after the Closing Date pursuant to the terms hereof, e.g. New Term Commitments.

“Threshold Amount” means $5,750,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Tranche” means any Term Loan Tranche.

“Transactions” means the following transactions consummated or to be consummated in connection therewith:

(a) the Borrower obtaining the Facilities; and

(c) the payment of all fees, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition (the “Transaction Costs”).

“Transaction Agreement Date” has the meaning specified in Section 1.02.

“Transaction Costs” has the meaning given to such term in the definition of “Transactions.”

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unfunded Advances/Participations” means with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made available to the Administrative Agent such Lender’s share of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.12(b) and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender.

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a) of ERISA over the current value of such Plan’s assets, determined in accordance with assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unpaid Amount” has the meaning specified in Section 7.05.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower, Holdings Topco or any Parent Holding Company in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Borrower, Holdings Topco or any Parent Holding Company may designate any Subsidiary of the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary of the Borrower) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or any other Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have any Indebtedness pursuant to which the lender has recourse to (x) the Borrower or any of its Restricted Subsidiaries that is not a Subsidiary of the Subsidiaries to be so designated or (y) any of their respective assets other than the Equity Interests of such Unrestricted Subsidiary; provided, further, however, that immediately after giving effect to such designation no Event of Default shall have occurred and be continuing; provided, further, however, that any Subsidiary that is designated as an Unrestricted Subsidiary and subsequently designated as a Restricted Subsidiary cannot later be designated as an Unrestricted Subsidiary; provided, further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 7.05.

Notwithstanding anything to the contrary herein or otherwise, from and after the Closing Date, absent the prior written consent of the Required Lenders, the Board of Directors of the Borrower, Holdings Topco or any Parent Holding Company shall not, nor shall it cause or permit any of its Restricted Subsidiaries to, designate any Subsidiary of Holdings as an Unrestricted Subsidiary. As of the Closing Date, no Subsidiaries of Holdings are Unrestricted Subsidiaries. Notwithstanding anything herein to the contrary, (x) any Person that is an Unrestricted Subsidiary under and as defined in the Senior Credit Agreement shall be an Unrestricted Subsidiary hereunder and (y) any Person that is not an Unrestricted Subsidiary under and as defined in the Senior Credit Agreement shall not be an Unrestricted Subsidiary hereunder.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.01(g)(ii).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness or redemption or similar payment, in respect of such Disqualified Stock or Preferred Stock, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a direct or indirect Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) References in this Agreement to an Exhibit, Schedule, Article, Section, clause or subclause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

(g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(h) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(i) In measuring compliance with this Agreement, with the prior written consent of the Required Lenders, with respect to (x) any Investment or acquisition, merger, amalgamation or similar transaction that has been definitively agreed to, publicly announced or for which there is a binding obligation to consummate and which is pursuant to Rule 2.7 of The City Code on Takeovers and Mergers (or a similar arrangement, including those in other applicable jurisdictions) and for which no definitive documentation is entered into but certainty of funding is required or (y) repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock with respect to which an irrevocable notice of repayment (or similar notice), which may be conditional, has been delivered (each, a “Limited Condition Transaction”), in each case for purposes of determining:

(1) whether any Indebtedness (including Acquired Indebtedness), Disqualified Stock or Preferred Stock that is being incurred in connection with such Limited Condition Transaction is permitted to be incurred in compliance with Section 7.01;

(2) whether any Lien being incurred in connection with such Limited Condition Transaction is permitted to be incurred in accordance with Section 7.02 or the definition of “Permitted Liens”;

(3) whether any other transaction or action undertaken or proposed to be undertaken to consummate such Limited Condition Transaction (including any Restricted Payments, Dispositions, fundamental changes set forth in Section 7.03 or designations of Restricted Subsidiaries or Unrestricted Subsidiaries) complies with the covenants or agreements contained in this Agreement;

(4) any calculation of the ratios, baskets or financial metrics, including First Lien Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Consolidated Total Assets, Consolidated Interest Expense and/or Pro Forma Cost Savings and baskets determined by reference to Consolidated Net Income, Consolidated EBITDA or Consolidated Total Assets and, whether a Default or Event of Default exists in connection with the foregoing;

(5) whether any Default or Event of Default has occurred, is continuing or would result from such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness; and

(6) whether any representations and warranties are true and correct,

at the option of the Borrower, with the consent of the Required Lenders, the date that the definitive agreement (or other relevant definitive documentation) for, announcement (public or otherwise) of, or irrevocable notice, which may be conditional, with respect to, such Limited Condition Transaction (the “Transaction Agreement Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Pro Forma Basis” or “Consolidated EBITDA.” For the avoidance of doubt, if the Borrower elects to use the Transaction Agreement Date as the applicable date of determination in accordance with the foregoing, (a) any fluctuation or change in the First Lien Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Consolidated Total Assets, Consolidated Interest Expense and/or Pro Forma Cost Savings of the Borrower and/or any currency exchange rate utilized in calculating compliance with any dollar-based provision of this Agreement, from the Transaction Agreement Date to the date of consummation of such Limited Condition Transaction will not be taken into account, (b) for purposes of determining compliance with any provision which requires that no Default or Event of Default (other than determining compliance with the absence of an Event of Default under Section 8.01(a), (f) or (g) at the time of consummation of the Limited Condition Transaction (in which case this Section 1.02 shall not apply)), as applicable, has occurred, is continuing or would result from any Limited Condition Transaction such condition shall be deemed satisfied so long as no Default or Event of Default, as applicable, exists on the Transaction Agreement Date, (c) for purposes of determining whether the bring down of representations and warranties in connection with any Limited Condition Transaction are true and correct, such condition shall be deemed satisfied so long as such representations and warranties, as applicable, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on the Transaction Agreement Date, and (d) until such Limited Condition Transaction is consummated or such definitive agreements (or other relevant definitive binding documentation) are terminated (or conditions in any conditional notice can no longer be met or public announcements with respect thereto are withdrawn or there is a public announcement to the effect that the transaction contemplated by such definitive agreements will no longer be consummated), such Limited Condition Transaction and all transactions proposed to be undertaken in connection therewith (to the extent reasonably necessary to consummate such Limited Condition Transaction) (including the incurrence of Indebtedness and Liens) will be given pro forma effect when determining compliance of other transactions (including the incurrence of Indebtedness and Liens unrelated to such Limited Condition Transaction) that are consummated after the Transaction Agreement Date and on or prior to the consummation of such Limited Condition Transaction and any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) will be deemed to have occurred on the date the definitive agreements (or other relevant definitive binding documentation) are entered into or such public announcement is made and deemed to be outstanding thereafter for purposes of calculating any baskets or ratios under the Loan Documents after the date of such agreement or public announcement and before the date of consummation of such Limited Condition Transaction. Notwithstanding the foregoing, in order to make any Restricted Payment after a Transaction Agreement Date but before the consummation of the underlying transaction or the termination of the definitive agreement related to such underlying transaction, any ratio governor related to such Restricted Payment shall be tested on both an actual basis without giving pro forma effect to such transaction and a Pro Forma Basis.

(j) As used in Article VII and the definitions of “Permitted Investments”, “Permitted Liens”, “First Lien Net Leverage Ratio”, “Consolidated Total Net Leverage Ratio”, the term “Consolidated EBITDA” refers to Consolidated EBITDA of the Borrower Parties for the four fiscal quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable, calculated on a Pro Forma Basis.

(k) Notwithstanding anything to the contrary, unless the context otherwise requires, the Initial Term Loans shall be deemed to be in the same class, and the Initial Term Commitment shall be deemed to be in the same class.

(l) For the avoidance of doubt, any proceeds from the sale or issuance of Equity Interests and/or from a capital contribution received by any Loan Party that are used or otherwise designated or applied for a specific purpose under this Agreement shall not be double counted such that those same proceeds also increase basket capacity under this Agreement for other purposes, and to the extent, as of the Closing Date, any basket capacity exists with respect to such proceeds made on or before the Closing Date (or the Closing Date Transactions would otherwise rise to such capacity, but for this clause), such capacity shall be deemed equal to $0.

(m) For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been disposed of by the original Person to each subsequent Person, and (b) if any new Person comes into existence, each such new Person shall be deemed to have been formed on the first date of its existence by the holders of its capital stock, or other equity interests, at such time.

Section 1.03. Accounting Term.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time.

(b) If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders not to be unreasonably withheld, conditioned or delayed); provided further that, until amended as described in this Section 1.03(b), (i) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in GAAP or the application thereof.

(c) Notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Loan Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

Section 1.04. Rounding. Any financial ratios required to be maintained by Holdings Topco, or satisfied in order for a specific action to be permitted, under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05. References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight savings or standard, as applicable).

Section 1.07. Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.12 or as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08. [Reserved].

Section 1.09. [Reserved].

Section 1.10. Pro Forma Calculations. Notwithstanding anything to the contrary herein (subject to Section 1.02(i)), the First Lien Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated Interest Expense, Consolidated EBITDA, Consolidated Net Income and Consolidated Total Assets shall be calculated on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four-quarter period but not later than the date of such calculation, it being understood and agreed that any adjustments to Consolidated EBITDA pursuant to this Section 1.10 shall be subject to the same caps and limitations set forth in the definition thereof; provided that notwithstanding the foregoing, when calculating the First Lien Net Leverage Ratio for purposes of determining actual compliance with Section 7.08, any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis (and any corresponding provisions of the definition of Consolidated EBITDA) that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect. Notwithstanding anything to the contrary in this Section 1.10 or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the Disposition thereof has been entered into as discontinued operations, no pro forma effect shall be given to any discontinued operations (and the EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such Disposition shall have been consummated.

Section 1.11. Calculation of Baskets. If any of the baskets set forth in this Agreement are exceeded solely as a result of fluctuations to Consolidated Total Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under this Agreement, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.

ARTICLE II.
The Commitments and Credit Extensions

Section 2.01. The Loans. Subject to the terms and conditions set forth herein, each Term Lender with an Initial Term Commitment severally agrees to make a single loan denominated in Dollars (the “Initial Term Loans”) to the Borrower on the Closing Date in an amount not to exceed such Term Lender’s Initial Term Commitment. The Initial Term Borrowing shall consist of Initial Term Loans made simultaneously by the Term Lenders in accordance with their respective Initial Term Commitments. Amounts borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed.

Section 2.02. Borrowings and Continuations of Loans.

(a) Each Term Borrowing, shall be made upon irrevocable notice by the Borrower to the Administrative Agent. Each such notice must be in writing and must be received by the Administrative Agent not later than 1:00 p.m. (New York City time) three Business Days prior to the requested date of any Borrowing. Each notice pursuant to this Section 2.02(a) shall be delivered to the Administrative Agent in the form of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.

(b) Each Committed Loan Notice shall specify (i) the Borrower is requesting a Term Borrowing (including, in the case of a Term Borrowing, whether it is a requesting a Borrowing of Initial Term Loans), (ii) the requested date of the Borrowing (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, and (iv) in the case of a Borrowing, the account of the Borrower to which the proceeds of such Borrowing are to be disbursed.

(c) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its ratable share of the applicable Tranche of Term Loans. In the case of a Term Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds to the Administrative Agent’s Account not later than 1:00 p.m. (New York City time), on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or, if such Borrowing is the initial Credit Extension, Section 4.01 and Section 4.02) and receipt of all requested funds, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds to the account of the Borrower specified in the Committed Loan Notice.

(d) [Reserved].

(e) [Reserved].

(f) [Reserved].

(g) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing, which for the avoidance of doubt does not limit such Lender’s obligations under Section 2.17.

Section 2.03. [Reserved].

Section 2.04. [Reserved].

Section 2.05. Prepayments.

(a) Optional.

(i) Subject to the Closing Date Intercreditor Agreement, the Borrower may, upon notice by the Borrower substantially in the form of Exhibit J to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty except as set forth in Section 2.05(a)(iii) below; provided that (1) such notice must be received by the Administrative Agent not later than 2:00 p.m. (New York City time) four Business Days prior to any date of prepayment of Term Loan (or such shorter period as the Administrative Agent shall agree); (2) any prepayment of Term Loans shall be (x) in a principal amount of $1,000,000, or (y) a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Tranche of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s ratable share of the relevant Facility). If such notice is given by the Borrower, subject to clause (ii) below, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Subject to Section 2.17, each prepayment of outstanding Term Loan Tranches pursuant to this Section 2.05(a) shall be applied at any time which an Event of Default has occurred and is continuing, to the Term Loan Tranche or Term Loan Tranches designated on such notice on a pro rata basis within such Term Loan Tranche. Subject to Section 2.17, each prepayment of an outstanding Term Loan Tranche pursuant to this Section 2.05(a) shall be applied to the remaining amortization payments (if any) of such Term Loan Tranche as directed by the Borrower (or, if the Borrower has not made such designation, in direct order of maturity), but in any event on a pro rata basis to the Lenders within such Term Loan Tranche.

(ii) Notwithstanding anything to the contrary contained in this Agreement, any notice of prepayment under Section 2.05(a)(i) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(iii) If the Borrower makes a voluntary prepayment of any Initial Term Loans pursuant to Section 2.05(a) or 2.05(b)(iii), the Borrower shall pay to the Administrative Agent, for the ratable account of the applicable Term Lenders, the applicable Make-Whole Amount

(b) Mandatory.

(i) [Reserved].

(ii) If any Asset Sale or Casualty Event (or series of related Asset Sales or Casualty Events) results in the receipt by the Borrower or any Restricted Subsidiary of any Net Cash Proceeds (a “Relevant Transaction”), then, except to the extent the Borrower elects to reinvest all or a portion of such Net Cash Proceeds in accordance with Section 7.04, the Borrower shall prepay, subject to Section 2.05(b)(viii), an aggregate principal amount of Term Loans in an amount equal to 100% of the Net Cash Proceeds received from such Relevant Transaction within 15 Business Days of receipt thereof (or within 15 Business Days after the later of the date the threshold referred to above is first exceeded and the date the relevant Net Cash Proceeds are received) by the Borrower or such Restricted Subsidiary. Any amounts mandatorily applied to prepay Senior Obligations in accordance with the provisions of the Senior Loan Documents related to mandatory prepayments from Asset Sales or Casualty Events (each as defined in the Senior Credit Agreement) shall reduce the Borrower’s obligation to prepay Term Loans under this Section 2.05(b)(ii) on a dollar-for-dollar basis.

(iii) Upon the incurrence or issuance by the Borrower or any Restricted Subsidiary of any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.01, the Borrower shall prepay an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Restricted Subsidiary. Any amounts mandatorily applied to prepay Senior Obligations in accordance with the provisions of the Senior Loan Documents related to mandatory prepayments from Indebtedness (as defined in the Senior Credit Agreement) shall reduce the Borrower’s obligation to prepay Term Loans under this Section 2.05(b)(iii) on a dollar-for-dollar basis.

(iv) [Reserved].

(v) [Reserved].

(vi) Subject to Section 2.17, each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied at any time which an Event of Default has not occurred and is continuing to prepay any outstanding Term Loan Tranche on a pro rata basis. Amounts to be applied to a Term Loan Tranche in connection with prepayments made pursuant to this Section 2.05(b) shall be applied to the remaining scheduled installments with respect to such Term Loan Tranche in direct order of maturity. All prepayments under this Section 2.05 that are to be applied to Term Loans shall be applied on a pro rata basis between the Initial Term Loans based on the then outstanding principal balances thereof.

(vii) [Reserved].

(viii) Notwithstanding any other provisions of this Section 2.05, to the extent that any or all of the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”) or the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”), in each case giving rise to a prepayment event pursuant to Section 2.05(b)(ii) are or is prohibited or restricted by applicable local law, rule or regulation (including, without limitation, financial assistance and corporate benefit restrictions and fiduciary and statutory duties of any direct or officers of such Subsidiaries) from being repatriated to the Borrower or so prepaid or such repatriation or prepayment would present a material risk of liability for the applicable Subsidiary or its directors or officers (or gives rise to a material risk of breach of fiduciary or statutory duties by any director or officer), the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Foreign Subsidiary.

(ix) Notwithstanding any other provisions of this Section 2.05, to the extent that the Borrower has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Foreign Disposition or any Foreign Casualty Event, in each case giving rise to a prepayment event pursuant to Section 2.05(b)(ii), giving rise to a prepayment event pursuant to Section 2.05(b)(i) would have an adverse tax cost consequence on any direct or indirect parent of the Borrower, the Borrower or any Subsidiary (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Cash Proceeds, the Net Cash Proceeds so affected may be retained by the applicable Foreign Subsidiary and no prepayment obligation in respect of such amounts shall be required under this Section 2.05(b).

(x) The Borrower shall not be required to monitor any Payment Block and/or reserve cash for future repatriation after the Borrower has notified the Administrative Agent of the existence of such Payment Block.

(c) Term Lender Opt-Out. With respect to any prepayment of Initial Term Loans and, unless otherwise specified in the documents therefor, other Term Loan Tranches pursuant to Section 2.05(b)(ii) or (iii), any Appropriate Lender, at its option (but solely to the extent the Borrower elects for this clause (c) to be applicable to a given prepayment), may elect not to accept such prepayment as provided below. The Borrower may notify the Administrative Agent of any event giving rise to a prepayment under Section 2.05(b)(i), (ii) or (iii) at least five Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment that is required to be made under Section 2.05(b)(ii) or (iii) (the “Prepayment Amount”). The Administrative Agent will promptly notify each Appropriate Lender of the contents of any such prepayment notice so received from the Borrower, including the date on which such prepayment is to be made (the “Prepayment Date”). Any Appropriate Lender may (but solely to the extent the Borrower elects for this clause (c) to be applicable to a given prepayment) decline to accept all (but not less than all) of its share of any such prepayment (any such Lender, a “Declining Lender”) by providing written notice to the Administrative Agent no later than one Business Day prior to the date of such prepayment. If any Appropriate Lender does not give a notice to the Administrative Agent on or prior to such fourth Business Day informing the Administrative Agent that it declines to accept the applicable prepayment, then such Lender will be deemed to have accepted such prepayment. On any Prepayment Date, an amount equal to the Prepayment Amount minus the portion thereof allocable to Declining Lenders, in each case for such Prepayment Date, shall be paid to the Administrative Agent by the Borrower and applied by the Administrative Agent ratably to prepay Term Loans under the Term Loan Tranches owing to Appropriate Lenders (other than Declining Lenders) in the manner described in Section 2.05(b) for such prepayment. Any amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders shall be retained by the Borrower (such amounts, “Declined Amounts”).

(d) All Loans shall be repaid, whether pursuant to this Section 2.05 or otherwise, in the currency in which they were made.

Section 2.06. [Reserved].

Section 2.07. Repayment of Loans.

(a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the applicable Term Lenders in the case of the Initial Term Loans, on the Maturity Date for the Initial Term Loans, the aggregate principal amount (including all capitalized paid in kind interest) of all Initial Term Loans outstanding on such date; provided, that, it is the intent of the parties hereto that the Initial Term Loans shall have the same terms and shall (to the fullest extent permitted by Law, but, for the avoidance of doubt, without imposing any obligation on any party to change the economic terms set forth in this Agreement) be treated as a single class for all purposes (i.e., “fungible”), and with the consent of the Borrower and the Administrative Agent, the Borrower (in its sole discretion) and the Administrative Agent, without the consent of any other Lenders, may incorporate terms that would be favorable to existing Lenders of the Initial Term Loans including, for the avoidance of doubt, any increase in the applicable yield relating to the Initial Term Loans (including by adjusting the size of the scheduled amortization payments described in subclause (i) upward) to achieve fungibility for U.S. federal income tax purposes with the Initial Term Loans. The Lenders hereby irrevocably authorize the Administrative Agent to enter into (i) any amendment to this Agreement or any other Loan Document as may be necessary in order to incorporate any terms described in the foregoing sentence (which amendment shall be entered into by the Administrative Agent, subject to the agreement of the Borrower) and (ii) such technical amendments as may be necessary or appropriate in the reasonable opinion of the Borrower in connection with the changes described in the foregoing clause (i), in each case on terms consistent with this Section 2.07 as in effect on the date hereof.

(b) [Reserved].

(c) All Loans shall be repaid, whether pursuant to this Section 2.07 or otherwise, in the currency in which they were made.

Section 2.08. Interest.

(a) Subject to the provisions of the following sentence, each Term Loan (including all principal resulting from capitalized interest) under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Interest Rate. The Borrower shall pay interest on all Obligations hereunder, which shall include all Obligations following an Event of Default at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(b) Accrued interest on each Loan shall be due and payable in kind (and not in cash) by capitalizing such accrued interest and adding it to the principal amount of the Term Loan in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(c) Interest on each Loan shall be denominated in U.S. Dollars for purposes of calculation and when such capitalized interest is added to the principal amount of the Term Loans. The entire unpaid balance of the Term Loan (including all capitalized interest paid in kind) shall be due as one payment on the Maturity Date.

(d) All computations of interest hereunder shall be made in accordance with Section 2.10 of this Agreement.

Section 2.09. Fees. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

Section 2.10. Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11. Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulations Section 5f.103-1(c) or Proposed Treasury Regulations Section 1.163-5(b), as a non-fiduciary agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the written request of any Lender, the Borrower shall execute and deliver to such Lender a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a), and by each Lender in its accounts or records pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such accounts or records, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such accounts or records shall not limit the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.12. Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, to the Administrative Agent’s Account in Dollars and in immediately available funds not later than 1:00 p.m. (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its ratable share in respect of the relevant Facility or Tranche thereof (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 1:00 p.m. (New York City time) may, in the Administrative Agent’s sole discretion, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with and at the time required by Section 2.02(c) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if any Lender does not in fact make its share of the applicable Borrowing available to the Administrative Agent, then such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand an amount equal to such applicable share in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Borrower, the Interest Rate. If both the Borrower and such Lender pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make its share of any Borrowing available to the Administrative Agent.

(ii) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders, the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Appropriate Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender no later than the next succeeding Business Day, without interest.

(d) Obligations of the Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 9.07 are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to fund its participation or to make its payment under Section 9.07.

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of fees and any prepayment premium then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of fees and prepayment premium then due to such parties, (ii) second, toward payment of interest then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest then due to such parties and (iii) third, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(g) Unallocated Funds. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s ratable share of the sum of the Outstanding Amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13. Sharing of Payments. If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata (or such other share) with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For the avoidance of doubt, the provisions of this Section shall not be construed to apply to (A) [reserved], (B) the assignments and participations (including by means of a Dutch Auction and open market debt repurchases) described in Section 10.07, (C) the incurrence of any New Term Loans in accordance with Section 2.14, or (D) any applicable circumstances contemplated by Sections 2.05(b), 2.14, 2.17 or 3.08.

Section 2.14. Incremental Facility.

(a) The Borrower may, from time to time after the Closing Date, upon notice by the Borrower to the Administrative Agent and the Person appointed by the Borrower to arrange an incremental Facility (such Person (other than any Loan Party or any Subsidiary or any direct parent thereof) appointed by the Borrower after consultation with the Administrative Agent, the “Incremental Arranger”) specifying the proposed amount thereof, request the addition of one or more new term loan facilities, in each case (each, a “New Term Facility”; and any advance made by a Lender thereunder, a “New Term Loan”; and the commitments thereof, the “New Term Commitment” or “New Loan Commitment”) by an amount not to exceed $50,000,000. The Borrower may designate any Incremental Arranger of any New Loan Commitment with such titles under the New Loan Commitment as Borrower may deem appropriate.

(b) Any Lender approached to participate in any New Loan Commitment may elect or decline, in its sole discretion, to participate in such new facility. The Borrower may also invite additional Eligible

Assignees reasonably satisfactory to the Incremental Arranger to become Lenders pursuant to a joinder agreement to this Agreement. Neither the Administrative Agent nor the Collateral Agent (in their respective capacities as such) shall be required to execute, accept or acknowledge any joinder agreement pursuant to this Section 2.14 and such execution shall not be required for any such joinder agreement to be effective (but a copy of such joinder shall be provided to the Administrative Agent); provided that, with respect to any New Loan Commitment, the Borrower must provide to the Administrative Agent the documentation providing for such New Loan Commitment.

(c) If a New Term Facility is added in accordance with this Section 2.14, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase or New Term Facility among the applicable Lenders. The Incremental Arranger shall promptly notify the applicable Lenders and the Administrative Agent of the final allocation of such New Term Facility and the Increase Effective Date. In connection with any addition of a New Term Facility, pursuant to this Section 2.14, this Agreement and the other Loan Documents may be amended in a writing (which may be executed and delivered by the Borrower, the Administrative Agent and the Incremental Arranger (and the Lenders hereby authorize any such Incremental Arranger and the Administrative Agent to execute and deliver any such documentation)) in order to establish the New Term Facility and to reflect any technical changes necessary or appropriate to give effect to such increase or new facility in accordance with its terms as set forth herein.

(d) With respect to any addition of New Term Facility pursuant to this Section 2.14, (i) no Event of Default (subject to Section 1.02(i)) would exist after giving effect to such increase (except in connection with any acquisition or similar investment transaction permitted under this Agreement, where no Event of Default under Section 8.01(a), (f) or (g) shall be the standard at the time of funding even in the case of the applicability of Section 1.02(i)); (ii) in the case of any New Term Facility, such New Term Facility shall have a final maturity no earlier than the Maturity Date; (iii) any such New Term Facility shall have the same terms as the Term Facility(excluding the applicable interest rate) , and (iv) to the extent reasonably requested by the Incremental Arranger or the Administrative Agent, the Incremental Arranger shall have received legal opinions, resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 or delivered from time to time pursuant to Section 6.12, Section 6.14 and/or Section 6.16 with respect to the Borrower and each material Guarantor that is organized in a jurisdiction for which counsel to the Administrative Agent advises that such deliveries are reasonably necessary to preserve the Collateral in such jurisdiction (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Incremental Arranger). Subject to the foregoing, the conditions precedent to each such increase or New Loan Commitment shall be agreed to by the Lenders providing such increase or New Loan Commitment, as applicable, and the Borrower.

Section 2.15. [Reserved].

Section 2.16. [Reserved].

Section 2.17. Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.09), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent or the Collateral Agent hereunder or under the other Loan Documents; second, [reserved]; third, [reserved]; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders as a result of any non-appealable judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default pursuant to Sections 8.01(a), (f) or (g) exists, to the payment of any amounts owing to the Borrower as a result of any non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) That Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) If the Borrower and Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent shall notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans to be held on a pro rata basis by the applicable Lenders in accordance with their ratable shares (without giving effect to the application of Section 2.17(a)(iv)) in respect of that Lender, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

Section 2.18. [Reserved].

ARTICLE III.
Taxes, Increased Costs Protection and Illegality

Section 3.01. Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from or in respect of any such payment, then the Borrower, the other applicable Loan Party, Administrative Agent or other applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after all such deductions or withholdings for Indemnified Taxes have been made (including such deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) In addition but without duplication, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Loan Parties shall jointly and severally indemnify each Recipient, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (together with a reasonable explanation thereof) delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Within 30 days after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall promptly repay to such indemnified party the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) or Section 3.05 with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to avoid or reduce to the greatest extent possible any indemnification or additional amounts being due under this Section 3.01 or Section 3.05, including to designate another Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 3.01(f) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Sections 3.01(a) and (c) and Section 3.05. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender as a result of a request by the Borrower under this Section 3.01(f).

(g) (i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii) (A), (B) and (D)) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal position of such Recipient.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;

(B) any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(a) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax;

(b) executed originals of IRS Form W-8ECI (or any successor form);

(c) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments in connection with any Loan Document are effectively connected with such Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form); or

(d) to the extent a Foreign Lender is not the beneficial owner (e.g., where the Foreign Lender is a partnership or a participating Lender), executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender shall provide a certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall deliver to the Borrower or the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;

(D) if a payment made to a Recipient under any Loan Document would be subject to Tax imposed by FATCA if such Lender or the Administrative Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Recipient has complied with such Recipient obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(E) the Administrative Agent, and any successor or supplemental Administrative Agent, shall deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Administrative Agent becomes the administrative agent hereunder or under any other Loan Document (and from time to time thereafter upon the reasonable request of the Borrower) executed originals of either (i) IRS Form W-9 (or any successor form) or (ii) if the Administrative Agent is not a U.S. Person, a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with the Borrower to be treated as a U.S. Person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (with respect to amounts received on its own account), with the effect that, in either case, under applicable Law in effect on the Closing Date, the Borrower will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding Tax.

Each Recipient agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update and deliver such form or certification to the Borrower and the Administrative Agent or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Notwithstanding any other provision of this Section 3.01(g), a Recipient shall not be required to deliver any documentation that such Recipient is not legally eligible to deliver.

Each Recipient hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Recipient to the Administrative Agent pursuant to Section 3.01(g).

(h) The agreements in this Section 3.01 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(i) For the avoidance of doubt, the term “applicable Law” includes FATCA.

Section 3.02. [Reserved].

Section 3.03. [Reserved].

Section 3.04. [Reserved].

Section 3.05. Increased Cost and Reduced Return; Capital Adequacy and Liquidity Requirements.

(a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any material increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan or (as the case may be), or a material reduction in the amount received or receivable by such Lender in connection with any of the foregoing (including Taxes on or in respect of its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, but excluding for purposes of this Section 3.05(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes indemnifiable under Section 3.01 and (ii) Excluded Taxes), then within 15 days after demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.07), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender reasonably determines that the introduction of any Law regarding capital adequacy and liquidity requirements or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of materially reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and liquidity and such Lender’s desired return on capital), then within 15 days after demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.07), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c) The Borrower shall pay to each Lender, as long as such Lender shall be required to comply with any liquidity requirement, reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least 15 days’ prior written notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give written notice fifteen days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable 15 days from receipt of such written notice.

(d) For purposes of this Section 3.05, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (other than foreign regulatory authorities in Switzerland), in each case pursuant to Basel III, shall, in each case, be deemed to have gone into effect after the date hereof, regardless of the date enacted, adopted or issued.

(e) A Lender shall not be entitled to any compensation pursuant to the foregoing sections to the extent such Lender is not imposing such charges or requesting such compensation from borrowers (similarly situated to the Borrower hereunder) under comparable syndicated credit facilities.

Section 3.06. [Reserved].

Section 3.07. Matters Applicable to All Requests for Compensation.

(a) A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods. With respect to any Lender’s claim for compensation under Section 3.05, the Loan Parties shall not be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If any Lender requests compensation under Section 3.05, or the Borrower are required to pay any additional amount to any Lender, or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender will, if requested by the Borrower and at the Borrower’s expense, use commercially reasonable efforts to designate another Lending Office for any Loan affected by such event; provided that such efforts (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.05, as applicable, in the future and (ii) would not, in the judgment of such Lender be inconsistent with the internal policies of, or otherwise be disadvantageous in any material legal, economic or regulatory respect to such Lender or its Lending Office. The provisions of this clause (b) shall not affect or postpone any Obligations of the Borrower or rights of such Lender pursuant to Section 3.01 or 3.05.

(c) [Reserved].

(d) [Reserved].

(e) [Reserved].

(f) A Lender shall not be entitled to any compensation pursuant to the foregoing sections to the extent such Lender is not imposing such charges or requesting such compensation from borrowers (similarly situated to the Borrower hereunder) under comparable syndicated credit facilities.

Section 3.08. Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.05 (other than with respect to Other Taxes) as a result of any condition described in such Sections, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender (as defined below in this Section 3.08) (collectively, a “Replaceable Lender”), then the Borrower may, on three Business Days’ prior written notice from the Borrower to the Administrative Agent and such Lender (for the avoidance of doubt, such notice shall be deemed provided on the same day that an amendment or waiver is posted to Lenders for consent), either (i) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the processing and recordation fee to be paid by the Borrower in such instance unless waived by the Administrative Agent) all of its rights and obligations under this Agreement (or, in the case of a Non-Consenting Lender, all of its rights and obligations under this Agreement with respect to the Facility or Facilities for which its consent is required) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person or (ii) so long as no Default or Event of Default shall have occurred and be continuing, terminate the Commitment of such Lender or prepay the Loans, as the case may be, and in the case of a Lender), repay all Obligations of the Borrower owing (and the amount of all accrued interest and fees in respect thereof) to such Lender relating to the Loans and participations held by such Lender as of such termination date; provided that (i) in the case of any such replacement of, or termination of Commitments with respect to a Non-Consenting Lender such replacement or termination shall be sufficient (together with all other consenting Lenders including any other Replaceable Lender) to cause the adoption of the applicable modification, waiver or amendment of the Loan Documents and (ii) in the case of any such replacement as a result of the Borrower having become obligated to pay amounts described in Section 3.01 or 3.05, such replacement would eliminate or reduce payments pursuant to Section 3.01 or 3.05, as applicable, in the future. Any Lender being replaced pursuant to this Section 3.08(a) shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and (ii) deliver any Notes evidencing such Loans to the Borrower (for return to the Borrower) or the Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans, (B) all Obligations relating to the Loans and participations (and the amount of all accrued interest, fees and premiums in respect thereof) so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, the assigning Lender shall deliver to the assignee Lender the applicable Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Replaceable Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within two Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Replaceable Lender, then such Replaceable Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Replaceable Lender. In connection with the replacement of any Lender pursuant to this Section 3.08(a), the Borrower shall pay to such Lender such amounts as may be required pursuant to Section 3.06.

(b) Notwithstanding anything to the contrary contained above, the Lender, if any, that acts as the Administrative Agent (if any) may not be replaced hereunder except in accordance with the terms of Section 9.09.

(c) In the event that (i) the Borrower or the Administrative Agent has requested the Lenders to consent to a waiver of any provisions of the Loan Documents or to agree to any amendment or other modification thereto, (ii) the waiver, amendment or modification in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Loans and (iii) the Required Lenders have agreed to such waiver, amendment or modification, then any Lender who does not agree to such waiver, amendment or modification, in each case, shall be deemed a “Non-Consenting Lender”; provided, that the term “Non-Consenting Lender” shall also include any Lender that rejects (or is deemed to reject) a loan modification offer under Section 10.01, which loan modification has been accepted by at least the Majority Lenders of the respective Tranche of Loans whose Loans and/or Commitments are to be extended pursuant to such loan modification.

Section 3.09. Survival. All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder, any assignment by or replacement of a Lender and any resignation or removal of the Administrative Agent.

ARTICLE IV.
Conditions Precedent to Credit Extensions

Section 4.01. Conditions to the Initial Credit Extension on the Closing Date. The obligation of each Lender to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction or due waiver in accordance with Section 10.01 of each of the following conditions precedent, except as otherwise agreed between the Borrower and the Required Lenders:

(a) The Administrative Agent shall have received all of the following, each of which shall be originals or facsimiles or “pdf” files unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, as of a recent date before the Closing Date), each in form and substance reasonably satisfactory to the Administrative Agent, and each accompanied by their respective required schedules and other attachments (and set forth thereon shall be all required information with respect to the Borrower and its Subsidiaries, giving effect to the Transactions):

(i) executed counterparts of (A) this Agreement from Holdings and the Borrower, (B) the Holdings Guaranty from Holdings, (C) the Subsidiary Guaranty from the Subsidiary Guarantors, (D) the Intercompany Subordination Agreement, (E) Closing Date Intercreditor Agreement and (F) the perfection certificate;

(ii) the Security Agreement, duly executed by the Borrower and each Guarantor, together with (subject to the last paragraph of this Section 4.01):

(1) certificates, if any, representing the Pledged Interests, to the extent received by the Borrower after Borrower’s use of commercially reasonable efforts to receive such certificates or otherwise without undue burden or expense, in each wholly owned Subsidiary other than Immaterial Subsidiaries, accompanied by undated stock powers executed in blank (or stock transfer forms, as applicable) and instruments evidencing the Pledged Debt indorsed in blank (or instrument of transfer, as applicable) shall have been delivered to the Collateral Agent,

(2) copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens on assets of the Borrower and each Guarantor created under the Security Agreement, covering the Collateral described in the Security Agreement, and

(3) evidence that all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby (subject to the Perfection Exceptions) shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (including receipt of duly executed payoff letters, customary lien searches and UCC-3 termination statements);

(iii) an Intellectual Property Security Agreement, duly executed by each Loan Party that owns intellectual property that is required to be pledged in accordance with the Security Agreement;

(iv) a Note executed by the Borrower in favor of each Lender requesting a Note reasonably in advance of the Closing Date;

(v) a Committed Loan Notice, to be delivered to the Administrative Agent at least five (5) Business Days prior to the Closing Date, relating to the initial Credit Extension;

(vi) a solvency certificate executed by the chief financial officer or similar officer, director or authorized signatory of the Borrower (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit G;

(vii) such documents and certifications (including Organization Documents and, if applicable, good standing certificates) as the Administrative Agent may reasonably require to evidence (A) the identity, authority and capacity of each Responsible Officer of the Loan Parties acting as such in connection with this Agreement and the other Loan Documents and (B) that the Borrower and each Guarantor is duly organized or formed, and that each of them is validly existing and, to the extent applicable, in good standing, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(viii) a customary legal opinion of (A) Gibson, Dunn & Crutcher LLP, special New York counsel to the Borrower and the Guarantors, addressed to each Secured Party, in form and substance reasonably satisfactory to the Administrative Agent and (B) if applicable, local counsel reasonably acceptable to the Administrative Agent in each jurisdiction where any of the Loan Parties is incorporated or organized, addressed to each Secured Party, in form and substance reasonably satisfactory to the Administrative Agent;

(ix) insurance certificates and related endorsements to the general liability, cyber and property insurance policies of the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which the Collateral Agent is listed as additional insured (with respect to general liability and cyber policies) or second-lien lender’s loss payee (with respect to property insurance policies), in accordance with Section 6.07;

(x) Third Amendment and First Amendment to Security Agreement to Senior Credit Agreement; and

(b) The Administrative Agent and the other Lenders shall have received from the Borrower and the Guarantors all documentation and other information reasonably requested in writing at least ten (10) days prior to the Closing Date by the Administrative Agent as they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least three Business Days prior to the Closing Date (or such shorter period as the Administrative Agent shall otherwise agree).

(c) All fees required to be paid on the Closing Date pursuant to this Agreement and any other arrangements with the Administrative Agent and reasonable out-of-pocket expenses required to be paid on the Closing Date pursuant to this Agreement or any other written agreement with Administrative Agent, to the extent invoiced at least three Business Days prior to the Closing Date (or such later date as the Borrower may reasonably agree) shall have been paid (which amounts may be offset against the proceeds of the Initial Term Loans).

(d) The Closing Date Transactions (including receipt of all regulatory approvals required in connection with the Closing Date Transactions) shall have been consummated and all related definitive documentation shall have executed and delivered to the Administrative Agent.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender as of the Closing Date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the Closing Date specifying its objection thereto.

ARTICLE V.
Representations and Warranties

Each of Holdings and the Borrower, on the Closing Date and at the time of each Credit Extension, represents and warrants to the Administrative Agent, Collateral Agent and the Lenders that:

Section 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of the Restricted Subsidiaries (subject, in the case of clause (c), to the Legal Reservations and Section 5.03) (a) is a Person duly organized, formed or incorporated, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrower), (b)(i), (b)(ii) (other than with respect to the Borrower), (c) and (d), to the extent that any failure to be so or to have such could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organization Documents or (b) violate any Law; except to the extent that such violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.03. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery, performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents, except for (w) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties consisting of UCC financing statements, filings in the United States Patent and Trademark Office and/or the United States Copyright Office (if there are any patents, registered trademarks, registered copyrights, or applications for any of the foregoing) and Mortgages, and, (x) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (y) those approvals, consents, exemptions, authorizations or other actions, notices or filings set out in the Collateral Documents and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.04. Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party (subject, in each case, to the Legal Reservations and Section 5.03) that is party thereto. Subject to the Legal Reservations, this Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

Section 5.05. Financial Statements; No Material Adverse Effect.

(a) The audited consolidated financial statements of the Borrower (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries most recently delivered pursuant to Section 6.01(a) fairly present in all material respects the consolidated financial condition of the Borrower (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The unaudited consolidated financial statements of the Borrower (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries most recently delivered pursuant to Section 6.01(b) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the consolidated financial condition of the Borrower (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal and recurring year-end audit adjustments.

(c) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(d) The consolidated forecasted balance sheets, statements of operations and income (loss) of the Borrower (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries most recently delivered pursuant to Section 6.01(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts; it being understood that no assurance can be given that any particular projections will be realized, actual results may vary from such forecasts and that such variations may be material.

Section 5.06. Litigation. There are no actions, suits, Proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower or any Restricted Subsidiary, or against any of their properties or revenues that would reasonably be expected to have a Material Adverse Effect other than those disclosed in Schedule 5.06.

Section 5.07. Use of Proceeds. The Borrower will only use the proceeds of the Initial Term Loans to (i) repay $20,000,000 of the “Term Loan” as defined in the Senior Credit Agreement, (ii) finance the other Closing Date Transactions and pay Transaction Costs (including paying any fees, commissions and expenses associated therewith) and (iii) to prepay the “Revolving Credit Facility” as defined in the Senior Credit Agreement.

Section 5.08. Ownership of Property; Liens.

(a) Each Loan Party and each of the Restricted Subsidiaries has fee simple or other comparable valid title to, or leasehold or subleasehold, as applicable, interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.02, except where the failure to have such title or interests could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the use or operation of any Material Real Property or any real property necessary for the ordinary conduct of the Borrower’s business, taken as a whole.

(b) Set forth on Schedule 5.08(b) hereto is a complete and accurate list, in all material respects, of all Material Real Property owned by any Loan Party as of the Closing Date, showing as of the Closing Date, the street address (to the extent available), county or other relevant jurisdiction, state and record owner; and as of the Closing Date, no Loan Party owns any Material Real Property except as listed on Schedule 5.08(b).

Section 5.09. Environmental Compliance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) The Borrower and the Restricted Subsidiaries and their respective operations and properties are in compliance with all applicable Environmental Laws and Environmental Permits and none of the Borrower or the Restricted Subsidiaries are subject to any Environmental Liability.

(b) (i) None of the properties currently or formerly owned or operated by the Borrower or any Restricted Subsidiary is listed or, to the knowledge of the Borrower, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list, (ii) there is no asbestos or asbestos-containing material on any property currently owned or operated by the Borrower or any of the Restricted Subsidiaries requiring investigation, remediation, mitigation, removal, or assessment, or other response, remedial or corrective action, pursuant to any Environmental Law and (iii) Hazardous Materials have not been Released and there exists no threat of Release of Hazardous Materials on any property currently or, to the knowledge of the Borrower, formerly owned or operated by the Borrower or any of the Restricted Subsidiaries, except for such Releases or threats of Releases that were in compliance with, or would not reasonably be expected to give rise to liability under, Environmental Laws.

(c) None of the Borrower or any of the Restricted Subsidiaries is undertaking, and none has completed, either individually or together with other potentially responsible parties, any investigation, remediation, mitigation, removal, assessment or remedial, response or corrective action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law.

(d) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or, to the knowledge of the Borrower, formerly owned or operated by the

Borrower or any of the Restricted Subsidiaries have been disposed of in a manner not reasonably expected to result in liability to the Borrower or any of the Restricted Subsidiaries.

(e) None of the Borrower or any of the Restricted Subsidiaries has received a notice of or is subject to any claim, action, proceeding or suit alleging liability pursuant to any Environmental Law.

Section 5.10. Taxes. Holdings, the Borrower and each of the Restricted Subsidiaries have filed or have caused to be filed all Tax returns and reports required to be filed, and have paid all Taxes (including in its capacity as a withholding agent) levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) with respect to which the failure to make such filing or payment would not, individually or in the aggregate, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.11. Employee Benefits Plans.

(a) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable federal and state laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code may rely upon an opinion letter for a prototype plan or has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter will be submitted to the IRS within the applicable required time period with respect thereto or is currently being processed by the IRS, and to the knowledge of any Loan Party, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Foreign Plan is in compliance with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such plan and (ii) with respect to each Foreign Plan, none of the Borrower or any of its Subsidiaries or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject the Borrower or its Restricted Subsidiary, directly or indirectly, to any tax or civil penalty.

(c) There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA (and not otherwise exempt under Section 408 of ERISA) with respect to any Plan that would reasonably be expected to result in a Material Adverse Effect.

(d) (i) No ERISA Event has occurred and neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Plan or Multiemployer Plan, (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Plan, and no waiver of the minimum funding standards under such Pension Funding Rules has been applied for or obtained, (iii) there exists no Unfunded Pension Liability, (iv) as of the most recent valuation date for any Plan, the present value of all accrued benefits under such Plan (based on the actuarial assumptions used to fund such Plan) did not exceed the value of the assets of such Plan allocable to such accrued benefits, (v) neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) for any Plan, if applicable, to drop below 80% as of the most recent valuation date, (vi) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (vii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA and (viii) no Plan has been terminated by the plan administrator thereof or by the PBGC and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan or Multiemployer Plan, except with respect to each of the foregoing clauses (i) through (viii) of this Section 5.11(d), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(e) (i) With respect to each Foreign Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable Law and, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Plan is maintained, (ii) except as disclosed or reflected in such financial statements, there are no aggregate unfunded liabilities with respect to Foreign Plans and the present value of the aggregate accumulated benefit liabilities of all Foreign Plans did not, as of the last annual valuation date applicable thereto, exceed the assets of all such Foreign Plans, except with respect to each of the foregoing clauses (i) and (ii) of this Section 5.11(e), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.12. Subsidiaries; Capital Stock. As of the Closing Date, after giving effect to the Closing Date Transactions, there are no Restricted Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Capital Stock in such Restricted Subsidiaries that are owned by a Loan Party have been validly issued, are fully paid and non-assessable (other than for those Restricted Subsidiaries that are limited liability companies and limited partnerships and to the extent such concepts are not applicable in the relevant jurisdiction) and are owned free and clear of all Liens except for Permitted Liens.

Section 5.13. Margin Regulations; Investment Company Act.

(a) Each of the Loan Parties is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Borrowings will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Credit Extension hereunder nor the use of proceeds thereof will violate any regulations of the FRB, including the provisions of Regulations T, U or X of the FRB.

(b) None of the Loan Parties is, or is required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 5.14. Disclosure. As of the Closing Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery; it being understood that actual results may vary from such forecasts and that such variances may be material.

Section 5.15. Compliance with Laws. Each of Holdings, the Borrower and each Restricted Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such Requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.16. Intellectual Property; Licenses, Etc. To the knowledge of the Borrower, the Borrower and each Guarantor owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of its respective business, as currently conducted, except to the extent such failure to own, license or possess, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and provided that the foregoing shall not deem to constitute a representation that the Borrower and the Guarantors do not infringe or violate the IP Rights held by any other Person. Set forth on Schedule 5.16 is a complete and accurate list of all material registrations or applications to register in the United States Patent and Trademark Office or the United States Copyright Office patents, trademarks, and copyrights owned or, in the case of copyrights, exclusively licensed by the Borrower and Guarantors as of the Closing Date. To the knowledge of the Borrower, the conduct of the business of the Borrower or Guarantors as currently conducted does not infringe upon or violate any IP Rights held by any other Person, except for such infringements and violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened in writing, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.17. Solvency. On the Closing Date, after giving effect to the Transactions, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.18. Perfection, Etc. Subject to the Legal Reservations and Section 5.03, each Collateral Document delivered pursuant to this Agreement will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby, except as to enforcement, as may be limited by applicable domestic bankruptcy, insolvency, fraudulent conveyance, reorganization (by way of voluntary arrangement, schemes of arrangements or otherwise), moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and (a) when financing statements are filed in the offices of the Secretary of State of each Loan Party’s jurisdiction of organization or formation and applicable documents are filed and recorded as applicable in the United States Copyright Office or the United States Patent and Trademark Office and (b) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the applicable Collateral Document) the Liens created by the Collateral Documents shall constitute fully perfected Liens so far as possible under relevant law on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Loan Documents), all right, title and interest of the grantors in such Collateral in each case free and clear of any Liens other than Liens permitted hereunder.

Section 5.19. Sanctions; OFAC.

(a) Sanctions Laws and Regulations. The Borrower and each of its Subsidiaries are in compliance in all material respects with applicable Sanctions Laws and Regulations and applicable anti-money laundering laws and regulations. No Borrowing or use of proceeds, will violate or result in the violation of any Sanctions Laws and Regulations applicable to any party hereto.

(b) OFAC. None of (I) Holdings, the Borrower, any other Loan Party, in all material respects, or the Restricted Subsidiaries that are not Loan Parties or, (II) to the knowledge of Holdings, the Borrower, any director, manager, officer, agent or employee of Holdings, the Borrower or any of their respective Restricted Subsidiaries, in each case, (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order, (ii) engages in any dealings or transactions prohibited by Section 2 of the Executive Order, or is otherwise associated with any such person in any manner that violates Section 2 of the Executive Order and (iii) is a person on the list of “Specially Designated Nationals and Blocked Persons” or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order. The Borrower will not directly or knowingly indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person subject to any U.S. sanctions administered by OFAC.

Section 5.20. Anti-Corruption Laws. No part of the proceeds of any Loan will be used for any improper payments, directly or, to the Borrower’s knowledge, indirectly, to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, or any other party (if applicable) in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any similar laws, rules or regulations issued, administered or enforced by any Governmental Authority having jurisdiction over the Borrower (collectively, the “Anti-Corruption Laws”). The Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officer, employees and agents with Anti-Corruption Laws, and the Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, their directors and agents, are in compliance with Anti-Corruption Laws.

Section 5.21. [Reserved].

Section 5.22. Holdings Activities. Holdings does not conduct, transact or otherwise engage in any material business or operations, other than as would be permitted pursuant to Section 7.09.

Section 5.23. Data Privacy and Security. The Borrower complies in all material respects with all Data Privacy and Security Laws, Requirements, and Standards. The Borrower has not been subject to or received written notice of any order or action by any governmental authority alleging any violation of, or failure to comply with, any Data Privacy and Security Laws, Requirements, and Standards; nor has the Borrower received any material written complaints or reports concerning any such violation from any person, customer, or vendor. The Borrower has at all times, so far as required by Applicable Data Privacy Laws, provided its customers, end-users, employees, and vendors with materially complete, truthful and accurate notice of its practices concerning the protection, collection, access, use, storage, disposal, disclosure, registration, processing, privacy, security, and transfer of Personal Data. To the Borrower’s knowledge, the Borrower has not, in the previous five years, suffered, discovered, or been notified of any unauthorized acquisition, use, disclosure, impairment, deletion, destruction, intrusion to, access to, or breach of any Personal Data and/or Computer Systems that: (a) constitutes a breach or a data security incident under any Applicable Data Privacy Law; (b) would trigger a notification or reporting requirement under any material agreement to which the Borrower is bound; (c) materially compromises (individually or in the aggregate) the security or privacy of such Personal Data and/or Computer Systems; or (d) has resulted in any material destruction, damage, loss, corruption, alteration or misuse of any Personal Data and/or Computer Systems. The Borrower has taken commercially reasonably actions designed to protect against the existence of any (a) unauthorized security or lock-out device that could materially and adversely affect its software, solutions, applications, and/or Computer Systems; and (b) any computer virus, worm, trap or back door, Trojan horse, or any other instruction, code, program, data, or material that reasonably would be expected to materially and adversely interrupt, discontinue, interfere with, or otherwise affect the operation or use by the Borrower of any of its Personal Data, software, solutions, applications, and/or Computer Systems (collectively, “Malicious Instructions”). To the Borrower’s knowledge, the Borrower’s software, solutions, applications, and Computer Systems do not contain any virus, or harmful software routine or hardware component designed to permit unauthorized access to, or to maliciously disable or otherwise harm, any computer, system, or software. The Borrower has taken commercially reasonable steps designed to provide for the security, continuity, and integrity of its software, solutions, applications, and Computer Systems and the back-up and recovery of data and information stored or contained therein or accessed or processed thereby and to guard against any unauthorized access or use thereof. The Borrower maintains commercially reasonable security, disaster recovery, and business continuity plans, procedures, and facilities in connection with the business as presently conducted and materially act in compliance therewith. To the knowledge of the Borrower, none of its software, solutions, applications, and Computer Systems have experienced any substandard performance in the past five years that has caused any material adverse effect in the use of any material software, solutions, applications, Computer Systems, and/or Personal Data.

Section 5.24. Insurance. Each of the Loan Parties and their Subsidiaries maintain with financially sound and reputable insurance companies liability, casualty, property, cybersecurity and business interruption insurance (including, without limitation, insurance with respect to its tangible Collateral) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business.

Section 5.25. No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any contractual obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

ARTICLE VI.
Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations) hereunder shall remain unpaid or unsatisfied, (A) the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to and (B) with respect to Section 6.14, Holdings shall:

Section 6.01. Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:

(a) within 90 days after the end of each fiscal year of Parent (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof), a consolidated balance sheet of Parent (or of any Parent Holding Company or Subsidiary of a Parent

Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations and income (loss) for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of any independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit (other than any such exception, qualification or explanatory paragraph that is with respect to, or resulting from, (i) an upcoming maturity date under any Indebtedness, (ii) any potential inability to satisfy a financial maintenance covenant, including the Financial Covenant, on a future date or in a future period or any actual breach of the Financial Covenant at such time or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary), together with a management’s discussion and analysis of financial information in a form substantially consistent with the management’s discussion and analysis delivered to the Sponsor;

(b) within 45 days after the end of each fiscal quarters of each fiscal year of Parent (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) (commencing with the first fiscal quarter for which financial statements were not delivered prior to the Closing Date), a consolidated balance sheet of Parent (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of operations and income (loss) for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower (or of Parent, any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) as fairly presenting in all material respects the financial condition, results of operations of Parent (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, together with a management’s discussion and analysis of financial information in a form substantially consistent with the management’s discussion and analysis delivered to the Sponsor;

(c) unless and until amended or waived by the Required Lenders, within 30 days after the end of each fiscal month of each fiscal year of Parent (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) (commencing with the first fiscal month following the Closing Date), a consolidated balance sheet of Parent (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries as at the end of such fiscal month, and the related consolidated statements of operations and income (loss) for such fiscal month, all in reasonable detail and certified by a Responsible Officer of the Borrower (or of Parent, any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) as fairly presenting in all material respects the financial condition, results of operations of Parent (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(d) unless and until amended or waived by the Required Lenders, on or prior to the Friday of each week following any week in which Liquidity is less than $12,500,000, beginning with the Friday of the first full week ending after the Closing Date, the Borrower shall prepare and deliver to the Administrative Agent a 13-week cash flow statement in form and substance reasonably satisfactory to the Administrative Agent (the “Cash Flow Report”), which Cash Flow Report shall reflect the Borrower’s good faith projection of all weekly cash receipts and disbursements in connection with the operation of its business during such 13-week period. Commencing with the second such Cash Flow Report, the Borrower shall also provide the Administrative Agent a report, comparing Borrower’s actual cash receipts and disbursements for the immediately preceding week to projected cash receipts and disbursements for such week as set forth in the Cash Flow Report; and

(e) concurrently with the delivery of any financial statements pursuant to Sections 6.01(a) and (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, (A) the obligations in clauses (a) and (b) of this Section 6.01 may be satisfied by furnishing, at the option of the Borrower, the applicable financial statements or, as applicable, forecasts of (I) any successor of the Borrower or (II) Borrower, Holdings Topco or any Parent Holding Company; provided that to the extent such information relates to the Borrower or a Parent Holding Company, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Borrower, Holdings Topco or any Parent Holding Company, on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand, and (B) (i) in the event that the Borrower (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) delivers to the Administrative Agent an Annual Report on Form 10-K for any fiscal year (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC, within the time frames set forth in clause (a) above, such Form 10-K shall satisfy all requirements of clause (a) of this Section 6.01 with respect to such fiscal year to the extent that it contains the information and report and opinion required by such clause (a) and such report and opinion does not contain any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of audit (other than any such qualification, exception or explanatory paragraph expressly permitted to be contained therein under clause (a) of this Section 6.01) and (ii) in the event that the Borrower (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) delivers to the Administrative Agent a Quarterly Report on Form 10-Q for any fiscal quarter (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC, within the time frames set forth in clause (b) above, such Form 10-Q shall satisfy all requirements of clause (b) of this Section with respect to such fiscal quarter to the extent that it contains the information required by such clause (b); in each case to the extent that information contained in such Form 10-K or Form 10-Q (or similar filings in the applicable jurisdiction) satisfies the requirements of clauses (a) or (b) of this Section 6.01, as the case may be. To the extent the SEC has granted the ability to extend any financial statement reporting deadline generally to all non-accelerated filers, including pursuant to Rule 12b-25 (but only to the extent the Borrower, Holdings Topco, Parent or any Parent Holding Company has complied with the filing and other requirements of Rule 12b-25 that would have been required if the Borrower, Holdings Topco, Parent or such Parent Holding Company were a non-accelerated filer by posting any such required filings (or filings substantially similar to what Rule 12b-25 would require) to the Administrative Agent), (the “Extended SEC Reporting Deadline”) and such Extended SEC Reporting Deadline would be later than the deadline for delivery of the corresponding financial statements of the Borrower pursuant to clause (a) or (b) of this Section 6.01 (the “Section 6.01 Reporting Deadline”), then the applicable Section 6.01 Reporting Deadline shall be automatically deemed to be extended to the date of the Extended SEC Reporting Deadline, without any further action by any party (this proviso, the “Reporting Extension Provision”).

Section 6.02. Certificates; Other Information. Deliver to the Administrative Agent (or, with respect to clause (a)(II) below, use commercially reasonable efforts to deliver) for further distribution to each Lender:

(a) no later than five days after the delivery of (i) the financial statements referred to in Section 6.01(a) or (ii) an Annual Report on Form 10-K (delivered pursuant to the last paragraph of Section 6.01), but only to the extent permitted by accounting industry policies generally followed by independent certified public accountants, a certificate of the independent certified public accountants (I) certifying such financial statements and (II) stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default arising from a breach of the Financial Covenant (to the extent then applicable) or, if any such Event of Default shall exist, stating the nature and status of such event;

(b) no later than five days after the delivery of (i) the financial statements referred to in Sections 6.01(a), (b) and (c) or (ii) an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (in either case, delivered pursuant to the last paragraph of Section 6.01), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c) promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which Holdings Topco or the Borrower may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Exchange Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any notices received by any Loan Party (other than in the ordinary course of business) and copies of any statement or report furnished to any holder of debt securities or loans of any Loan Party or of any of its Subsidiaries (other than any correspondence in the ordinary course of business or any regularly required quarterly or annual certificates), in each case pursuant to the terms of any Junior Financing in a principal amount greater than $5,000,000 and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(e) promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non- U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

(f) promptly after the assertion or occurrence thereof, notice of any action arising under any Environmental Law against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;

(g) together with the delivery of each Compliance Certificate pursuant to Section 6.02(b), a report supplementing Schedule 5.12 hereto to the extent necessary so that the related representation and warranty would be true and correct if made as of the date of such Compliance Certificate, including any change to the legal name or state of organization of any Loan Party or any other fundamental change which would adversely affect the perfection of Collateral Agent’s security interest in the Collateral; and

(h) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary thereof as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request; and

(i) promptly (but in no event later than three (3) Business Days) after the furnishing thereof, copies of any (x) amendments (and other modifications, including forbearances), (y) notices delivered to holders of Indebtedness and (z) notices of any Defaults (as defined pursuant to that Senior Credit Agreement) or Events of Default (as defined pursuant to that Senior Credit Agreement), in each case, pursuant to the Senior Credit Agreement or any other Senior Loan Documents.

Documents required to be delivered pursuant to Section 6.01(a), (b), (c) or (d) or Section 6.02(c) or (d) (or to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s (or any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) behalf on the Platform or another relevant internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents described in this paragraph and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents to the extent requested by the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery of or to maintain or deliver to Lenders paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

Section 6.03. Notices. Promptly after a Responsible Officer of the Borrower or any Guarantor has obtained knowledge thereof, notify the Administrative Agent for further distribution to each Lender:

(a) of the occurrence of Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of the institution of any material litigation not previously disclosed by the Borrower to the Administrative Agent, or any material development in any material litigation that is reasonably likely to be adversely determined, and would, in either case, if adversely determined be reasonably expected to have a Material Adverse Effect;

(d) (i) of the occurrence of any ERISA Event, where there is any reasonable likelihood of the imposition of liability on any Loan Party as a result thereof that would be reasonably expected to have a Material Adverse Effect; and (ii) promptly after any reasonable request therefor by the Administrative Agent or any Lender, copies of (A) any documents described in Section 101(k)(1) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan with respect to which there is any reasonable likelihood of a Material Adverse Effect or (B) any notices described in Section 101(l)(1) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan with respect to which there is any reasonable likelihood of the imposition of liability that would reasonably be expected to have a Material Adverse Effect; provided, however, that if the Borrower has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

(e) of the occurrence of any Foreign Benefit Event, where there is any reasonable likelihood of the imposition of liability on any Loan Party as a result thereof that would be reasonably expected to have a Material Adverse Effect;

(f) of the occurrence of any material event or change related to (w) handling of Personal Data, (x) cybersecurity breaches, insurance and other similar events, (y) any governmental investigations or notices related to the foregoing or (z) compliance measures related to the foregoing; and

(g) [reserved].

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and propose to take with respect thereto.

Section 6.04. Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable all its obligations and liabilities in respect of Taxes imposed upon it or its income, profits, properties or other assets, except, in each case, (i) to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP, or (ii) if such failure to pay or discharge such obligations and liabilities would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.03 or 7.04, (b) take all reasonable action to maintain all rights, privileges (including its good standing, if such concept is applicable in its jurisdiction of organization), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, and (c) use commercially reasonable efforts to preserve or renew all of its registered copyrights, patents, trademarks, trade names and service marks, the non- preservation of which could reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, provided that nothing in this Section 6.05 shall require the preservation, renewal or maintenance of, or prevent the abandonment by, the Borrower or Restricted Subsidiary of any registered copyrights, patents, trademarks, trade names and service marks that the Borrower or Restricted Subsidiary reasonably determines is not useful to its business or no longer commercially desirable.

Section 6.06. Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its tangible properties and equipment that are necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.

Section 6.07. Maintenance of Insurance. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, maintain in full force and effect, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in businesses similar to those engaged by the Borrower and the Restricted Subsidiaries. Subject to Section 6.16, the Borrower shall use commercially reasonable efforts to ensure that at all times the Collateral Agent, for the benefit of the Secured Parties, shall be named as an additional insured with respect to liability policies (other than directors and officers policies and workers compensation) maintained by the Borrower and each Guarantor and the Collateral Agent, for the benefit of the Secured Parties, shall be named as second-lien lender loss payee and mortgagee with respect to the property insurance maintained by the Borrower and each Guarantor; provided that, unless an Event of Default shall have occurred and be continuing, (A) all proceeds from insurance policies shall be paid to the Borrower or Guarantor, (B) to the extent the Collateral Agent receives any proceeds, the Collateral Agent shall turn over to the Borrower any amounts received by it as an additional insured or second-lien lender loss payee under any property insurance maintained by the Borrower and their Subsidiaries, and (C) the Collateral Agent and the Lenders agree that the Borrower and/or their applicable Subsidiaries shall have the sole right to adjust or settle any claims under such insurance.

Section 6.08. Compliance with Laws. Comply with the requirements of all applicable Laws (including, without limitation, ERISA, the PATRIOT Act, Sanctions Laws and Regulations, Applicable Data Privacy Laws, and Environmental Laws) and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 6.09. Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in all material respects in conformity with GAAP consistently applied in respect of all financial transactions and matters involving the assets and business of the Borrower or, if applicable, such Restricted Subsidiary, as the case may be (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).

Section 6.10. Inspection Rights. Permit the representatives of the Administrative Agent and, during the continuance of any Event of Default, of each Lender to visit and inspect any of its properties (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement pursuant to which the Borrower or such Restricted Subsidiary is a party), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, (i) only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10, (ii) the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (iii) such exercise shall be at the Borrower’s expense; provided further, that when an Event of Default is continuing the Administrative Agent) may do any of the foregoing at the expense of the Borrower at any time and from time to time during normal business hours and upon reasonable advance written notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

Section 6.11. Use of Proceeds. The Borrower will use the proceeds of the Loans only as provided in Sections 5.07, 5.13(a), 5.19 and 5.20.

Section 6.12. Covenant to Guarantee Obligations and Give Security. Upon the formation, statutory division, or acquisition of any new wholly owned Subsidiaries by any Borrower Party (provided that each of (i) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 6.12), and upon the acquisition of any property (other than Excluded Property and real property that is not Material Real Property and other than foreign intellectual property and U.S. intellectual property that is not registered with, or that is not the subject of an application for registration with, the United States Patent and Trademark Office or United States Copyright Office) by any Borrower Party, which property, is not already subject to a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties (and where such a perfected Lien would be required in accordance with the terms of the Collateral Documents or other Loan Documents), the Borrower shall, at the Borrower’s expense, subject in each case to the Perfection Exceptions:

(i) in connection with such formation, division, or acquisition of a Subsidiary, within 90 days after such formation, division, or acquisition or such longer period as the Collateral Agent may agree in its reasonable discretion, (A) cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Collateral Agent, guaranteeing the Obligations and a joinder or supplement to the applicable Collateral Documents and (B) (if not already so delivered) deliver certificates representing the Pledged Interests of each such Subsidiary (if any) held by the applicable Borrower Party accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt owing by such Subsidiary to any Borrower Party indorsed in blank to the Collateral Agent, together with, if requested by the Collateral Agent, supplements to the Security Agreement; provided that any Excluded Property shall not be required to be pledged as Collateral,

(ii) within 90 days after such formation, division or acquisition of any such property or any request therefor by the Collateral Agent (or such longer period, as the Collateral Agent may agree in its reasonable discretion) duly execute and deliver, and cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver, to the Collateral Agent one or more Security Agreement Supplements, Intellectual Property Security Agreement Supplements, as specified by and in form and substance reasonably satisfactory to the Collateral Agent (consistent, to the extent applicable, with the Security Agreement, the Intellectual Property Security Agreement and the other Collateral Documents (and Section 6.14)), securing payment of all the Obligations (provided, to the extent any property to be subject to a Mortgage is located in a jurisdiction that imposes mortgage recording taxes, intangible tax, documentary tax or similar tax or similar recording fees or taxes, the relevant Mortgage shall not secure an amount in excess of the Fair Market Value of such property subject thereto) of the applicable Borrower Party or such Subsidiary, as the case may be, under the Loan Documents and establishing Liens on all such properties or property; provided that such properties or property shall not be required to be pledged as Collateral, and no Security Agreement Supplements, Intellectual Property Security Agreement Supplements shall be required to be delivered in respect thereof, to the extent that any such properties or property constitute Excluded Property,

(iii) within 90 days after such request, formation or acquisition, or such longer period, as the Collateral Agent may agree in its reasonable discretion, take, and cause such Subsidiary that is not an Excluded Subsidiary and each applicable Borrower Party to take, whatever action, the filing of UCC financing statements, the giving of notices and delivery of stock and membership interest certificates or foreign equivalents representing the applicable Capital Stock as may be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it), subject to the Legal Reservations and Section 5.03, valid and subsisting Liens on the properties purported to be subject to the Security Agreement Supplements, Intellectual Property Security Agreement Supplements, supplements to other Collateral Documents and security agreements delivered pursuant to this Section 6.12, in each case to the extent required under the Loan Documents, enforceable against all third parties in accordance with their terms,

(iv) within 90 days after the request of the Collateral Agent, or such longer period as the Collateral Agent may agree in its reasonable discretion, deliver to the Collateral Agent, Organization Documents, resolutions and a signed copy of one or more customary opinions, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Borrower Parties reasonably acceptable to the Collateral Agent as to such matters as the Collateral Agent may reasonably request,

(v) with respect to any Material Real Property, take such actions as set forth in Section 6.14 within the time periods set forth therein (as such may be extended in the Collateral Agent’s reasonable discretion), and

(vi) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, Collateral Documents and security agreements.

Section 6.13. Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, (i) comply, and make all reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply with all Environmental Laws and Environmental Permits; (ii) obtain, maintain and renew all applicable Environmental Permits necessary for its operations and properties; and, (iii) to the extent required under Environmental Laws, conduct any investigation, mitigation, study, sampling and testing, and undertake any cleanup, removal or remedial, corrective or other action necessary to respond to and remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws provided, however, that no Borrower or any Restricted Subsidiary shall be required to undertake any such cleanup, removal, remedial, corrective or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 6.14. Further Assurances. Promptly upon request by the Administrative Agent, or the Collateral Agent or any Lender through the Administrative Agent, and subject to the limitations described in Section 6.12, (i) correct any material defect or error that may be discovered in any Loan Document or other document or instrument relating to any Collateral or in the execution, acknowledgment, filing or recordation thereof and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Collateral Agent or any Lender through the Administrative Agent, may reasonably require from time to time in order to grant, preserve, protect and continue the validity, perfection and priority of the security interests created or intended to be created by the Collateral Documents. By the date that is 120 days after the acquisition of any Material Real Property that is required to be subject to a Mortgage, as such time period may be extended in the Collateral Agent’s reasonable discretion, the Borrower shall, and shall cause each Restricted Subsidiary to, deliver to the Collateral Agent:

(i) a Mortgage with respect to each such Mortgaged Property, together with evidence each such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto on or before such date in a form suitable for filing and recording in all appropriate local filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties, subject only to Permitted Liens, and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent; provided that to the extent any property to be subject to a Mortgage is located in a jurisdiction that imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes;

(ii) fully paid American Land Title Association or equivalent Lender’s title insurance policies or marked up unconditional binder for such insurance (the “Mortgage Policies”) in form and substance reasonably requested by the Collateral Agent, with endorsements customarily available at reasonable rates and reasonably requested by the Collateral Agent, in amounts reasonably acceptable to the Collateral Agent (not to exceed the Fair Market Value of the Material Real Properties covered thereby and subject to any tie-in coverage available), issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent in connection with any such Material Real Property located in the United States;

(iii) American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, certified to the Collateral Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and reasonably acceptable to the Collateral Agent; provided that new or updated surveys will not be required if an existing survey, ExpressMap or other similar documentation is available and survey coverage is available for the Mortgage Policies without the need for such new or updated surveys and provided further this foregoing requirement shall only be in connection with any such Material Real Property located in the United States;

(iv) in each case with respect to any such Material Real Property (and any other Mortgaged Properties located in the same state as any such Material Real Property), customary opinions of local counsel to the Loan Parties in jurisdictions in which the Mortgaged Property is located, with respect to the enforceability and perfection of the Mortgages and, if applicable any related fixture filings, in form and substance reasonably satisfactory to the Collateral Agent;

(v) customary opinions of counsel to the Loan Parties in the states in which the Loan Parties party to the Mortgages are organized or formed, with respect to the valid existence, corporate power and authority of such Loan Parties in the granting of the Mortgages, in form and substance reasonably satisfactory to the Collateral Agent;

(vi) with respect to each such improved Mortgaged Property, a “Life-of Loan” Federal Emergency Management Agency Standard Flood Hazard Determination;

(vii) evidence that all other actions reasonably requested by the Collateral Agent, that are necessary in order to create valid and subsisting Liens on the property described in the Mortgage, have been taken; and

(viii) evidence that all documented and invoiced fees, costs and expenses have been paid in connection with the preparation, execution, filing and recordation of the Mortgages, including reasonable attorneys’ fees, filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes and title search charges and other charges incurred in connection with the recordation of the Mortgages and the other matters described in this Section 6.14 and as otherwise required to be paid in connection therewith under Section 10.04.

Section 6.15. [Reserved].

Section 6.16. Post-Closing Undertakings.

(a) Following the Closing Date, within the time periods specified on Schedule 6.16 hereto (as each may be extended by the Collateral Agent in its reasonable discretion), provide such Collateral Documents and complete such undertakings as are set forth on Schedule 6.16 hereto.

(b) Within sixty (60) days after the Closing Date (or by such later date as may be agreed by the Collateral Agent in its reasonable discretion), the Loan Parties shall cause each such Subsidiary that is not an Excluded Subsidiary as of the Closing Date, including any Subsidiary organized, formed or incorporated in Canada or the United Kingdom to (i) duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Collateral Agent, guaranteeing the Obligations and a joinder or supplement to the applicable Collateral Documents (or enter into separate security documents governed by the laws of the UK or Canada, as applicable, in each case, for purposes of granting security over the Collateral of such Subsidiary), (ii) (if not already so delivered) deliver certificates representing the Pledged Interests of each such Subsidiary (if any) held by the applicable Borrower Party accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt owing by such Subsidiary to any Borrower Party indorsed in blank to the Collateral Agent, together with, supplements to the Security Agreement and (iii) deliver any additional documentation required pursuant to Section 6.12 and under the other Loan Documents.

Section 6.17. No Change in Line of Business. Continue to engage in substantially similar lines of business as those lines of business conducted by the Borrower and the Restricted Subsidiaries on the date hereof including any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

Section 6.18. Transactions with Affiliates.

(a) The Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”), in each case, without the consent of the Required Lenders, unless:

(i) such Affiliate Transaction is (x) in the ordinary course of business, consistent with past practice and on terms that are not materially less favorable to the relevant Borrower or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the relevant Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s length basis (as determined in good faith by the senior management or the disinterested members of the Board of Directors of the Borrower or any direct or indirect parent of the Borrower) and (y) with respect to any Affiliate Transaction or series of related Affiliate Transactions permitted under the foregoing clause (x) involving aggregate consideration in excess of $1,000,000, the Borrower delivers to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower certifying that the Board of Directors of the Borrower, Holdings Topco or any Parent Holding Company determined or resolved that such Affiliate Transaction complies with Section 6.18(a)(i)(x);

(ii) such Affiliate Transaction is for the payment of an annual dividend to OTPP FTP in an amount not to exceed a CAD10,000 per year (grossed up by the amount of any withholding or similar tax required by applicable law as provided for in the Certificate of Incorporation of Parent as in effect on the Closing Date (or as thereafter amended with the consent of the Required Lenders) (such dividend, the “OTPP FTP Dividend”); provided, that if the Borrower cannot pay the OTPP FTP Dividend under applicable Delaware law due to insufficient funds or otherwise, such dividend may accrue without interest until the accrued amount can be paid under applicable Delaware law; or

(iii) such Affiliate Transaction is the payment of the administrative agent fee to the Administrative Agent (including on behalf of sub-agent, if applicable) in an aggregate amount not to exceed $250,000.

Section 6.19. Lender Conference Calls. After each date of delivery of the annual or quarterly financial information required pursuant to Section 6.01(a) or (b), the Borrower will hold and participate in a conference call or teleconference at a time selected by the Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous fiscal year or fiscal quarter of the Borrower and its Subsidiaries.

ARTICLE VII.

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations) hereunder shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any other Restricted Subsidiary to (and with respect to Section 7.09, Holdings shall not):

Section 7.01. Indebtedness. Directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except for the following (collectively, “Permitted Debt”):

(a) the Obligations;

(b) subject to the terms of the Closing Date Intercreditor Agreement, Indebtedness of the Borrower and other Loan Parties permitted to be incurred under the Senior Credit Agreement as in effect on the Closing Date and as amended or refinanced thereafter in accordance with the terms of the Closing Date Intercreditor Agreement;

(c) Indebtedness of the Borrower and its Restricted Subsidiaries (other than Indebtedness described in clause (a) above) that is existing on the Closing Date and listed on Schedule 7.01;

(d) Indebtedness (including, without limitation, Capitalized Lease Obligations and mortgage financings as purchase money obligations) Incurred by the Borrower or any of its Restricted Subsidiaries, to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or the Equity Interests of any Person owning such assets) and Indebtedness arising from the conversion of the obligations of the Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Borrower or such Restricted Subsidiary, in an aggregate principal amount or liquidation preference, including all Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this clause (d), not to exceed $5,750,000, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness permitted under this clause (d) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such refinancing; provided that Capitalized Lease Obligations Incurred by the Borrower or any Restricted Subsidiary pursuant to this clause (d) in connection with a Sale/Leaseback Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale/Leaseback Transaction are used by the Borrower or such Restricted Subsidiary to permanently repay outstanding Term Loans under this Agreement;

(e) Indebtedness Incurred by the Borrower or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments issued in the ordinary course of business, including, without limitation, (i) letters of credit or performance or surety bonds in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance and (ii) guarantees of Indebtedness Incurred by customers in connection with the purchase or other acquisition of equipment or supplies in the ordinary course of business;

(f) Indebtedness arising from agreements of the Borrower or the Restricted Subsidiaries providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary of the Borrower in accordance with this Agreement, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(g) Indebtedness of the Borrower owing to a Restricted Subsidiary; provided that (x) such Indebtedness owing to a Non-Loan Party shall be (i) subordinated in right of payment to the Borrower’s Obligations with respect to this Agreement pursuant to the Intercompany Subordination Agreement, and (ii) no payments shall be permitted to be made on such Indebtedness if there is an Event of Default that has occurred and is continuing, and (y) any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness or Disqualified Stock (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness or issuance of such Disqualified Stock not permitted by this clause (g);

(h) [Reserved];

(i) Indebtedness of a Restricted Subsidiary or the Borrower owing to the Borrower or a Restricted Subsidiary; provided that (x) if the Borrower or a Loan Party Incurs such Indebtedness owing to a Non-Loan Party, such Indebtedness is subordinated in right of payment to the Borrower’s Obligations or Guarantee of such Loan Party, as applicable, pursuant to the Intercompany Subordination Agreement and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (i);

(j) Swap Contracts and Cash Management Services Incurred, other than for speculative purposes;

(k) obligations (including reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments) in respect of customs, self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiary;

(l) Indebtedness of the Borrower or any of its Restricted Subsidiaries that are Loan Parties or Foreign Subsidiaries (x) in an aggregate principal amount that, when aggregated with the principal amount or liquidation preference of all other Indebtedness then outstanding and Incurred pursuant to this clause (l), does not exceed $5,750,000, (y) that does not mature prior to the Maturity Date of the Term Loans and (z) has been provided by an unaffiliated third party; plus, in the case of any Permitted Refinancing of any Indebtedness permitted under this clause (l) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, original issue discount, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such Permitted Refinancing;

(m) any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness or other obligations by the Borrower or such Restricted Subsidiary is permitted under the terms of this Agreement, provided, that such guarantee of such Indebtedness shall be subject to the same limitations that would be applicable hereunder had such Indebtedness been directly Incurred;

(n) [reserved];

(o) [Reserved];

(p) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(q) Indebtedness of the Borrower or any Restricted Subsidiary supported by a letter of credit or bank guarantee pursuant to any credit facility permitted hereunder, so long as such letter of credit has not been terminated and is in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(r) [Reserved];

(s) Indebtedness of the Borrower or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business or consistent with past practice;

(t) [Reserved];

(u) Indebtedness of a joint venture owed to the Borrower or a Restricted Subsidiary and to the other holders of Equity Interests or participants of such joint venture, so long as such Indebtedness existed prior to Closing Date and the percentage of the aggregate amount of such Indebtedness of such joint venture owed to such holders of its Equity Interests or participants of such joint venture does not exceed the percentage of the aggregate outstanding amount of the Equity Interests of such joint venture held by such holders or such participant’s participation in such joint venture;

(v) [reserved];

(w) Indebtedness owed on a short-term basis to banks and other financial institutions in the ordinary course of business of the Borrower and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements, including cash management, cash pooling arrangements and related activities to manage cash balances of the Borrower and its Subsidiaries and permitted joint ventures including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements and Indebtedness in respect of netting services, overdraft protection, credit card programs, automatic clearinghouse arrangements and similar arrangements;

(x) Indebtedness consisting of Indebtedness issued by any Loan Party to future, current or former officers, directors, managers, employees, consultants and independent contractors thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Holdings Topco or any Parent Holding Company permitted under Section 7.05;

(y) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business or consistent with past practice;

(z) Indebtedness Incurred by the Borrower or a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case Incurred or undertaken in the ordinary course of business or consistent with past practice;

(aa) [reserved];

(bb) (i) guarantees incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners and (ii) Indebtedness Incurred by the Borrower or a Restricted Subsidiary as a result of leases entered into by the Borrower or such Restricted Subsidiary or any Permitted Parent in the ordinary course of business;

(cc) [reserved];

(dd) [reserved];

(ee) Indebtedness consisting of obligations of the Borrower or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions or any Permitted Investment;

(ff) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law; and

(gg) [reserved].

For purposes of determining compliance with this Section 7.01, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt, the Borrower shall, in its sole discretion, at the time of incurrence or issuance, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 7.01; provided (a) that in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Debt, the Borrower will be entitled to only include the amount of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Indebtedness that may be incurred substantially simultaneously pursuant to any other clause; and (b) that all Indebtedness under this Agreement incurred on the Closing Date shall be deemed to have been Incurred pursuant to Section 7.01(a) and the Borrower shall not be permitted to reclassify all or any portion of Indebtedness Incurred on the Closing Date pursuant to Section 7.01(a). Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms (including the payment of dividends on Disqualified Stock in the form of additional shares of Disqualified Stock of the same class), the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 7.01. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 7.01.

Absent the prior consent of the Required Lenders, (i) no Indebtedness may be Incurred if such Indebtedness (when taken together with all other Indebtedness incurred on or after the Closing Date) would exceed the Threshold Amount and would have any principal payments coming due (whether by scheduled commitment reductions or otherwise) earlier than 6 months following the stated maturity of the Term Facility, (ii) nothing in the Credit Agreement permits any Indebtedness to be senior in payment or security to the Term Facility (whether by subordination or otherwise) (other than the Senior Obligations), and (iii) no Indebtedness may be secured with a pari passu Lien with the Term Facility (for the avoidance of doubt, it being understood and agreed that the Liens securing or purporting to secure the Senior Obligations shall rank senior to the Liens securing or purporting to secure the Term Facility as and to the extent provided in the Closing Date Intercreditor Agreement), and (other than with respect to the Senior Obligations, Indebtedness permitted pursuant to Section 7.01(d) and the related Liens permitted under clause (6) of Permitted Liens) any Indebtedness secured by the Collateral must be junior in priority to the Collateral securing, or purporting to secure, the Term Facility pursuant to an Intercreditor Agreement acceptable to Administrative Agent).

Section 7.02. Limitations on Liens. Permit the Borrower or any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired (each, a “Subject Lien”) that secures obligations under any Indebtedness, except:

(a) in the case of Subject Liens on any Collateral, such Subject Lien is a Permitted Lien; and

(b) in the case of any other asset or property, any Subject Lien if (i) the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien securing any Junior Financing) the obligations secured by such Subject Lien or (ii) such Subject Lien is a Permitted Lien.

Any Lien created for the benefit of the Secured Parties pursuant to the preceding clause (b) shall provide by its terms that such Lien shall be automatically and unconditionally be released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Obligations.

Notwithstanding anything in this Agreement to the contrary, in no event may any Material Real Property (determined without giving effect to the exclusion therein for Excluded Property) owned in fee as of the Closing Date, or the Equity Interests in any Person whose primary asset consists of one or more of such Material Real Property, be encumbered with any Lien (other than (i) Liens granted pursuant to any Loan Document to secure the Obligations, (ii) if a Lien has been granted in a Material Real Property to secure the Obligations, a Lien further encumbering such Material Real Property that constitutes a Permitted Lien and is junior in priority to each Lien granted to secure the Obligations, (iii) Liens permitted under clause (5) of the definition of Permitted Liens with respect to such Material Real Property and (iv) non-consensual Liens arising solely by operation of applicable Law).

Section 7.03. Fundamental Changes. Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, (other than in the case of clause (e) below) so long as no Event of Default would result therefrom:

(a) (i) any Restricted Subsidiary of Holdings Topco may merge, amalgamate or consolidate with the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction in any State of the United States); provided that the Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the Borrower pursuant to documents reasonably acceptable to the Administrative Agent and the Borrower (or, if not the Borrower, the surviving Person) shall be a corporation or a limited liability company organized under the laws of the United States, any state thereof or the District of Columbia, (ii) any Restricted Subsidiary of Holdings Topco (other than the Borrower or any of the Borrower’s Restricted Subsidiaries) may merge, amalgamate or consolidate with Holdings Topco (including a merger, the purpose of which is to reorganize Holdings Topco into a new jurisdiction in any State of the United States); provided that Holdings Topco shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of Holdings Topco pursuant to documents reasonably acceptable to the Administrative Agent and Holdings Topco (or, if not Holdings Topco, the surviving Person) shall be a corporation or a limited liability company organized under the laws of the United States, any state thereof or the District of Columbia, (iii) any Restricted Subsidiary of Holdings (other than the Borrower or any of the Borrower’s Restricted Subsidiaries) may merge, amalgamate or consolidate with any one or more other Restricted Subsidiaries of Holdings (other than the Borrower or any of the Borrower’s Restricted Subsidiaries), or (iv) any Restricted Subsidiary of the Borrower may merge, amalgamate or consolidate with any one or more other Restricted Subsidiaries of the Borrower; provided that when any Guarantor is merging with another Restricted Subsidiary that is not a Loan Party (A) the Guarantor shall be the continuing or surviving Person, (B) to the extent constituting an Investment, such Investment must be a Permitted Investment (without giving effect to clauses (17) and (18) thereof) or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with

Section 7.01, respectively and (C) to the extent constituting a Disposition, such Disposition must be permitted hereunder;

(b) any Restricted Subsidiary may liquidate or dissolve, or the Borrower or any Restricted Subsidiary may (if the validity, perfection and priority of the Liens securing the Obligations is not adversely affected thereby) change its legal form if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and is not disadvantageous to the Lenders in any material respect (it being understood that in the case of any dissolution of a Restricted Subsidiary that is a Guarantor, such Subsidiary shall at or before the time of such dissolution transfer its assets to another Restricted Subsidiary that is a Guarantor in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent unless such Disposition of assets is permitted hereunder; and in the case of any change in legal form, a Restricted Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to any direct or indirect Restricted Subsidiary of the Borrower; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must either be the Borrower or a Guarantor in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent and (ii) to the extent constituting an Investment, such Investment must be a Permitted Investment or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Section 7.01, respectively; provided, further, that the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Loan Party (other than Holdings);

(d) any Restricted Subsidiary may merge, amalgamate or consolidate with, or dissolve into, any other Person in order to effect Permitted Investment; provided that (i) the continuing or surviving Person shall, to the extent subject to the terms hereof, have complied with the requirements of Section 6.12, (ii) to the extent constituting an Investment, such Investment must be a Permitted Investment and (iii) to the extent constituting a Disposition, such Disposition must be permitted hereunder;

(e) [reserved];

(f) any Restricted Subsidiary may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person in order to effect a Disposition permitted pursuant to Section 7.04 (other than Dispositions permitted by this Section 7.03); and

(g) any Permitted Investment may be structured as a merger, consolidation or amalgamation, so long as no Event of Default would result therefrom.

Section 7.04. Asset Sales. Cause or make an Asset Sale, unless:

(1) so long as no Event of Default exists or would result therefrom, the Borrower or any of its Restricted Subsidiaries, as the case may be, receives consideration (including by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; provided, that in no event shall the aggregate Fair Market Value of Asset Sales pursuant to this clause (1) and clause (2) below exceed $17,250,000 in any calendar year; and

(2) except in the case of a Permitted Asset Swap and so long as no Event of Default exists or would result therefrom, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Replacement Assets; provided, that in no event shall the aggregate Fair Market Value of Asset Sales pursuant to clause (1) above and this clause (2) exceed $17,250,000 in any calendar year; provided, further, that the amount of:

(a) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto for which internal financial statements are available immediately preceding such date or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Borrower) of the Borrower or such Restricted Subsidiary other than liabilities that are by their terms subordinated to the Obligations or are otherwise extinguished or cancelled in connection with the transactions relating to such Asset Sale, or that are assumed by the transferee of any such assets or Equity Interests pursuant to an agreement that releases or indemnifies the Borrower or such Restricted Subsidiary, as the case may be, from further liability;

(b) any notes or other obligations or other securities or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days of the receipt thereof; and

(c) [reserved];

shall each be deemed to be Cash Equivalents for the purposes of this clause (2).

Within 12 months after the Borrower’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale or Casualty Event, the Borrower or such Restricted Subsidiary shall apply an amount equal to the Net Cash Proceeds from such Asset Sale or such Casualty Event, at its option:

(1) to prepay Loans and other Permitted Debt in accordance with Section 2.05(b)(ii);

(2) to make an investment in any one or more businesses, assets (other than working capital assets), or property or capital expenditures, in each case used or useful in a Similar Business made in respect of a Subsidiary that is a Loan Party;

(3) to make an investment (including capital expenditures) in any one or more businesses, properties (other than working capital assets) or assets (other than working capital assets) that replace the businesses, properties and/or assets that are the subject of such Asset Sale or Casualty Event, with any such investment made by way of a capital or other lease valued at the present value of the minimum amount of payments under such lease (as determined by the Borrower in good faith), provided if such investment is made in respect of a Subsidiary that is not a Loan Party, such investment must also qualify as a Permitted Investment hereunder; or

(4) any combination of the foregoing;

provided that the Borrower and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clause (2) or (3) of this paragraph if and to the extent that, within 12 months after the Asset Sale that generated the Net Cash Proceeds, the Borrower or such Restricted Subsidiary, as applicable, has entered into and not abandoned or rejected a binding agreement to make an investment in compliance with the provision described in clauses (2) and (3) of this paragraph, and that investment is thereafter completed within the later of (x) such 12 month period or (y) 180 days after the end of such 12 month period.

Pending the final application of any such amount of Net Cash Proceeds pursuant to Section 2.05(b)(ii) and this Section 7.04, the Borrower or such Restricted Subsidiary may otherwise invest or utilize such Net Cash Proceeds in any manner not prohibited by this Agreement.

Section 7.05. Restricted Payments. Directly or indirectly:

(1) declare or pay any dividend or make any payment or distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Borrower (other than (A) dividends or distributions by the Borrower payable solely in Equity Interests (other than Disqualified Stock) of the Borrower; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Borrower or a Restricted Subsidiary receives at least its Pro Rata Share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower or any direct or indirect parent of the Borrower, including in connection with any merger, amalgamation or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any (i) Subordinated Indebtedness of the Borrower or any Guarantor (other than, subject to the applicable subordination or intercreditor provisions, the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness of the Borrower or any Guarantor in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under Section 7.01(g) or (i)) or (ii) any Indebtedness that is secured, or purported to be secured, by a security interest in the Collateral that is expressly junior to the Liens securing the Obligations (clauses (i) and (ii), “Junior Financing”); or

(4) make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”; for the avoidance of doubt, in no event shall any payment or other action with respect to the Senior Obligations constitute a Restricted Payment),

This Section 7.05 will not prohibit:

(1) the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Borrower or any direct or indirect parent of the Borrower in exchange for,

or out of the proceeds of a contemporaneous issuance or sale of, Equity Interests of the Borrower or any direct or indirect parent of the Borrower or contributions to the equity capital of the Borrower (other than the issuance or sale of Excluded Equity) (collectively, including any such contributions, “Refunding Capital Stock”);

(b) the declaration and payment of accrued dividends on the Retired Capital Stock out of the contemporaneously received proceeds of the issuance or sale (other than to a Restricted Subsidiary of the Borrower or to an employee stock ownership plan or any trust established by the Borrower or any of its Restricted Subsidiaries) of Refunding Capital Stock; and

(c) if immediately prior to the retirement of the Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph of Section 7.05 and has not been made as of such time (the “Unpaid Amount”), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of the Borrower or any direct or indirect parent of the Borrower) in an aggregate amount no greater than the Unpaid Amount (with the payment of such Unpaid Amount being treated as a payment under the applicable provision);

(3) payments of the Senior Obligations;

(4) [reserved];

(5) [reserved];

(6) [reserved];

(7) [reserved];

(8) any Restricted Payments made in connection with the consummation of the Transactions, including any dividends, payments or loans made to the Borrower or any direct or indirect parent of the Borrower to enable it to make any such payments or any future payments to employees of the Borrower, any Restricted Subsidiary of the Borrower or any direct or indirect parent of the Borrower under agreements entered into in connection with the Transactions;

(9) payment of the OTPP FTP Dividend;

(10) Restricted Payments that are made with Excluded Contributions so long as either (i) such Restricted Payments are made contemporaneously with the receipt of such Excluded Contributions or (ii) if not made contemporaneously, such Restricted Payment must be made within 60 days of the receipt of such Excluded Contribution and, in each case of the foregoing clauses (i) and (ii), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(11) the payment of taxes in connection with the vesting or issuance of awards under that certain management incentive plan, received by the Lenders on July 3, 2024 (as in effect on such date), and adopted in connection with the Closing Date Transactions, so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(12) payment of all scheduled payments set forth in the key employee retention agreements by and between the Parent and certain of its employees which have been provided to the Lenders on or prior to the date hereof;

(13) Permitted Tax Distributions;

(14) the declaration and payment of dividends, other distributions or other amounts to, or the making of loans to the Borrower or any direct or indirect parent of the Borrower, in the amount required for such entity to, if applicable:

(a) pay amounts equal to the amounts required for the Borrower or any direct or indirect parent of the Borrower to pay fees and expenses (including Taxes), customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees, directors, managers, consultants or independent contractors of the Borrower or any direct or indirect parent of the Borrower, if applicable, and general corporate operating (including, without limitation, expenses related to auditing and other accounting matters) and overhead costs and expenses of the Borrower or any direct or indirect parent of the Borrower, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Borrower and its Subsidiaries;

(b) [reserved];

(c) pay fees and expenses incurred by the Borrower or any direct or indirect parent of the Borrower related to (i) the maintenance of such parent entity of its corporate or other entity existence and performance of its obligations under this Agreement, (ii) any unsuccessful equity or debt offering of such parent entity (or any debt or equity offering from which such parent does not receive any proceeds) and (iii) any equity or debt issuance, incurrence or offering, any disposition or acquisition or any investment transaction by the Borrower or any of its Restricted Subsidiaries (or any acquisition of or investment in any business, assets or property that will be contributed to the Borrower or any of its Restricted Subsidiaries as part of the same or a related transaction) permitted by this Agreement;

(d) [reserved];

(e) pay franchise and excise taxes, and other fees, taxes and expenses in connection with any ownership of the Borrower or any of its Subsidiaries or required to maintain their organizational existences;

(f) make payments for the benefit of the Borrower or any of its Restricted Subsidiaries to the extent such payments could have been made by the Borrower or any of its Restricted Subsidiaries because such payments (x) would not otherwise be Restricted Payments and also, would not otherwise be provided for under a clause above and (y) would be permitted by Section 6.18(a) or (b)(i); and

(g) make Restricted Payments to any direct or indirect parent of the Borrower to finance, or to any direct or indirect parent of the Borrower for the purpose of paying to any direct or indirect parent of the Borrower to finance, any Investment that, if consummated by the Borrower or any of its Restricted Subsidiaries, would be a Permitted Investment; provided that (a) such Restricted Payment is made substantially concurrently with the closing of such Investment and (b) promptly following the closing thereof, such direct or indirect parent of the Borrower causes (i) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or any Restricted Subsidiary or (ii) the merger, consolidation or amalgamation (to the extent permitted by Section 7.03) of the Person formed or acquired into the Borrower or any Restricted Subsidiary in order to consummate such acquisition or Investment, in each case, in accordance with the requirements of Section 6.12;

(15) (i) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, (ii) payments made or expected to be made by the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower (or their respective Affiliates, estates or immediate family members) in connection with the exercise of stock options or the grant, vesting or delivery of Equity Interests and (iii) loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower in connection with such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent of the Borrower; provided that no cash is actually advanced pursuant to this clause (iii) other than to pay taxes due in connection with such purchase, unless immediately repaid;

(16) [reserved];

(17) payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of assets that complies with the provisions of this Agreement;

(18) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);

(19) the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into, Equity Interests of the Borrower or any direct or indirect parent of the Borrower;

(20) [reserved];

(21) [reserved];

(22) [reserved];

(23) [reserved];

(24) [reserved];

(25) [reserved]; and

(26) [reserved];

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (18), and (20), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof. For purposes of clauses (13) and (14) above, taxes shall include all interest and penalties with respect thereto and all additions thereto.

The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, amend, modify or change any term or condition of any Junior Financing Document equal to or greater than $5,000,000 in any manner that is, taken as a whole, materially adverse to the interests of the

Administrative Agent or the Lenders, and in the case of the Senior Obligations, no Senior Loan Document related thereto may be amended, modified or otherwise changed unless permitted under the terms of the Closing Date Intercreditor Agreement.

As of the Closing Date, all of the Borrower’s Subsidiaries will be Restricted Subsidiaries. The Borrower will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary.

Section 7.06. Burdensome Agreements. Permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) (i) pay dividends or make any other distributions to Holdings or any of its Restricted Subsidiaries on its Capital Stock; or (ii) pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries;

(b) make loans or advances to Holdings or any of its Restricted Subsidiaries;

(c) create, incur, assume or suffer to exist Liens on the Collateral of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; or

(d) sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions of the Borrower or any of its Restricted Subsidiaries in effect on the Closing Date, including pursuant to this Agreement and the other Loan Documents, related Swap Contracts and Indebtedness permitted pursuant to Section 7.01(c);

(2) applicable law or any applicable rule, regulation or order;

(3) any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated a Restricted Subsidiary that was in existence at the time of such acquisition (or at the time it merges with or into the Borrower or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or designated; provided that in connection with a merger, amalgamation or consolidation under this clause (3), if a Person other than the Borrower or such Restricted Subsidiary is the successor company with respect to such merger, amalgamation or consolidation, any agreement or instrument of such Person or any Subsidiary of such Person, shall be deemed acquired or assumed, as the case may be, by the Borrower or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;

(4) customary encumbrances or restrictions contained in contracts or agreements for the sale of assets applicable to such assets pending consummation of such sale, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary;

(5) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(6) customary provisions in operating or other similar agreements, asset sale agreements and stock sale agreements entered into in connection with the entering into of such transaction, which limitation is applicable only to the assets that are the subject of those agreements;

(7) purchase money obligations for property acquired and Capitalized Lease Obligations, to the extent such obligations impose restrictions of the nature discussed in clauses (c) or (d) in the first paragraph of this Section 7.06 on the property so acquired;

(8) customary provisions contained in leases, sub-leases, licenses, sublicenses, contracts and other similar agreements entered into in the ordinary course of business and not entered into in contemplation of this Agreement to the extent such obligations impose restrictions of the type described in clauses (c) or (d) in the first paragraph of this Section 7.06 on the property subject to such lease;

(9) [reserved];

(10) any encumbrance or restriction contained in other Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary that is incurred subsequent to the Closing Date pursuant to Section 7.01 and not entered into in contemplation of this Agreement, provided that (i) such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Borrower’s ability to make anticipated principal or interest payments under this Agreement (as determined by the Borrower in good faith) or (ii) such encumbrances and restrictions contained in any agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in this Agreement (as determined by the Borrower in good faith);

(11) any encumbrance or restriction contained in secured Indebtedness otherwise permitted to be incurred pursuant to Sections 7.01 and 7.02 to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness;

(12) any encumbrances or restrictions, not relating to any Indebtedness, that do not, individually or in the aggregate, (x) detract from the value of the property or assets of the Borrower or any Restricted Subsidiary in any manner material to the Borrower or any Restricted Subsidiary or (y) materially affect the Borrower’s ability to make future principal or interest payments under this Agreement, in each case, as determined by the Borrower in good faith;

(13) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture and not entered into in contemplation of this Agreement; and

(14) any encumbrances or restrictions of the type referred to in clauses 7.06(a), (b), (c) and (d) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13); provided that such encumbrances and restrictions contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are, in the good faith judgment of the Borrower, not materially more restrictive, taken as a whole, than the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 7.06, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Borrower or a Restricted Subsidiary to other Indebtedness Incurred by the Borrower or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 7.07. Accounting Changes. Make any change in fiscal year; provided, however, that the Borrower or any Subsidiary thereof may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent, will, and are hereby authorized by the Lenders to, make any amendments to this Agreement that are necessary, in the judgment of the Administrative Agent and the Borrower, to reflect such change in fiscal year.

Section 7.08. Financial Covenants.

(a) From and after July 31, 2024 until and including February 28, 2025, as of the last day of each calendar month, the Borrower shall not permit Liquidity to be less than $4,250,000 (the “Minimum Liquidity”).

(b) As of the end of each fiscal quarter of the Borrower (commencing with the test period ending March 31, 2025), shall not permit the First Lien Net Leverage Ratio at the end of any Fiscal Quarter in the table set forth below to exceed the corresponding maximum ratio set forth in the column opposite such Fiscal Quarter in the table below (the “Leverage Covenant”, together with Minimum Liquidity, the “Financial Covenants” and each a “Financial Covenant”):

Fiscal Quarter	First Lien Net Leverage Ratio
March 31, 2025	9.78 : 1.00
June 30, 2025	8.63 : 1.00
September 30, 2025	8.34 : 1.00
December 31, 2025 and thereafter	8.05 : 1.00

Section 7.09. Holding Company. Holdings shall not conduct, transact or otherwise engage in any material business or operations; provided, that the following shall be permitted in any event: (i) its ownership of the Capital Stock of the Restricted Subsidiaries; (ii) the entry into, and the performance of its obligations with respect to the Senior Obligations, the Loan Documents (including any New Term Facility), any Junior Financing Document, any documentation relating to any Permitted Refinancing of the foregoing the Guarantees permitted by clause (v) below; (iii) the consummation of the Transactions; (iv) the performing of activities (including, without limitation, cash management activities) and the entry into documentation with respect thereto, in each case, permitted by this Agreement for Holdings to enter into and perform; (v) the payment of dividends and distributions (and other activities in lieu thereof permitted by this Agreement), the making of contributions to the capital of its Subsidiaries and Guarantees of Indebtedness permitted to be incurred hereunder by any Restricted Subsidiary and the Guarantees of other obligations not constituting Indebtedness; (vi) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees and those of its Subsidiaries); (vii) the performing of activities in preparation for and consummating any public offering of its common stock or any other issuance or sale of its Capital Stock (other than Disqualified Stock) including converting into another type of legal entity; (viii) the participation in tax, accounting and other administrative matters as a member of the consolidated group of the Borrower, including compliance with applicable Laws and legal, tax and accounting matters related thereto and activities relating to its officers, directors, managers and employees; (ix) the holding of any cash and Cash Equivalents (but not owning or operating any property); (x) the entry into and performance of its obligations with respect to contracts and other arrangements, including the providing of indemnification to officers, managers, directors and employees and (xi) any activities incidental to the foregoing.

Section 7.10. Division of Loan Parties. Notwithstanding anything herein or any other Loan Document to the contrary, no Loan Party that is a limited liability company may divide itself into two or more limited liability companies or series thereof (pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise) without the prior written consent of the Administrative Agent, except that any Loan Party that is a limited liability company may divide itself into two or more limited liability companies or series thereof (pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise) without the prior written consent of the Administrative Agent so long as all such limited liability companies or series thereof are Borrowers (if the entity divided is a Borrower) or Guarantors (if the entity divided is a Guarantor) and such new Borrowers or new Guarantors, as applicable, comply with the obligations set forth in Section 6.12 and the other applicable further assurances obligations set forth in the Loan Documents.

Section 7.11. Intellectual Property. Absent the consent of the Required Lenders, (1) all material intellectual property or material intellectual property rights owned (or held, in relation to contractual rights) of Holdings or any of its Subsidiaries shall be held by a Loan Party (other than Holdings) and (2) such material intellectual property or material intellectual property rights shall not be sold, transferred (by distribution, contribution or otherwise) or otherwise assigned to any Person which is not a Loan Party (except in no event may such sale, transfer or assignment be to Holdings).

ARTICLE VIII.
Events of Default and Remedies

Section 8.01. Events of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when due and as required to be paid herein, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due and payable, any interest on any Loan, or any fee due hereunder or under any other Loan Document, or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05(a) (solely with respect to the Borrower), 6.11 or in any Section of Article VII (subject to, in the case of Section 7.08, the cure rights contained in Section 8.03 and the proviso at the end of this clause (b)) or Holdings fails to perform or observe any term, covenant or agreement contained in Section 7.09; or

(c) Other Defaults. Any Loan Party fails to perform or observe any covenant or agreement (other than those specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof by the Administrative Agent to the Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or in any respect to the extent any such representation or warranty is already qualified by materiality) when made or deemed made (provided that the failure of any representation or warranty to be true and correct on the Closing Date will not constitute a Default or an Event of Default); or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (or, with respect to clauses (A)(y) and (B)(y) only, Parent or any of its Subsidiaries) (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than the Obligations, the Senior Obligations and intercompany Indebtedness) having an aggregate outstanding principal amount equal to or greater than $5,000,000 or (B) fails to observe or perform any other agreement or condition, or any event or condition occurs that results, in each case relating to any Indebtedness (other than the Obligations, the Senior Obligations and intercompany Indebtedness) having an aggregate outstanding principal amount equal to or greater than $5,000,000 the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) after the expiration of any applicable grace or cure period therefor to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, in each case, prior to its Stated Maturity; provided that this clause (e)(B) shall not apply to (x) secured Indebtedness that becomes due as a result of the sale or transfer or other Disposition (including a Casualty Event) of the property or assets securing such Indebtedness permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness, (y) events of default, termination events or any other similar event under the documents governing Swap Contracts for so long as such event of default, termination event or other similar event does not result in the occurrence of an early termination date or any acceleration or prepayment of any amounts or other Indebtedness payable thereunder or (z) Indebtedness that upon the happening of any such default or event automatically converts into Equity Interests (other than Disqualified Stock or, in the case of a Restricted Subsidiary, Disqualified Stock or Preferred Stock) in accordance with its terms; provided further, that such failure is unremedied and is not validly waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any acceleration of the Loans pursuant to Section 8.02; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, a winding-up, an administration, a dissolution, or a composition or makes an assignment for the benefit of creditors or any other action is commenced (by way of voluntary arrangement, scheme of arrangement or otherwise); or appoints, applies for or consents to the appointment of any receiver, administrator, administrative receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, receiver and manager, controller, monitor or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary (other than any Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued, commenced or levied against all or substantially all of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue, commencement or levy, or any analogous procedure or step is taken in any jurisdiction; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) equal to or greater than $5,750,000 (to the extent not paid and not covered by (i) independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage or (ii) an enforceable indemnity which is likely to be collectable to the extent that such Loan Party or Restricted Subsidiary shall have made a claim for indemnification and the applicable indemnifying party shall not have disputed such claim) and there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) One or more ERISA Events occur or there is or arises an Unfunded Pension Liability (taking into account only Plans with positive Unfunded Pension Liability) which event or events or unfunded liability or unfunded liabilities results or could reasonably be expected to result in liability of any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA which has resulted or could reasonably be expected to result in liability of any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (iii) with respect to a Foreign Plan, termination, withdrawal, imposition of a Lien or noncompliance with applicable Law or plan terms that would reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Certain Loan Documents. Any material provision of any Collateral Document, any Guaranty, the Intercompany Subordination Agreement and/or any Intercreditor Agreement required to be entered into pursuant to the terms of this Agreement (in each case, subject to the Legal Reservations and the Perfection Exceptions), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.03 or Section 7.04) or satisfaction in full of all the Obligations (other than contingent indemnification obligations as to which no claim has been asserted) or any Lien on a material portion of the Collateral ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of this Agreement, any Collateral Document, any Guaranty, the Intercompany Subordination Agreement and any Intercreditor Agreement required to be entered into pursuant to the terms of this Agreement; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted) and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document or the Liens created thereby cease having the priority required by this Agreement or other applicable Loan Document (except as otherwise expressly provided in this Agreement or the Collateral Documents), except in each case (i) as a result of the failure of the Administrative Agent or Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents, or (ii) as to Collateral consisting of real property, to the extent that such losses are covered by a lender’s title insurance policy and such insurers have not denied or failed to acknowledge coverage; or

(k) Change of Control. There occurs any Change of Control; or

(l) Senior Obligations. The Senior Obligations are accelerated, such that they become immediately due and payable before their stated maturity date.

Section 8.02. Remedies Upon Event of Default. Subject in all respects to the operation of the Closing Date Intercreditor Agreement, if any Event of Default occurs and is continuing (including any Event of Default arising by virtue of the termination and declaration contemplated by the proviso to Section 8.01(b)), the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon (including, without limitation, any Make-Whole Amount or prepayment premium), and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) [Reserved]; and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Facilities have been designated as “Designated Senior Debt” (or any comparable term) and/or under applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

Section 8.03. Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, in the event that the Borrower fails to comply with the requirements of the Leverage Covenant, then (A) from the end of the most recently ended fiscal quarter of the Borrower until the expiration of the tenth Business Day subsequent to the date the relevant Compliance Certificate is required to be delivered pursuant to Section 6.02(b) (the last day of such period being the “Anticipated Cure Deadline”), Holdings Topco shall have the right (the “Cure Right”) to issue common Equity Interests, preferred equity certificates and/or convertible preferred equity certificates (so long as such preferred equity certificates and convertible preferred equity certificates do not constitute Disqualified Stock) or in another form reasonably acceptable to the Administrative Agent for cash and contribute the proceeds therefrom in the form of common Equity Interests, to the Borrower or obtain a contribution to Holdings Topco’s equity (which shall be in the form of common Equity Interests, preferred equity certificates and/or convertible preferred equity certificates (so long as such preferred equity certificates and convertible preferred equity certificates do not constitute Disqualified Stock) or otherwise in a form reasonably acceptable to the Administrative Agent (the “Cure Equity”) and contribute the proceeds therefrom in the form of common Equity Interests to the Borrower), and upon the receipt by the Borrower of such cash (the “Cure Amount”), pursuant to the exercise by the Borrower of such Cure Right, the calculation of Consolidated EBITDA as used in the Leverage Covenant shall be recalculated giving effect to the following pro forma adjustments:

(i) Consolidated EBITDA for such fiscal quarter (and for any subsequent period that includes such fiscal quarter) shall be increased, solely for the purpose of measuring the Leverage Covenant and not for any other purpose under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs (including the determination of amounts available under Section 7.05), such that no Event of Default shall be deemed to have occurred and be continuing), by an amount equal to the Cure Amount; provided that (1) the receipt by the Borrower of the Cure Amount pursuant to the Cure Right shall be deemed to have no other effect whatsoever under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs, such that no Event of Default shall be deemed to have occurred and be continuing) and (2) no Cure Amount shall reduce Indebtedness on a Pro Forma Basis for the applicable period for purposes of calculating the Leverage Covenant or calculating the First Lien Net Leverage Ratio, nor shall any Cure Amount held by the Borrower Parties qualify as “unrestricted cash or Cash Equivalents of the Borrower Parties” for the purposes of calculating any net obligations or liabilities under the terms of this Agreement; and

(ii) if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the Leverage Covenant, the Borrower shall be deemed to have satisfied the requirements of the Leverage Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Leverage Covenant that had occurred shall be deemed cured for the purposes of this Agreement (and any other Default or Event of Default as a result thereof, including the failure to meet any condition requiring no Default or Event of Default based solely on the basis of any actual or purported Event of Default under the Leverage Covenant); and

(iii) upon receipt by the Administrative Agent of written notice, on or prior to the Anticipated Cure Deadline, that the Borrower intends to exercise the Cure Right in respect of a fiscal quarter, the Lenders shall not be permitted to accelerate Loans held by them, or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the Leverage Covenant, unless such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline.

(b) Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal-quarter period there shall be at least two fiscal quarters in respect of which the Cure Right is not exercised, (ii) there can be no more than five fiscal quarters in respect of which the Cure Right is exercised during the term of the Facilities and (iii) for purposes of this Section 8.03, the Cure Amount utilized shall be no greater than the minimum amount required to remedy the applicable failure to comply with the Leverage Covenant (or if only the Leverage Covenant under the Senior Credit Agreement is violated and not the Leverage Covenant hereunder, to comply with the Leverage Covenant under the Senior Credit Agreement).

Section 8.04. Application of Funds. Subject in all respects to the Closing Date Intercreditor Agreement, after the exercise of remedies provided for in Section 8.02 (or after an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.17, be applied by the Administrative Agent in the following order:

(a) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article III and amounts owing in respect of (x) the preservation of Collateral or the Collateral Agent’s security interest in the Collateral or (y) with respect to enforcing the rights of the Secured Parties under the Loan Documents) payable to the Administrative Agent and the Collateral Agent in their respective capacity as such;

(b) second, to payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed to the Administrative Agent);

(c) third, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to the Lenders (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause (c) held by them;

(d) fourth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans ratably among the Lenders in proportion to the respective amounts described in this clause (d) held by them;

(e) fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans;

(f) sixth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are then due and payable to the Administrative Agent and the other Secured Parties, ratably based upon the respective aggregate amounts of all such Obligations then owing to the Administrative Agent and the other Secured Parties; and

(g) last, after all of the Obligations have been paid in full (other than contingent indemnification obligations not yet due and owing), to the Borrower or as otherwise required by Law;

provided that no amounts received from any Guarantor shall be applied to Excluded Swap Obligations of such Guarantor.

Each Cash Management Bank or Approved Counterparty not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

It is understood and agreed by each Loan Party and each Secured Party that the Administrative Agent and Collateral Agent shall have no liability for any determinations made by it in this Section 8.04, in each case except to the extent resulting from the gross negligence or willful misconduct of the

Administrative Agent or the Collateral Agent, as applicable (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Loan Party and each Secured Party also agrees that the Administrative Agent and the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof, and the Administrative Agent and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

ARTICLE IX.
Administrative Agent and Other Agents

Section 9.01. Appointment and Authorization of Agents.

(a) Each Lender a hereby irrevocably appoints MGG Investment Group LP to act on its behalf as Administrative Agent hereunder and under the other Loan Documents (subject to the provisions in Section 9.09), and designates and authorizes the Administrative Agent to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, any other Loan Document, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties through its officers, directors, agents, employees, or affiliates. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders (and, to the extent expressly set forth in this Article, each Cash Management Bank and each Approved Counterparty), and no Loan Party shall have rights as a third party beneficiary of any of such provisions. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) [Reserved].

(c) The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or in trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent as Collateral Agent (and any co-agents, sub-agents and attorneys-in- fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) and Section 10.04 as if set forth in full herein with respect thereto and all references to Administrative Agent in this Article IX shall, where applicable, be read as including a reference to the Collateral Agent. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent as Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any Intercreditor Agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

(d) Any corporation or association into which any Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which such Agent is a party, will be and become the successor Agent, as applicable, under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 9.02. Delegation of Duties. The Administrative Agent may execute any of its duties and exercise its rights and powers under this Agreement, any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct by the Administrative Agent, as determined by a final non-appealable judgment by a court of competent jurisdiction. The exculpatory provisions of this Article IX shall apply to any such sub agent and to the Agent-Related Persons of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.03. Liability of Agents.

(a) No Agent-Related Person shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction), (ii) liable for any action taken or not taken by it (A) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (B) in the absence of its own gross negligence or willful misconduct as determined by the final, non-appealable judgment of a court of competent jurisdiction, (iii) responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein, in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement, any other Loan Document, (iv) responsible for or have any duty to ascertain or inquire into the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien, or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder, (v) responsible for or have any duty to ascertain or inquire into the value or the sufficiency of any Collateral or (vi) responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into monitor or enforce, compliance with the provisions relating to Affiliate Lenders or Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or an Affiliate Lender or (y) have any liability with respect to or arising out of any assignment or participant of loans, or disclosure of confidential information, to, or the restriction on any exercise of rights or remedies of, any Disqualified Institution or Affiliate Lender. For the avoidance of doubt, no Agent shall be obligated to calculate or confirm the calculations of any financial covenants set forth herein or the other Loan Documents or in any of the financial statements of the Loan Parties. No Agent shall be liable to the Lenders for any apportionment or distribution of payments made by it to such Lenders in good faith and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover pro rata from the other Lenders any payment equal to the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

(b) The Administrative Agent shall not have any duty to (i) take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law; and (ii) to disclose, except as expressly set forth herein, in the other Loan Documents, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity.

(c) Any assignor of a Loan or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Institution or an Affiliate Lender. No Agent shall have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Institutions or Affiliate Lenders.

(d) In no event shall any Agent be liable for any failure or delay in the performance of their respective obligations under this Agreement or any related documents because of circumstances beyond such Agent’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Agent’s control whether or not of the same class or kind as specified above.

(e) Nothing in this Agreement or any other Loan Document shall require any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder.

(f) The Agents shall have no obligation for (a) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien granted under this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby; (b) the filing, re-filing, recording, re-recording, or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance, or other instrument in any public office at any time or times; or (c) providing, maintaining, monitoring, or preserving insurance on or the payment of taxes with respect to any Collateral.

Section 9.04. Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, Internet or intranet website posting or other distribution statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. Each Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with, and rely upon (and be fully protected in relying upon), advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document, unless it shall first receive such advice or concurrence of the Required Lenders (or such other number of Lenders as may be expressly provided hereby in any instance) and/or the as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, any other Loan Document in accordance with a request or consent of the Required Lenders (or such other number of Lenders as may be expressly provided hereby or thereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date, specifying its objection thereto.

Section 9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders, (or, if so specified by this Agreement, all Lenders or such number or percentage of the Lenders as shall be necessary under the circumstances as provided for herein or in the other Loan Documents) in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders or the holders of a particular Tranche.

Section 9.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents and warrants to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement, the other Loan Documents and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents and warrants that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein (which in any event, shall be deemed to be furnished without representation or warranty of any kind), such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, each Lender shall, on a ratable basis based on such Lender’s Pro Rata Share of all the Facilities (determined as of the time that the applicable indemnity payment is sought (or if such indemnity payment is sought after the date on which the Total Outstandings have been paid in full and the Commitments have terminated, in accordance with their respective Pro Rata Shares of the Facilities immediately prior to the date on which the Total Outstandings are paid in full and the Commitments have terminated)), indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party upon an Agent’s demand and without limiting the obligation of any Loan Party to do so), and hold harmless each Agent-Related Person in each case from and against any and all Indemnified Liabilities incurred by such Agent-Related Person; provided, however, that no Lender shall be liable for any Indemnified Liabilities incurred by an Agent-Related Person to the extent such Indemnified Liabilities are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be provided by the Loan Documents shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 shall apply whether or not any such investigation, litigation or proceeding is brought by any Lender or any other Person.

Without limiting the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its Pro Rata Share of all the Facilities (determined as of the time that the applicable reimbursement payment is sought (or if such reimbursement payment is sought after the date on which the Total Outstandings have been paid in full and the Commitments have terminated, in accordance with its

Pro Rata Shares of the Facilities immediately prior to the date on which the Total Outstandings are paid in full and the Commitments have terminated)) of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto; provided further, that failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect thereof. Each Lender hereby authorizes the Administrative Agent and Collateral Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent or the Collateral Agent to such Lender from any source against any amount due to the Administrative Agent or the Collateral Agent under this Section 9.07. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation or removal of the Administrative Agent.

Section 9.08. Agents in their Individual Capacities. Any Agent and its Affiliates may make loans to, issue (or arrange) letters of credit for the account of, accept deposits from, acquire Capital Stock in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to its Loans, if applicable, such Agent shall have the same rights and powers under this Agreement, the other Loan Documents as any other Lender and may exercise such rights and powers as though it were not, if applicable, an Agent, and the terms “Lender” and “Lenders” include, if applicable, such Agent in its individual capacity (unless otherwise expressly indicated or unless the context otherwise requires).

Section 9.09. Successor Agents.

(a) The Administrative Agent or Collateral Agent may resign as the Administrative Agent or Collateral Agent, as applicable, upon 30 days’ written notice to the Borrower and the Lenders. If the Administrative Agent or Collateral Agent or a controlling Affiliate of the Administrative Agent or the Collateral Agent is subject to an Agent-Related Distress Event, the Required Lenders or the Borrower may remove such Agent from such role upon ten (10) days’ written notice to the Lenders. Upon receipt of any such notice of resignation or removal, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(a), (f), or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal, as applicable, of the Administrative Agent or Collateral Agent, as applicable, the Administrative Agent or Collateral Agent (other than to the extent subject to an Agent-Related Distress Event or if the Administrative Agent is being removed as a result of it being a Disqualified Institution), as applicable, may (but shall not be required to) appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring or removed Administrative Agent or Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor administrative agent or such successor collateral agent, as applicable, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent, as applicable, shall be terminated. After the retiring Administrative Agent’s or Collateral Agent’s resignation or removal hereunder as the Administrative Agent or Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or Collateral Agent by the date which is 30 days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or removal, the retiring or removed Administrative Agent’s or Collateral Agent’s resignation or removal shall nevertheless thereupon become effective and (i) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder, and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security as bailee, trustee or other applicable capacity until such time as a successor of such Agent is appointed), (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.09 and (iii) the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor or upon the expiration of the 30-day period following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or removal without a successor agent having been appointed, the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents other than as specifically set forth in clause (i) above of this Section 9.09(a) but the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them solely in respect of the Loan Documents or Obligations, as applicable, while the retiring or removed Agent was acting as Administrative Agent or Collateral Agent, as applicable (and in performing its duties and obligations under clause (i) above of this Section 9.09(a)). At any time the Administrative Agent or Collateral Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Administrative Agent or Collateral Agent may be removed as the Administrative Agent or Collateral Agent hereunder at the request of the Borrower and the Required Lenders.

(b) [Reserved].

Section 9.10. Administrative Agent May File Proofs of Claim. Subject in all respects to the operation of the Closing Date Intercreditor Agreement, in case of the pendency of any receivership, administrative receivership, judicial management, insolvency, liquidation, bankruptcy, reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel to the extent provided for herein and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any administrator, administrative receiver, custodian, receiver, assignee, trustee, judicial manager, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts, in each case, due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11. Collateral and Guaranty Matters. Each of the Lenders irrevocably authorize the Administrative Agent and the Collateral Agent, and each of the Administrative Agent and the Collateral Agent shall to the extent requested by the Borrower or, solely in the case of clause (d) below, to the extent provided for under this Agreement and, in each case of clauses (a) through (d) below, to the extent permitted under the terms of the Closing Date Intercreditor Agreement,

(a) release any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations as to which no claim has been asserted), (ii) that is sold, disposed of or distributed or to be sold, disposed of or distributed as part of or in connection with any transaction permitted hereunder or under any other Loan Document, in each case to a Person that is not a Loan Party nor is required to become a Loan Party (but no release of such Lien shall occur on account of this Section 9.11(a) as a result of any foreclosure of a Lien to the extent such foreclosure would otherwise be a permitted disposition or other permitted transaction hereunder), (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, (iv) that constitutes Excluded Property as a result of an occurrence not prohibited hereunder, (v) any equity interests in a Person that becomes and continues to be an Excluded Subsidiary (other than the equity interests in any Immaterial Subsidiaries listed as pledged in Schedule II of the Security Agreement) or (vi) owned by a Guarantor upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) release or subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document to the holder of any Permitted Lien on such property that is permitted by clauses (1) (solely with respect to cash deposits), (4) (solely with respect to cash deposits), (5) (solely to subordinate to such Lien, but not to release any assets subject to it), (6) (only with regard to Section 7.01(d)), (9), (11) (solely with respect to cash deposits), (16), (17) (other than with respect to self-insurance arrangements), (18) (solely to the extent constituting Excluded Property), (21), (23) (solely to the extent relating to a lien of the type allowed pursuant to clause (9) of the definition thereof), (25) (solely to the extent relating to a lien of the type allowed pursuant to clause (6) of the definition of “Permitted Liens” and securing obligations under Indebtedness of the type allowed pursuant to Section 7.01(d)), (26) (solely to the extent the Lien of the Collateral Agent on such property is not, pursuant to such agreements, required or permitted to be senior to or pari passu with such Liens), (29) (solely with respect to cash deposits), (34), (39) (only for so long as required to be secured for such letter of intent or investment), (45), (46) (solely to subordinate to such Lien, but not to release any assets subject to it) and (48) of the definition thereof;

(c) release any Guarantor from its obligations under the applicable Guaranty if in the case of any Subsidiary, such Person ceases to be a Restricted Subsidiary or otherwise becomes and continues to be an Excluded Subsidiary (other than by operation of clause (b) of the definition; except if (1) any Subsidiary that becomes a non-Wholly Owned Subsidiary after the Closing Date as a result of (x) the issuance or other Disposition of Equity Interests of such Subsidiary in either case to a Person that is not a Loan Party or an Affiliate of a Loan Party, (y) such issuance or Disposition was not entered into in contemplation of such Subsidiary’s ceasing to constitute a Loan Party or in contemplation of this release provision and (z) such issuance or Disposition was pursuant to a bona joint venture otherwise permitted to exist under the other terms of this Agreement and (2) no Event of Default has occurred and is continuing or would be reasonably expected to result therefrom, then such Person becoming and continuing to be an Excluded Subsidiary may be released hereby) as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of, to the extent incurred by a Loan Party, any other Indebtedness, in each case, with an aggregate outstanding principal amount in excess of $5,750,000; and

(d) enter into any Intercreditor Agreement contemplated by this Agreement without any further approval of the Lenders.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11. Additionally, upon reasonable request of the Borrower, the Collateral Agent will return possessory Collateral held by it that is released from the security interests created by the Collateral Documents pursuant to this Section 9.11; provided that in each case of this Section 9.11, the Borrower shall have delivered to the Administrative Agent and Collateral Agent a certificate of a Responsible Officer of the Borrower certifying that any such transaction has been consummated in compliance with this Agreement and the other Loan Documents and that such release is permitted hereby (and the Secured Parties hereby authorize and direct the Agents to rely on such certificate in performing their obligations under this Section 9.11); provided, that in the event that the Collateral Agent loses or misplaces any possessory collateral delivered to the Collateral Agent by the Borrower, upon reasonable request of the Borrower, the Collateral Agent shall provide a loss affidavit to the Borrower, in the form customarily provided by the Collateral Agent in such circumstances.

Absent the prior written consent of the Required Lenders, no release (whether by way any transaction or series of transactions) shall be given effect (x) as to any Person that is an obligor with respect to the Obligations, or any property as Collateral (whether by operation of the definition of Excluded Property,

Section 9.11 or otherwise), in either case if, after giving effect to such release and any related transactions, such Person or such property will serve as an obligor or will provide security, as applicable, for all or any Term Loan, for any exchange, replacement or any other refinancing thereof (or any successive refinancing thereof) or for any other financing provided by a Person who is (or was prior to the transactions in question or will contemporaneously become) a Lender, a Sponsor or an Affiliate or Approved Fund of a Sponsor or a Lender, respectively.

Section 9.12. No Other Duties, No Fiduciary Relationship. Anything herein to the contrary notwithstanding, the Administrative Agent, shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder. None of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13. [Reserved].

Section 9.14. Appointment of Supplemental Agents and Incremental Arrangers.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement, any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents o, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by them in their sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent, as applicable (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(b) In the event that the Administrative Agent or the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent or the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent, to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Administrative Agent and the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 (obligating the Borrower to pay the Administrative Agent’s and the Collateral Agent’s expenses and to indemnify the Administrative Agent and the Collateral Agent) that refer to the Administrative Agent and/or the Collateral Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Administrative Agent and/or Collateral Agent shall be deemed to be references to the Administrative Agent and/or Collateral Agent and/or such Supplemental Agent, as the context may require.

(c) Should any instrument in writing from Holdings Topco, the Borrower or any other Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Holdings Topco or the Borrower, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent or the Collateral Agent, as applicable, until the appointment of a new Supplemental Agent.

(d) In the event that the Borrower appoints or designates any Incremental Arranger, pursuant to Section 2.14, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to an agent or arranger with respect to New Loan Commitments, shall be exercisable by and vest in such Incremental Arranger, to the extent, and only to the extent, necessary to enable such Incremental Arranger to exercise such rights, powers and privileges with respect to the New Loan Commitments, and to perform such duties with respect to such New Loan Commitments, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Incremental Arranger shall run to and be enforceable by either the Administrative Agent or such Incremental Arranger, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 (obligating the Borrower to pay the Administrative Agent’s and the Collateral Agent’s expenses and to indemnify the Administrative Agent and the Collateral Agent) that refer to the Administrative Agent and/or the Collateral Agent shall inure to the benefit of such Incremental Arranger and all references therein to the Administrative Agent and/or Collateral Agent shall be deemed to be references to the Administrative Agent and/or Collateral Agent and/or such Incremental Arranger; provided that the Administrative Agent shall have the sole and exclusive right to designate counsel for purposes of any reimbursement limitation hereunder. Each Lender hereby irrevocably appoints any Incremental Arranger to act on its behalf hereunder and under the other Loan Documents pursuant to Section 2.14 and designates and authorizes such Incremental Arranger to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to such Incremental Arranger by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto.

Section 9.15. Intercreditor Agreement. The Administrative Agent and the Collateral Agent are authorized by the Lenders and each other Secured Party to, to the extent required by the terms of the Loan Documents, (i) enter into any Intercreditor Agreement contemplated by this Agreement (including for the avoidance of doubt, the Closing Date Intercreditor Agreement), (ii) enter into any Collateral Document, or (iii) make or consent to any filings or take any other actions in connection therewith (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 7.01 and 7.02 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and the parties hereto acknowledge that any Intercreditor Agreement (including for the avoidance of doubt, the Closing Date Intercreditor Agreement), Collateral Document, consent, filing or other action will be binding upon them. Each Lender and each other Secured Party (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the any Intercreditor Agreement (if entered into; it being understood and agreed that the Closing Date Intercreditor Agreement will be entered into as of the Closing Date) and (b) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into any Intercreditor Agreement (including for the avoidance of doubt, the Closing Date Intercreditor Agreement) contemplated by this Agreement or Collateral Document (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 7.01 and 7.02 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. Without limiting the foregoing, each of the Lenders and each other Secured Party hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Closing Date Intercreditor Agreement.

Section 9.16. Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the U.S. Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under any Loan Document.

Section 9.17. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that: none of the Administrative Agent, the Collateral Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X.
Miscellaneous

Section 10.01. Amendments, Etc. Except as otherwise expressly set forth in this Agreement or the applicable Loan Document, no amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Closing Date Intercreditor Agreement), and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent or Collateral Agent, as applicable, at the instruction of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent or Collateral Agent, as applicable, to the extent it is not a Defaulting Lender, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender, or reinstate the Commitment of any Lender after the termination of such Commitment pursuant to Section 8.02, in each case without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of (or amendment to the terms of) any Default or Event of Default or mandatory prepayment of the Term Loans shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal of, or interest on, any Loan or any fees or other amounts payable hereunder, without the written consent of each Lender directly and adversely affected thereby (and subject to such further requirements as may be applicable thereto under the last two paragraphs of this Section 10.01), it being understood that the waiver of any obligation to pay interest at the Default Rate, or the amendment or waiver of any mandatory prepayment of Loans under the Term Facilities shall not constitute a postponement of any date scheduled for the payment of principal, interest or fees;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan (it being understood that a waiver of any Default or Event of Default or mandatory prepayment of the Term Loans shall not constitute a reduction or forgiveness of principal), or (subject to clause (ii) of the proviso following clause (g) below) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definition of First Lien Net Leverage Ratio or in the component definitions thereof shall not constitute a reduction in any fees based thereon; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate as to all of the Obligations;

(d) modify the provisions of Section 2.05(a), 2.12(a), 2.13 or 8.04 in a manner that would by its terms alter the pro rata sharing or application of payments required thereby, without the written consent of each Lender directly and adversely affected thereby and, in the case of any modification of Section 8.04, the written consent of each Cash Management Bank and each Approved Counterparty directly and adversely affected thereby;

(e) change any provision of this Section 10.01 (other than the last two paragraphs of this Section), or the definition of Required Lenders or Majority Lenders, or any other provision hereof specifying the number or percentage of Lenders or portion of the Loans or Commitments required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definition specified in clause (ii) of this Section 10.01(e) or modifications in connection with repurchases of Term Loans, amendments with respect to the New Term Facilities and amendments with respect to extensions of maturity, which shall only require the written consent of each Lender directly and adversely affected thereby), without the written consent of each Lender and, in the case of any amendment to this Section 10.01 that adversely affects any Cash Management Bank or Approved Counterparty such Cash Management Bank or Approved Counterparty, as the case may be,;

(f) other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the Liens on the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(g) other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the aggregate value of the Guaranty, or all or substantially all of the Guarantors, without the written consent of each Lender;

(h) [Reserved];

(i) [Reserved];

(j) subordinate the payment priority of the Obligations or subordinate the Liens granted to the Administrative Agent (for the benefit of the Secured Parties) in the Collateral, without the written consent of each Lender;

(k) [Reserved];

(l) [Reserved];

(m) increase the rate of interest paid in cash (other than by implementation of the Default Rate to all Obligations (as defined on the Closing Date) with respect to the Term Loans;

(n) [Reserved];

(o) [Reserved];

(p) change the definitions of Affiliate Transaction, Asset Sale, Change of Control, Excluded Property, Excluded Subsidiary, Immaterial Subsidiary, Investments, Intercreditor Agreement (or any requirement that one be delivered), Liquidity, Obligations, Perfection Exceptions, Closing Date Intercreditor Agreement, Threshold Amount, Collateral, Indebtedness, Permitted Investments, Permitted Holders, Sponsor or Permitted Liens;

(q) [Reserved];

(r) [Reserved];

(s) permit the existence of any Indebtedness (when taken together with all other Indebtedness incurred on or after the Closing Date) in excess of the Threshold Amount (as defined in the Senior Credit Agreement) that would have any principal payments coming due (whether by scheduled commitment reductions or otherwise) before the 91st day after the stated maturity of the Senior Credit Agreement;

(t) [Reserved];

(u) [Reserved];

and provided further that (i) [Reserved]; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in their respective capacities as such, in addition to the Borrower and the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iii) the lenders may enter into a separate agreement among lenders from time to time, to the written consent of each Cash Management Bank and each Approved Counterparty directly and adversely affected thereby; and (iv) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, any amendment, modification, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders or Affiliate Lenders, except that (x) no amendment, waiver or consent relating to Section 10.01(a), (b) or (c) may be effected, in each case without the consent of such Defaulting Lender or Affiliate Lender and (y) any amendment, modification, waiver or other action that by its terms adversely affects any Defaulting Lender or Affiliate Lender in its capacity as a Lender in a manner that differs in any material respect from, and is more adverse to such Defaulting Lender or Affiliate Lender than it is to, other affected Lenders shall require the consent of such Defaulting Lender or Affiliate Lender. Notwithstanding anything to the contrary herein, any waiver, amendment, modification or consent in respect of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or any other Loan Document of only the Lenders holding Loans or Commitments of a particular Tranche (but not the Lenders holding Loans or Commitments of any other Tranche) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the Lenders with respect to such Tranche that would be required to consent thereto under this Section 10.01 if such Lenders were the only Lenders hereunder at the time.

This Section 10.01 shall be subject to any contrary provision of Section 2.14. In addition, notwithstanding anything else to the contrary contained in this Section 10.01, (a) amendments and modifications in connection with any incurrence of New Term Loans in transactions provided for by Section 2.14 in order to increase the Interest Rate, increase, extend or add any prepayment premium, increase, extend or add any call protection or increase the amortization schedule with respect to any existing Term Loan Tranche, in each case, in order to cause any such New Term Loans to be fungible with such existing Term Loan Tranche may be effected without such Lenders’ consent, and amendments and modifications in connection with the transactions provided for by Section 2.14 that benefit existing Lenders may be effected without such Lenders’ consent, (b) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error, ambiguity or omission, defect or inconsistency of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend or modify such provision, if in the case of amendments or modifications contemplated by this clause (b) the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof, (c) the Administrative Agent and the Borrower shall be permitted to amend any provision of any Collateral Document, the Guaranty, or enter into any new agreement or instrument, to be consistent with this Agreement and the other Loan Documents or as required by local law to give effect to any guaranty, or to give effect to or to protect any security interest for the benefit of the Secured Parties, in any property so that the security interests comply with applicable Law, and in each case, such amendments, documents and agreements shall become effective without any further action or consent of any other party to any Loan Document and (d) the amendments referred to in Section 3.04 may be effected in accordance with the terms of such section.

In addition, notwithstanding anything else to the contrary contained in this Section 10.01, (a) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error, ambiguity or omission, defect or inconsistency of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend or modify such provision, if in the case of amendments or modifications contemplated by this clause (a) the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof and (b) the Administrative Agent and the Borrower shall be permitted to amend any provision of any Collateral Document, the Guaranty, or enter into any new agreement or instrument, to be consistent with this Agreement and the other Loan Documents or as required by local law to give effect to any guaranty, or to give effect to or to protect any security interest for the benefit of the Secured Parties, in any property so that the security interests comply with applicable Law, and in each case, such amendments, documents and agreements shall become effective without any further action or consent of any other party to any Loan Document.

Notwithstanding anything to the contrary herein, at any time and from time to time, upon notice to the Administrative Agent (who shall promptly notify the applicable Lenders) specifying in reasonable detail the proposed terms thereof, the Borrower may make one or more loan modification offers to (i) all of the specified Lenders of any Facility that would, if and to the extent accepted by any such Lender (each, an “Accepting Lender”), (a) extend the scheduled Maturity Date and any amortization of the Loans and Commitments under such Facility and/or fees payable with respect to the Loans and Commitments under such Facility (in each case solely with respect to the Loans and Commitments of Accepting Lenders in respect of which an acceptance is delivered) and (b) treat the Loans and Commitments so modified as a new “Facility” for all purposes under this Agreement; provided that (x) such loan modification offer is made to each Lender offered on the same terms and subject to the same procedures as are applicable to all other Lenders under such Facility and (y) no loan modification shall affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, without its prior written consent or (ii) the specified Lenders of any Facility that would, if and to the extent accepted by any Accepting Lender, (a) extend the scheduled Maturity Date and any amortization of the Loans and Commitments under such Facility and, if applicable, change the fees payable with respect to the Loans and Commitments under such Facility (in each case solely with respect to the Loans and Commitments of Accepting Lenders in respect of which an acceptance is delivered) and (b) treat the Loans and Commitments so modified as a new “Facility” for all purposes under this Agreement; provided that (w) in no event shall such extended Loans and Commitments (1) have covenants that are more restrictive to the Borrower than the terms applicable to the non-extended Loans and Commitments of the original Facility from which such Loans and Commitments are extended (the “Non-Extended Loans and Commitments”), (2) have a higher fees than the Non-Extended Loans and Commitments or (3) receive a greater than ratable share of any optional or mandatory prepayments than such Non-Extended Loans and Commitments, in each case, prior to the final maturity date of such Non-Extended Loans and Commitments applicable at the time of such loan modification, (x) such loan modification offer is made to the Accepting Lenders under the applicable Facility on the same terms and subject to the same procedures as are applicable to all other Accepting Lenders under such Facility, (y) if the aggregate principal amount of Term Loans in respect of which Lenders shall have accepted the relevant loan modification offer shall exceed the maximum aggregate principal amount of Term Loans of such Accepting Lenders, as applicable, subject to the loan modification offer, then the Term Loans, as applicable, of the Lenders of the applicable Facility who were not provided with the opportunity to extend their Term Loans may have their Term Loans repaid on a non-ratable basis up to such maximum amount based on the respective principal amounts with respect to which the Accepting Lenders have accepted such loan modification offer and (z) no loan modification shall affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, without its prior written consent.

In connection with any such loan modification offer, the Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent such agreements and other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the applicable loan modification offer and the terms and conditions thereof, and this Agreement and the other Loan Documents shall be amended in a writing (which may be executed and delivered by the Borrower and the Administrative Agent and shall be effective only with respect to the applicable Loans and Commitments of Lenders that shall have accepted the relevant loan modification offer (and only with respect to Loans and Commitments as to which any such Lender has accepted the loan modification offer)) to the extent necessary or appropriate, in the judgment of the Administrative Agent, to reflect the existence of, and to give effect to the terms and conditions of, the applicable loan modification (including the addition of such modified Loans and/or Commitments as a “Facility” hereunder). No Lender shall have any obligation whatsoever to accept any loan modification offer, and may reject any such offer in its sole discretion. Notwithstanding the foregoing, no modification referred to above shall become effective unless the Administrative Agent, to the extent reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 or delivered from time to time pursuant to Section 6.12, Section 6.14 and/or Section 6.16 with respect to Holdings, the Borrower, all material Guarantors and each other Guarantor that is organized in a jurisdiction for which local counsel to the Administrative Agent in such jurisdiction advises that such deliveries are reasonably necessary to preserve the Collateral in such jurisdiction.

Section 10.02. Notices; Electronic Communications.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Holdings, the Borrower, any other Loan Party, the Administrative Agent or the Collateral Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, telecopier number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties hereto, as provided in Section 10.02(d); and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under Article II by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes (with the Borrower’s consent), (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.

NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT- RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of Holdings, the Borrower, the Guarantors, the Administrative Agent and the Collateral Agent may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Administrative Agent, Collateral Agent, and Lenders. The Administrative Agent, the Collateral Agent, t and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof except to the extent such reliance is deemed to be gross negligence or willful misconduct of the Administrative Agent, Collateral Agent, or Lender in a final non-appealable judgment of a court of competent jurisdiction. The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower to the extent required by Section 10.05. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03. No Waiver; Cumulative Remedies; Enforcement.

(a) No failure by any Lender, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided hereunder and under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the

Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent or the Collateral Agent in accordance with Section 8.02 for the benefit of all the Secured Parties; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent or the Collateral Agent) hereunder and under the other Loan Documents, (b) [reserved], or (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13); and provided further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender (or any person nominated by them) may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold in any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale.

Section 10.04. Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent, and the other Agents for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents (including reasonable expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses), and any amendment, waiver, consent or other modification of the provisions hereof and thereof, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel (limited to the reasonable and documented fees, disbursements and other charges of one primary counsel to Administrative Agent and the Collateral Agent and, if necessary, one local counsel to the Administrative Agent and Collateral Agent in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty, in each case, in jurisdictions material to the interests of the Agents or the Lenders, and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, the other Agents and each Lender for all reasonable documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the fees, disbursements and other charges of counsel (limited to the reasonable fees, disbursements and other charges of one primary counsel to the Administrative Agent and the Collateral Agent and, if necessary, one local counsel to the Administrative Agent and the Collateral Agent in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty, in each case, in jurisdictions material to the interests of the Agents or the Lenders. The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Agent. All amounts due under this Section 10.04 shall be paid within 30 days after invoiced or demand therefor (with a reasonably detailed invoice with respect thereto) (except for any such costs and expenses incurred prior to the Closing Date, which shall be paid on the Closing Date to the extent invoiced at least three Business Days prior to the Closing Date). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such

Loan Party by the Administrative Agent after any applicable grace periods have expired, in its sole discretion and the Borrower shall immediately reimburse the Administrative Agent, as applicable. This Section 10.04 shall not apply with respect to Taxes other than any Taxes arising from any non-Tax cost or expense.

Section 10.05. Indemnification by the Borrower. The Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and each of their respective Affiliates, and each partner, director, officer, employee, counsel, advisor, controlling person and other representative of the foregoing and, in the case of any funds, trustees and advisors and attorneys-in-fact (collectively, the “Indemnitees”) from and against (and will reimburse each Indemnitee, as and when incurred, for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements, and reasonable and documented or invoiced out-of-pocket fees and expenses (including the reasonable and documented fees, disbursements and other charges of (i) one counsel to the Administrative Agent, the Collateral Agent and their respective Related Parties, (ii) one counsel to the other Indemnitees taken as a whole, (iii) in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected Indemnitee in each relevant jurisdiction material to the interests of the Lenders, (iv) if necessary, one local counsel to the Administrative Agent, the Collateral Agent and their respective related Persons in each jurisdiction material to the interests of such Persons (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty) and (v) if necessary, one local counsel to the other Indemnities in each jurisdiction material to the interests of the Indemnitees (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (x) any actual or threatened claim, litigation, investigation or Proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or other Proceeding): (a) the execution, delivery, enforcement, performance or administration of any Loan Document, or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, disbursements, fees or expenses are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from (A) the bad faith (other than in the case of the Administrative Agent, the Collateral Agent or their respective Related Parties), gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or controlling persons or any of its officers, directors, employees, agents, advisors, or members of any of the foregoing (as determined by a final and non-appealable judgment by a court of competent jurisdiction) or (B) any dispute that is among Indemnitees (other than any dispute involving claims against the Administrative Agent or any other Agent, in each case in their respective capacities as such) that a court of competent jurisdiction has determined in a final and non-appealable judgment did not involve actions or omissions of any direct or indirect parent or controlling person of the Borrower or its Subsidiaries; or (y) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property currently or formerly owned or operated by Holdings or any of its Subsidiaries, or any Environmental Liability related in any way to Holdings or any of its Subsidiaries, ((x) and (y), collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee regardless of whether such Indemnitee is a party thereto, and whether or not such Proceedings are brought by the Borrower, its equity holders, its Affiliates, creditors or any other third person. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through the Platform or other information transmission systems (including electronic telecommunications) in connection with this Agreement unless determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith (other than in the case of the Administrative Agent, the Collateral Agent or their respective Related Parties) or willful misconduct of such Indemnitee, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that such waiver of special, punitive, indirect or consequential damages shall not limit the indemnification obligations of the Loan Parties under this Section 10.05. In the case of an investigation, litigation or other Proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or other Proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, and whether or not any Indemnitee is otherwise a party thereto. Should any investigation, litigation or other Proceeding be settled, or if there is a judgment in any such investigation, litigation or other Proceeding, the Borrower shall indemnify and hold harmless each Indemnitee in the manner set forth above; provided that the Borrower shall not be liable for any settlement (other than by the Administrative Agent, the Collateral Agent or their respective Related Parties) effected without the Borrower’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned). All amounts due under this Section 10.05 shall be payable within 30 days after demand therefor. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 10.06. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent, to any Lender, or any Agent, or any Lender, in each case in their capacities as such, exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee (other than to any Disqualified Institution to the extent the list of Disqualified Institutions has been made available to the Lenders) in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void), and in each case of the foregoing clauses (i) through (iv) to the extent permitted under the Closing Date Intercreditor Agreement. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it; provided that:

(i) (A) in the case of an assignment (x) of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or (y) to another Lender, an Affiliate of a Lender, an Approved Fund (other than any Disqualified Institution, to the extent the list of Disqualified Institutions has been made available to the Lenders), no minimum amount shall need be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section 10.07, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date of the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent, shall not be less than $1,000,000, in the case of any assignment in respect of a Term Facility, in each case unless the Administrative Agent and, so long as no Event of Default under Section 8.01(a) or (solely with respect to the Borrower) (f) or (g) has occurred and is continuing, the Borrower otherwise consents (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii) no consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 10.07 and, in addition (A) the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided that (x) the Borrower shall have an absolute consent right with regards to any proposed assignment to a Disqualified Institution and (y) investment objectives and/or history of any proposed lender or its Affiliates, shall be a reasonable basis for the Borrower to withhold consent) shall be required for any assignment provided that Borrower’s consent shall not be required if: (1) an Event of Default under Section 8.01(a) or (solely with respect to the Borrower) (f) or (g) has occurred and is continuing at the time of such assignment, or (2) such assignment is in respect of a Term Facility and is to a Lender, an Affiliate of a Lender or an Approved Fund (other than any Disqualified Institution); provided further that (1) the Borrower shall be deemed to have consented to any assignment unless the Borrower objects thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof and other than any Disqualified Institution) and (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for any assignment unless such assignment is in respect of a Term Facility and is to a Lender, an Affiliate or a Lender or an Approved Fund or an Approved Fund other than any Disqualified Institution (provided that in each case the Administrative Agent shall acknowledge any such assignment);

(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 (except (y) in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments, and (z) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment). Each Eligible Assignee that is not an existing Lender shall deliver to the Administrative Agent an Administrative Questionnaire, all documentation and other information required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and its applicable tax form;

(v) no such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender, (B) to any natural person, (C) to any Disqualified Institution, (D) to Holdings or any of its Subsidiaries except as permitted under clause (j) below or (E) to any Affiliate Lender except as permitted under Section 10.07(i);

(vi) [Reserved];

(vii) the assigning Lender shall deliver any Notes or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrower evidencing such Loans to the Borrower or the Administrative Agent; and

(viii) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, and subject to the obligations set forth in Section 10.08). Upon request, and the surrender by the assigning Lender of its Note (or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrower), the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement (other than any purported assignment or transfer to a Disqualified Institution) that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d). In connection with obtaining the Borrower’s consent to assignments in accordance with this clause (b), the Borrower shall be permitted to designate up to three additional individuals (which, for the avoidance of doubt, may include officers or employees of the Sponsor) who shall be copied on any consent requests (or receive separate notice of such proposed assignments) from the Administrative Agent; provided that a failure to so copy such individuals shall not render such assignments invalid or ineffective.

(c) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register in which it shall record the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender. The Register shall be available for inspection by the Borrower, any Agent and any Lender (but only to entries with respect to itself), at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(c) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(d) Any Lender may at any time, without the consent of, or notice (other than as set forth in clause (iv) below) to, the Borrower or the Administrative Agent sell participations to any Person (other than, absent the consent of the Required Lenders, a natural person, an Affiliate Lender, a Person that the Administrative Agent has identified in a notice to the Lenders as a Defaulting Lender, or a Disqualified Institution, to the extent the list of Disqualified Institutions has been made available to the selling Lender at its request) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 (in the case of any amendment, waiver or other modification described in clause (a), (b) or (c) of such proviso, that directly and adversely affects such Participant). Subject to Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.05 (subject to the requirements and the limitations of such Sections (it being understood that the documentation required under Section 3.01(g) shall be delivered solely to the participating Lender) and Section 3.08) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) A Participant (i) agrees to be subject to the provisions of Section 3.08 as if it were an assignee pursuant to Section 10.07(b) and (ii) shall not be entitled to receive any greater payment under Section 3.01 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that a Participant’s right to a greater payment results from a change in any Law after the Participant becomes a Participant.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) (other than to a Disqualified Institution or a natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b). Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Sections 3.01 and 3.05 (subject to the requirements and the limitations of such Sections and Section 3.08); provided that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including under Section 3.01 or 3.05), except to the extent that the SPC’s right to a greater payment results from a change in any Law after the grant to the SPC takes place. Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender of record hereunder. Other than as expressly provided in this Section 10.07(g), (A) such Granting Lender’s obligations under this Agreement shall remain unchanged, (B) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender’s rights and obligations under this Agreement. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its rights hereunder with respect to any Loan to the Granting Lender and (ii) subject to Section 10.08, disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h) Notwithstanding anything to the contrary herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i) [Reserved].

(j) Notwithstanding anything to the contrary herein, so long as no Default or Event of Default, in each case, pursuant to Sections 8.01(a), (f) or (g) exists, any Lender may assign all or any portion of its Term Loans and New Term Loans hereunder to Holdings or any of its Subsidiaries with the consent of the Required Lenders, but only if:

(i) (A) such assignment is made pursuant to a Dutch Auction open to all Term Lenders or New Term Loan lenders on a pro rata basis or (B) such assignment is made as an open market purchase;

(ii) such assignment is permitted under the terms of the Senior Credit Agreement and the Closing Date Intercreditor Agreement; and

(iii) any such Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by Holdings or any of its Subsidiaries.

In connection with any assignment pursuant to Section 10.07(i) or (j), each Lender acknowledges and agrees that, in connection therewith, (1) the Borrower and/or any of its Subsidiaries may have, and later may come into possession of, information regarding the Sponsor, the Borrower, any of its Subsidiaries and/or any of their respective Affiliates not known to such Lender and that may be material to a decision by such Lender to participate in such assignment (including material non-public information) (“Excluded Information”), (2) such Lender, independently and, without reliance on the Borrower, any of its Subsidiaries, any Agent or any of their respective Affiliates, has made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of the Borrower, any of its Subsidiaries, any Agent or any of their respective

Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Borrower, any of its Subsidiaries, any Agent or any of their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information.

(k) Notwithstanding anything to the contrary herein, (i) Affiliate Lenders shall not have any right to attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any other Lender to which representatives of the Borrower are not then present, (ii) Affiliate Lenders shall not have any right to receive any information or material prepared by the Administrative Agent or any other Lender or any communication by or among the Administrative Agent and one or more other Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives, (iii) [reserved] and (iv) neither the Sponsors nor any Affiliate of the Sponsors may be entitled to receive advice of counsel to the Agents or other Lenders and none of them shall challenge any assertion of attorney-client privilege by any Agent or other Lender. Each of the Borrower and each Affiliate Lender hereby agrees that if a case under Title 11 of the Bankruptcy Code is commenced against the Borrower, such Affiliate Lenders, with respect to any plan of reorganization that does not adversely affect any Affiliate Lender in any material respect as compared to other Lenders of a Tranche, shall be deemed to have voted in the same proportion as the Lenders of the same Tranche that are not Affiliate Lenders voting on such matter; and each Affiliate Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the Bankruptcy Code is not deemed to have been so voted, then such vote will be “designated” pursuant to Section 1126(e) of the Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code.

(l) [reserved].

(m) The applicable Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower (solely for tax purposes), shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 10.07(g) and (ii) each Participant, and the principal amounts (and stated interest) of each such SPC’s and Participant’s interest in such Lender’s rights and/or obligations under this Agreement complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the United States Treasury Regulations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended, successor or final version). The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement, notwithstanding notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(n) In the event that a transfer by any of the Secured Parties of its rights and/or obligations under this Agreement (and/or any relevant Loan Document) occurred or was deemed to occur by way of novation, the Borrower and any other Loan Parties explicitly agree that all securities and guarantees created under any Loan Documents shall be preserved for the benefit of the new Lender and the other Secured Parties.

Section 10.08. Confidentiality. Each of the Agents and the Lenders severally (and not jointly) agree to maintain the confidentiality of the Information, except that Information may be disclosed (a) (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, trustees, representatives and agents, including accountants, legal counsel and other advisors and service providers on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices) (ii) [reserved]; (iii) in each case, to each of the foregoing’s permitted, actual or potential, assignees and transferees; and (iv) in each case, to each of the following as they relate to any Persons referred to in the foregoing subclauses (i) through (iii): managers, administrators, directors, officers, employees, trustees, partners, funding sources, current and prospective investors, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the disclosing Person shall be responsible for compliance with this Section 10.08 by the Persons to whom such disclosure is made pursuant to this clause (a)); (b) to the extent requested by any regulatory authority having jurisdiction over such Agent, Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section 10.07(f); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process, in each case based upon the reasonable advice of the disclosing Agent’s or Lender’s legal counsel (in which case the disclosing Agent or Lender, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent not prohibited by applicable Law, to promptly notify the Borrower prior to such disclosure); (d) to any other party to this Agreement or any Intercreditor Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; provided that no such disclosure shall be made by such Lender or such Agent or any of their respective Affiliates to any such Person that is a Disqualified Institution; (g) with the written consent of Holdings Topco; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Agent or Lender or any Affiliate of any Agent or Lender; (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Agent or Lender); (k) to any contractual counterparty (or prospective contractual counterparty) in any swap, hedge, or similar agreement or to any such contractual counterparty’s (or prospective contractual counterparty’s) professional advisor (other than a Disqualified Institution); or (l) to any other party to this Agreement. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement on a confidential basis to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions; provided, that such Person is advised and agrees to be bound by the provisions of this Section 10.08.

For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 by such Lender or Agent. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Agent and each Lender acknowledges that (i) the Information may include material non-public information concerning Holdings or any of its Subsidiaries, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

Section 10.09. Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Party is authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in any currency), other than deposits in fiduciary accounts as to which a Loan Party is acting as fiduciary for another Person who is not a Loan Party and other than payroll or trust fund accounts, at any time held by, and other Indebtedness (in any currency) at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Secured Party hereunder or under any other Loan Document (or other Secured Document (as defined in the Security Agreement)), now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document (or other Secured Document (as defined in the Security Agreement)) and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Secured Party agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Secured Party under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Secured Party may have.

Section 10.10. Interest Rate Limitation. Notwithstanding anything to the contrary in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11. Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 10.12. Integration; Effectiveness. This Agreement, the other Loan Documents that, by their terms, survive the termination or expiration of the Closing Date, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto as of the date hereof.

Section 10.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent indemnification or other obligations) hereunder shall remain unpaid or unsatisfied.

Section 10.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.15. Governing Law; Jurisdiction; Etc.

(a) Governing Law. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENTS TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) Submission to Jurisdiction. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN ANY OTHER JURISDICTION), AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) Waiver of Venue. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 10.15. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 10.16. Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.17. Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.18. Binding Effect. When this Agreement shall have become effective in accordance with Section 10.12, it shall thereafter be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders, except as permitted by Section 7.03.

Section 10.19. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and Holdings acknowledge and agrees, and each of them acknowledges and agrees that it has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any of Holdings and its Subsidiaries and any Agent is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent has advised or is advising Holdings and its Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents are arm’s-length commercial transactions between Holdings and its Subsidiaries, on the one hand, and the Agents on the other hand, (C) the Borrower and Holdings have consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) the Borrower and Holdings are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agent is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Holdings or any of its respective Affiliates, or any other Person and (B) no Agent, has any obligation to Holdings or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Holdings, the Borrower and their respective Affiliates, and none of the Agents have any obligation to disclose any of such interests and transactions to Holdings, the Borrower or its respective Affiliates. To the fullest extent permitted by law, Holdings and the Borrower hereby waives and releases any claims that it may have against the Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and neither any Agent nor any Lender shall have any obligation, duty, or liability to any Participant of any other Lender. No Lender shall have any liability for the acts of any other Lender. No Lender shall be responsible to the Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for such Lender or on its behalf, nor to take any other action on behalf of such Lender hereunder or in connection with the financing contemplated herein.

Section 10.20. Affiliate Activities. The Borrower and Holdings acknowledge that Agent (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, any of them may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for their own account and for the accounts of customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of Holdings and its Affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan Documents, (ii) be customers or competitors of Holdings and its Affiliates or (iii) have other relationships with Holdings and its Affiliates. In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons. It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of Holdings and its Affiliates or such other entities. The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this clause.

Section 10.21. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document, any Assignment and Assumption, any Committed Loan Notice or any amendment or other modification thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.22. USA PATRIOT Act; Beneficial Ownership. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001, as amended from time to time)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act. At any time or from time to time upon the request of the Administrative Agent, each Loan Party will, at its expense, promptly provide Lenders with any information and documentation reasonably requested for purposes of compliance with the Beneficial Ownership Regulation (31 C.F.R. 1010.230, as amended) or other applicable anti-money laundering laws under 31 U.S.C. 5318(h) and its implementing regulations.

Section 10.23. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the

Administrative Agent agrees to return the amount of any excess to the relevant Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.24. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.25. Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support

(and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(b) As used in this Section 10.25, the following terms have the following meanings:

(i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with 12 U.S.C. 1841(k)) of such party.

(ii) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with 12 C.F.R § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

KLDISCOVERY HOLDINGS, INC.

By: /s/ Christopher J. Weiler
Name: Christopher J. Weiler
Title: President and Chief Executive Officer

LD TOPCO, INC.

By: /s/ Christopher J. Weiler
Name: Christopher J. Weiler
Title: President and Chief Executive Officer

MGG INVESTMENT GROUP LP,
as Administrative Agent and Collateral Agent

By: /s/ Kevin F. Griffin
Name: Kevin F. Griffin
Title: Chief Executive Officer & Chief Investment Officer

MGG SF Evergreen Fund LP

MGG Canada Fund LP

MGG Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P.

MGG SF Evergreen Unlevered Fund LP

MGG SF Evergreen Unlevered Fund 2020 LP

Evergreen Cardinal Fund LP

MGG SF Evergreen Fund Luxembourg SCSP SICAV-RAIF

MGG SF Drawdown Unlevered Fund III (Luxembourg) SCSp

MGG SF Drawdown Unlevered Fund IV (Luxembourg) SCSp

MGG Structured Solutions Fund II LP

MGG Structured Solutions Fund II (Luxembourg) SCSp,

each as a Lender

By: MGG Investment Group LP, on behalf of each

of the above, as Authorized Signatory

By: /s/ Kevin F. Griffin___________________

Name: Kevin F. Griffin

Title: Chief Executive Officer & Chief Investment Officer

1397225 ONTARIO LIMITED,

as a Lender

By: /s/ Antony Waszkiewicz_______________

Name: Antony Waszkiewicz

Title: Authorized Signatory

Schedule 2.01

Commitments

Lender	Initial Term Commitment	Total Commitment
MGG SF Evergreen Fund LP	$4,208,111.00	$4,208,111.00
MGG Canada Fund LP	$190,512.00	$190,512.00
MGG Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P.	$1,626,949.00	$1,626,949.00
MGG SF Evergreen Unlevered Fund LP	$518,192.00	$518,192.00
MGG SF Evergreen Unlevered Fund 2020 LP	$126,562.00	$126,562.00
Evergreen Cardinal Fund LP	$894,860.00	$894,860.00
MGG SF Evergreen Fund Luxembourg SCSP SICAV-RAIF	$412,877.00	$412,877.00
MGG SF Drawdown Unlevered Fund III (Luxembourg) SCSp	$97,741.00	$97,741.00
MGG SF Drawdown Unlevered Fund IV (Luxembourg) SCSp	$403,400.00	$403,400.00
MGG Structured Solutions Fund II LP	$18,641,320.00	$18,641,320.00
MGG Structured Solutions Fund II (Luxembourg) SCSp	$657,256.00	$657,256.00
1397225 ONTARIO LIMITED	$22,222,220.00	$22,222,220.00
Total:	$50,000,000.00	$50,000,000.00

Schedule 10.02

Certain Addresses for Notices

For the Loan Parties:

KLDiscovery Inc.

9023 Columbine Road

Eden Prairie, MN 55347

Attention: Andrew Southam, General Counsel

Email: andrew.southam@kldiscovery.com

With copies (which shall not constitute note) to:

Gibson, Dunn & Crutcher LLP

200 Park Ave.

New York, NY 10016

Attention: Scott J. Greenberg

Joe Zujkowski

AnnElyse Scarlett Gains

Michael G. Farag

Email: SGreenberg@gibsondunn.com

JZujkowski@gibsondunn.com

AGains@gibsondunn.com

MFarag@gibsondunn.com

For the Administrative Agent or the Collateral Agent:

Address: MGG Investment Group LP

One Penn Plaza, 53rd Floor

New York, NY 10119

Attention: Operations

Email: ops@mgginv.com;

dstohr@mgginv.com;

legal@mgginv.com

With copies (which shall not constitute note) to:

Morrison & Foerster LLP

250 West 55th Street

New York, NY 10019-9601

Attention: James A. Newton

Aly El Hamamsy

Email: jnewton@mofo.com

aelhamamsy@mofo.com

Schedule 1

Guarantors

1.
KLDiscovery Ontrack, LLC
2.
KLDiscovery Franchising, LLC

Schedule 1.01(e)

Contracts Prohibiting Subsidiary Guarantees

None.

Schedule 1.01(i)

Immaterial Subsidiaries

1.
Ibas Ontrack AB
2.
Ibas Ontrack ApS
3.
Ibas Ontrack AS
4.
Ibas Ontrack OY
5.
KLDiscovery Limited
6.
KLDiscovery Ontrack AS
7.
KLDiscovery Ontrack B.V.
8.
KLDiscovery Ontrack GmbH
9.
KLDiscovery Ontrack (HK) Limited
10.
KLDiscovery Ontrack Info. Tech. Service (Shanghai) Co. Ltd.
11.
KLDiscovery Ontrack K.K.
12.
KLDiscovery Ontrack Pte. Ltd.
13.
KLDiscovery Ontrack Pty Ltd.
14.
KLDiscovery Ontrack Sarl
15.
KLDiscovery Ontrack Single Member P.C.
16.
KLDiscovery Ontrack S.L.
17.
KLDiscovery Ontrack Sp z.o.o
18.
KLDiscovery Ontrack S.r.l.
19.
KLDiscovery Ontrack (Switzerland) GmbH
20.
KLDiscovery India Technology Services Private Limited
21.
LD International Holdings SRL

Schedule 2.01

Commitments

Lender	Initial Term Commitment	Total Commitment
MGG SF Evergreen Fund LP	$4,208,111.00	$4,208,111.00
MGG Canada Fund LP	$190,512.00	$190,512.00
MGG Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P.	$1,626,949.00	$1,626,949.00
MGG SF Evergreen Unlevered Fund LP	$518,192.00	$518,192.00
MGG SF Evergreen Unlevered Fund 2020 LP	$126,562.00	$126,562.00
Evergreen Cardinal Fund LP	$894,860.00	$894,860.00
MGG SF Evergreen Fund Luxembourg SCSP SICAV-RAIF	$412,877.00	$412,877.00
MGG SF Drawdown Unlevered Fund III (Luxembourg) SCSp	$97,741.00	$97,741.00
MGG SF Drawdown Unlevered Fund IV (Luxembourg) SCSp	$403,400.00	$403,400.00
MGG Structured Solutions Fund II LP	$18,641,320.00	$18,641,320.00
MGG Structured Solutions Fund II (Luxembourg) SCSp	$657,256.00	$657,256.00
1397225 ONTARIO LIMITED	$22,222,220.00	$22,222,220.00
Total	$50,000,000.00	$50,000,000.00

Schedule 5.06

Litigation

None.

Schedule 5.08(b)

Material Real Property

None.

Schedule 5.12

Subsidiaries and Other Equity Investments

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest
KLDiscovery Holdings, Inc.	LD Topco, Inc.	3	1,000
KLDiscovery Ontrack, LLC	KLDiscovery Holdings, Inc.	N/A	100% membership interests
KLDiscovery Franchising, LLC	KLDiscovery Holdings, Inc	N/A	100% membership interests
Ontrack Data Recovery, LLC	KLDiscovery Ontrack, LLC	N/A	100% membership interests
LD International Holdings SRL	KLDiscovery Holdings, Inc.	1	65
KLDiscovery Ontrack K.K.	KLDiscovery Ontrack, LLC	1	120,500
KLDiscovery Ontrack (HK) Limited	KLDiscovery Ontrack, LLC	2 and 3	1,000
KLDiscovery Ontrack Sarl	KLDiscovery Ontrack, LLC	N/A	99
	Ontrack Data Recovery, LLC	N/A	1
KLDiscovery Ontrack, S.L.	KLDiscovery Ontrack, LLC	N/A	3,010
KLDiscovery Ontrack S.r.l.	KLDiscovery Ontrack, LLC	N/A	99%
	Ontrack Data Recovery, LLC	N/A	1%
KLDiscovery Ontrack Pty Ltd.	KLDiscovery Ontrack, LLC	1 and 2	100

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest
KLDiscovery Ontrack (Switzerland) GmbH	KLDiscovery Ontrack, LLC	N/A	49
	Ontrack Data Recovery, LLC	N/A	1
KLDiscovery Ontrack Information Technology Service (Shanghai) Co., Ltd.	KLDiscovery Ontrack (HK) Limited	N/A	100%
LD International Holdings Ltd.	LD International Holdings SRL	1	100
KLDiscovery Ontrack AS	LD International Holdings Ltd.	N/A	100%
KLDiscovery Ontrack GmbH	LD International Holdings Ltd.	1	100%
KLDiscovery Ontrack Limited	LD International Holdings Ltd.	N/A	70,100
KLDiscovery Ontrack Canada Co.	LD International Holdings Ltd.	5	100
Ibas Ontrack AS	KLDiscovery Ontrack AS	N/A	100%
KLDiscovery Ontrack Sp z o.o.	KLDiscovery Ontrack GmbH	N/A	100
KLDiscovery Limited (UK)	KLDiscovery Ontrack Limited	1	100
KLDiscovery Limited (Ireland)	KLDiscovery Limited (UK)	1	100
Ibas Ontrack ApS	Ibas Ontrack AS	N/A	100%
Ibas Ontrack AB	Ibas Ontrack AS	N/A	100%
Ibas Ontrack OY	Ibas Ontrack AS	N/A	100%
KLDiscovery Ontrack BV	Ibas Ontrack AS	N/A	100%

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest
KLDiscovery Ontrack Pte. Ltd.	Ibas Ontrack AS	1	99
	Ibas Ontrack ApS	2	1
KLDiscovery India Technology Services Private Limited (IN)	KLDiscovery Holdings, Inc	1	9,999
	KLDiscovery Ontrack, LLC	2	1
KLDiscovery Ontrack Single Member PC (GR)	KLDiscovery Ontrack, LLC	1	10,000

Other Equity Interests

None.

Schedule 5.16

Intellectual Property

1.
Copyrights:

Copyright Claimant of Record	Title	Reg. No.	Date
KLDiscovery Ontrack, LLC	[DiskManager For Windows]	TX0004563179	07/18/1997
KLDiscovery Ontrack, LLC	Disk Manager Mac, updated version.	TX0004289360	06/17/1996
KLDiscovery Ontrack, LLC	Corporate Profile: Ontrack Computer Systems, Ontrack Data Recovery.	TX0004181537	12/08/1995
KLDiscovery Ontrack, LLC	Disk Manager Mac.	TX0004345287	10/15/1996
KLDiscovery Ontrack, LLC	Disk Manager Mac: installation utility For Macintosh: user manual.	TX0004226199	12/08/1995
KLDiscovery Ontrack, LLC	DISK MANAGER.	TX0004550399	02/18/1997
KLDiscovery Ontrack, LLC	Disk Manager: the original hard disk installation utility: easy installation manual.	TX0004169715	12/08/1995
KLDiscovery Ontrack, LLC	Disk Manager: Version 1.04.	TX0004345288	10/15/1996
KLDiscovery Ontrack, LLC	DOSUTILS: Version 1.00.	TX0004340491	11/16/1995
KLDiscovery Ontrack, LLC	Drive rocket.	TX0004208171	11/16/1995
KLDiscovery Ontrack, LLC	Drive Rocket: software launching guide.	TX0004170563	12/08/1995
KLDiscovery Ontrack, LLC	Ontrack data recovery for NetWare.	TX0004136089	12/08/1995
KLDiscovery Ontrack, LLC	Ontrack data recovery for netware.	TX0004167160	11/16/1995

KLDiscovery Ontrack, LLC	RecoverEase.	TX0004208172	11/16/1995
KLDiscovery Ontrack, LLC	Data protection guide.	TX0004523591	04/02/1997
KLDiscovery Ontrack, LLC	Ontrack data recovery service brochure.	TX0004531120	04/02/1997
KLDiscovery Ontrack, LLC	Data protection guide.	TXu000720950	03/18/1996
KLDiscovery Ontrack, LLC	Data recovery restore.	TXu000720474	11/16/1995

Copyright Applications:

None.

2.
Patents:

Owner	Title	Issue Date	Patent No.
KLDiscovery Ontrack, LLC	Information Exploration Systems and Methods	03/09/2010	7,676,463
KLDiscovery Ontrack, LLC	Method and System for Optimally Searching a Document Database Using a Representative Semantic Space	01/25/2005	6,847,966
KLDiscovery Ontrack, LLC	Method and System for Optimally Searching a Document Database Using a Representative Semantic Space	01/27/2009	7,483,892
KLDiscovery Ontrack, LLC	Electronic Review of Documents	02/23/2016	9,269,053
KLDiscovery Ontrack, LLC	SYSTEM AND METHOD FOR DETECTING INCONGRUOUS OR INCORRECT MEDIA IN A DATA RECOVERY PROCESS	11/29/2011	8,069,151
KLDiscovery Ontrack, LLC	METHODS FOR ENHANCING EFFICIENCY AND COST EFFECTIVENESS OF FIRST PASS REVIEW OF DOCUMENTS	04/03/2012	8,150,827

KLDiscovery Ontrack, LLC	SYSTEM AND METHOD FOR DATA EXTRACTION FROM EMAIL FILES	01/14/2014	8,630,984
KLDiscovery Ontrack, LLC	SYSTEM AND METHOD FOR MANAGEMENT OF RETENTION PERIODS FOR CONTENT IN A COMPUTING SYSTEM	09/03/2013	8,527,468
KLDiscovery Ontrack, LLC	METHOD AND SYSTEM FOR RESTORING INFORMATION FROM BACKUP STORAGE MEDIA	12/24/2013	8,615,490
KLDiscovery Ontrack, LLC	SYSTEM AND METHOD FOR CREATING A DE- DUPLICATED DATA SET	05/27/2014	8,738,668
KLDiscovery Ontrack, LLC	SYSTEM AND METHOD FOR DATA DE- DUPLICATION	01/27/2015	8,943,024
KLDiscovery Ontrack, LLC	SYSTEM AND METHOD FOR SEARCHING INDEX CONTENT DATA USING MULTIPLE PROXIMITY KEYWORD SEARCHES	11/29/2016	9,507,855
KLDiscovery Ontrack, LLC	INTEGRATED VPN CAPABILITIES IN STANDALONE E-DISCOVERY MACHINE	11/30/2021	11,190,574
KLDiscovery Ontrack, LLC	MONITORING AND REPORTING USAGE OF STANDALONE E-DISCOVERY MACHINE	10/24/2019	11,140,212
KLDiscovery Ontrack, LLC	AUTOMATIC INITIALIZATION PROCESS FOR STANDALONE E-DISCOVERY MACHINE	11/16/2021	11,178,208

Patent Applications:

None.

3.
Trademarks:

Mark	Serial No.	Reg. No.	Reg. Date	Owner
NEBULA	87/551520	5604318	11/13/2018	KLDiscovery Ontrack, LLC
PRIVLOG BUILDER	86/381373	4703849	03/17/2015	KLDiscovery Ontrack, LLC
RCMGR (& Design)	77/961348	4095012	02/07/2012	KLDiscovery Ontrack, LLC
RCMgr	77/935959	4092745	01/31/2012	KLDiscovery Ontrack, LLC
LDISCOVERY	77/111413	3463313	07/08/2008	KLDiscovery Ontrack, LLC
COPY SECURE	78/329709	2963966	06/28/2005	KLDiscovery Ontrack, LLC
Circle and X logo	76/469397	3220377	03/20/2007	KLDiscovery Ontrack, LLC
KLDISCOVERY	87/732742	6029691	04/07/2020	KLDiscovery Ontrack, LLC
ONTRACK	74/238782	1717817	09/22/1992	KLDiscovery Ontrack, LLC
ONTRACK	74/196937	1803474	11/09/1993	KLDiscovery Ontrack, LLC
POWERCONTROLS	79/274167	6213524	12/08/2020	KLDiscovery Ontrack, LLC (MN LLC)
READYSUITE	88/712909	6193118	11/10/2020	KLDiscovery Ontrack, LLC

Trademark Applications:

Mark	App. No.	App. Date	Owner
NEBULA PORTABLE	90/817,880	07/08/2021	KLDiscovery Ontrack, LLC Intent-to-use
NEBULA ENTERPRISE	90/817,884	07/08/2021	KLDiscovery Ontrack, LLC Intent-to-use
NEBULA SINGULARITY	90/817,887	07/08/2021	KLDiscovery Ontrack, LLC Intent-to-use
KLD	97/120696	11/11/2021	KLDiscovery Ontrack, LLC Intent-to-use
KLDiscovery (stylised/with fingerprint)	97/467448	06/20/2022	KLDiscovery Ontrack, LLC Intent-to-use
KEPLER	98/227372	10/17/2023	KLDiscovery Ontrack, LLC Intent-to-use
ONTRACK[1]	88/141783		KLDiscovery Ontrack, LLC Intent-to-use

[1] Published (TM)

Schedule 6.16

Post-Closing Undertakings

1.
Insurance. The Borrower shall cause to be delivered to the Collateral Agent or legal counsel representing the Collateral Agent no later than the date that is thirty (30) days after the Closing Date (or such later date as the Collateral Agent may agree in its reasonable discretion), endorsements to the general liability, cyber and property insurance policies of the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which the Collateral Agent is listed as additional insured (with respect to general liability and cyber policies) or lender loss payee (with respect to property insurance policies), in accordance with Section 6.07 of the Credit Agreement.
2.
Account Control Agreements. Within thirty (30) days after the Closing Date (or such later date as the Collateral Agent may agree in its reasonable discretion) the Loan Parties shall enter into, and cause each depositary, securities intermediary or commodities intermediary to enter into, control agreements executed by each institution maintaining a securities account, deposit account, other bank account or commodities account to the extent the average daily balance of funds on deposit therein for each fiscal month exceeds $1,000,000, for the benefit of the Secured Parties, as security for the applicable Obligations.

Schedule 7.01

Closing Date Indebtedness

1.
Intercompany Note, dated as of December 9, 2016, made by LD International Holdings SRL, an international society with restricted liability organized under the laws of Barbados, in favor of LD Lower Holdings, Inc., a Delaware corporation.
2.
Loan Note Instrument, dated as of December 9, 2016, made by deed poll by LD International Holdings LTD, a company incorporated in England and Wales.
3.
Reciprocal Loan Agreement, dated December 15, 2020, by and between KLDiscovery Ontrack, LLC, a Minnesota corporation and KLDiscovery Ontrack GmbH, a German limited liability company.
4.
Reciprocal Loan Agreement, dated January 29, 2024, by and between KLDiscovery Ontrack, LLC, a Delaware corporation and KLDiscovery Ontrack S.r.l. an Italian limited liability company.

Schedule 7.02

Closing Date Liens

The following liens in effect on the Closing Date as evidenced by and to the extent set forth in the following UCC financing statements:

Debtor	Secured Party	File Number	Filing Date	Jurisdiction	Collateral
KLDiscovery Ontrack, LLC 9023 Columbine Road Eden Prairie, MN 55347	Hitachi Vantara Credit Corporation 2535 Augustine Drive Santa Clara, CA 95054	Original 1099901800955	Original 09/09/2019	Minnesota Secretary of State	All leased equipment
		Amendment 1112989000054	Amendment 10/23/2019
KLDiscovery Ontrack, LLC 9023 Columbine Road Eden Prairie, MN 55347	Hitachi Vantara Credit Corporation 2535 Augustine Drive Santa Clara, CA 95054	Original 1099901800968	Original 09/09/2019	Minnesota Secretary of State	All leased equipment
		Amendment 1112989000041	Amendment 10/23/2019
KLDiscovery Ontrack, LLC 9023 Columbine Road Eden Prairie, MN 55347	Hitachi Vantara Credit Corporation 2535 Augustine Drive Santa Clara, CA 95054	Original 1099901800971	Original 09/09/2019	Minnesota Secretary of State	All leased equipment
		Amendment 1112989000038	Amendment 10/23/2019
LD TOPCO, INC.	CCA Financial, LLC	Original 2019 5702282	Original 08/16/2019	Delaware Secretary of State	All leased property

Debtor	Secured Party	File Number	Filing Date	Jurisdiction	Collateral
8201 Greensboro Drive Suite 300 McLean, VA 22102	7275 Glen Forest Drive Suite 100 Richmond, VA 23226

Schedule 7.05

Closing Date Investments

1.
The Investments listed on Schedule 5.12.

Schedule 10.02

Administrative Agent's Office, Certain Addresses for Notices

For the Loan Parties:

KLDiscovery Holdings, Inc.
c/o KLDiscovery Inc.

9023 Columbine Road,
Eden Prairie, MN 55347

Attention: Chris Weiler

Email: chris.weiler@kldiscovery.com

With copies (which shall not constitute notice) to:

Gibson Dunn & Crutcher LLP

200 Park Ave.

New York, NY 10016

Attention: Scott J. Greenberg

Joe Zujkowski

AnnElyse Scarlett Gains

Michael G. Farag

Email: SGreenberg@gibsondunn.com

JZujkowski@gibsondunn.com

AGains@gibsondunn.com

MFarag@gibsondunn.com

For the Administrative Agent or the Collateral Agent:

For the Administrative Agent or the Collateral Agent:

MGG Investment Group LP

One Penn Plaza, 53rd Floor

New York, NY 10119

Attention: Operations

Email: ops@mgginv.com;

dstohr@mgginv.com;

legal@mgginv.com

With copies (which shall not constitute note) to:

Morrison & Foerster LLP

250 West 55th Street

New York, NY 10019-9601

Attention: James A. Newton

Aly El Hamamsy

Email: jnewton@mofo.com

aelhamamsy@mofo.com

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date: ___________, _____

To: MGG INVESTMENT GROUP LP,
as Administrative Agent
One Penn Plaza, 53rd Floor
New York, NY 10119
Attention: Operations

Ladies and Gentlemen:

Reference is made to that certain Second Lien Credit Agreement dated as of August 14, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among KLDiscovery Holdings, Inc. (f/k/a LD Lower Holdings, Inc.), a Delaware corporation (the “Borrower” or the “Company”), LD Topco, Inc., a Delaware corporation (“Holdings Topco”), the other guarantors party thereto, 1397225 Ontario Limited (“OTPP”) and certain funds and/or accounts managed by MGG Investment Group LP and/or its affiliates (“MGG” and, together with OTPP, collectively, the “Lenders” and each, a “Lender”) and MGG as Administrative Agent and Collateral Agent. Terms used herein and not otherwise defined shall have the meaning assigned thereto in the Credit Agreement.

The undersigned hereby irrevocably requests a Borrowing of Term Loans:

A Borrowing of Loans

1.
On ______________________________ (a Business Day).
2.
In the principal amount of $___________________.

[The Borrowing requested herein complies with the Credit Agreement, including Section 4.02 of the Credit Agreement.][1]

KLDiscovery Holdings, Inc.

By:
Name:
Title:

[1] To be included for borrowings after the Closing Date.

EXHIBIT B

FORM OF INITIAL TERM NOTE

$[ ]

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to _____________________ or its registered permitted assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), $[ ] or, if less, the aggregate unpaid principal amount of each Initial Term Loan made by the Lender to the Borrower under that certain Second Lien Credit Agreement dated as of August 14, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among KLDiscovery Holdings, Inc. (f/k/a LD Lower Holdings, Inc.), a Delaware corporation (the “Borrower”), LD Topco, Inc., a Delaware corporation (“Holdings Topco”), the other guarantors party thereto, 1397225 Ontario Limited (“OTPP”) and certain funds and/or accounts managed by MGG Investment Group LP and/or its affiliates (“MGG” and, together with OTPP, collectively, the “Lenders” and each, a “Lender”) and MGG as Administrative Agent and Collateral Agent. Terms used herein and not otherwise defined shall have the meaning assigned thereto in the Credit Agreement.

The Borrower promises to pay interest on the aggregate unpaid principal amount of each Initial Term Loan made by the Lender to the Borrower under the Credit Agreement from the date of such Initial Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds to the Administrative Agent’s Account. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Initial Term Note is one of the Initial Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Initial Term Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Initial Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Initial Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Initial Term Note and endorse thereon the date, amount and maturity of its Initial Term Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of any kind in connection with this Initial Term Note (including protest, demand, dishonor and non-payment).

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK ENERAL OBLIGATIONS LAW.

KLDiscovery Holdings, Inc.

By:
Name:
Title:

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ____________, 20__

Certificate Date: ____________, 20__

To: MGG INVESTMENT GROUP LP,
 as Administrative Agent
One Penn Plaza, 53rdFloor
New York, NY 10119
Attention: Operations

Ladies and Gentlemen:

Reference is made to that that certain Second Lien Credit Agreement dated as of [ ], 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among KLDiscovery Holdings, Inc. (f/k/a LD Lower Holdings, Inc.), a Delaware corporation (the “Borrower”), LD Topco, Inc., a Delaware corporation (“Holdings Topco”), the other guarantors party thereto, 1397225 Ontario Limited (“OTPP”) and certain funds and/or accounts managed by MGG Investment Group LP and/or its affiliates (“MGG” and, together with OTPP, collectively, the “Lenders” and each, a “Lender”) and MGG as Administrative Agent and Collateral Agent (the “Administrative Agent”). Terms used herein and not otherwise defined shall have the meaning assigned thereto in the Credit Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the __________________________________________of the Borrower, and that, as such, he/she is authorized to execute and deliver this compliance certificate (this “Certificate”) to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Attached hereto as Schedule 1are the audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of Parent (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms of the Credit Agreement) and its Subsidiaries, ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section, together with the management’s discussion and analysis of financial information required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1are the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of Parent (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms of the Credit Agreement), ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations of the Borrower (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms of the Credit Agreement) and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes, together with a management’s discussion and analysis of financial information required by such section.

2. Attached hereto as Schedule 1Aare the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

3. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a review of the activities of the Borrower during such fiscal period.

[select one:]

[To the knowledge of the undersigned during such fiscal period the Borrower performed and observed each covenant and other agreement of the Loan Documents applicable to it, and no Event of Default has occurred and is continuing.]

--or--

[The following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The financial ratio analyses and information set forth on Schedule 2 attached hereto are true and accurate in all material respects on and as of the date of this Certificate. Furthermore, the calculation of Consolidated EBITDA as it pertains to financial statements that include cost savings, operating expense reductions, other operating improvements or synergies are, in the good faith judgment of a responsible financial officer of the Borrower, (1) factually supportable and (2) reasonably anticipated to be realized within 18 months after the consummation of any operational change or the acquisition or disposition or the entry into any new agreements or amendments to existing agreements with customers or joint ventures, in each case, which is expected to result in such cost savings, expense reductions, operating improvements or synergies, as the case may be.

5. Attached hereto as Schedule 3 are all supplements to Schedule 5.12 to the Credit Agreement to the extent necessary so that the related representation and warranty would be true and correct if made as of the date of this Certificate.

[Use following paragraph only with delivery in connection with fiscal year-end financial statements]

6. Attached hereto as Schedule 4are schedules corresponding to Schedules II through IV of the Security Agreement which reflect information that would have been required to be disclosed on such schedules had the Closing Date occurred on the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ___________________, __________.

KLDiscovery Holdings, Inc.

By:
Name:
Title:

For the Quarter/Year ended ____________________ (“Statement Date”)

[SCHEDULE 2]
to the Compliance Certificate
($ in 000’s)

I. Section 7.08 – First Lien Net Leverage Ratio.
A. Consolidated EBITDA
1. Consolidated Net Income Plus	$

2. an amount which, in the determination of Consolidated Net Income for such period, has been deducted (and not added back) (or, in the case of amounts pursuant to clauses (f), (j) or (k) below, not already included in Consolidated Net Income) for, without duplication:

(a) total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (C) non-cash interest payments, (D) the interest component of Capitalized Lease Obligations, (E) net payments, if any, made (less net amounts, if any, received) pursuant to interest rate Swap Contracts with respect to Indebtedness (other than in connection with the early termination thereof), (F) amortization or write-off of deferred financing fees, debt issuance costs, commissions, fees and expenses, including commitment, letter of credit and administrative fees and charges with respect to the Facilities and with respect to other Indebtedness permitted to be incurred hereunder and (G) any expensing of bridge, commitment and other financing fees, but excluding total interest expense associated with Synthetic Lease Obligations) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income or gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed);

$

(b) provision for taxes based on income, profits or capital of the Borrower and the Restricted Subsidiaries, including corporate income tax, federal, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period including (A) penalties and interest related to such taxes or arising from any tax examinations and (B) in respect of repatriated funds;

$

(c) depreciation and amortization expense and impairment charges (including amortization of intangible assets (including goodwill), deferred financing fees or costs, capitalized software expenditures (including capitalized software development expenditures), customer acquisition costs and incentive payments, conversion costs, and contract acquisition costs);

$

(d) other non-cash charges, expenses or losses (excluding any such non-cash charge, expense or loss to the extent that it represents an accrual of or reserve for cash expenses in any future period, an amortization of a prepaid cash expense that was paid in a prior period, or write-off or write-down or reserves with respect to current assets but including (A) any non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization and variances), (B) charges recognized in relation to post-retirement benefits or other charges necessary to adjust the defined benefit pension expense to reflect service cost only, (C) losses on minority interests owned by such Person, (D) the non-cash impact of accounting changes or restatements, (E) non-cash fair value adjustments in Investments, (F) the non-cash portion of “straight line” rent expense and (G) any other non-cash losses and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations) all as determined on a consolidated basis;

$

(e) restructuring charges, accruals or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with the Transactions, and other acquisitions permitted hereunder after the Closing Date, project start-up costs, losses, charges and expenses relating to any strategic initiatives (including any multi-year strategic initiatives), costs related to the closure, relocation, reconfiguration and/or consolidation of facilities, reconfiguration of fixed assets for alternative uses and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, recruiting and signing bonuses and expenses, future lease commitments, systems establishment costs, conversion costs, excess pension charges (including curtailments and modifications to pensions and post retirement employee benefit plans), and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits and costs consisting of professional consulting or other fees relating to any of the foregoing, in an amount, not to exceed, when taken together with the amount under clause (f) below and in Section 1.10 of the Credit Agreement in such period, an aggregate amount of 25% of Consolidated EBITDA (determined prior to giving effect to such amounts) in any consecutive fiscal quarter period;

$

(f) the amount of “run rate” net cost savings, operating expense reductions, other operating improvements and acquisition synergies, in each case, projected by the Borrower in good faith to be realized (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period) as a result of specified actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of a responsible financial officer of the Borrower), net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that (A) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this clause (f) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA pursuant to the other clauses of this definition or Consolidated Net Income, whether through a pro forma adjustment or otherwise, for such period and (B) projected amounts (that are not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (f) to the extent occurring more than six full fiscal quarters after the specified action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken in order to realize such projected cost savings, operating expense reductions, operating improvements and synergies; provided that, amounts added to Consolidated EBITDA pursuant to this clause (f), other than to the extent in connection with the Transactions, shall not, when combined with amounts added to Consolidated EBITDA pursuant to clause (e) above and Section 1.10 of the Credit Agreement, in the aggregate exceed 25% of Consolidated EBITDA (determined prior to giving effect to such amounts) in any four consecutive fiscal quarter period;

$

(g) non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options and other equity and equity-based interests to employees or other service providers of the Borrower or any Restricted Subsidiary pursuant to a written plan or agreement (including expenses arising from the grant of stock and stock options and other equity and equity-based interests prior to the Closing Date) or the treatment of such options and other equity and equity based interests under variable plan accounting;

$

(h) (i) management, consulting and advisory fees, termination payments, transaction fees, indemnities and expenses permitted under Section 7.05 of the Credit Agreement and (ii) the amount of expenses, if any relating to payments made to any current, former or future officers, directors, employees, managers, consultants and independent contractors that are holders of stock options or other compensatory equity-based awards in Holdings Topco or any Parent Holding Company in connection with, or as a result of, any distribution being made to equity holders or unit holders of such Person or its direct or indirect parent companies, which payments are being made to compensate such holders of compensatory equity-based awards as though they were shareholders or unit holders at the time entitled to share in such distribution, in each case to the extent permitted by the Credit Agreement;

$

(i) any costs or expenses incurred pursuant to any management equity plan or share or unit option plan or any other management, director or employee benefit plan or agreement or share or unit subscription or shareholder or similar agreement, to the extent such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or the Net Cash Proceeds of any issuance of Equity Interests (other than Disqualified Stock) of the Borrower (or any Parent Holding Company thereof) and not otherwise applied hereunder;

$

(j) proceeds from business interruption insurance (to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related loss was deducted in the determination of Consolidated Net Income);

$

(k) charges, losses, lost profits, expenses or write offs to the extent indemnified or insured by a third party that are covered by indemnification or other reimbursement provisions in connection with the Transaction or any other acquisition or transaction permitted hereunder, in each case, to the extent that coverage has not been denied and so long as such amounts are actually reimbursed to the Borrower or a Restricted Subsidiary in cash, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed in cash within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days) and to the extent that the related loss was deducted in the determination of Consolidated Net Income;

$
(l) Synthetic Lease Obligations, to the extent deducted as an expense in such period;	$
(m) any losses realized upon a Disposition of property (including abandoned or discontinued operations or product lines) outside of the ordinary course of business;	$

(n) cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to section 3 below for any previous period and not added back;

$
(o) net realized losses relating to amounts denominated in foreign currencies resulting from the application	$

of FASB ASC 830 (or any similar pronouncement) (including net realized losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains from related Swap Contracts) (entered into in the ordinary course of business or consistent with past practice);

(p) cash expenses relating to earn outs and similar obligations and any other earn-out obligations incurred prior to the date thereof or in connection with any acquisition, buyout or other investment paid or accrued during the applicable period, including any mark-to-market adjustments, in each case to the extent permitted by the Credit Agreement;

$
(q) transaction costs related to any public offering consummated by the Borrower;	$
(r) any loss relating to Swap Contracts permitted under the Credit Agreement (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice);	$

(s) the amount of any non-controlling interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, excluding cash distributions in respect thereof; and

$
(t) compensation and reimbursement of expenses of non-management members of the board of directors (or similar body) of such Person (other than employees of the Sponsor).	$
Subtotal	$
Minus

3. An amount which, in the determination of Consolidated Net Income, has been included for: (i) non-cash income or gains, including (A) any non-cash portion of “straight line” rent expense, (B) credits recognized in relation to post-retirement benefits or other credits necessary to adjust the defined benefit pension income to reflect service cost only, (C) gains on minority interests owned by such Person, (D) the non-cash impact of accounting changes or restatements and (E) non-cash fair value adjustments in Investments but excluding

(x) accrual of revenue in the ordinary course, (y) any such items in respect of which cash was received in a prior period or will be received in a future period (and, in the case of cash that was received in a prior period, such amounts previously reduced Consolidated Net Income in a prior period (and would not have been required to be added back pursuant to clause (b) of this definition)) or (z) any such items which represent the reversal in such period of any accrual of, or reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required (and where such accrual or reserve previously reduced Consolidated Net Income in a prior period (and would not have been required to be added back pursuant to clause (b) of this definition)) and (F) any other non-cash gains and income resulting from fair value accounting required by the applicable standard under GAAP and related interpretations, all as determined on a consolidated basis, (ii) any gains realized upon the Disposition of property (including abandoned or discontinued operations or product lines) outside of the ordinary course of business, (iii) the amount of cash received in such period in respect of any non-cash income or gain in a prior period (and such non-cash income or gain previously increased Consolidated Net Income in a prior period (and would not have been required to be deducted pursuant to clause 3(i) of this definition)), (iv) net realized gains relating to amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (or any similar pronouncement) (including net realized gains from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized losses from related Swap Contracts) (entered into in the ordinary course of business or consistent with past practice) and (v) any gain related to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice).

$
4. Consolidated EBITDA	$
B. Funded First Lien Indebtedness:

      means Consolidated Funded Indebtedness that is secured by a Lien on any asset or property of Holdings or any Restricted Subsidiary; provided that such Consolidated Funded Indebtedness (i) is not expressly subordinated in right of payment to the Obligations or (ii) is not secured by Liens on the Collateral that are expressly junior to the Liens securing the Obligations, in each case of the foregoing clauses (i) and

$

(ii), on written terms reasonably satisfactory to the Administrative Agent.

C. First Lien Net Leverage Ratio:	: 1.00
Funded First Lien Indebtedness of Holdings and its Restricted Subsidiaries for such period (line I.B)	$
Minus
the amount of Adjusted Cash and unrestricted Cash Equivalents of Holdings and its Restricted Subsidiaries as of such date of determination	$
Divided by Consolidated EBITDA of Holdings and its Restricted Subsidiaries for the four fiscal quarter period most recently then ended (line I.A.4).	$

SCHEDULE 3
to the Compliance Certificate
(Supplements to Schedule 5.12 to the Credit Agreement)

SCHEDULE 4
to the Compliance Certificate
(Supplements to Schedules II through IV to the Security Agreement)

EXHIBIT D-1

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions for Assignment and Assumption set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions for Assignment and Assumption and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (the “Effective Date”) (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, each Guaranty included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:	_____________________________
2. Assignee:	_____________________________ [and is an Affiliate/Approved Fund of [identify Lender]]
3. Borrower:	KLDiscovery Holdings, Inc. (f/k/a LD Lower Holdings, Inc.), a Delaware corporation (the “Borrower”)
4. Administrative Agent:	MGG INVESTMENT GROUP LP, as the administrative agent under the Second Lien Credit Agreement
5. Credit Agreement:

The Second Lien Credit Agreement, dated as of August 14, 2024, by and among KLDiscovery Holdings, Inc. (f/k/a LD Lower Holdings, Inc.), a Delaware corporation (the “Borrower”), LD Topco, Inc., a Delaware corporation (“Holdings Topco”), the other guarantors party thereto, 1397225 Ontario Limited (“OTPP”) and certain funds and/or accounts managed by MGG Investment Group LP and/or its affiliates (“MGG” and, together with OTPP, collectively, the “Lenders” and each, a “Lender”) and MGG as Administrative Agent and Collateral Agent (the “Administrative Agent”).

6. Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders under such Facility	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans under such Facility
	$	$	%

7. Trade Date: _____________________________

Effective Date: _______________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and Accepted:

MGG INVESTMENT GROUP LP,

as Administrative Agent

By:
Name:
Title:][1]

[Consented to and Accepted:

KLDiscovery Holdings, Inc.

By:
Name:
Title:]

Acknowledged:

MGG INVESTMENT GROUP LP,

as Administrative Agent

By:
Name:
Title:

[1] To be added unless the assignment is to a Lender, an Affiliate of a Lender or an Approved Fund.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a “Defaulting Lender”, as such term is defined in the Credit Agreement; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of its respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not an Affiliate Lender, (iii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (v) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) it has delivered a true and complete Administrative Questionnaire substantially in the form of Exhibit D-3 to the r Credit Agreement, (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, (viii)(A) it is not a “Defaulting Lender”, as such term is defined in the Credit Agreement, (B) it is not a Subsidiary of a Defaulting Lender or (C) upon becoming a Lender under the Credit Agreement, will not constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender, (ix) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire such Assigned Interest, is experienced in acquiring assets of such type and (x) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and other Loan Documents as are delegated to or otherwise conferred upon the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

EXHIBIT D-2

FORM OF AFFILIATE LENDER ASSIGNMENT AND ASSUMPTION

This Affiliate Lender Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions for Affiliate Lender Assignment and Assumption set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the applicable Administrative Agent as contemplated below (the “Effective Date”) (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:	_____________________________
2. Assignee:	_____________________________ [and is an Other Affiliate]
3. Borrower:	KLDiscovery Holdings, Inc. (f/k/a LD Lower Holdings, Inc.), a Delaware corporation (the “Borrower”)
4. Administrative Agent:	MGG INVESTMENT GROUP LP, as the administrative agent under the Second Lien Credit Agreement
5. Credit Agreement:

The Second Lien Credit Agreement, dated as of August 14, 2024, by and among KLDiscovery Holdings, Inc. (f/k/a LD Lower Holdings, Inc.), a Delaware corporation (the “Borrower”), LD Topco, Inc., a Delaware corporation (“Holdings Topco”), the other guarantors party thereto, 1397225 Ontario Limited (“OTPP”) and certain funds and/or accounts managed by MGG Investment Group LP and/or its affiliates (“MGG” and, together with OTPP, collectively, the “Lenders” and each, a “Lender”) and MGG as Administrative Agent and Collateral Agent (the “Administrative Agent”).

6. Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
	$	$	%

7. Trade Date: _____________________________

Effective Date: _______________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Acknowledged:

mgg INVESTMENT GROUP LP,

as Administrative Agent

By:
Name:
Title:

ANNEX 1 TO AFFILIATE LENDER ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
AFFILIATE LENDER ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (iv) it is not a “Defaulting Lender”, as such term is defined in the Credit Agreement; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of its respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Other Affiliate, (iii) [after giving effect to this Assignment and Assumption, the aggregate principal amount of all Term Loans, pari passu Specified Refinancing Term Loans and New Term Loans held by all Other Affiliates (other than Debt Fund Affiliates) constitutes less than 25% of the aggregate principal amount of all Term Loans, pari passu Specified Refinancing Term Loans and New Term Loans then outstanding (calculated as of the date of such purchase),][1](iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (v) it has received or has been accorded the opportunity to receive a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) it has delivered a true and complete Administrative Questionnaire substantially in the form of Exhibit D-3 to the Credit Agreement, (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, (viii)(A) it is not a “Defaulting Lender”, as such term is defined in the Credit Agreement, (B) it is not a Subsidiary of a Defaulting Lender or (C) upon becoming a Lender under the Credit Agreement, will not constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender, (ix) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire such Assigned Interest, is experienced in acquiring assets of such type and (x) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and other Loan Documents as are delegated to or otherwise conferred upon the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender;

and (c) shall at all times be subject to the voting restrictions set forth in Section 10.01 of the Credit Agreement. The Assignee further acknowledges and agrees that it shall not have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[1] To be excluded for any Assignee that is a Debt Fund Affiliate

EXHIBIT D-3

FORM OF ADMINISTRATIVE QUESTIONNAIRE

[On file with the Administrative Agent]

Execution Version

This instrument, as well as the indebtedness, rights and obligations evidenced hereby, are and shall at all times be and remain subject to the terms of and subordinated in right and time of payment to the extent and in the manner set forth in that certain Subordination and Intercreditor Agreement (as amended, supplemented, restated, replaced, refinanced or otherwise modified from time to time in accordance with the terms thereof, the “Subordination Agreement”) dated as of August 14, 2024 by and among WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Agent (as defined therein) for the Senior Lenders (as defined therein), MGG INVESTMENT GROUP LP as the Subordinated Agent (as defined therein) for the Subordinated Lenders (as defined therein), KLDISCOVERY HOLDINGS, INC. (f/k/a LD LOWER HOLDINGS, INC.), a Delaware corporation, as the Borrower (as defined therein) and the other guarantors party thereto, to the prior payment in full (as defined therein) of all Senior Debt (as defined therein) and each holder of this instrument by its acceptance hereof irrevocably agrees to be bound by the provisions of the Subordination Agreement.

HOLDINGS GUARANTY

Dated as of August 14, 2024

among

THE GUARANTORS NAMED HEREIN,

as Guarantors

and

MGG INVESTMENT GROUP LP,

as Administrative Agent

Section Page

HOLDINGS GUARANTY

HOLDINGS GUARANTY dated as of August 14, 2024 (as amended, modified, restated, amended and restated, and/or supplemented from time to time, this “Holdings Guaranty”) among the Persons listed on the signature pages hereof (suchPersons so listed being, collectively, the “Guarantors” and, individually, each a “Guarantor”), in favor of MGG Investment Group LP, as administrative agent (in such capacity together with any successor administrative agent, the “Administrative Agent”) for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below).

PRELIMINARY STATEMENT

Reference is made to that certain Second Lien Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KLDiscovery Holdings, Inc. (f/ka/ LD Lower Holdings, Inc.), a Delaware corporation (the “Borrower”), LD Topco, Inc., a Delaware corporation (“Holdings”), each Guarantor, each lender and other financial institution from time to time party thereto and MGG Investment Group LP, as Administrative Agent. Terms used herein and not otherwise defined shall have the meaning assigned thereto in the Second Lien Credit Agreement.

WHEREAS, it is a condition precedent to the Closing Date, the making of Loans by the Lenders from time to time that each Guarantor shall have executed and delivered this Holdings Guaranty;

WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Borrower and, accordingly, desires to execute this Holdings Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans from time to time;

NOW, THEREFORE, in consideration of the premises and the other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Secured Parties and each Guarantor, jointly and severally with each other Guarantor, hereby covenants and agrees as follows:

1.
Guaranty.
a.
Each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the full and punctual payment when due and performance, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing, including, without limitation, all Obligations under or in respect of the Loan Documents, (the Loan Documents, collectively, the “Secured Documents”) (including, without limitation, any extensions, increases, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the

“Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Holdings Guaranty or any other Secured Document, to the extent reimbursable under Section 10.04 of the Credit Agreement.
b.
Each Guarantor, and by its acceptance of the benefits of this Holdings Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Holdings Guaranty and the obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to such Guarantor. To effectuate the foregoing intention, by acceptance of the benefits of this Holdings Guaranty, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Holdings Guaranty at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under this Holdings Guaranty not constituting a fraudulent transfer or conveyance or subject to avoidance under Debtor Relief Laws or any similar foreign, federal or state law, in each case applicable to such Guarantor.
c.
Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Holdings Guaranty, the Subsidiary Guaranty or any other guaranty pertaining to the Guaranteed Obligations, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and any other guarantor, as applicable, so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Secured Documents.
2.
Guaranty Absolute.

Each Guarantor agrees that its guarantee constitutes a guarantee of payment when due of the Guaranteed Obligations and not of collection, which will be paid strictly in accordance with the terms of the Secured Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The obligations of each Guarantor under or in respect of this Holdings Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Secured Documents, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce this Holdings Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Holdings Guaranty shall be joint and several, irrevocable, absolute and unconditional and shall not be affected or impaired by any circumstance or occurrence whatsoever irrespective of, and each Guarantor hereby irrevocably waives any defenses (other than a defense of payment in full of the Guaranteed Obligations (excluding contingent obligations as to which no claim has been made), the expiration or termination of the Aggregate Commitments, or the release of this Holdings Guaranty in accordance with any relevant release provisions in the Secured Documents) it may now have or hereafter acquire in any way relating to, any or all of the following:

i.
any lack of validity or enforceability, at any time, of any Secured Document (including this Holdings Guaranty) or any agreement or instrument relating thereto;
ii.
any change in the time (including by acceleration or otherwise), manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligationsof any other Loan Party under or in respect of the Secured Documents, or any other amendment or waiver of or any consent to departure from any Secured Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;
iii.
any taking, exchange, impairment, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;
iv.
any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateralor any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Secured Documents or any other assets of any Loan Party or any of its Subsidiaries;
v.
any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;
vi.
any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party;
vii.
the failure of any other Person to execute or deliver this Holdings Guaranty or any other guaranty or agreement or the release or reduction of liability of any Subsidiary Guarantor or any other guarantor or surety with respect to the Guaranteed Obligations;
viii.
any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Holdings Guaranty;
ix.
any payment made to any secured creditor on the Indebtedness which any Secured Party repays the Borrower or any other Secured Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceedings;
x.
any invalidity, rescission, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor, or any lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be perfected; or
xi.
any other circumstance (including, without limitation, any statute of limitations), any act or omission, or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Holdings Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made. For the avoidance of doubt, this paragraph shall survive the termination of this Holdings Guaranty.

3.
Waivers and Acknowledgments.

a.
Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Holdings Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lienor any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.
b.
Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Holdings Guaranty and acknowledges that this Holdings Guaranty is continuing in nature (in accordance with the terms hereof) and applies to all Guaranteed Obligations, whether existing now or in the future.
c.
Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, limits, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.
d.
Each Guarantor acknowledges that the Administrative Agent may, in accordance with the Loan Documents, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Holdings Guaranty, foreclose under any mortgage or any collateral serving as security held by the Administrative Agent or Collateral Agent by non-judicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against such Guarantor of any deficiency after such non-judicial sale and any defense or benefits that may be afforded by applicable laws.

e.
Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of their respective Subsidiaries now or hereafter known by such Secured Party. Each Guarantor acknowledges that the Secured Parties shall have no obligation to investigate the financial condition or affairs of the Borrower or any other Loan Party or any of their respective Subsidiaries.
f.
Each Guarantor hereby unconditionally and irrevocably waives any right (i) to require the Administrative Agent or any of the Secured Parties to first proceed against, initiate any actions before a court or any other judge or authority, or enforce any other rights or security or claim payment from the Borrower or any other person, before claiming any amounts due from the Guarantors hereunder; (ii) to which it may be entitled to have the assets of the Borrower or any other person first be used, applied or depleted as payment of the Borrower’s obligations hereunder, prior to any amount being claimed from or paid by the Guarantors hereunder; and (iii) to which it may be entitled to have claims against it, or assets to be used or applied as payment, divided between the Borrower and the Guarantors.
g.
Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Secured Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits and with full knowledge of their significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.
4.
Subrogation.

Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower or any other Loan Party that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under or in respect of this Holdings Guaranty or any other Secured Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Loan Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Holdings Guaranty shall have been paid in full (other than contingent indemnification obligations as to which no claim has been asserted), the expiration or termination of all Aggregate Commitments; provided, however, that each Guarantor agrees that such right of subrogation shall be automatically (without any further action) and irrevocably waived and released in its entirety if any Collateral is acquired by a Person as a result of the exercise of the remedies under the Loan

Documents, a court order or a plan of reorganization or similar dispositive plan. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the termination of the Aggregate Commitments and the payment in full of the Guaranteed Obligations and all other amounts (other than contingent indemnification obligations as to which no claim has been asserted) payable under this Holdings Guaranty, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Holdings Guaranty, whether matured or unmatured, in accordance with the terms of the Secured Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Holdings Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations and (ii) the Aggregate Commitments shall have been terminated and all of the Guaranteed Obligations and all other amounts (other than contingent indemnification obligations as to which no claim has been asserted) payable under this Holdings Guaranty shall have been paid in full, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty of any kind (either express or implied), necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Holdings Guaranty.

5.
Payments Free and Clear of Taxes, Etc.

Any and all payments by any Guarantor under this Holdings Guaranty or any other Loan Document shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The provisions of Sections 3.01 and 10.23 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, and each Guarantor agrees to be bound by such provisions as if such provisions were set forth in full herein, provided that each reference therein to the “Borrower” shall be deemed to be a reference to the “Guarantors” hereunder.

6.
Representations and Warranties.

Each Guarantor hereby makes each representation and warranty made in the Credit Agreement by the Borrower with respect to such Guarantor and each Guarantor hereby further represents and warrants as follows:

a.
there are no conditions precedent to the effectiveness of this Holdings Guaranty that have not been satisfied or waived; and
b.
such Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Holdings Guaranty and each other Secured Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.
7.
Covenants.

Each Guarantor covenants and agrees that unless and until all of the Guaranteed Obligations and all other amounts payable under this Holdings Guaranty shall have been paid in full (other than contingent indemnification obligations as to which no claim has been asserted), the expiration or termination of all Aggregate Commitments, such Guarantor will perform and observe, and cause each of its respective Restricted Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents applicable to such Guarantor on its or their part to be performed or observed, including Section 7.09 of the Credit Agreement.

8.
Amendments, Etc.

Subject to Section 10.01of the Credit Agreement, no amendment or waiver of any provision of this Holdings Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or the Administrative Agent at the direction of the Required Lenders) and the Guarantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. To the extent expressly permitted by the Credit Agreement, upon a Guarantor becoming an Excluded Subsidiary, or ceasing to be a Guarantor, in each case, as a result of a transaction permitted under the Loan Documents, such Guarantor shall be released from this Holdings Guaranty in accordance with the provisions of Section 9.11 of the Credit Agreement and the Administrative Agent shall take such actions as are contemplated by Section 9.11 of the Credit Agreement as set forth therein.

9.
Notices, Etc.

All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered as follows: if to any Guarantor, addressed to it in care of the Borrower at its address specified in Schedule 10.02 of the Credit Agreement; if to any Agentor any Lender, at its address specified in Schedule 10.02 of the Credit Agreement; or at such other address as shall be designated by the recipient in a written notice to each other party. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement.

10.
No Waiver; Remedies.

No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

11.
Right of Set-off.

Upon the occurrence and during the continuance of any Event of Default, each Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent or such Lender, other than deposits held in “Exempt Deposit Accounts” (as such term is defined in the Security Agreement), to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under the Secured Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Holdings Guaranty or any other Secured Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender under this Section 11 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent and such Lender may have. This Section 11 is subject to the terms and conditions set forth in Section 10.09 of the Credit Agreement.

12.
Continuing Guaranty; Assignments under the Credit Agreement.

This Holdings Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the termination of the Aggregate Commitments and the payment in full of the Guaranteed Obligations and all other amounts (other than contingent indemnification obligations as to which no claim has been asserted) payable under this Holdings Guaranty, (b) be binding upon each Guarantor, its successors and assigns and (c) bind and inure to the benefit of and (subject to Section 20 hereof) be enforceable by the Secured Parties and their permitted successors, permitted transferees and permitted assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other Person in accordance with Section 10.07 of the Credit Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 10.07 of the Credit Agreement. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties, other than pursuant to a transaction permitted by the Credit Agreement and consummated in accordance with the terms and conditions contained therein.

13.
Fees and Expenses; Indemnification.

a.
Each Guarantor, jointly and severally, agrees to reimburse the Administrative Agent and the Collateral Agent for its fees and expenses incurred hereunder to the extent provided in Section 10.04 of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to the “Guarantors”.

b.
Without limitation of any other Obligations of any Guarantor or remedies of the Secured Parties under this Holdings Guaranty, each Guarantor shall indemnify and hold harmless each Indemnitee from and against (and will reimburse each Indemnitee, as and when incurred, for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements, and reasonable and documented or invoiced out-of-pocket fees and expenses (including the reasonable and documented fees, disbursements and other charges of (i) one counsel to the Indemnitees taken as a whole, (ii) in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected Indemnitee in each relevant jurisdiction material to the interests of the Lenders and (iii) if necessary, one local counsel in each jurisdiction material to the interests of the Indemnitees (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with any Guaranteed Obligations or by reason of any failure of any Guaranteed Obligations to be the legal, valid, binding obligations of any Loan Party enforceable against such Loan Party in accordance with its terms; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, disbursements, fees or expenses are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or controlling persons or any of the officers, directors, employees, agents, advisors, or members of any of the foregoing or (B) any dispute that is among Indemnitees (other than any dispute involving claims against the Administrative Agent and the Collateral Agent, or any other Agent, in each case in their respective capacities as such) that a court of competent jurisdiction has determined in a final and non-appealable judgment did not involve actions or omissions of any direct or indirect parent or controlling person of the Borrower or its Subsidiaries.
c.
Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations guaranteed hereby and secured by the Collateral Documents. The provisions of this Section 13shall remain operative and in full force and effect regardless of the termination of this Holdings Guaranty, any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the other Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Holdings Guaranty or any other Loan Document, any resignation or removal of the Administrative Agent or the Collateral Agent or any investigation made by or on behalf of the Administrative Agent and the Collateral Agent or any other Secured Party. All amounts due under this Section 13 shall be payable within 30 days after invoiced or demand therefor (with a reasonably detailed invoice with respect thereto).
14.
Subordination.

Each Guarantor hereby subordinates any and all debts, liabilities and other obligations now or hereafter owing to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 14:

i.
Prohibited Payments, Etc. Except as otherwise set forth in this Section 14(i) and subject to any Intercompany Subordination Agreement, a Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default under Sections 8.01(a), (f) or (g) of the Credit Agreement (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default not described in the preceding sentence, upon notice from the Administrative Agent, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.
ii.
Prior Payment of Guaranteed Obligations. In any proceeding under any Debtor Relief Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.
iii.
Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for (or on behalf of) the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Holdings Guaranty.
iv.
Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default(including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to do so), in its discretion, (i) in the name of any Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the

Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require any Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest).
15.
Right of Contribution.
i.
Each Guarantor agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made hereunder in respect of any Guaranteed Obligation of any other Guarantor, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor which has not paid its proportionate share of such payment.
ii.
Each Guarantor’s right of contribution under this Section 15 shall be subject to the terms and conditions of Section 4. The provisions of this Section 15shall in no respect limit the obligations and liabilities of the Borrower or any Guarantor to the Administrative Agent and the Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the Secured Parties for the full amount guaranteed by such Guarantor hereunder. Each Guarantor agrees to contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.
16.
Execution in Counterparts.

This Holdings Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Holdings Guaranty and each amendment, waiver and consent with respect hereto by telecopier, .pdf or other electronic transmission shall be effective as delivery of an original executed counterpart thereof.

17.
Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

a.
THIS HOLDINGS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
b.
EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY

APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS HOLDINGS GUARANTY OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN ANY OTHER JURISDICTION), AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS HOLDINGS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
c.
EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS HOLDINGS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 17. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
d.
EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS HOLDINGS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
e.
EACH PARTY TO THIS HOLDINGS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW

EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS HOLDINGSGUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF SECTION 10.17 OF THE CREDIT AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
18.
Severability.

If any provision of this Holdings Guarantyis held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Holdings Guaranty shall not be affected or impaired thereby and (b) the parties shall endeavour in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19.
Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Holdings Guaranty and are not to affect the construction of, or to be taken into consideration in interpreting, this Holdings Guaranty.

20.
Guaranty Enforceable by Administrative Agent or Collateral Agent.

Notwithstanding anything to the contrary contained elsewhere in this Holdings Guaranty, the Secured Parties agree (by their acceptance of the benefits of this Holdings Guaranty) that this Holdings Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Holdings Guaranty or to realize upon the security to be granted by the Collateral Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent. The Secured Parties further agree that this Holdings Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder).

21.
Intercreditor Agreement.

Notwithstanding any provision to the contrary in this Holdings Guaranty, in the event of any conflict or inconsistency between the provisions of any Intercreditor Agreemententered into by the Collateral Agentin accordance with Section 9.15 of the Credit Agreement and this Holdings Guaranty, the provisions of such Intercreditor Agreement shall prevail.

22.
Instrument for the Payment of Money.

Each Guarantor hereby acknowledges that this Holdings Guaranty constitutes an instrument for the payment of money, and consents and agrees that any Secured Party or the Administrative Agent, at its sole option, in the event of a dispute by any Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, each Guarantor and the Administrative Agent have caused this Holdings Guaranty to be duly executed and delivered as of the date first written above.

LD TOPCO, INC., as Guarantor

By: /s/ Dawn M. Wilson
Name: Dawn M. Wilson
Title: Treasurer

MGG INVESTMENT GROUP LP, as Administrative Agent
By:	/s/ Kevin L. Griffin
Name:	Kevin L. Griffin
Title:	Chief Executive Officer and Chief Investment Officer

EXHIBIT E-2

SUBSIDIARY GUARANTY

[Attached]

Execution Version

This instrument, as well as the indebtedness, rights and obligations evidenced hereby, are and shall at all times be and remain subject to the terms of and subordinated in right and time of payment to the extent and in the manner set forth in that certain Subordination and Intercreditor Agreement (as amended, supplemented, restated, replaced, refinanced or otherwise modified from time to time in accordance with the terms thereof, the “Subordination Agreement”) dated as of August 14, 2024 by and among WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Agent (as defined therein) for the Senior Lenders (as defined therein), MGG INVESTMENT GROUP LP as the Subordinated Agent (as defined therein) for the Subordinated Lenders (as defined therein), KLDISCOVERY HOLDINGS, INC. (f/k/a LD LOWER HOLDINGS, INC.), a Delaware corporation, as the Borrower (as defined therein) and the other guarantors party thereto, to the prior payment in full (as defined therein) of all Senior Debt (as defined therein) and each holder of this instrument by its acceptance hereof irrevocably agrees to be bound by the provisions of the Subordination Agreement.

SUBSIDIARY GUARANTY

Dated as of August 14, 2024

among

THE GUARANTORS NAMED HEREIN

and

THE ADDITIONAL GUARANTORS REFERRED TO HEREIN,

as Guarantors,

and

MGG INVESTMENT GROUP LP,

as Administrative Agent

Exhibit A – Guaranty Supplement

SUBSIDIARY GUARANTY

This SUBSIDIARY GUARANTY dated as of August 14, 2024 (as amended, modified, restated amended and restated, and/or supplemented from time to time, this “Subsidiary Guaranty”) among the Persons listed on the signature pages hereof and the Additional Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Guarantors being, collectively, the “Guarantors” and, individually, each a “Guarantor”), in favor of MGG Investment Group LP, as administrative agent (in such capacity together with any successor administrative agent, the “Administrative Agent”) for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below).

PRELIMINARY STATEMENT

Reference is made to that certain Second Lien Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KLDiscovery Holdings, Inc. (f/k/a LD Lower Holdings, Inc.), a Delaware corporation (the “Borrower”), LD Topco, Inc., a Delaware corporation (“Holdings”), the other guarantors party thereto, each lender and other financial institution from time to time party thereto and Administrative Agent. Terms used herein and not otherwise defined shall have the meaning assigned thereto in the Credit Agreement.

WHEREAS, it is a condition precedent to the Closing Date, the making of Loans by the Lenders from time to time each Guarantor shall have executed and delivered this Subsidiary Guaranty;

WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Borrower and, accordingly, desires to execute this Subsidiary Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans from time to time;

NOW, THEREFORE, in consideration of the premises and the other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Secured Parties and each Guarantor, jointly and severally with each other Guarantor, hereby covenants and agrees as follows:

1.
Guaranty

a.
Each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the full and punctual payment when due and performance, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing, including, without limitation, all Obligations under or in respect of the Loan Documents (the Loan Documents, collectively, the “Secured Documents”), including, without limitation, any extensions, increases, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations, whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Subsidiary Guaranty or any other Secured Document, to the extent reimbursable under Section 10.04 of the Credit Agreement.
b.
Each Guarantor, and by its acceptance of the benefits of this Subsidiary Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Subsidiary Guaranty and the obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to such Guarantor. To effectuate the foregoing intention, by acceptance of the benefits of this Subsidiary Guaranty, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Subsidiary Guaranty at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under this Subsidiary Guaranty not constituting a fraudulent transfer or conveyance or subject to avoidance under Debtor Relief Laws or any similar foreign, federal or state law, in each case applicable to such Guarantor.
c.
Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Subsidiary Guaranty, the Holdings Guaranty or any other guaranty pertaining to the Guaranteed Obligations, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor, Holdings and any other guarantor, as applicable, so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Secured Documents.
2.
Guaranty Absolute

Each Guarantor agrees that its guarantee constitutes a guarantee of payment when due of the Guaranteed Obligations and not of collection, which will be paid strictly in accordance with the terms of the Secured Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The obligations of each Guarantor under or in respect of this Subsidiary Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Secured Documents, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce this Subsidiary Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the

Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Subsidiary Guaranty shall be joint and several, irrevocable, absolute and unconditional and shall not be affected or impaired by any circumstance or occurrence whatsoever irrespective of, and each Guarantor hereby irrevocably waives any defenses (other than a defense of payment in full of the Guaranteed Obligations, the expiration or termination of the Aggregate Commitments, or the release of this Subsidiary Guaranty in accordance with any relevant release provisions in the Secured Documents) it may now have or hereafter acquire in any way relating to, any or all of the following:

i.
any lack of validity or enforceability, at any time, of any Secured Document (including this Subsidiary Guaranty) or any agreement or instrument relating thereto;
ii.
any change in the time (including by acceleration or otherwise), manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Secured Documents, or any other amendment or waiver of or any consent to departure from any Secured Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;
iii.
any taking, exchange, impairment, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;
iv.
any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Secured Documents or any other assets of any Loan Party or any of its Subsidiaries;
v.
any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;
vi.
any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party;
vii.
the failure of any other Person to execute or deliver this Subsidiary Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or any other guarantor or surety with respect to the Guaranteed Obligations;

viii.
any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Subsidiary Guaranty;
ix.
any payment made to any secured creditor on the Indebtedness which any Secured Party repays the Borrower or any other Secured Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceedings;
x.
any invalidity, rescission, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor, or any lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be perfected; or
xi.
any other circumstance (including, without limitation, any statute of limitations), any act or omission, or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Subsidiary Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made. For the avoidance of doubt, this paragraph shall survive the termination of this Subsidiary Guaranty.

3.
Waivers and Acknowledgments

a.
Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Subsidiary Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.
b.
Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Subsidiary Guaranty and acknowledges that this Subsidiary Guaranty is continuing in nature (in accordance with the terms hereof) and applies to all Guaranteed Obligations, whether existing now or in the future.
c.
Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, limits, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.
d.
Each Guarantor acknowledges that the Administrative Agent may, in accordance with the Loan Documents, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Subsidiary Guaranty, foreclose under any mortgage or any collateral serving as security held by the Administrative Agent or Collateral Agent by non-judicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against such Guarantor of any deficiency after such non-judicial sale and any defense or benefits that may be afforded by applicable laws.
e.
Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of their respective Subsidiaries now or hereafter known by such Secured Party. Each Guarantor acknowledges that the Secured Parties shall have no obligation to investigate the financial condition or affairs of the Borrower or any other Loan Party or any of their respective Subsidiaries.
f.
Each Guarantor hereby unconditionally and irrevocably waives any right (i) to require the Administrative Agent or any of the Secured Parties to first proceed against, initiate any actions before a court or any other judge or authority, or enforce any other rights or security or claim payment from the Borrower or any other person, before claiming any amounts due from the Guarantors hereunder; (ii) to which it may be entitled to have the assets of the Borrower or any other person first be used, applied or depleted as payment of the Borrower’s obligations hereunder, prior to any amount being claimed from or paid by the Guarantors hereunder; and (iii) to which it may be entitled to have claims against it, or assets to be used or applied as payment, divided between the Borrower and the Guarantors.
g.
Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Secured Documents and that the waivers set forth in Section 2 and this Section 3are knowingly made in contemplation of such benefits and with full knowledge of their significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.
4.
Subrogation

Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower or any other Loan Party that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under or in respect of this Subsidiary Guaranty or any other Secured Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Loan Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty shall have been paid in full (other than contingent indemnification obligations as to which no claim has been asserted), the expiration or termination of all Aggregate Commitments; provided, however, that each Guarantor agrees that such right of subrogation shall be automatically (without any further action) and irrevocably waived and released in its entirety if any Collateral is acquired by a Person as a result of the exercise of the remedies under the Loan Documents, a court order or a plan of reorganization or similar dispositive plan. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the termination of the Aggregate Commitments and the payment in full of the Guaranteed Obligations and all other amounts (other than contingent indemnification obligations as to which no claim has been asserted) payable under this Subsidiary Guaranty, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty, whether matured or unmatured, in accordance with the terms of the Secured Documents, or to be held as Collateralfor any Guaranteed Obligations or other amounts payable under this Subsidiary Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations and (ii) the Aggregate Commitments shall have been terminated shall have expired without any pending drawing or terminated, and all of the Guaranteed Obligations and all other amounts (other than contingent indemnification obligations as to which no claim has been asserted) payable under this Subsidiary Guaranty shall have been paid in full, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty of any kind (either express or implied), necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Subsidiary Guaranty.

5.
Payments Free and Clear of Taxes, Etc

Any and all payments by any Guarantor under this Subsidiary Guaranty or any other Loan Document shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The provisions of Sections 3.01 and 10.23 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, and each Guarantor agrees to be bound by such provisions as if such provisions were set forth in full herein, provided that each reference therein to the “Borrower” shall be deemed to be a reference to the “Guarantors” hereunder.

6.
Representations and Warranties

. Each Guarantor hereby makes each representation and warranty made in the Credit Agreement by the Borrower with respect to such Guarantor and each Guarantor hereby further represents and warrants as follows:

a.
there are no conditions precedent to the effectiveness of this Subsidiary Guaranty that have not been satisfied or waived; and
b.
such Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Subsidiary Guaranty and each other Secured Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

7.
Covenants

Each Guarantor covenants and agrees that unless and until all of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty shall have been paid in full (other than contingent indemnification obligations as to which no claim has been asserted), the expiration or termination of all Aggregate Commitments, such Guarantor will perform and observe, and cause each of its respective Restricted Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents applicable to such Guarantor on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Restricted Subsidiaries to perform or observe.

8.
Amendments, Guaranty Supplements, Etc

a.
Subject to Section 10.01 of the Credit Agreement, no amendment or waiver of any provision of this Subsidiary Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or the Administrative Agent at the direction of the Required Lenders) and the Guarantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. To the extent expressly permitted by the Credit Agreement, upon a Guarantor becoming an Excluded Subsidiary, or ceasing to be a Restricted Subsidiary, in each case, as a result of a transaction permitted under the Loan Documents, such Guarantor shall be released from this Subsidiary Guaranty in accordance with the provisions of Section 9.11 of the Credit Agreement and the Administrative Agent shall take such actions as are contemplated by Section 9.11 of the Credit Agreement as set forth therein.
b.
It is understood and agreed that any Subsidiary of Holdings that is required to execute a counterpart of this Subsidiary Guaranty after the date hereof pursuant to the Credit Agreement shall execute and deliver a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), and upon the execution and delivery thereof, (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Subsidiary Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Subsidiary Guarantor” shall also mean and be a reference to such Additional Guarantor and (ii) each reference herein to “this Subsidiary Guaranty”, “hereunder”, “hereof” or words of like import referring to this Subsidiary Guaranty, and each reference in any other Loan Document to the “Subsidiary Guaranty”, “thereunder”, “thereof” or words of like import referring to this Subsidiary Guaranty, shall mean and be a reference to this Subsidiary Guaranty as supplemented by such Guaranty Supplement. The execution and delivery of such Guaranty Supplement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Guarantor.
9.
Notices, Etc.

All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered as follows: if to any Guarantor, addressed to it in care of the Borrower at its address specified in Schedule 10.02 of the Credit Agreement; if to any Agent or any Lender, at its address specified in Schedule 10.02 of the Credit Agreement; or at such other address as shall be designated by the recipient in a written notice to each other party. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement.

10.
No Waiver; Remedies

No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

11.
Right of Set-off

Upon the occurrence and during the continuance of any Event of Default, each Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agentor such Lender, other than deposits held in “Exempt Deposit Accounts” (as such term is defined in the Security Agreement), to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under the Secured Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Subsidiary Guaranty or any other Secured Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender under this Section 11 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent and such Lender may have. This Section 11 is subject to the terms and conditions set forth in Section 10.09 of the Credit Agreement.

12.
Continuing Guaranty; Assignments under the Credit Agreement

. This Subsidiary Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the termination of the Aggregate Commitments and the payment in full of the Guaranteed Obligations and all other amounts (other than contingent indemnification obligations as to which no claim has been asserted) payable under this Subsidiary Guaranty, (b) be binding upon each Guarantor, its successors and assigns and (c) bind and inure to the benefit of and (subject to Section 20 hereof) be enforceable by the Secured Parties and their permitted successors, permitted transferees and permitted assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other Person in accordance with Section 10.07 of the Credit Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such

Secured Party herein or otherwise, in each case as and to the extent provided in Section 10.07 of the Credit Agreement. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties, other than pursuant to a transaction permitted by the Credit Agreement and consummated in accordance with the terms and conditions contained therein.

13.
Fees and Expenses; Indemnification

a.
Each Guarantor, jointly and severally, agrees to reimburse the Administrative Agent and the Collateral Agent for its fees and expenses incurred hereunder to the extent provided in Section 10.04of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to the “Guarantors”.
b.
Without limitation of any other Obligations of any Guarantor or remedies of the Secured Parties under this Subsidiary Guaranty, each Guarantor shall indemnify and hold harmless each Indemnitee from and against (and will reimburse each Indemnitee, as and when incurred, for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements, and reasonable and documented or invoiced out-of-pocket fees and expenses (including the reasonable and documented fees, disbursements and other charges of (i) one counsel to the Indemnitees taken as a whole, (ii) in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected Indemnitee in each relevant jurisdiction material to the interests of the Lenders and (iii) if necessary, one local counsel in each jurisdiction material to the interests of the Indemnitees (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with any Guaranteed Obligations or by reason of any failure of any Guaranteed Obligations to be the legal, valid, binding obligations of any Loan Party enforceable against such Loan Party in accordance with its terms; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, disbursements, fees or expenses are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or controlling persons or any of the officers, directors, employees, agents, advisors, or members of any of the foregoing or (B) any dispute that is among Indemnitees (other than any dispute involving claims against the Administrative Agent and the Collateral Agent, or any other Agent, in each case in their respective capacities as such) that a court of competent jurisdiction has determined in a final and non-appealable judgment did not involve actions or omissions of any direct or indirect parent or controlling person of the Borrower or its Subsidiaries.
c.
Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations guaranteed hereby and secured by the Collateral Documents. The provisions of this Section 13shall remain operative and in full force and effect regardless of the termination of this Subsidiary Guaranty, any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the other Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Subsidiary Guaranty or any other Loan Document any resignation or removal of the Administrative Agent or the Collateral Agent or any investigation made by or on behalf of the Administrative Agent and the Collateral Agent or any other Secured Party. All amounts due under this Section 13 shall be payable within 30 days after invoiced or demand therefor (with a reasonably detailed invoice with respect thereto).
14.
Subordination

Each Guarantor hereby subordinates any and all debts, liabilities and other obligations now or hereafter owing to such Guarantor by each other Loan Party(the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 14:

a.
Prohibited Payments, Etc. Except as otherwise set forth in this Section 14(a) and subject to any Intercompany Subordination Agreement, a Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default under Sections 8.01(a), (f) or (g) of the Credit Agreement (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default not described in the preceding sentence, upon notice from the Administrative Agent, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.
b.
Prior Payment of Guaranteed Obligations. In any proceeding under any Debtor Relief Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.
c.
Turn-Over. After the occurrence and during the continuance of any Event of Default(including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for (or on behalf of) the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Subsidiary Guaranty.
d.
Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default(including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to do so), in its discretion, (i) in the name of any Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require any Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest).
15.
Right of Contribution
a.
Each Guarantor agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made hereunder in respect of any Guaranteed Obligation of any other Guarantor, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor which has not paid its proportionate share of such payment.
b.
Each Guarantor’s right of contribution under this Section 15 shall be subject to the terms and conditions of Section 4. The provisions of this Section 15 shall in no respect limit the obligations and liabilities of the Borrower or any Guarantor to the Administrative Agent and the Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the Secured Parties for the full amount guaranteed by such Guarantor hereunder. Each Guarantor agrees to contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.
16.
Execution in Counterparts

This Subsidiary Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Subsidiary Guaranty and each amendment, waiver and consent with respect hereto by telecopier, .pdf or other electronic transmission shall be effective as delivery of an original executed counterpart thereof.

17.
Governing Law; Jurisdiction; Waiver of Jury Trial, Etc

a.
THIS SUBSIDIARY GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
b.
EACHPARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN ANY OTHER JURISDICTION), AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SUBSIDIARY GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
c.
EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE

(b) OF THIS SECTION 17. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
d.
EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS SUBSIDIARYGUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
e.
EACH PARTY TO THIS SUBSIDIARY GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS SUBSIDIARY GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF SECTION 10.17 OF THE CREDIT AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
18.
Severability

If any provision of this Subsidiary Guaranty is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Subsidiary Guaranty shall not be affected or impaired thereby and (b) the parties shall endeavour in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19.
Headings

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Subsidiary Guaranty and are not to affect the construction of, or to be taken into consideration in interpreting, this Subsidiary Guaranty.

20.
Guaranty Enforceable by Administrative Agent or Collateral Agent

Notwithstanding anything to the contrary contained elsewhere in this Subsidiary Guaranty, the Secured Parties agree (by their acceptance of the benefits of this Subsidiary Guaranty) that this Subsidiary Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Subsidiary Guaranty or to realize upon the security to be granted by the Collateral Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent. The Secured Parties further agree that this Subsidiary Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder).

21.
Intercreditor Agreement

Notwithstanding any provision to the contrary in this Subsidiary Guaranty, in the event of any conflict or inconsistency between the provisions of any Intercreditor Agreement entered into by the Collateral Agent in accordance with Section 9.15 of the Credit Agreement and this Subsidiary Guaranty, the provisions of such Intercreditor Agreement shall prevail.

22.
Instrument for the Payment of Money

Each Guarantor hereby acknowledges that this Subsidiary Guaranty constitutes an instrument for the payment of money, and consents and agrees that any Secured Party or the Administrative Agent, at its sole option, in the event of a dispute by any Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, each Guarantor and the Administrative Agent have caused this Subsidiary Guaranty to be duly executed and delivered as of the date first written above.

KLDISCOVERY ONTRACK, LLC

KLDiscovery Franchising, LLC, each as Guarantor

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Secretary and Treasurer

Acknowledged and Agreed,

MGG INVESTMENT GROUP LP,
as Administrative Agent

By: /s/ Kevin F. Griffin
Name: Kevin F. Griffin
Title: Chief Executive Officer & Chief Investment Officer

Exhibit A to the
Subsidiary Guaranty

1.
FORM OF SUBSIDIARY GUARANTY SUPPLEMENT

________________ ____, 20___

MGG INVESTMENT GROUP LP,
as Administrative Agent
One Penn Plaza, 53rd Floor

New York, NY 10119

Reference is made to (i) that certain Second Lien Credit Agreement dated as of August 14, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KLDiscovery Holdings, Inc. (f/k/a LD Lower Holdings, Inc.), a Delaware corporation (the “Borrower”), LD Topco, Inc., a Delaware corporation (“Holdings”), the other guarantors party thereto, each lender and other financial institution from time to time party thereto and MGG INVESTMENT GROUP LP, as Administrative Agent and Collateral Agent, and (ii) the Subsidiary Guaranty dated as of August 14, 2024 (as amended, supplemented or otherwise modified from time to time, together with this Subsidiary Guaranty Supplement(this “Guaranty Supplement”), the “Subsidiary Guaranty”), among the Guarantors party thereto and the Administrative Agent. The capitalized terms defined in the Subsidiary Guaranty or in the Credit Agreement (defined below) and not otherwise defined herein are used herein as therein defined.

1.
Guaranty; Limitation of Liability

a.
The undersigned hereby, jointly and severally with the other Guarantors absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the full and punctual payment when due and performance, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing, including, without limitation, all Obligations under or in respect of the Secured Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty Supplement, the

Subsidiary Guaranty or any other Secured Document, to the extent reimbursable under Section 10.04 of the Credit Agreement.
b.
The undersigned, and by its acceptance of the benefits of this Guaranty Supplement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Subsidiary Guaranty and the Obligationsof the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to such Guarantor. To effectuate the foregoing intention, by acceptance of the benefits of this Guaranty Supplement and the Subsidiary Guaranty, the Administrative Agent, the other Secured Parties and the undersigned hereby irrevocably agree that the obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty at any time shall be limited to the maximum amount as will result in the obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty not constituting a fraudulent transfer or conveyance or subject to avoidance under Debtor Relief Laws or any similar foreign, federal or state law, in each case applicable to such Guarantor.
c.
The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty Supplement, the Subsidiary Guaranty, the Holdings Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor, Holdings and any other guarantor, as applicable, so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Secured Documents.
2.
Obligations Under the Subsidiary Guaranty

The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Subsidiary Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Subsidiary Guaranty to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Subsidiary Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned.

3.
Representations and Warranties

.The undersigned hereby makes each representation and warranty set forth in Section 6 of the Subsidiary Guaranty to the same extent as each other Guarantor.

4.
Delivery by Telecopier

Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier, .pdf or other electronic transmission shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

5.
Governing Law; Jurisdiction; Waiver of Jury Trial, Etc

a.
THIS GUARANTY SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
b.
EACHPARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN ANY OTHER JURISDICTION), AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SUPPLEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
c.
EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE

TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 5. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
d.
EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS GUARANTY SUPPLEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
e.
EACH PARTY TO THIS GUARANTY SUPPLEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY SUPPLEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF SECTION 10.17 OF THE CREDIT AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Remainder of page left intentionally blank]

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By:

Name:

Title:

Acknowledged and Agreed,

MGG INVESTMENT GROUP LP,
as Administrative Agent

By:

Name:

Title:

EXHIBIT F

SECURITY AGREEMENT

[Attached]

This instrument, as well as the indebtedness, rights and obligations evidenced hereby, are and shall at all times be and remain subject to the terms of and subordinated in right and time of payment to the extent and in the manner set forth in that certain Subordination and Intercreditor Agreement (as amended, supplemented, restated, replaced, refinanced or otherwise modified from time to time in accordance with the terms thereof, the “Subordination Agreement”) dated as of August 14, 2024 by and among WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Agent (as defined therein) for the Senior Lenders (as defined therein), MGG INVESTMENT GROUP LP as the Subordinated Agent (as defined therein) for the Subordinated Lenders (as defined therein), KLDISCOVERY HOLDINGS, INC. (f/k/a LD LOWER HOLDINGS, INC.), a Delaware corporation, as the Borrower (as defined therein) and the other guarantors party thereto, to the prior payment in full (as defined therein) of all Senior Debt (as defined therein) and each holder of this instrument by its acceptance hereof irrevocably agrees to be bound by the provisions of the Subordination Agreement.

SECURITY AGREEMENT

Dated August 14, 2024

among

The Grantors referred to herein,

as Grantors

and

MGG Investment Group LP,

as Collateral Agent

T A B L E O F C O N T E N T S

Section Page

Schedules:

Schedule I - Location, Chief Executive Office, Type of Organization, Jurisdiction Of

Organization, Organizational Identification Number, Tax Identification Number and Trade Names

Schedule II - Pledged Interests and Pledged Debt

Schedule III - Patents, Trademarks and Copyrights

Schedule IV - Commercial Tort Claims

Exhibits:

Exhibit A - Form of Security Agreement Supplement

Exhibit B - Form of Intellectual Property Security Agreement

Exhibit C - Form of Intellectual Property Security Agreement Supplement

SECURITY AGREEMENT dated as of August 14, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among KLDiscovery Holdings, Inc. (f/k/a Lower Holdings, Inc.), a Delaware corporation (the “Borrower”), LD Topco, Inc., a Delaware corporation (“Holdings”), the other Persons listed on the signature pages hereof (the “Subsidiary Grantors”), the Additional Grantors (as hereinafter defined) from time to time party hereto (the Borrower, Holdings, the Subsidiary Grantors and such Additional Grantors being, collectively, the “Grantors”), and MGG Investment Group LP, as collateral agent (in such capacity, together with any successor collateral agent, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement below).

PRELIMINARY STATEMENTS

(1) The Borrower has entered into that certain Second Lien Credit Agreementdated of even date herewith (as amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder), the “Credit Agreement”), by and among with MGG Investment Group LP, as Administrative Agent and Collateral Agent, and the other parties party thereto.

(2) Pursuant to the Credit Agreement, the Grantors are entering into this Agreement in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Collateral (as hereinafter defined).

(3) It is a condition precedent to the making of Loans by the Lendersfrom time to time that the Grantors shall have granted the security interests and made the pledges contemplated by this Agreement.

(4) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents and the other Secured Documents (as defined herein).

(5) Capitalized terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC are used in this Agreement as such terms are defined in such Article 8 or 9 (including, without limitation, Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Deposit Accounts, Documents, Equipment,Financial Assets, Fixtures, General Intangibles, Goods, Instruments,Inventory, Investment Property, Letter-of-Credit Rights, Securities Accounts, Securities Intermediary, Security, Security Entitlements and Supporting Obligations). Section 1.02 of the Credit Agreement shall apply here mutatis mutandis.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans from time to time, each Grantor hereby agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

1.
Grant of Security

As security for the payment or performance, as the case may be, in full of the Secured Obligations (as defined below), each Grantor hereby pledges to the Collateral Agent (and its successors and permitted assigns), for the benefit of the Secured Parties, and each Grantor hereby grants to the Collateral Agent (and its successors and permitted assigns), for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor or in which such Grantor now or at any time in the future may acquire any right, title or interest, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

a.
all Accounts;
b.
all cash and Cash Equivalents;
c.
all Chattel Paper;
d.
all Commercial Tort Claims set forth on Schedule IV hereto (as supplemented from time to time) or with a claimed amount in excess of $5,000,000;
e.
all Deposit Accounts;
f.
all Documents;
g.
all Equipment;
h.
subject to Section 22 hereof, all Fixtureslocated at Mortgaged Properties;
i.
all General Intangibles;
j.
all Goods;
k.
all Instruments;
l.
all Inventory;
m.
all Letter-of-Credit Rights;
n.
the following (the “Security Collateral”):
i.
all indebtedness from time to time owed to such Grantor, including, without limitation, the indebtedness set forth opposite such Grantor’s name on and otherwise described on Schedule II (all such indebtedness being the “Pledged Debt”), and the instruments and promissory notes, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;
ii.
all Equity Interests of any Person from time to time acquired, owned or held directly by such Grantor in any manner, including, without limitation, theEquity Interests owned or held by each Grantor set forth opposite such Grantor’s name on and otherwise described on Schedule II (all such Equity Interests being the “Pledged Interests”), and the certificates, if any, representing such shares or units or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto; provided that such Grantor shall not be required to pledge, and the terms “Pledged Interests” and “Security Collateral” used in this Agreement shall not include, any voting Equity Interests that constitute Excluded Property; and
iii.
all Investment Property and all Financial Assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange therefor and all warrants, rights or options issued thereon or with respect thereto;
o.
all contracts and agreements between any Grantor and one or more additional parties (including, without limitation, any Swap Contracts, licensing agreements and any partnership agreements, joint venture agreements, limited liability company agreements) and the IP Agreements (as hereinafter defined), in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements (all such Collateral being the “Agreement Collateral”);
p.
the following (collectively, excluding clause (viii) below, the “Intellectual Property Collateral”):
i.
all patents, patent applications, utility models, statutory invention registrations and all inventions claimed or disclosed therein and all improvements thereto (“Patents”);
ii.
all trademarks, trademark applications, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);
iii.
all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet websites and the content thereof, whether registered or unregistered (“Copyrights”);
iv.
all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);
v.
all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;
vi.
all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration at the U.S. Patent and Trademark Office (the “USPTO”) or the U.S. Copyright Office (the “USCO”) set forth in Schedule IIIhereto (as such Schedule III may be supplemented from time to time by supplements to this Agreement, each such supplement being substantially in the form of Exhibit C hereto (an “IP Security Agreement Supplement”) executed by such Grantor to the Collateral Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;
vii.
all rights in the foregoing corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
viii.
all agreements granting to any Grantor, or pursuant to which any Grantor grants to any other Person rights in any of the foregoing (“IP Agreements”); and
ix.
any and all claims for damages or injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;
q.
all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral;
r.
all other tangible and intangible personal property of whatever nature whether or not covered by Article 9 of the UCC; and
s.
all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations (as defined in the UCC) relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and Supporting Obligations that constitute property of the types described in clauses (a) through (r) of this Section 1), and, to the extent not otherwise included, all payments under insurance covering any Collateral (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;

provided that notwithstanding anything to the contrary contained in the foregoing clauses (a) through (s), the security interest created by this Agreement shall not extend to, and the terms “Collateral,” “Security Collateral,” “Agreement Collateral,” “Intellectual Property Collateral,” “Pledged Interests,” “Pledged Debt” and other terms defining the components of the Collateral in the foregoing clauses (a) through (s) shall not include, (A) Excluded Property or (B) the Equity Interests of any Person that is an “Excluded Subsidiary” pursuant to clause (g) of such definition;

provided, further, that with respect to any asset or property of a Grantor that would constitute Collateral but for its qualifying as Excluded Property, immediately upon the ineffectiveness, lapse or termination of any restriction or condition covering, or resulting in, any asset or other property of a Grantor constituting Excluded Property (and such asset ceasing to constitute Excluded Property), the Collateral shall include and such Grantor shall be deemed to have granted a security interest in, such Grantor’s right, title and interest in and to such asset or other property as if such restriction or condition had never been in effect and such asset or other property shall no longer constitute Excluded Property;

provided, further, that notwithstanding anything to the contrary contained in the foregoing clauses (a) through (s) or otherwise contained here, no Grantor shall be required to (x) take any action or enter into any agreement in contravention of the Perfection Exceptions or (y) make any filing with respect to any Intellectual Property Collateral other than filing a UCC financing statement and filings at the USPTO or USCO.

2.
Security for Obligations

This Agreement secures, in the case of each Grantor, the payment of all Obligations now or hereafter existing under any of the Loan Documents (theLoan Documents collectively, the “Secured Documents”) (as such Secured Documents may be amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder)), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”).

3.
Grantors Remain Liable

Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under its contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Secured Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

4.
Delivery and Control of Security Collateral

All certificates, if any, representing or evidencing the Pledged Interests (other than Equity Interests of non-wholly owned Subsidiaries with a fair market value of less than $1,000,000) and all instruments representing or evidencing the Pledged Debt individually or in an aggregate principal amount together with all other such Pledged Debt in excess of $1,000,000 (other than any short term intercompany current liabilities incurred in the ordinary course of business and consistent with past practice in connection with the cash management operations of the Borrower and its Restricted Subsidiaries) shall be promptly delivered to and held by or on behalf of the Collateral Agent pursuant hereto and, subject to Section 6.16 of the Credit Agreement, on the Closing Date with respect to any such Pledged Interests or Pledged Debt owned by a Grantor as of the Closing Date (and with respect to such Pledged Interests or Pledged Debt acquired after the date hereof, within 90 days of acquisition (or such later date as provided in the Credit Agreement or as the Collateral Agent may agree)) be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right at any time and without notice to any Grantor, to (i) transfer to or to register in the name of the Collateral Agent or any nominee or designee of the Collateral Agent any or all of the Security Collateral, subject only to the revocable rights specified in Section 10(a), (ii) exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations and (iii) convert Security Collateral consisting of Financial Assets credited to any Securities Account to Security Collateral consisting of Financial Assets held directly by the Collateral Agent or its nominee or designee, and to convert Security Collateral consisting of Financial Assets held directly by the Collateral Agent or its nominee or designee to Security Collateral consisting of Financial Assets credited to any Securities Account.

a.
During the continuation of an Event of Default and after the Collateral Agent (acting at the direction of the Required Lenders) has given notice to the applicable Grantor of its intent to exercise remedies, with respect to any Security Collateral in which any Grantor has any right, title or interest and that (i) is not an uncertificated security, promptly upon the request of the Collateral Agent, such Grantor will notify each issuer of Pledged Interests that such Pledged Interests are subject to the security interests granted hereunder or (ii) is an uncertificated security, to the extent that the issuer thereof is (a) a wholly-owned Subsidiary of such Grantor and (b) organized under the laws of the United States or the District of Columbia, promptly upon the request of the Collateral Agent, such Grantor will cause the issuer thereof either (at the option of such Grantor) (A) to register the Collateral Agent or its nominee or designee as the registered owner of such security or (B) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Agent.
b.
Each Grantor agrees that to the extent each interest in any limited liability company or limited partnership or any share or similar equity interest issued by a corporation, business trust, joint stock company or similar entity controlled now or in the future by such Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, (i) such interest shall be certificated and (ii) each such interest shall at all times hereafter continue to be such a security and represented by such certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership or any share or similar equity interest issued by a corporation, business trust, joint stock company or similar entity controlled now or in the future by such Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such Grantor provides written notification to the Collateral Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Collateral Agent pursuant to the terms hereof.
c.
During the continuation of an Event of Default and after the Collateral Agent (acting at the direction of the Required Lenders)has given notice to the applicable Grantor of its intent to exercise remedies, promptly upon the request of the Collateral Agent, such Grantor will notify each issuer of Pledged Debt that such Pledged Debt is subject to the security interests granted hereunder.
5.
Commercial Tort Claims

So long as any Lender shall have any Commitment, any Secured Obligation of any Loan Party shall remain unpaid (other than contingent indemnification obligations as to which no claim has been asserted) each Grantor will give prompt notice (and in any event at least as frequently as the delivery of any Compliance Certificate under Section 6.02(b) of the Credit Agreement) to the Collateral Agent of any individual Commercial Tort Claim with a claimed amount in excess of $5,000,000 that does not constitute Excluded Property and will promptly amend Schedule IV to describe such Commercial Tort Claim in a manner that reasonably identifies such Commercial Tort Claims and which is otherwise reasonably satisfactory to the Collateral Agent, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claim, and otherwise agrees to take all necessary action or do such other acts or things deemed necessary or desirable by the Collateral Agent to subject such Commercial Tort Claim to the security interests granted under this Agreement.

6.
Deposit Accounts

Each Grantor shall cause all Deposit Accounts and Securities Accounts (other than an Excluded Account) to be subject to a Control Agreement within 60 days on the Closing Date or within 60 days (or such later date as agreed by the Collateral Agent) of the opening of such Account. As used herein, “Control Agreement” means an agreement which provides for the Collateral Agent to have Control of

Deposit Accounts or Securities Accounts, as applicable; and “Excluded Account” means (a) any trust, payroll, escrow or other similar accounts, (b) any securities accounts, deposit accounts, other bank accounts or commodities accounts to the extent the average daily balance of funds on deposit therein for each fiscal month does not exceed $1,000,000 and (c) accounts related to the clearing, payment processing and similar operations of the Borrower and its Restricted Subsidiaries.

7.
Representations and Warranties

Each Grantor represents and warrants to the Collateral Agent and each other Secured Party as follows (it being understood that none of the following applies to Excluded Property):

a.
as of the Closing Date, (i) such Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, type of organization, jurisdiction of organization or incorporation, organizational identification number (if any) and taxpayer identification number (if any) are correctly set forth in Schedule I hereto (as such Schedule I may be supplemented from time to time by supplements to this Agreement), (ii) such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office, in the state or jurisdiction set forth in Schedule I hereto and (iii) such Grantor has no trade names other than as listed on Schedule I hereto and, within the last five years, has not changed its name, type of organization or jurisdiction of organization or incorporation from those set forth on Schedule I, except as described on Schedule I;
b.
All Pledged Interests consisting of certificated securities (other than Equity Interests of non-wholly owned Subsidiaries) and all Pledged Debt evidenced or represented by instruments in an aggregate principal amount in excess of $1,000,000 have been or will be delivered to the Collateral Agent in accordance herewith and with the Credit Agreement (but solely to the extent otherwise required by the terms hereof or the Credit Agreement);
c.
such Grantor is the legal and beneficial owner of the Collateral (other than Intellectual Property Collateral which is addressed in clause (f) below) granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement, and other Liens permitted under Section 7.02 of the Credit Agreement;
d.
as of the Closing Date the Pledged Interests pledged by such Grantor constitute the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto;
e.
upon the filing of appropriate financing statements in the appropriate filing office under the UCC and the recordation of the IP Security Agreement (as defined below) with the USPTO and the USCO, and the delivery to and continuing possession or control by the Collateral Agent in accordance with the UCC of such Collateral with respect to which a security interest may be perfected by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by this Agreement), all actions necessary to perfect the security interest, so far as perfection is possible under relevant law, in the Collateral of such Grantor created under this Agreement with respect to which a Lien may be perfected by filing or possession or control pursuant to the UCC or 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 subject to the terms of this Agreement shall have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected, so far as perfection is possible under relevant law, security interest in such Collateral of such Grantor subject to no Liens other than Liens permitted under Section 7.02 of the Credit Agreement (subject to the Perfection Exceptions), securing the payment of the Secured Obligations;
f.
except as could not reasonably be expected to have a Material Adverse Effect:
i.
to the knowledge of any Grantor, the conduct of the business of such Grantor as currently conducted does not infringe upon, misappropriate, dilute or otherwise violate the intellectual property rights of any third party;
ii.
as of the Closing Date, such Grantor is the exclusive owner of all of the Intellectual Property Collateral set forth on Schedule III, and is entitled to use all Intellectual Property Collateral subject only to the terms of the IP Security Agreements;
iii.
as of the Closing Date, the Intellectual Property Collateral set forth on Schedule III hereto includes all of the patents, patent applications, trademark registrations and applications, copyright registrations and applications filed at the USPTO or the USCO material to such Grantor’s business (hereinafter “Registered Intellectual Property Collateral”); and
iv.
as of the Closing Date, the Registered Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part.
g.
such Grantor has no Commercial Tort Claims with an individual claimed value in excess of $5,000,000other than those listed in Schedule IV and additional Commercial Tort Claims as to which such Grantor has complied with the requirements of Section 5hereof.
8.
Further Assurances

Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or that the Collateral Agent or any Lender through the Collateral Agent, may reasonably request, in order to grant, preserve, perfect and/or protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor, subject in each case to the Perfection Exceptions. Without limiting the generality of the foregoing, each Grantor will promptly following any reasonable request of the Collateral Agent or any Lender through the Collateral Agent, with respect to Collateral of such Grantor: (i) if any such Collateral with a value in excess of $1,000,000 shall be evidenced by a promissory note or other instrument or Chattel Paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or Chattel Paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (ii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary, or as the Collateral Agent or any Lender through the Collateral Agent, may reasonably request, in order to perfect and preserve the perfected security interest granted or purported to be granted by such Grantor hereunder; (iii) deliver and pledge to the Collateral Agent for the benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank (to the extent required to be pledged pursuant to the Credit Agreement or this Agreement); and (iv) deliver to the Collateral Agent evidence that all other action (subject to the Perfection Exceptions) that the Collateral Agent may reasonably require from time to time in order to grant, preserve, perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken (subject in each case to the Perfection Exceptions and the other exceptions, qualifications and grace periods provided herein and in the Credit Agreement).

a.
Each Grantor hereby authorizes the Collateral Agent and its designees to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect), whether now owned or hereafter acquired, of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent and its designees to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.
b.
At the time of delivery of the Compliance Certificatecovering the annual financial statements with respect to the preceding fiscal year pursuant to Section 6.02(b) of the Credit Agreement (or, if an Event of Default has occurred and is continuing, more frequently if requested by the Collateral Agent) the Borrower shall provide information of the type that would be required to be disclosed on Schedules II through IV of this Agreement reflecting any changes since the Closing Date or the delivery of the Compliance Certificate covering the previous annual financial statements, as applicable, or confirm that there have been no such changes during such period.
9.
Post-Closing Changes; Collections on Assigned Agreements and Accounts

No Grantor will change its name, type of organization or jurisdiction of organization or incorporation, without promptly (and in any event, within 45 days (or such later date as agreed to by the Collateral Agent)) giving written notice to the Collateral Agent and taking all action required under the UCC or otherwise that are required in order for the Collateral Agent to maintain the perfection and priority of the security interest created by this Agreement following such change.

a.
Except as otherwise provided in this Section 9(b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Accounts. In connection with such collections, such Grantor may take (and, at the Collateral Agent’s direction during the continuation of an Event of Default, shall take) such commercially reasonable action as such Grantor (or, during the continuation of an Event of Default, the Collateral Agent) may deem necessary or advisable to enforce collection thereof; provided, however, that the Collateral Agent shall have the right at any time upon the occurrence and during the continuance of anEvent of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent (or otherwise at its direction) and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Accounts, including, without limitation, those rights set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the

Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Accounts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be either (A) released to such Grantor to the extent permitted under the terms of the Credit Agreement so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 8.04 of the Credit Agreement and (ii) except with the consent of the Collateral Agent, such Grantor will not adjust, settle or compromise the amount or payment of any Account, release wholly or partly any obligor thereof, or allow any credit or discount thereon.
10.
As to Intellectual Property Collateral

Except as could not reasonably be expected to have a Material Adverse Effect, with respect to each item of its Registered Intellectual Property Collateral, each Grantor agrees to take, at its expense, all commercially reasonable steps, including, without limitation, in the USPTO and USCO, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the USPTO and USCO, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

a.
Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor shall use proper statutory notice in connection with its use of Intellectual Property Collateral registered with, issued by, or applied for with the USPTO or USCO. Except as could not be reasonably expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Registered Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.
b.
Notwithstanding the foregoing, each Grantor may refrain from taking, or shall be permitted to take, as the case may be, any actions otherwise prohibited or required by the foregoing clauses (a) and (b) of this Section 10 with respect to Intellectual Property Collateral which it determines in its good faith commercially reasonable business judgment not to be useful to its business or worth protecting or maintaining (including without limitation by abandoning, failing to defend or maintain or causing any such Intellectual Property Collateral to become unenforceable, abandoned, invalidated or publicly available).
c.
With respect to its Registered Intellectual Property Collateral as of the Closing Date, each Grantor agrees to execute or otherwise authenticate on the Closing Date an agreement, in substantially the form set forth in Exhibit Bhereto (an “IP Security Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Registered Intellectual Property Collateral with the USPTO and USCO.
d.
Without limiting Section 1, each Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(p)that is not, as of the Closing Date, a part of the Intellectual Property Collateral (“After-Acquired Intellectual

Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. Each Grantor shall, to the extent required pursuant to Section 6.12 of the Credit Agreement, execute and deliver to the Collateral Agent, or otherwise authenticate, an IP Security Agreement Supplement covering such After-Acquired Intellectual Property which IP Security Agreement Supplement shall be recorded promptly by such Grantor with the USPTO and USCO.
e.
At such time as the Collateral Agent is lawfully entitled to exercise its rights and remedies under Section 14 (and actually exercises such rights), each Grantor grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, assign or sublicense any Intellectual Property Collateral in which such Grantor has rights wherever the same may be located, including, without limitation, in such license access to (i) all media in which any of the licensed items may be recorded or stored, and (ii) all software and computer programs used for compilation or print-out. The license granted under this Section is to enable the Collateral Agent to exercise its rights and remedies under Section 14 and for no other purpose.
11.
Voting Rights; Dividends; Etc

So long as no Event of Default shall have occurred and be continuing and, other than in the case of an Event of Default under Section 8.01 (a), (f) or (g) of the Credit Agreement, the Collateral Agent has not notified such Grantor of its intent to exercise remedies:

i.
each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided, however, that such Grantor will not exercise or refrain from exercising any such right in a manner prohibited by the Loan Documents;
ii.
each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all:
a.
dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,
b.
dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and
c.
cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral,

(x) in the case of the foregoing clause (A), any such property distributed in respect of any Security Collateral shall be deemed to constitute acquired property and shall be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement or other instrument) in accordance with the terms of this Agreement and the provisions of Section 6.12 of the Credit Agreement and (y) in the case of the foregoing clauses (B) and (C), any such cash distributed in respect of any Security Collateral shall be subject to the provisions of the Credit Agreement applicable to the proceeds of a Disposition of property; and

iii.
the Collateral Agent will promptly execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.
b.
Upon the occurrence and during the continuance of an Event of Default:
i.
upon notice to the applicable Grantor (and automatically in the case of clause (y) below to the extent such Event of Default is under Section 8.01 (a), (f) or (g) of the Credit Agreement), all rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 10(a)(i) shall cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 10(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent (or its nominee or other designee), which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions; and
ii.
all dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 11(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).
12.
Collateral Agent Appointed Attorney-in-Fact

Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, solely upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s discretion (acting at the direction of the Required Lenders), to take any action and to execute any instrument that the Collateral Agent or any other directing Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement (in accordance with this Agreement and each other applicable Loan Document), including, without limitation:

a.
to obtain and adjust insurance required to be paid to the Collateral Agent;
b.
to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

c.
to receive, indorse and collect any drafts or other instruments, documents and Chattel Paper, in connection with clause (a) or (b) above; and
d.
to file any claims or take any other action or institute any proceedings that the Collateral Agent or any other directing Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent and the other Secured Parties with respect to any of the Collateral.
13.
Collateral Agent May Perform

If any Grantor fails to perform any agreement contained herein after the expiration or termination of any applicable cure or grace periods, the Collateral Agent may, after providing notice to such Grantor of its intent to do so, but without any obligation to do so, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 15.

14.
The Collateral Agent’s Duties

The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care with respect to the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Article IX of the Credit Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Article IX of the Credit Agreement.

a.
The Secured Parties and the Collateral Agent have no obligation to keep Collateral in their possession identifiable. The Collateral Agent has no obligation to collect dividends, distributions or interest payable on, or exercise any option or right in connection with any Collateral. The Collateral Agent has no obligation to protect or preserve any Collateral from depreciating in value or becoming worthless and is released from all responsibility for any loss of value, whether such Collateral is in the possession of, is a security entitlement of, or is subject to the control of, the Collateral Agent, a securities intermediary, the Grantor or any other Person.
b.
The Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the benefit of the Secured Parties, as security for the Secured Obligations, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the

Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent. The provisions of Article IX of the Credit Agreement shall apply to such Subagent and the appointment by the Collateral Agent of any such Subagent.
15.
Remedies

If any Event of Default shall have occurred and be continuing:

a.
The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code of any applicable jurisdiction or any other applicable law (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent (acting at the direction of the Required Lenders) that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent (acting at the direction of the Required Lenders) may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Accounts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to accounts containing Cash Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Accounts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC, in each case in accordance with the other provisions of this Agreement. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
b.
All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such

Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).
c.
The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to any Deposit Account of a Grantor that is not a trust account, payroll account, escrow account or client funds account (any such trust account, payroll account, escrow account or client funds account, an “Exempt Deposit Account”).
d.
Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 15) in whole or in part by the Collateral Agent against, all or any part of the Secured Obligations, in the manner set forth in Section 8.04 of the Credit Agreement.
e.
In the event of any sale or other Disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other Disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other Disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.
f.
If the Collateral Agent (acting at the direction of the Required Lenders) shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 15, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense, do or cause to be done all such other acts and things as may be reasonably necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.
g.
The Collateral Agent and each other Secured Party is authorized, in connection with any sale of the Security Collateral pursuant to this Section 15, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto; (ii) any information and projections; and (iii) any other information in its possession relating to such Security Collateral.
h.
Except as otherwise provided in any Loan Documents, with the written consent of the Collateral Agent (at the direction of the Required Lenders), to the extent permitted by any such requirement of Law(including, without limitation, Section 9-610 of the UCC), the Collateral Agent (or any other Person on its behalf) may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for Disposition in accordance with this Section 15 without accountability to the relevant Grantor.

i.
Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in Section 15(f) above and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Collateral Agent shall demand compliance with Section 15(f) above.
j.
Notwithstanding anything in the Organization Documents of any issuer of the Pledged Interests now or hereafter in effect, each Grantor, being all of the legal and beneficial owners of all of the Pledged Interests, agrees that upon any foreclosure sale or other disposition with respect to any of the Pledged Interests, the Collateral Agent or other successful bidder will automatically succeed to the right to participate in the management of the business and affairs of the issuer of such Pledged Interests and to such Grantor’s status as an equity owner of the issuer of such Pledged Interests (and in furtherance thereof, Collateral Agent or such other successful bidder at a foreclosure sale or other disposition will automatically be deemed admitted as an equity owner of such issuer immediately before such Grantor ceases to be an equity owner).
16.
Expenses

Each Grantor will upon demand pay to the Collateral Agent and any other Agents the amount of any and all reasonable and documented expenses, including, without limitation, the reasonable and documented fees and expenses of their respective counsel incurred in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof, in each case, in the manner and to the extent set forth in Section 10.04 of the Credit Agreement.

a.
The parties hereto agree that the Collateral Agent shall be entitled to the benefits of, and the Grantors shall jointly and severally have the indemnification obligations described in, Section 10.05of the Credit Agreement.
b.
Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Secured Documents. The provisions of this Section 16 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, any resignation of the Collateral Agent, or any investigation made by or on behalf of the Collateral Agent or any Secured Party. The Grantors shall promptly pay or promptly reimburse the Collateral Agent and each Secured Party, as applicable, for all amounts due under this Section 16.
17.
Amendments; Waivers; Additional Grantors; Etc

. Subject to Section 10.01 of the Credit Agreement, no amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

a.
Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), such Persons hall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor.
18.
Notices, Etc

All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Grantor, addressed to it in care of Borrower’s address specified in Schedule 10.02 of the Credit Agreement, or if to the Collateral Agent, at its address specified in Schedule 10.02 of the Credit Agreement. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement. Delivery by telecopier or in .pdf or similar format by electronic mail of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

19.
Continuing Security Interest; Assignments under the Credit Agreement

This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the termination of the Aggregate Commitments, the payment in full of the Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted), (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 10.07 of the Credit Agreement.

20.
Release; Termination

Upon any sale, transfer or other disposition of any item of Collateral of any Grantor permitted by, and in accordance with, the terms of the Loan Documents to a Person that is not a Loan Party (and not becoming or required to become a Loan Party) or in connection with any other release of the Liens on the Collateral provided for in Section 9.11 of the Credit Agreement, such Collateral shall be automatically and without further action released from the security interests created by this Agreement. The Collateral Agent will, at such Grantor’s expense, execute and deliver without recourse and without any representation or warranty of any kind (either express or implied) to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that such Grantor shall have delivered to the Collateral Agent a certificate of a Responsible Officer of the Borrower certifying that any such transaction has been consummated in compliance with the Credit Agreement and the other Loan Documents and that such release is permitted by the Loan Documents (and the Secured Parties hereby authorize and direct the Agents to rely on such certificate in performing their obligations under this Section 20) and requesting such release, together with a form of release for execution by the Collateral Agent.

a.
Upon the termination of the Aggregate Commitments, the payment in full of the Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted), the pledge and security interests granted hereby shall automatically terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination and payment in full of the Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted), the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
21.
Reinstatement

If, at any time, all or any part of any payment applied by any Agent to any of the Secured Obligations is or must be rescinded or returned by any Agent or any Lender or any other holder of Secured Obligations for any reason whatsoever (including, without limitation, as a preference, fraudulent conveyance, or otherwise under any insolvency, bankruptcy, reorganization, or assignment for the benefit of creditors), such Secured Obligations shall, for the purposes hereof, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by any Agent, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Secured Obligations, all as though such application by such Agent had not been made; it being further understood that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by each Agent in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

22.
Execution in Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or in .pdf or similar format by electronic mail shall be effective as delivery of an original executed counterpart of this Agreement.

23.
The Mortgages

In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures, letting and licenses of real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

24.
Governing Law; Jurisdiction; Etc

a.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
b.
EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR

PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN ANY OTHER JURISDICTION), AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
c.
EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 24. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
d.
EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
e.
EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF SECTION 10.17 OF THE CREDIT AGREEMENT WITH ANY COURT AS

WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
25.
Intercreditor Agreement

Notwithstanding any provision to the contrary in this Agreement, in the event of any conflict or inconsistency between the provisions of any Intercreditor Agreement entered into by the Collateral Agent in accordance with Section 9.15 of the Credit Agreement and this Agreement, the provisions of such Intercreditor Agreement shall prevail.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

kLDiscovery HOLDINGS, INC.

By: /s/ Dawn M. Wilson
Name: Dawn M. Wilson
Title: Secretary and Treasurer

LD TOPCO, INC.

By: /s/ Dawn M. Wilson
Name: Dawn M. Wilson
Title: Treasurer

KLDISCOVERY ONTRACK, LLC

KLDISCOVERY FRANCHISING, LLC

By: /s/ Dawn M. Wilson
Name: Dawn M. Wilson
Title: Secretary and Treasurer

MGG INVESTMENT GROUP LP,
as Collateral Agent

By: /s/ Kevin F. Griffin

Name: Kevin F. Griffin

Title: Chief Executive Officer & Chief Investment Officer

Schedule I to the
Security Agreement

TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION OR INCORPORATION,
ORGANIZATIONAL IDENTIFICATION NUMBER, TAX IDENTIFICATION NUMBER AND TRADE NAMES

Grantor	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.	Tax I.D. No.	Trade Names
KLDiscovery Ontrack, LLC	Limited liability company	Delaware	837496100082	41-1521650	• KLDiscovery • Ontrack
KLDiscovery Holdings, Inc.	Corporation	Delaware	5897294	81-0787151
LD Topco, Inc.	Corporation	Delaware	5884312	30-0889050
KLDiscovery Franchising, LLC	Limited liability company	Delaware	7184729	92-2131676

LOCATION; CHIEF EXECUTIVE OFFICES

Loan Party	Address	County	State
KLDiscovery Ontrack, LLC	9023 Columbine Road, Eden Prairie, MN, 55347	Hennepin	Minnesota
KLDiscovery Holdings, Inc.
LD Topco, Inc.
KLDiscovery Franchising, LLC

CHANGES IN NAME, LOCATION, CHIEF EXECUTIVE OFFICE, ORGANIZATION TYPE,
JURISDICTION OF ORGANIZATION, ORGANIZATIONAL IDENTIFICATION NUMBER OR
TAXPAYER IDENTIFICATION NUMBER WITHIN THE LAST FIVE YEARS

Grantor	Former Legal Name	Former Organization Type	Former Jurisdiction of Organization	Former Chief Executive Office	Former Organizational I.D. No.	Former Tax I.D. No.
KLDiscovery Ontrack, LLC			Minnesota (Change occurred October 13, 2021)	8201 Greensboro Dr. Suite 300 McLean, Virginia 22102-3810 (Change occurred November 2022)
KLDiscovery Holdings, Inc.	LD Lower Holdings, Inc.
LD Topco, Inc.
KLDiscovery Franchising, LLC

Schedule II to the
Security Agreement

PLEDGED INTERESTS AND PLEDGED DEBT

Pledged Interests

Grantor	Issuer	Class of Equity Interest	Certificate No(s)	Number of Shares / Interests Owned	Percentage Pledged
LD Topco, Inc.	KLDiscovery Holdings, Inc.	Common Stock	3	1,000 shares	100%
KLDiscovery Holdings, Inc.	KLDiscovery Franchising, LLC	Membership Interests	N/A	100% Membership Interests	100%
KLDiscovery Holdings, Inc.	KLDiscovery Ontrack, LLC	Membership Interests	N/A	100% Membership Interests	100%
KLDiscovery Holdings, Inc.	LD International Holdings SRL	Common Stock	1	65	100%
KLDiscovery Ontrack, LLC	KLDiscovery Ontrack K.K.	Common Stock	1	120,500	100%
KLDiscovery Ontrack, LLC	KLDiscovery Ontrack (HK) Limited	Common Stock	2 and 3	1,000	100%
KLDiscovery Ontrack, LLC	KLDiscovery Ontrack, S.L.	Common Stock	N/A	3,010	100%
KLDiscovery Ontrack, LLC	KLDiscovery Ontrack Single Member PC (GR)	Common Stock	1	10,000	100%
KLDiscovery Ontrack, LLC	KLDiscovery Ontrack Pty Ltd.	Common Stock	1 and 2	100	100%
KLDiscovery Ontrack, LLC	Ontrack Data Recovery, LLC	Membership Interests	N/A	100% Membership Interests	100%
KLDiscovery Holdings, Inc	KLDiscovery India Technology Services Private Limited (IN)	Common Stock	1	9,999	100%
KLDiscovery Ontrack, LLC		Common Stock	2	1	100%
KLDiscovery Ontrack, LLC	KLDiscovery Ontrack (Switzerland) GmbH	Common Stock	N/A	49	100%
Ontrack Data Recovery, LLC		Common Stock	N/A	1	100%
KLDiscovery Ontrack, LLC	KLDiscovery Ontrack S.r.l.	Common Stock	N/A	99%	100%
Ontrack Data Recovery, LLC		Common Stock	N/A	1%	100%
KLDiscovery Ontrack, LLC	KLDiscovery Ontrack Sarl	Common Stock	N/A	99	100%
Ontrack Data Recovery, LLC		Common Stock	N/A	1	100%

Pledged Debt

Grantor	Description
KLDiscovery Holdings, Inc.

IntercompanyNote, dated as of December 9, 2016, made by LD International Holdings SRL, an international society with restricted liability organized under the laws of Barbados, in favor of LD Lower Holdings, Inc., a Delaware corporation

KLDiscovery Holdings, Inc.	LoanNote Instrument, dated as of December 9, 2016, made by deed poll by LD International Holdings LTD, a company incorporated in England and Wales.
KLDiscovery Ontrack, LLC	ReciprocalLoan Agreement, dated December 15, 2020, by and between KLDiscovery Ontrack, LLC, a Minnesota corporation and KLDiscovery Ontrack GmbH, a German limited liability company.
KLDiscovery Ontrack, LLC	ReciprocalLoan Agreement, dated January 29, 2024, by and between KLDiscovery Ontrack, LLC, a Delaware corporation and KLDiscovery Ontrack S.r.l. an Italian limited liability company.

Schedule III to the
Security Agreement

PATENTS, TRADEMARKS AND COPYRIGHTS

I. PATENTS

a.
Issued Patents

Owner	Title	Issue Date	Patent No.
KLDiscovery Ontrack, LLC	Information Exploration Systems and Methods	03/09/2010	7,676,463
KLDiscovery Ontrack, LLC	Method and System for Optimally Searching a Document Database Using a Representative Semantic Space	01/25/2005	6,847,966
KLDiscovery Ontrack, LLC	Method and System for Optimally Searching a Document Database Using a Representative Semantic Space	01/27/2009	7,483,892
KLDiscovery Ontrack, LLC	Electronic Review of Documents	02/23/2016	9,269,053
KLDiscovery Ontrack, LLC	SYSTEM AND METHOD FOR DETECTING INCONGRUOUS OR INCORRECT MEDIA IN A DATA RECOVERY PROCESS	11/29/2011	8,069,151
KLDiscovery Ontrack, LLC	METHODS FOR ENHANCING EFFICIENCY AND COST EFFECTIVENESS OF FIRST PASS REVIEW OF DOCUMENTS	04/03/2012	8,150,827
KLDiscovery Ontrack, LLC	SYSTEM AND METHOD FOR DATA EXTRACTION FROM EMAIL FILES	01/14/2014	8,630,984
KLDiscovery Ontrack, LLC	SYSTEM AND METHOD FOR MANAGEMENT OF RETENTION PERIODS FOR CONTENT IN A COMPUTING SYSTEM	09/03/2013	8,527,468
KLDiscovery Ontrack, LLC	METHOD AND SYSTEM FOR RESTORING INFORMATION FROM BACKUP STORAGE MEDIA	12/24/2013	8,615,490
KLDiscovery Ontrack, LLC	SYSTEM AND METHOD FOR CREATING A DE- DUPLICATED DATA SET	05/27/2014	8,738,668
KLDiscovery Ontrack, LLC	SYSTEM AND METHOD FOR DATA DE- DUPLICATION	01/27/2015	8,943,024
KLDiscovery Ontrack, LLC	SYSTEM AND METHOD FOR SEARCHING INDEX CONTENT	11/29/2016	9,507,855

	DATA USING MULTIPLE PROXIMITY KEYWORD SEARCHES
KLDiscovery Ontrack, LLC	INTEGRATED VPN CAPABILITIES IN STANDALONE E-DISCOVERY MACHINE	11/30/2021	11,190,574
KLDiscovery Ontrack, LLC	MONITORING AND REPORTING USAGE OF STANDALONE E-DISCOVERY MACHINE	10/24/2019	11,140,212
KLDiscovery Ontrack, LLC	AUTOMATIC INITIALIZATION PROCESS FOR STANDALONE E-DISCOVERY MACHINE	11/16/2021	11,178,208

b.
Patent Applications

None.

II. TRADEMARKS

1.
Registered Trademarks

Mark	Serial No.	Reg. No.	Reg. Date	Owner
NEBULA	87/551520	5604318	11/13/2018	KLDiscovery Ontrack, LLC
PRIVLOG BUILDER	86/381373	4703849	03/17/2015	KLDiscovery Ontrack, LLC
RCMGR (& Design)	77/961348	4095012	02/07/2012	KLDiscovery Ontrack, LLC
RCMgr	77/935959	4092745	01/31/2012	KLDiscovery Ontrack, LLC
LDISCOVERY	77/111413	3463313	07/08/2008	KLDiscovery Ontrack, LLC
COPY SECURE	78/329709	2963966	06/28/2005	KLDiscovery Ontrack, LLC
Circle and X logo	76/469397	3220377	03/20/2007	KLDiscovery Ontrack, LLC
KLDISCOVERY	87/732742	6029691	04/07/2020	KLDiscovery Ontrack, LLC
ONTRACK	74/238782	1717817	09/22/1992	KLDiscovery Ontrack, LLC
ONTRACK	74/196937	1803474	11/09/1993	KLDiscovery Ontrack, LLC
POWERCONTROLS	79/274167	6213524	12/08/2020	KLDiscovery Ontrack, LLC (MN LLC)
READYSUITE	88/712909	6193118	11/10/2020	KLDiscovery Ontrack, LLC

2.
Trademark Applications

Mark	App. No.	App. Date	Owner
NEBULA PORTABLE	90/817,880	07/08/2021	KLDiscovery Ontrack, LLC Intent-to-use
NEBULA ENTERPRISE	90/817,884	07/08/2021	KLDiscovery Ontrack, LLC Intent-to-use
NEBULA SINGULARITY	90/817,887	07/08/2021	KLDiscovery Ontrack, LLC Intent-to-use
KLD	97/120696	11/11/2021	KLDiscovery Ontrack, LLC Intent-to-use
KLDiscovery (stylised/with fingerprint)	97/467448	06/20/2022	KLDiscovery Ontrack, LLC Intent-to-use
KEPLER	98/227372	10/17/2023	KLDiscovery Ontrack, LLC Intent-to-use
ONTRACK[1]	88/141783		KLDiscovery Ontrack, LLC Intent-to-use

[1] NTD: Published (TM)

III. COPYRIGHTS

1.
Registered Copyrights

Copyright Claimant of Record	Title	Reg. No.	Date
KLDiscovery Ontrack, LLC	[DiskManager For Windows]	TX0004563179	07/18/1997
KLDiscovery Ontrack, LLC	Disk Manager Mac, updated version.	TX0004289360	06/17/1996
KLDiscovery Ontrack, LLC	Corporate Profile: Ontrack Computer Systems, Ontrack Data Recovery.	TX0004181537	12/08/1995
KLDiscovery Ontrack, LLC	Disk Manager Mac.	TX0004345287	10/15/1996
KLDiscovery Ontrack, LLC	Disk Manager Mac: installation utility For Macintosh: user manual.	TX0004226199	12/08/1995
KLDiscovery Ontrack, LLC	DISK MANAGER.	TX0004550399	02/18/1997
KLDiscovery Ontrack, LLC	Disk Manager: the original hard disk installation utility: easy installation manual.	TX0004169715	12/08/1995
KLDiscovery Ontrack, LLC	Disk Manager: Version 1.04.	TX0004345288	10/15/1996
KLDiscovery Ontrack, LLC	DOSUTILS: Version 1.00.	TX0004340491	11/16/1995
KLDiscovery Ontrack, LLC	Drive rocket.	TX0004208171	11/16/1995
KLDiscovery Ontrack, LLC	Drive Rocket: software launching guide.	TX0004170563	12/08/1995
KLDiscovery Ontrack, LLC	Ontrack data recovery for NetWare.	TX0004136089	12/08/1995
KLDiscovery Ontrack, LLC	Ontrack data recovery for netware.	TX0004167160	11/16/1995

KLDiscovery Ontrack, LLC	RecoverEase.	TX0004208172	11/16/1995
KLDiscovery Ontrack, LLC	Data protection guide.	TX0004523591	04/02/1997
KLDiscovery Ontrack, LLC	Ontrack data recovery service brochure.	TX0004531120	04/02/1997
KLDiscovery Ontrack, LLC	Data protection guide.	TXu000720950	03/18/1996
KLDiscovery Ontrack, LLC	Data recovery restore.	TXu000720474	11/16/1995

2.
Copyright Applications

None.

Schedule IV to the
Security Agreement

COMMERCIAL TORT CLAIMS

None.

Exhibit A to the
Security Agreement

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

MGG Investment Group LP,
as the Collateral Agent for the
Secured Parties referred to in the
Credit Agreement referred to below

[Street]

[City, State ZIP]

Attention: [___]

[Name of Additional Grantor]

Ladies and Gentlemen:

Reference is made to (i) the Second Lien Credit Agreement dated as of August 14, 2024 (as it may hereafter be amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time, the “Credit Agreement”), among KLDiscovery Holdings, Inc. (f/k/a LD Lower Holdings, Inc.), a Delaware corporation (the “Borrower”), LD Topco, Inc., a Delaware corporation and MGG Investment Group, as Administrative Agent and Collateral Agent, and the other parties party thereto and (ii) the Security Agreement dated August 14, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors from time to time party thereto and the Collateral Agent. Capitalized terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement (and in the event of a conflict, the applicable definition shall be the one given to such term in the Security Agreement).

1. Grant of Security

. The undersigned hereby pledges to the Collateral Agent (and its successors and permitted assigns), for the benefit of the Secured Parties, and the undersigned hereby grants to the Collateral Agent (and its successors and permitted assigns), for the benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, except for any Excluded Property, whether now owned or hereafter acquired by the undersigned or in which the undersigned now has or at any time in the future may require any right, title or interest, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached schedules.

2. Security for Obligations

The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing under or in respect of the Secured Documents (as such Secured Documents may be amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder)), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

3. Supplements to Security Agreement Schedules

The undersigned has attached hereto Schedules I through IV which reflect information relating to the undersigned that would have been required to be disclosed on Schedules I through IV if the undersigned were a party to the Security Agreement on the Closing Date, and the undersigned hereby certifies, as of the date first above written, that such schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct in all material respects.

4. Representations and Warranties

The undersigned hereby makes each representation and warranty set forth in Section 7 of the Security Agreement with respect to itself (with references to the schedules therein being deemed references to the schedules hereto and with the references to the Closing Datetherein being deemed references to the date hereof) as of the date hereof.

5. Obligations Under the Security Agreement

. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned and that each reference to the “Collateral” or any part thereof shall also mean and be a reference to the undersigned’s Collateral or part thereof, as the case may be.

6. Intercreditor Agreement

Notwithstanding any provision to the contrary in this Agreement, in the event of any conflict or inconsistency between the provisions of any Intercreditor Agreement entered into by the Collateral Agent in accordance with Section 9.15of the Credit Agreement and this Agreement, the provisions of such Intercreditor Agreement shall prevail.

7. Governing Law; Jurisdiction; Etc.

THIS SECURITY AGREEMENT SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT SUPPLEMENT OR

FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN ANY OTHER JURISDICTION, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECURITY AGREEMENT SUPPLEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT SUPPLEMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 6. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02OF THE CREDIT AGREEMENT. NOTHING IN THIS SECURITY AGREEMENT SUPPLEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

EACH PARTY TO THIS SECURITY AGREEMENT SUPPLEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS SECURITY AGREEMENT SUPPLEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS SECURITY AGREEMENT SUPPLEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS SECURITY AGREEMENT SUPPLEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF SECTION 10.17 OF THE CREDIT AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By:

Name:

Title:

Address for notices:

Schedule I to the Security Agreement Supplement

LOCATION, CHIEF EXECUTIVE OFFICE,
TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION OR INCORPORATION,
ORGANIZATIONAL IDENTIFICATION NUMBER, TAX IDENTIFICATION NUMBER AND TRADE NAMES

Grantor	Type of Organization	Jurisdiction of Organization or Incorporation	Organizational I.D. No.	Tax I.D. No.	Trade Names

Chief Executive Office Address of [ ]

Changes in Name, Location, Chief Executive Office, Organization Type,
Jurisdiction of Organization, Organizational Identification Number or
Taxpayer Identification Number Within the Last Five Years

Grantor	Former Legal Name	Former Organization Type	Former Jurisdiction of Organization	Former Chief Executive Office	Former Organizational I.D. No.	Former Tax I.D. No.	Date of Change

Schedule II to the Security Agreement Supplement

PLEDGED INTERESTS AND PLEDGED DEBT

Pledged Interests

Grantor	Issuer	Class of Equity Interest	Certificate No(s)	Number of Shares	Percentage Pledged

Pledged Debt

[Describe Pledged Debt in accordance with Section 1(n)(i) of the Security Agreement]

Schedule III to the Security Agreement Supplement

PATENTS, TRADEMARKS AND COPYRIGHTS

Patents

Trademarks

Copyrights

Schedule IV to the Security Agreement Supplement

COMMERCIAL TORT CLAIMS

Exhibit B to the
Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated [______] [__], 20[__], is among the Persons listed on the signature pages hereof (collectively, the “Grantors”) and MGG Investment Group LP, as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, KLDISCOVERY HOLDINGS, INC., a Delaware corporation (“Borrower”) and LD Topco, Inc., a Delaware corporation (“Holdings”) have entered into the Second Lien Credit Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the lenders and financial institutions from time to time party thereto, and MGG Investment Group LP, as Administrative Agent and Collateral Agent. Capitalized terms defined in the Credit Agreement or in the Security Agreement (as defined below) and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement, as the case may be (and in the event of a conflict, the applicable definition shall be the one given to such term in the Security Agreement).

WHEREAS, as a condition precedent to the making of the Loans by the Lenders from time to time, each Grantor has executed and delivered that certain Security Agreement dated August 14, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors from time to time party thereto and the Collateral Agent.

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed thereunder to execute this IP Security Agreement for recording with the USPTO and/or the USCO, as applicable.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

1. Grant of Security

. Each Grantor hereby pledges to the Collateral Agent (and its successors and permitted assigns), for the benefit of the Secured Parties, and each Grantor hereby grants to the Collateral Agent (and its successors and permitted assigns), for the benefit of the Secured Parties, a security interest in and to all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired by the undersigned (collectively, the “Collateral”):

i.
all Patents, including the patents and patent applications set forth in Schedule III hereto (the “Patent Collateral”);
ii.
all Trademarks, including the trademark and service mark registrations and applications set forth in Schedule III hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent that, and solely during the period, if any, in which, the grant of a security interest therein or the assignment thereof would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law), together with the goodwill symbolized thereby (the “Trademark Collateral”);
iii.
all Copyrights, whether registered or unregistered, including, without limitation, the copyright registrations and applications set forth in Schedule III hereto (the “Copyright Collateral”);
iv.
all reissues, divisionals, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
v.
any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and
vi.
any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing;

provided that notwithstanding anything to the contrary contained in the foregoing clauses (i) through (vi) or elsewhere in the Loan Documents, the security interest created hereby shall not extend to, and the term “Collateral” shall not include, any Excluded Property.

2. Security for Obligations

The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Secured Obligations of such Grantor now or hereafter existing under or in respect of the Secured Documents (as such Secured Documents may be amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder)), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

3. Recordation

Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks record this IP Security Agreement.

4. Execution in Counterparts

This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5. Grants, Rights and Remedies

This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this IP Security Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

6. Governing Law; Jurisdiction; Etc.

THIS IP SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS IP SECURITY AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN ANY OTHER JURISDICTION, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS IP SECURITY AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS IP SECURITY AGREEMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 6. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02OF THE CREDIT AGREEMENT. NOTHING IN THIS IP SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

EACH PARTY TO THIS IP SECURITY AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR

CAUSE OF ACTION ARISING UNDER THIS IP SECURITY AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS IP SECURITY AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS IP SECURITY AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF SECTION 10.17 OF THE CREDIT AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

[ONLY TO INCLUDE ENTITIES WHICH OWN IP]

By:

Name:

Title:

MGG INVESTMENT GROUP LP,
as Collateral Agent

By:

Name:

Title:

Exhibit C to the
Security Agreement

FORM OF INTELLECTUAL PROPERTY AGREEMENT SUPPLEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this “IP Security Agreement Supplement”) dated [_________], is made by the Person listed on the signature page hereof (the “Grantor”) in favor of MGG Investment Group LP, as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, KLDISCOVERY HOLDINGS, INC., a Delaware corporation (“Borrower”) and LD Topco, Inc., a Delaware corporation (“Holdings”) have entered into the Credit Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the lenders and financial institutions from time to time party thereto, and MGG Investment Group LP, as Administrative Agent and Collateral Agent. Capitalized terms defined in the Credit Agreement or in the Security Agreement (as defined below) and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement, as the case may be (and in the event of a conflict, the applicable definition shall be the one given to such term in the Security Agreement).

WHEREAS, pursuant to the Credit Agreement, the Grantors have executed and delivered or otherwise become bound by that certain Security Agreement dated August 14, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) and that certain Intellectual Property Security Agreement dated August 14, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”).

WHEREAS, under the terms of the Security Agreement, each Grantor has agreed to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in any after-acquired intellectual property collateral of such Grantor and has agreed in connection therewith to execute this IP Security Agreement Supplement for recording with the USPTO and/or the USCO, as applicable.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

1. Grant of Security

Each Grantor hereby pledges to the Collateral Agent, for the benefit of the Secured Parties, and each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Additional Collateral”):

i.
all Patents, including the patents and patent applications set forth in Schedule III hereto (the “Patent Collateral”);
ii.
all Trademarks, including the trademark and service mark registrations and applications set forth in Schedule III hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent that, and solely during the period, if any, in which, the grant of a security interest therein or the assignment thereof would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law), together with the goodwill symbolized thereby (the “Trademark Collateral”);
iii.
all Copyrights, whether registered or unregistered, including, without limitation, the copyright registrations and applications set forth in Schedule III hereto (the “Copyright Collateral”);

iv.
all reissues, divisionals, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
v.
any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and
vi.
any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing;

provided that, notwithstanding anything to the contrary contained in the foregoing clauses (i) through (vi) or elsewhere in the Loan Documents, the security interest created hereby shall not extend to, and the term “Additional Collateral,” shall not include any Excluded Property.

2. [Reserved]

3. Security for Obligations

The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment of all Secured Obligations of the Grantor now or hereafter existing under or in respect of the Secured Documents (as such Secured Documents may be amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder)), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

4. Recordation

. The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks record this IP Security Agreement Supplement.

5. Grants, Rights and Remedies

This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Additional Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this IP Security Agreement Supplement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

6. Governing Law; Jurisdiction; Etc.

THIS IP SECURITY AGREEMENT SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS IP SECURITY AGREEMENT SUPPLEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN ANY OTHER JURISDICTION, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS IP SECURITY AGREEMENT SUPPLEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS IP SECURITY AGREEMENT SUPPLEMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 6. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02OF THE CREDIT AGREEMENT. NOTHING IN THIS IP SECURITY AGREEMENT SUPPLEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

EACH PARTY TO THIS IP SECURITY AGREEMENT SUPPLEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS IP SECURITY AGREEMENT SUPPLEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS IP SECURITY AGREEMENT SUPPLEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY

HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS IP SECURITY AGREEMENT SUPPLEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF SECTION 10.17 OF THE CREDIT AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

[NAME OF GRANTOR]

By:

Name:

Title:

Address for notices:

EXHIBIT G

FORM OF SOLVENCY CERTIFICATE

[Attached]

SOLVENCY CERTIFICATE

August 14, 2024

To the Agents and each of the Lenders party to the Credit Agreements referred to below:

I, the undersigned Secretary and Treasurer of KLDiscovery Holdings, Inc., a Delaware corporation (“Borrower”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such facts and circumstances after the date hereof), that:

1.
This certificate is furnished to the Agents and the Lenders pursuant to (i) Section 4.01(a)(vi) of that certain Third Amendment to Credit Agreement and First Amendment to Security Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “1L Credit Agreement”), by and among the Borrower, LD Topco, Inc., a Delaware corporation (“Holdings”), the other guarantors party thereto (collectively, with Holdings and Borrower, the “Loan Parties” and each a “Loan Party”), the lenders party thereto as “Lenders” (such Lenders, collectively, together with their successors and permitted assigns are referred to herein as the “1L Lenders”), Ally Bank, as a lender and an L/C Issuer (“Ally”), and Wilmington Trust, National Association, as administrative agent and collateral agent (in such capacities, “1L Agent”) and (ii) Section 4.01(a)(vi) of that certain Second Lien Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “2L Credit Agreement”, together with the 1L Credit Agreement, the “Credit Agreements” and each a “Credit Agreement”), by and among the Loan Parties, 1397225 Ontario Limited (“OTPP”), certain funds and/or accounts managed by MGG Investment Group LP and/or its affiliates (“MGG” and, together with OTPP, their successors and permitted assigns, collectively, the “2L Lenders” and together with the 1L Lenders, the “Lenders”) and MGG as administrative agent and collateral agent (in such capacities, the “2L Agent” and together with the 1L Agent, the “Agents”). Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the applicable Credit Agreement.
2.
For purposes of this certificate, the terms below shall have the following definitions:
a)
“Fair Value”

The amount at which the assets (both tangible and intangible), in their entirety, of Borrower and its subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

b)
“Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of Borrower and its subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

c)
“Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of Borrower and its subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.

d)
“Will be able to pay their Liabilities as they mature”

For the period from the date hereof through the Maturity Date, Borrower and its subsidiaries taken as a whole will have sufficient assets and cash flow to pay their Liabilities as those liabilities mature or (in the case of contingent Liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by Borrower and its subsidiaries as reflected in the projected financial statements and in light of the anticipated credit capacity.

e)
“Do not have Unreasonably Small Capital”

Borrower and its subsidiaries taken as a whole after consummation of the Transactions is a going concern and has sufficient capital to reasonably ensure that it will continue to be a going concern for the period from the date hereof through the Maturity Date. I understand that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by Borrower and its subsidiaries as reflected in the projected financial statements and in light of the anticipated credit capacity.

3.
For purposes of this certificate, I, or officers of Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below.
f)
I have reviewed the financial statements referred to in Section 4.01(b) of the 1L Credit Agreement and Section 5.05 of the 2L Credit Agreement.
g)
I have knowledge of and have reviewed to my satisfaction the Credit Agreements.
h)
As Secretary and Treasurer of Borrower, I am familiar with the financial condition of Borrower and its subsidiaries.
4.
Based on and subject to the foregoing, I hereby certify on behalf of Borrower that after giving effect to the consummation of the Transactions, it is my opinion that (i) the Fair Value of the assets of Borrower and its subsidiaries taken as a whole exceeds their Liabilities; (ii) the Present Fair Salable Value of the assets of Borrower and its subsidiaries taken as a whole exceeds their Liabilities; (iii) Borrower and its subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iv) Borrower and its subsidiaries taken as a whole will be able to pay their Liabilities as they mature.

* * *

IN WITNESS WHEREOF, the Borrower has caused this certificate to be executed on its behalf as of the date first written above.

KLDISCOVERY HOLDINGS, INC. (f/k/a LD LOWER HOLDINGS, INC.)

By: /s/ Dawn Wilson

Name: Dawn Wilson
Title: Secretary and Treasurer

EXHIBIT H

INTERCOMPANY SUBORDINATION AGREEMENT

[Attached]

This instrument, as well as the indebtedness, rights and obligations evidenced hereby, are and shall at all times be and remain subject to the terms of and subordinated in right and time of payment to the extent and in the manner set forth in that certain Subordination and Intercreditor Agreement (as amended, supplemented, restated, replaced, refinanced or otherwise modified from time to time in accordance with the terms thereof, the “ Subordination Agreement” ) dated as of August 14, 2024 by and among WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Agent (as defined therein) for the Senior Lenders (as defined therein), MGG INVESTMENT GROUP LP as the Subordinated Agent (as defined therein) for the Subordinated Lenders (as defined therein), KLDISCOVERY HOLDINGS, INC. (f/k/a LD LOWER HOLDINGS, INC.), a Delaware corporation, as the Borrower (as defined therein) and the other guarantors party thereto, to the prior payment in full (as defined therein) of all Senior Debt (as defined therein) and each holder of this instrument by its acceptance hereof irrevocably agrees to be bound by the provisions of the Subordination Agreement.

INTERCOMPANY SUBORDINATION AGREEMENT

This INTERCOMPANY SUBORDINATION AGREEMENT (this “Agreement”), dated as of August 14, 2024, is entered into by and among the Obligors listed on the signature pages hereof and those additional entities that hereafter become parties hereto by joinder (collectively, jointly, and severally, the “Obligors” and each, individually, an “Obligor”), in favor of MGG Investment Group LP, in its capacity as administrative agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, “Agent”), in light of the following:

WHEREAS, KLDISCOVERY HOLDINGS, INC. (f/k/a LD Lower Holdings, Inc.) a Delaware corporation (“Borrower”) and LD Topco, Inc., a Delaware corporation (“Holdings”) have entered into the Second Lien Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the lenders and financial institutions from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and MGG Investment Group LP, as Agent;

WHEREAS, each Obligor has made or may make certain loans or advances from time to time to one or more other Obligors; and

WHEREAS, in order to induce Agent and the Lender Group to enter into the Credit Agreement and the other Loan Documents and to induce the Lender Group to make financial accommodations to the Borrower pursuant to the Loan Documents, and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by the below defined Lender Group to the Borrower pursuant to the Loan Documents, each Obligor has agreed to subordinate the indebtedness of each other Obligor owed to such Obligor to the below defined Senior Debt upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants, conditions, representations, and warranties set forth herein and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, each Obligor and Agent hereby agree as follows:

1.
Definitions and Construction.
a.
Terms Defined in Credit Agreement. All initially capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

b.
Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Agent” has the meaning specified therefor in the preamble hereto.

“Agreement” has the meaning specified therefor in the preamble hereto.

“Borrower” has the meaning specified therefor in the recitals hereto.

“Credit Agreement” has the meaning specified therefor in the recitals hereto.

“Creditor Obligor” has the meaning specified therefor in the definition of Subordinated Debt.

“Debtor Obligor” has the meaning specified therefor in the definition of Subordinated Debt.

“Discharge of Senior Debt” means, subject to Section 1(c) below, the repayment in full of all Senior Debt (other than contingent indemnification obligations as to which no claim has been asserted), in each case, after or concurrently with the termination or expiration of all commitments, if any, to make loans, advances or otherwise extend credit that would constitute Senior Debt.

“Event of Default” has the meaning specified therefor in the Credit Agreement.

“Indebtedness” has the meaning specified therefor in the Credit Agreement.

“Insolvency Event” has the meaning specified therefor in Section 3.

“Insolvency Proceeding” means any Proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or Proceedings seeking reorganization, arrangement, or other similar relief.

“Lender” and “Lenders” have the respective meanings specified therefor in the recitals to this Agreement.

“Lender Group” means each of the Lenders and Agent, or any one or more of them.

“Lender Group Expenses” means the costs and expenses of the Lender Group as specified in Section 10.04 of the Credit Agreement.

“Obligations” has the meaning specified therefor in the Credit Agreement.

“Obligor” and “Obligors” have the respective meanings specified therefor in the preamble hereto.

“Security Agreement” has the meaning specified therefor in the Credit Agreement.

“Senior Debt” means all obligations (including the Obligations and the Secured Obligations (as defined in the Security Agreement)) and all amounts owing, due, or secured under, or in connection with, the terms of, or evidenced by, the Credit Agreement or any other Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any Loan Document (including all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Loan Party, or that would have accrued or become due under the terms of any Loan Document but for the commencement of any Insolvency

Proceeding with respect to any Loan Party and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Subordinated Debt” means, with respect to each Obligor (each, a “Creditor Obligor”), all Indebtedness, liabilities, and other monetary obligations, whether now existing or arising hereafter, of any other Obligor (each, a “Debtor Obligor”), including all principal, premium, interest, fees, attorneys’ fees, costs, charges, expenses, indemnification and reimbursement obligations and any other amounts, in each case, that are owing or due to the Creditor Obligor by such Debtor Obligor, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all fees and all other amounts payable by such Debtor Obligor to such Creditor Obligor under or in connection with any documents or instruments related thereto, together with (a) any amendments, modifications, renewals or extension thereof and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim. For the avoidance of doubt, the Senior Debt shall not constitute “Subordinated Debt”.

“Subordinated Debt Payment” means any payment or distribution by or on behalf of any of the Obligors, directly or indirectly, of assets of any of the Obligors of any kind or character, whether in cash, property, or securities, including on account of the purchase, redemption, or other acquisition of Subordinated Debt, as a result of any collection, sale, or other disposition of Collateral, or by setoff, exchange, or in any other manner, for or on account of the Subordinated Debt.

c.
Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein or in the Credit Agreement). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein to the satisfaction, repayment, or payment in full of the Senior Debt (including in the definition of “Discharge of Senior Debt”) shall mean (i) the payment or repayment in full in immediately available funds of (A) the principal amount of, and interest accrued with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (B) all Lender Group Expenses that have accrued regardless of whether demand has been made therefor, (C) all fees or charges that have accrued hereunder or under any other Loan Document, (ii) the receipt by Agent of cash collateral in order to secure any other contingent Senior Debt for which a claim or demand for payment has been made at such time or in respect of matters or circumstances known to Agent or a Lender at the time that are reasonably expected to result in any loss, cost, damage or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as the Agent reasonably determines is appropriate to secure such contingent Senior Debt, (iii) the payment or repayment in full in immediately available funds of all other Senior Debt other than unasserted contingent indemnification obligations, (iv) [reserved], and (v) the termination of all of the Commitments of the Lenders. Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a record. The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.
2.
Subordination to Payment of Senior Debt. All payments on account of the Subordinated Debt shall be subject, subordinate, and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the Discharge of Senior Debt.
3.
Subordination upon Any Distribution of Assets of the Obligors. In the event of any payment or distribution of assets of any Debtor Obligor of any kind or character, whether in cash, property, or securities, upon the dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to such Debtor Obligor or its property, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, arrangement, or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshaling or composition of the assets and liabilities of such Debtor Obligor, or upon the occurrence of an Insolvency Proceeding, or otherwise (such events, collectively, the “Insolvency Events”): (a) the Discharge of Senior Debt must have occurred before any Subordinated Debt Payment is made to or received by an Obligor; and (b) any Subordinated Debt Payment to which any Creditor Obligor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating lender making such payment or distribution directly to Agent for application to the payment of the Senior Debt until the Discharge of Senior Debt has occurred, after giving effect to any concurrent payment or distribution or provision therefor to Agent or any member of the Lender Group in respect of such Senior Debt.
4.
Payments on Subordinated Debt. Subject to the terms of the Credit Agreement:
a.
Permitted Payments. So long as no Event of Default has occurred and is continuing, each Debtor Obligor may make, and each Creditor Obligor shall be entitled to accept and receive Subordinated Debt Payments expressly allowed, if any, under the Credit Agreement.
b.
No Payment upon Senior Debt Defaults. Upon the occurrence and during the continuance of any Event of Default, and until such Event of Default is cured or waived in accordance with the Credit Agreement, upon written notice from the Agent to the Borrower affirmatively electing to exercise its rights to block payments permitted under this Section 4, no Debtor Obligor shall make, and no Creditor Obligor shall accept or receive, any Subordinated Debt Payment. For the avoidance of doubt, once such Event of Default is cured or waived, and so long as no other Event of Default has occurred and is continuing, any Debtor Obligor may make and any Creditor Obligor may accept or receive any Subordinated Debt Payment, including payments scheduled for the period of time when such Event of Default existed to the extent permitted by the Credit Agreement.
5.
Subordination of Remedies. Until the Discharge of Senior Debt has occurred, whether or not any Insolvency Event has occurred, no Creditor Obligor will, without the prior written consent of the Agent (acting at the direction of the Required Lenders):
a.
accelerate, make demand, or otherwise make due and payable prior to the original due date thereof any Subordinated Debt;

b.
bring, commence, institute, prosecute, or participate in any lawsuit, action, or proceeding, whether private, judicial, equitable, administrative, or otherwise to enforce its rights or interests in respect of the Subordinated Debt;
c.
exercise any rights under or with respect to guaranties of the Subordinated Debt, if any;
d.
exercise any of its rights or remedies in connection with the Subordinated Debt with respect to any Collateral of any Debtor Obligor;
e.
other than to effect a payment permitted hereunder, exercise any right to set-off or counterclaim in respect of any Indebtedness, liabilities, or obligations of such Creditor Obligor to any Debtor Obligor against any of the Subordinated Debt;
f.
in its capacity as a Creditor Obligor, contest, protest, or object to any exercise of secured creditor remedies by Agent or any other member of the Lender Group in connection with the Senior Debt or directly or indirectly at any time initiate, prosecute, join with or encourage any other Person to initiate or prosecute, participate in any action or proceeding (including a Proceeding) to challenge or otherwise contest the validity, perfection, priority, characterization or enforceability of any of the Senior Debt, this Agreement, the Credit Agreement, any Loan Documents or any of the Liens (or any rights arising under applicable law on account of such Liens) of Agent or any of the Lenders in any of the Collateral securing, or purporting to secure, all or any portion of the Senior Debt;
g.
object to any forbearance by Agent or any other member of the Lender Group in connection with the Senior Debt; or
h.
commence, or cause to be commenced, or join with any creditor other than Agent or any Lender in commencing, any Insolvency Proceeding against any Debtor Obligor.
6.
Payment over to Agent. In the event that, notwithstanding the provisions of Sections 2, 3, 4, and 5, any Subordinated Debt Payments shall be received in contravention of such Section 2, 3, 4, or 5 by any Creditor Obligor before the Discharge of Senior Debt has occurred, such Subordinated Debt Payments shall be segregated and held in trust for the benefit of the Lender Group and shall be forthwith paid over or delivered to Agent, in the same form as received and with any necessary endorsements, for application to the payment of the Senior Debt in accordance with the terms of the Loan Documents. Agent is authorized to make any such endorsements as Agent for the Creditor Obligors. Such authorization is coupled with an interest and is irrevocable until the Discharge of Senior Debt.
7.
Authorization to Agent. If, while any Subordinated Debt is outstanding and before Discharge of Senior Debt has occurred, any Insolvency Event shall occur and be continuing with respect to any Obligor or its property: (a) Agent hereby is irrevocably authorized and empowered (in the name of each Obligor or otherwise), but shall have no obligation, to demand, sue for, collect, and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Agent (or any member of the Lender Group) under any of the Loan Documents; and (b) each Obligor shall promptly take such action as Agent may reasonably request (i) to collect the Subordinated Debt for the account of the Lender Group and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (ii) to execute and deliver to Agent such powers of attorney, assignments, and other instruments as it may reasonably request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (iii) to collect and receive any and all Subordinated Debt Payments.

8.
Certain Agreements Of Each Obligor.
a.
No Benefits. Each Obligor understands that there may be various agreements between the Lender Group and any other Obligor evidencing and governing the Senior Debt, and each Obligor acknowledges and agrees that such agreements are not intended to confer any benefits on such Obligor unless such Obligor is also a party thereto (in which case, the rights of such Obligor are as set forth therein) and that Agent and the other members of the Lender Group shall have no obligation to such Obligor or any other Person to exercise any rights, enforce any remedies, or take any actions which may be available to them under such agreements unless such Obligor is also a party thereto (in which case, the rights of such Obligor are as set forth therein).
b.
No Interference. Each Obligor acknowledges that certain other Obligors have granted to Agent for the benefit of the Lender Group security interests in substantially all of such other Obligor’s assets, and agrees not to interfere with or in any manner oppose a disposition of any Collateral by Agent in accordance with the applicable Loan Documents or applicable law.
c.
Reliance by Agent and Lender Group. Each Obligor acknowledges and agrees that Agent and each member of the Lender Group will have relied upon and will continue to rely upon the subordination provisions provided for herein and the other provisions hereof in entering into the Loan Documents and making or issuing the Loans or other financial accommodations thereunder.
d.
Waivers. Except as provided under the Credit Agreement or any other Loan Document, each Obligor hereby waives any and all notice of the incurrence of the Senior Debt or any part thereof and any right to require marshaling of assets.
e.
Obligations of Each Obligor Not Affected. Each Creditor Obligor hereby agrees that at any time and from time to time, without notice to or the consent of such Creditor Obligor, without incurring responsibility to such Creditor Obligor, and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of Agent or any other member of the Lender Group hereunder: (i) the time for any Debtor Obligor’s performance of or compliance with any of its agreements contained in the Loan Documents may be extended or such performance or compliance may be waived by Agent, any other member of the Lender Group; (ii) the agreements of any Debtor Obligor with respect to the Loan Documents may from time to time be modified by such other Debtor Obligor, Agent, or any other member of the Lender Group for the purpose of adding any requirements thereto or changing in any manner the rights and obligations of such Debtor Obligor, Agent, or any other member of the Lender Group thereunder; (iii) the manner, place, or terms for payment by any Debtor Obligor of Senior Debt or any portion thereof may be altered or the terms for payment extended, or the Senior Debt of any Debtor Obligor may be renewed in whole or in part; (iv) the maturity of the Senior Debt of any Debtor Obligor may be accelerated in accordance with the terms of any present or future agreement by any Debtor Obligor, Agent, or any other member of the Lender Group; (v) any Collateral may be sold, exchanged, released, or substituted and any Lien in favor of Agent may be terminated, subordinated, or fail to be perfected or become unperfected; (vi) any Person liable in any manner for Senior Debt may be discharged, released, or substituted; and (vii) all other rights against the Debtor Obligors, any other Person, or with respect to any Collateral may be exercised (or Agent or any other member of the Lender Group may waive or refrain from exercising such rights as provided in the Loan Documents or under applicable law) in each case, in accordance with the applicable Loan Documents and applicable law.

f.
Rights of Agent Not to Be Impaired. No right of Agent or any other member of the Lender Group to enforce the subordination provided for herein or to exercise its other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by any Obligor, Agent or any other member of the Lender Group hereunder or under or in connection with the other Loan Documents or by any noncompliance by the other Obligors with the terms and provisions and covenants herein or in any other Loan Document, regardless of any knowledge thereof Agent or any other member of the Lender Group may have or otherwise be charged with.
g.
Financial Condition of the Obligors. Except as provided under the Credit Agreement or the other Loan Documents, no Obligor shall have any right to require Agent to obtain or disclose any information with respect to: (i) the financial condition or character of any other Obligor or the ability of any other Obligor to pay and perform any or all of Senior Debt; (ii) the Senior Debt; (iii) the Collateral or other security for any or all of the Senior Debt; (iv) the existence or nonexistence of any guarantees of, or any other subordination agreements with respect to, all or any part of the Senior Debt; (v) any action or inaction on the part of Agent or any other Person; or (vi) any other matter, fact, or occurrence whatsoever.
h.
Unsecured or No Guaranties. Except as expressly permitted by the Credit Agreement, no Creditor Obligor shall (i) acquire, create or suffer to exist any Lien on any asset of any Debtor Obligor or (ii) accept any guaranties from any other Obligor or from any other Subsidiary of any Loan Party for the Subordinated Debt.
9.
Subrogation. With respect to any payments or distribution in cash, property, or other assets that any Creditor Obligor pays over to Agent (for the benefit of the Lender Group) under the terms of this Agreement, each Creditor Obligor shall be subrogated to the rights of Agent and the other members of the Lender Group; provided, however, that each Creditor Obligor agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any such payment or distribution hereunder until the Discharge of Senior Debt has occurred; provided further, however, that no Creditor Obligor shall exercise or enforce any such rights against any Debtor Obligor (including after the Discharge of Senior Debt) if all or any portion of the Senior Debt shall have been satisfied in connection with an exercise of remedies by Agent whether pursuant to the Security Agreement or otherwise.
10.
Continuing Agreement; Reinstatement.
a.
Continuing Agreement. This Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon each Obligor until the Discharge of Senior Debt has occurred. The subordinations, agreements, and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with the other Obligor (except in compliance with Section 21(b) of this Agreement). This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of parties hereto in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.
b.
Reinstatement. This Agreement shall continue to be effective or shall be reinstated (and the amount of Senior Debt shall be reinstated), as the case may be, if, for any reason, any payment of the Senior Debt shall be rescinded or must otherwise be restored by Agent or any other member of the Lender Group to any Loan Party, whether as a result of an Insolvency Event or otherwise.
11.
Transfer of Subordinated Debt. No Obligor may assign or transfer its rights and obligations under this Agreement in respect of the Subordinated Debt without the prior written consent of the Agent (acting at the direction of the Required Lenders), and any such transferee or assignee, as a condition to acquiring an interest in the Subordinated Debt shall agree to be bound hereby, in form reasonably satisfactory to the Agent.
12.
Obligations of the Obligors Not Affected. The provisions of this Agreement are intended solely for the purpose of defining the relative rights of each Creditor Obligor against each Debtor Obligor, on the one hand, and of Agent and the other members of the Lender Group against each Creditor Obligor, on the other hand. Nothing contained in this Agreement shall (i) impair, as between each Creditor Obligor and any Debtor Obligor, the obligation of the Debtor Obligor to pay its respective obligations with respect to the Subordinated Debt as and when the same shall become due and payable, or (ii) otherwise affect the relative rights of any Creditor Obligor against any Debtor Obligor, on the one hand, and of the creditors (other than Agent or the other members of the Lender Group) of the Debtor Obligors against the Debtor Obligors, on the other hand.
13.
Endorsement of Obligor Documents; Further Assurances And Additional Acts.
a.
Endorsement of Obligor Documents. Upon the written request of Agent, all documents and instruments evidencing any of the Subordinated Debt, if any, shall be endorsed with a legend noting that such documents and instruments are subject to this Agreement, and each Obligor shall promptly deliver to Agent evidence of the same.
b.
Further Assurances and Additional Acts. Each Obligor shall execute, acknowledge, deliver, file, notarize, and register at its own expense all such further agreements, instruments, certificates, financing statements, documents, and assurances, and perform such acts as Agent reasonably shall deem necessary or appropriate to effectuate the purposes of this Agreement, and promptly provide Agent with evidence of the foregoing reasonably satisfactory in form and substance to the Agent.
14.
Notices. All notices and other communications provided for hereunder shall be given in the form and manner provided in the Credit Agreement, and, if to Agent, shall be mailed, sent, or delivered to Agent at its address as specified in the Credit Agreement and, if to any Obligor, shall be mailed, sent or delivered in care of the Borrower in accordance with the notice provisions set forth in Credit Agreement or, as to any party, at such other address as shall be designated by such party in a written notice to the other party in writing.
15.
No Waiver; Cumulative Remedies. No failure on the part of Agent or any other member of the Lender Group to exercise, and no delay in exercising, any right, remedy, power, or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers, and privileges that may otherwise be available to Agent or the other members of the Lender Group.
16.
Survival. All covenants, agreements, representations and warranties made in this Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement, and shall continue in full force and effect until the Discharge of Senior Debt has occurred. The foregoing to the contrary notwithstanding, the obligations of each Obligor under Section 9 and Section 16 shall survive the Discharge of Senior Debt.

17.
Benefits of Agreement. This Agreement is entered into for the sole protection and benefit of the Obligors, Agent and the other members of the Lender Group and their respective successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.
18.
Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Obligor, Agent and the other members of the Lender Group and their respective successors and assigns.
19.
Governing Law; Jurisdiction; Etc; Waiver of Right to Trial by Jury. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, SUBMISSION TO JURISDICTION, WAIVER OF VENUE AND WAIVER OF RIGHT TO TRIAL BY JURY SET FORTH IN SECTIONS 10.15 AND 10.17 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
20.
Entire Agreement; Amendments and Waivers; Conflicts.
a.
Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement of each of the Obligors and the Lender Group with respect to the matters set forth herein and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.
b.
Amendments and Waivers. No amendment to or waiver of any provision of this Agreement, and no consent to any departure by any Obligor from any provision hereof shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (acting at the direction of the Required Lenders). Any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.
c.
Conflicts with Subordinated Debt Documents. In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any documents or instruments in respect of the Subordinated Debt, on the other hand, then the terms of this Agreement shall control.

d.
Conflicts with Credit Agreement. In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any of the terms and provisions of the Credit Agreement, on the other hand, then the terms and provisions of the Credit Agreement shall control.

21.
Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
22.
Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group or any Obligor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
23.
Counterparts; Telefacsimile or Other Electronic Delivery. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.
24.
New Subsidiaries. Each Obligor shall cause any Subsidiary (whether by formation, division, acquisition or other transaction) of any Loan Party that is required pursuant to Section 6.12 of the Credit Agreement to execute a joinder to the Security Agreement, any other Collateral Document or the Credit Agreement, within ninety (90) days of such formation, division, or acquisition or other transaction (or such longer period as the Agent may agree in its reasonable discretion), as the case may be, to execute and deliver to Agent a joinder to this Agreement, together with such other security agreements as well as appropriate financing statements, in a form reasonably satisfactory to Agent. Upon the execution and delivery of such a joinder by such Subsidiary, such Subsidiary shall become an Obligor hereunder with the same force and effect as if originally named as an Obligor herein. The execution and delivery of any agreement or instrument adding an additional Obligor as a party to this Agreement shall not require the consent of any other Obligor hereunder. The rights and obligations of each Obligor hereunder shall remain in full force and effect notwithstanding the addition of any new Obligor hereunder as though such new Obligor had originally been named an Obligor hereunder on the date of this Agreement.
25.
Capacity. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by Agent, not in its individual capacity or personally but solely in its capacity as, in the exercise of the powers and authority conferred and vested in it under the Credit Agreement, and in no event shall Agent in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other Person under this Agreement, the Credit Agreement and the Loan Documents or in any of the certificates, reports, documents, data, notices or agreements delivered pursuant hereto or thereto. Agent makes no representations or warranties as to nor assumes any responsibility for the correctness of the recitals contained herein, and Agent shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Agreement and makes no representation with respect thereto. In entering into this Agreement, Agent shall be entitled to the benefit of every provision of the Credit Agreement and the Security Agreement relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the “Administrative Agent” thereunder.
26.
Termination. Upon the Discharge of Senior Debt but subject to Section 10, this Agreement shall terminate and Agent shall promptly execute and deliver to each Obligor such documents and instruments as shall be reasonably necessary to evidence such termination, provided, however, that the obligations of each Obligor under Section 16 shall survive such termination.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

OBLIGORS:

KLDISCOVERY HOLDINGS, INC.

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Secretary and Treasurer

LD TOPCO, INC.

By: /s/ Dawn M. Wilson
Name: Dawn M. Wilson
Title: Treasurer

KLDISCOVERY ONTRACK, LLC

KLDISCOVERY FRANCHISING, LLC

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Secretary and Treasurer

IBAS ONTRACK AB

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Board Member

IBAS ONTRACK APS

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Director

IBAS ONTRACK AS

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Board Member

IBAS ONTRACK OY

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Board Member

KLDISCOVERY LIMITED (UK)

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Director

KLDISCOVERY LIMITED (Ireland)

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Director

KLDISCOVERY ONTRACK (HK) LIMITED

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Director

KLDISCOVERY ONTRACK (SWITZERLAND) GMBH

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Director

KLDISCOVERY ONTRACK B.V.

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Director

KLDISCOVERY ONTRACK GMBH

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Director

KLDISCOVERY ONTRACK K.K.

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Director

KLDISCOVERY ONTRACK LIMITED

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Director

KLDISCOVERY ONTRACK PTE. LTD.

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Director

KLDISCOVERY ONTRACK PTY LTD.

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Director

KLDISCOVERY ONTRACK S.R.L.

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Director

KLDISCOVERY ONTRACK SARL

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: General Manager

KLDISCOVERY ONTRACK SP. Z O.O.

By: /s/ Alicja Hala
Name: Alicja Hala
Title: Authorized Proxy

KLDISCOVERY ONTRACK S.L.

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Director

KROLL ONTRACK CANADA CO.

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Director

ONTRACK DATA RECOVERY, llc

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Treasurer and Secretary

kldISCOVERY ONTRACK INFOrmation TECHnology SERVICE (SHANGHAI) CO., LTD.

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Supervisor

KLDISCOVERY ONTRACK AS

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Board Member

LD INTERNATIONAL HOLDINGS LTD.

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Director

LD INTERNATIONAL HOLDINGS SRL

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Treasurer

KLDISCOVERY ONTRACK SINGLE MEMBER PC (GR)

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Director

KLDiscovery India Technology Services Private Limited (IN)

By: /s/ Dawn Wilson
Name: Dawn Wilson
Title: Director

AGENT:	MGG INVESTMENT GROUP LP As Administrative Agent and Collateral Agent

	By:	/s/ Kevin F. Griffin_______________________________
	Name:	Kevin F. Griffin
	Title:	Chief Executive Officer & Chief Investment Officer

EXHIBIT K-2

FORM OF 1L/2L INTERCREDITOR AGREEMENT

[Attached]

EXECUTION VERSION

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT(this “Agreement”) is entered into as of August 14, 2024, by and among MGG INVESTMENT GROUP LP, as administrative agent and collateral agent for all the Subordinated Lenders (as hereinafter defined) party to the Subordinated Credit Agreement described below (in such capacities, together with its successors and replacements in such capacities, “Subordinated Agent”), the Subordinated Lenders (as hereinafter defined), WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent and collateral agent for all Senior Lenders (as hereinafter defined) and other Senior Secured Parties (as hereinafter defined) party to the Senior Credit Agreement described below (in such capacities, together with its successors and replacements, in such capacities the “Agent”) and the Senior Lenders (as hereinafter defined), and acknowledged by LD TOPCO, INC., a Delaware corporation (“Holdings”), KLDISCOVERY HOLDINGS, INC. (f/k/a LD LOWER HOLDINGS, INC.), a Delaware corporation (the “Borrower”) (Holdings, the Borrower and each guarantor or other obligor from time to time are referred to hereinafter each individually as a “Company”, and collectively, as the “Companies”),

R E C I T A L S

A)
Holdings, the Borrower, Agent and Senior Lenders (as hereinafter defined) have entered into that certain Credit Agreement, dated as of February8, 2021 (as amended by the First Amendment to Credit Agreement, dated as of March 3, 2023, as amended by the Second Amendment to Credit Agreement, dated as of March 8, 2024, as amended by the Third Amendment to Credit Agreement and First Amendment to Security Agreement, dated as of the date hereof (the “Third Amendment to Senior Credit Agreement”), and as further amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Senior Credit Agreement”) pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make certain loans and financial accommodations to the Borrower. Holdings and the other guarantors party thereto have guaranteed the obligations of Borrower to Agent and Senior Lenders under the Senior Credit Agreement. All of each Company’s present and future obligations to Agent and Senior Lenders under the Senior Credit Agreement and the other Senior Debt Documents (as hereinafter defined) are or may from time to time be secured by Liens on and security interests in, as more fully set forth in the Senior Debt Documents, substantially all of the now existing and hereafter acquired real and personal property of such Company (the “Collateral”).
B)
Holdings, the Borrower, Subordinated Lenders and Subordinated Agent have entered into that certain Second Lien Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Subordinated Credit Agreement”), pursuant to which Subordinated Lenders are extending credit to the Borrower in the original principal amount of $50,000,000. Holdings and the other guarantors have guaranteed the obligations of the Borrower to Subordinated Lenders under the Subordinated Credit Agreement. All of each Company's obligations to Subordinated Lenders and the Subordinated Agent under the Subordinated Credit Agreement and the other Subordinated Debt Documents (as hereinafter defined) are or may from time to time be secured by Liens on and security interests in all of the Collateral.
C)
As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to consummate the transactions contemplated by the Third Amendment to Senior Credit Agreement, Agent and Senior Lenders have required the execution and delivery of this Agreement by Subordinated Agent and the Subordinated Lenders (and the acknowledgement by the Companies of the terms and conditions hereof) in order to set forth the relative rights and priorities of Agent, Senior Lenders, Subordinated Agent and the Subordinated Lenders under the Senior Debt Documents and the Subordinated Debt Documents (as hereinafter defined).

NOW, THEREFORE, in order to induce Agent and Senior Secured Parties to consummate the transactions contemplated by the Third Amendment to Senior Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.
Definitions. The following terms shall have the following meanings in this Agreement:

“Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement, or any other Person appointed by the holders of the Senior Debt as administrative agent and/or collateral agent for purposes of the Senior Debt Documents and this Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder (along with, if applicable,any other federal,state, provincial or foreign law for the relief of debtors or affecting creditors’ rights generally).

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral” has the meaning assigned to such term in the recitals of this Agreement.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Discharge of SeniorDebt” shall mean, as of any date of determination the payment in full, in cash of the Senior Debt (including, without limitation, all interest, expenses, fees and costs arising whether allowed or allowable in connection with an insolvency proceeding), including, without duplication, contingent amounts in respect of all outstanding indemnification obligations for which a claimhas been made (which shall be satisfiedby providing cash collateral of such obligations in an amount Agent (acting at the written direction of the Required Senior Lenders) determines is reasonably necessary to secure such Obligations (but not, in the case of any accrued and unpaid amounts, in an amount in excess of 103% of the face or stated amount thereof)), provided that the sum of all such amounts requiredfor a Discharge of SeniorDebt shall not exceed the sum of the Senior Debt Cap plus (to the extent SeniorDIP Financing is provided by the Senior Lenders) the Maximum Senior DIP Cap, and the termination of all commitments to lend under the Senior Debt Documents.

“Discharge of Subordinated Debt” shall mean, as of any date of determination the payment in full, in cash of the Subordinated Debt (including, without limitation, all interest, expenses,fees and costs arising whether allowed or allowable in connection with an insolvency proceeding), including, without duplication, contingent amounts in respect of all outstanding indemnification obligations for which a claim has been made (which shall be satisfied by providing cash collateral of such obligations in an amount Subordinated Agent (acting at the written direction of the Required Subordinated Lenders) determines is reasonably necessary to secure such Obligations (but not, in the case of any accrued and unpaid amounts, in an amount in excess of 103% of the face or stated amount thereof)), provided that the sum of all such amounts required for a Discharge of Subordinated Debt shall not exceed the sum of the Subordinated Debt Cap plus (to the extent Subordinated DIP Financing is provided by the Subordinated Lenders) the Maximum Subordinated DIP Cap.

“Distribution” shall mean, with respect to any indebtedness or other obligation, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, or

(b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person (other than a Permitted Subordinated Refinancing).

“Enforcement Action” shall mean, with respect to the Senior Debt or the Subordinated Debt, as applicable, (a) any action to initiate or participate with others (other than as permitted in Section 2.2(c)) in any suit,action or proceeding against any Company or any such guarantor to (i) enforce, collect or otherwise sue for payment, whether in whole or in part, (ii) commence (including by joining with others to commence) a Proceeding, or (iii) commence judicial enforcement of any secured creditor rights and remedies,(b) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code (including any private sale, public sale or strict foreclosure), or under any contract or agreement, to enforce, foreclose upon, take possession of, sell or realize all or any portion of the Collateral, of any Company or any such guarantor, including the solicitation of bids or engagement of agents, brokers, bankers, accountants or other parties for purposes of selling the Collateral, (c) to exercise any voting rights in respect of pledged equity interests of Collateral (other than voting rights on account of the equity interests issued by KLDiscovery, Inc. to the Subordinated Secured Parties in their respective capacities as equity holders), (d) to request relief from the automatic stay or other stay in respect of the Collateral, (e) except to the extent otherwise expressly permitted in this Agreement (including, for the avoidance of doubt, Permitted Subordinated Actions), to exercise any unsecured creditor remedies, including the commencement of any insolvency proceeding in its capacity as a creditor of the Borrower or a Guarantor, (f) to exercise any rights or remedies (including the right of set-off) against any Company or any guarantor (or any Collateral) with respect to the Subordinated Debt, (g) to sue for payment of any Subordinated Debt, (h) to accelerate the Subordinated Debt, (i) to exercise any put option or to cause any Company or any such guarantor to honor any redemption or mandatory prepayment obligation with respect to any Subordinated Debt.

“Holdings” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent or similar statutes) of any jurisdiction); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Maximum Senior DIP Cap” shall mean 20% of clause (a)(i) in the definition of Senior Debt Cap.

“Maximum Subordinated DIP Cap” shall mean 20% of the sum of clauses (a)(i) and (a)(ii) in the definition of Subordinated Debt Cap.

“Permitted Payment Block Event” shall mean the occurrence of one or more of the following: (a) an Event of Default (as defined in the Senior Credit Agreement) pursuant to any of Sections 8.01(a), (f) or (g) of the Senior Credit Agreement has occurred and is continuing; or (b) two or more consecutive quarters of an Event of Default arising due to a breach of Section 7.08 of the Senior Credit Agreement.

“Permitted Refinancing” shall mean any refinancing or replacement of the Senior Debt under the Senior Credit Agreement, the Loan Documents (as defined in the Senior Credit Agreement) or any other Senior Debt Documents so long as the financing documentation entered into by Companies in connection with such refinancing or replacement of the Senior Debt constitute Permitted Refinancing Senior Debt Documents.

“Permitted Refinancing Senior Debt Documents” shall mean any financing documentation which replaces the Senior Credit Agreement, the Loan Documents (as defined in the Senior Credit Agreement) or any other Senior Debt Documents and pursuant to which the Senior Debt under the Loan Documents (or any other Senior Debt Documents) is refinanced or replaced, as such financing documentation may be amended,supplemented or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any material terms, conditions, covenants or defaults other than those which (a) then exist in the Loan Documents (or any other Senior Debt Documents) or (b) could be included in the Loan Documents (or any other Senior Debt Documents) by an amendment or other modification that would not be prohibited by the terms of this Agreement.

“Permitted Refinancing Subordinated Debt Documents” shall mean any financing documentation which replaces the Subordinated Credit Agreement, the Loan Documents (as defined in the Subordinated Credit Agreement) or any other Subordinated Debt Documents and pursuant to which the Subordinated Debt under the Loan Documents (or any other Subordinated Debt Documents) is refinanced or replaced (in either case, to the extent permitted pursuant to Section 2.7 herein), as such financing documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any material terms, conditions, covenants or defaults other than those which (a) then exist in the Loan Documents (or any other Subordinated Debt Documents) or (b) could be included in the Loan Documents (or any other Subordinated Debt Documents) by an amendment or other modification that would not be prohibited by the terms of this Agreement.

“Permitted Subordinated Actions” shall mean the right to (i) file a claim, proof of claim or statement of interest in a manner not inconsistent with the terms of this Agreement, (ii) file responsive or defensive pleadings, objections or motions asserting rights available to unsecured creditors, in each case, in a manner not inconsistent with the terms of this Agreement and such action is not accompanied by a claim for monetary damages or other monetary relief, (iii) taking any action to the extent necessary to prevent the running of any applicable statute of limitation or similar restriction on claims, or to assert a compulsory cross-claim or counterclaim against any Company, (iv) make a cash bid for the purchase of Collateral, (v) make a credit bid (provided, that a credit bid may be made only so long as the Discharge of Senior Debt occurs at the consummation of the transaction that is the subject of such credit bid), (vi) appraise the Collateral, (vii) accelerate the Subordinated Debt subject to the prior acceleration of the Senior Debt (and such acceleration shall be automatically rescinded if the Senior Debt acceleration is rescinded), (viii) vote on or object to a Plan so long as such vote or objection is not in violation of the terms set out under Section 2.2 of this Agreement, and (ix) otherwise make any other filings, arguments and motions with respect to the Subordinated Debt, in each case, to the extent not in violation of this Agreement.

“Permitted Subordinated Debt Payments” shall mean (i) payments of paid- in-kind interest (including any paid-in-kind interest at a default rate to the extent permitted by this Agreement), (ii) payment of amendment, consent and similar fees, in each case, solely to the extent paid-in-kind by increasing the outstanding principal balance of the Subordinated Debt, (iii) distribution of Reorganization Securities, (iv) so long as no Permitted Payment Block Event has occurred and is continuing, fees, costs and expenses of the Subordinated Agent (or sub-agent of the

Subordinated Agent)in an amount not to exceed $250,000in the aggregate and (v) so long as no Permitted Payment Block Event has occurred and is continuing, fees, costs and expenses of legal counsel due and payable under the Subordinated Credit Agreement in connection with any transaction not prohibited by this Agreement.

“Permitted Subordinated Refinancing” shall mean any refinancing or replacement of the Subordinated Debt under the Subordinated Credit Agreement, or any other Subordinated Debt Documents so long as the financing documentation entered into by Companies in connection with such refinancing or replacement of the Subordinated Debt constitute Permitted Refinancing Subordinated Debt Documents, to the extent such refinancing or replacement is permitted pursuant to Section 2.7 herein.

“Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” shall mean any plan of reorganization, plan of liquidation or other dispositive plan, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Proceeding.

“Post-Petition Sale” has the meaning assigned to such term in Section

2.2(e).

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers, any other proceeding for the liquidation, dissolution or other winding up of a Person or any other proceeding of any type or nature in which substantially all claims of creditors of such Person are determined and any payment or distribution is or may be made on account of such claims.

“Purchase Triggering Event” has the meaning assigned to such term in Section 19.

“Reorganization Securities” shall mean any debt or equity securities of any Company or any other Person that are distributed to Subordinated Agent in respect of the Subordinated Debt pursuant to a confirmed Plan that (a) are subordinated in right of payment to the Senior Debt (or any debt or equity securities issued in substitution, replacement or exchange of all or any portion of the Senior Debt) to at least the same extent as the Subordinated Debt is subordinated to the Senior Debt, (b) provide that any Liens and security interests which may exist in connection with such securities shall be subordinate to the Liens and security interests of Agent and Senior Secured Parties, (c) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the reorganization securities distributed in respect of the Senior Debt has at least the same benefit of the obligation of such Person and (d) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms,that are more burdensome to the issuer of or other obligor on such debt or equity securities than are the terms of the Senior Debt.

“Required Senior Lenders” means the Required Lenders as defined in the Senior Credit Agreement.

“Required Subordinated Lenders” shall mean the requisite Subordinated Lenders required under the Subordinated Debt Documents to approve an action under this Agreement or in respect of the Subordinated Debt, as applicable.

“Senior Credit Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of each Company from time to time owed to Agent or any Senior Lender or any affiliate thereof under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, all accrued and unpaid interest and all fees, costs, expenses(including costs of counsel and other advisors and consultants) and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with any interest, fees, costs and expenses accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest, fees, costs and expenses is an allowed or allowable claim.

“Senior Debt Cap” means, as of the date of any determination, the sum of (a) (i) $341,275,000, plus (ii) all interest, fees, costs, expenses and indemnities in respect of the principal amount under clause (i) or otherwise payable under the Senior Debt Documents, including all such amounts that accrue from and after the commencement of a Proceeding, whether or not such amounts are allowed or allowable, minus (b) the aggregate amount of any permanent prepayments or repayments of principal of the Senior Debt (and in the case of any prepayments or repayments revolving loans, only to the extent such prepayment or repayment is accompanied by a corresponding permanent commitment reduction) following the date hereof, excluding any prepayment resulting from any Permitted Refinancing.

“Senior Debt Documents” shall mean the Senior Credit Agreement, the Loan Documents (as defined in the Senior Credit Agreement), all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended,supplemented or otherwise modified from time to time.

“Senior Default” shall mean any “Default” or “Event of Default” under the Senior Debt Documents.

“Senior DIP Financing” has the meaning assigned to such term in Section

2.2(d).

“Senior Lenders” shall mean the Lenders as defined in the Senior Credit Agreement.

“Senior Secured Parties” shall mean each of the Agent and the Senior Lenders.

“Subordinated Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Subordinated Credit Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Subordinated Debt” shall mean all obligations, liabilities and indebtedness of every nature of each Company from time to time owed to Subordinated Agent or any Subordinated Lender under the Subordinated Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, all accrued and unpaid interest and all fees, costs,expenses (including costs of counsel and other advisors and consultants) and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with any interest, fees, costs and expenses accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest, fees, costs and expenses is an allowed or allowable claim. Subordinated Debt shall be considered to be outstanding whenever any loan commitment under the Subordinated Debt Document is outstanding.

“Subordinated Debt Cap” means, as of the date of any determination, the result of (a) (i) $55,000,000, plus (ii) the principal amount of the loans funded pursuant to Section 2.14 of the Subordinated Credit Agreement in an aggregate amount not to exceed $55,000,000, plus (iii) all paid-in-kind interest, and fees, costs, expenses and indemnities in respect of the principal amounts under clauses (i) and (ii) or otherwise payable in kind under the Subordinated Debt Documents, including all such amounts that accrue from and after the commencement of a Proceeding, whether or not such amounts are allowed or allowable, plus (iv) all amounts payable under clauses (iv) and (v) of the definition of “Permitted Subordinated Debt Payments”, including all such amounts that accrue from and after the commencement of a Proceeding, whether or not such amounts are allowed or allowable, minus (b) the aggregate amount of any prepayments or repayments of principal of the Subordinated Debt following the date hereof, excluding any prepayment resulting from any Permitted Subordinated Refinancing.

“Subordinated Debt Documents” shall mean the Subordinated Credit Agreement and the other Loan Documents (as defined in the Subordinated Credit Agreement), and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.

“Subordinated DIP Financing” has the meaning assigned to such term in Section 2.2(d).

“Subordinated Lenders” shall mean the lenders as defined in the Subordinated Credit Agreement.

“Subordinated Secured Parties” shall mean each of the Subordinated Agent and the Subordinated Lenders.

“Third Amendment to Senior Credit Agreement” has the meaning assigned to such term in the recitals of this Agreement.

2.
Subordination and Lien Priorities.

2.1 Subordination of Subordinated Debt to SeniorDebt; Relative Lien

Priorities.

a)
The Subordinated Agent by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) covenants and agrees, and the Companies acknowledge, that notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth,to the prior Discharge of Senior Debt.

Each holder of Senior Debt, whether now outstanding or hereafter created,incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.
b)
Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (or failure to perfect) of any Liens or security interests now or hereafter granted to or obtained by any Subordinated Agent or any Subordinated Secured Parties on the Collateral or of any Liens or security interests granted to or obtained by any Agent or any other Senior Secured Party on the Collateral(or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Subordinated Debt Document or any Senior Debt Document or any other circumstance whatsoever, the Subordinated Agent and the Subordinated Lenders hereby agree that (i) each and every present and future Lien or security interest on the Collateral now or hereafter securing or purporting to secure any Senior Debt now or here afterheld by or on behalf of the Agent or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to each and every present and future Lien or security interest on the Collateral now or here after securing or purporting to secure any Subordinated Debt and each and every present and future Lien or security interest on the Collateral now or hereafter securing or purporting to secure any Subordinated Debt now or hereafter held by or on behalf of the Subordinated Agent, any Subordinated Secured Parties or any other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all present and future Liens and security interests on the Collateral now or thereafter securing or purporting to secure any Senior Debt.
c)
All present and future Liens and security interests on the Collateral now or hereafter securing or purporting to secure any Senior Debt shall be and remain senior in all respects and prior to all present and future Liens and security interests on the Collateral now or hereafter securing or purporting to secure any Subordinated Debt for all purposes, whether or not such Liens or security interests securing or purporting to secure any Senior Debt are subordinated to any Lien or security interest securing or purporting to secure any other obligation of the Borrower, any Guarantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.
d)
Subordinated Agent agrees that it shall not, take or perfect a Lien or security interest in any asset of any Company as collateral security for any Subordinated Debt unless a prior perfected Lien or security interests (as applicable) in such asset has been granted to Agent. Except in connection with a Senior DIP Financing, Agent agrees that neither it nor any Senior Secured Party shall, take or perfect a Lien or security interest in any asset of any Company as collateral security for any Senior Debt unless as subordinated Lien or security interest (as applicable) in such asset has been granted or offered to Subordinated Agent.
e)
Neither any Subordinated Lender nor any of its Controlled Investment Affiliates or Approved Funds (each as defined in the Subordinated Credit Agreement as in effect on the date hereof)may acquire, hold or otherwise obtain the benefit of any debt, or any

Lien or security interest on the present or future assets, of any Company or any subsidiary thereof, unless such debt constitutes Subordinated Debt (and no other indebtedness or commitment therefor) and such Lien or security interest only secures the Subordinated Debt subject to the terms of this Agreement.
f)
Subordinated Agent and the Subordinated Lenders agree not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any Liens and security interests securing, or purporting to secure, the Senior Debt. Agent, on behalf of itself and all Senior Secured Parties, agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority (subject to the terms of this Agreement) of the Subordinated Debt or any Liens and security interests securing, or purporting to secure, the Subordinated Debt. For the avoidance of doubt, the foregoing shall not restrict any party hereto from exercising or enforcing its rights arising under and in accordance with the terms of this Agreement.

2.2 Enforcement Actions; Liquidation, Dissolution, Bankruptcy.

a)
Subordinated Agent and Subordinated Lenders agree that they will not at any time contest or object to any Enforcement Action undertaken on or behalf of the Senior Secured Parties. Until the Discharge of Senior Debt, neither the Subordinated Agent nor the Subordinated Secured Parties shall, without the prior written consent of Agent (acting at the written direction of the Required Senior Lenders and Required Revolving Lenders (as defined in the Senior Credit Agreement)), take any Enforcement Action with respect to the Subordinated Debt (including any Collateral therefor) other than Permitted Subordinated Actions.
b)
The Discharge of Senior Debt shall occur before any Distribution, whether in cash, securities or other property, shall be made to or for the benefit of Subordinated Agent or any Subordinated Secured Parties on account of any Subordinated Debt, including any collateral securing or purporting to secure the Subordinated Debt (other than any Permitted Subordinated Debt Payments). Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt, including on account of collateral therefor (other than a distribution of Permitted Subordinated Debt Payments) shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Senior Debt Documents, with any paymentof the Revolving Credit Loans(as defined in the Senior Credit Agreement) to be accompanied (to the extent permitted under the Senior Credit Agreement) by a permanent reduction in the Revolving Credit Commitments (as defined in the Senior Credit Agreement)) until the Discharge of Senior Debt. The Subordinated Agent and the Subordinated Lendersirrevocably authorize, empowerand direct any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Agent.
c)
[Reserved].
d)
In the event of any Proceeding involving any Company or its subsidiaries: Subordinated Agent and the Subordinated Lenders agree that:

i.
they will not object to or oppose (and shall be deemed to have consented to) any use of cash collateral consented to by Required Senior Lenders or any financing provided by any Senior Lender to any Company or its subsidiaries (or any financing provided by any other Person consented to by Required Senior Lenders) (collectively, “Senior DIP Financing”) on such terms and conditions as Required Senior Lenders, in their sole discretion, may decide; provided that (A) the principal amount of loans and letter of credit obligations outstanding under such Senior DIP Financing together with the outstanding principal amount of the pre- petition Senior Debt, does not in the aggregate exceed Maximum Senior DIP Cap plus the Senior Debt Cap; and (B) the Subordinated Agent receives an adequate protection replacement Lien on all post-petition assets of the Company in which the Agent obtains an adequate protection replacement Lien or which secure such Senior DIP Financing with the same priority relative to the Liens of the Agent as existed prior to the Proceeding (except to the extent of any “carve out” agreed to by the Agent (acting at the written direction of the Required Senior Lenders and Required Revolving Lenders (as defined in the Senior Credit Agreement)) and for the avoidance of doubt, also subject to the super priority of the Senior DIP Financing); and
ii.
no Subordinated Secured Party (whether through an Affiliate or otherwise) shall directly or indirectly provide or support (absent the consent of the Required Senior Lenders and the Required Revolving Lenders (as defined in the Senior Credit Agreement)) any financing provided by any Subordinated Lender or any other Person to any Company or its subsidiaries (collectively, “Subordinated DIP Financing”), unless such Subordinated DIP Financing: (A) is secured by Liens and security interests that are subordinate to the Liens and security interests securing, or purporting to secure, the Senior Debt and if applicable, the Senior DIP Financing; (B) the principal amount of such Subordinated DIP Financing together with the outstanding principal amount of the pre-petition Subordinated Debt, does not in the aggregate exceed Maximum Subordinated DIP Cap plus the Subordinated Debt Cap; and (C) the Subordinated DIP Financing is subordinated in right of payment to the Senior Debt and if applicable, the Senior DIP Financing, in the same manner that the Subordinated Debt is subordinated to the Senior Debt pursuant to this Agreement. For the avoidance of doubt, subject to the foregoing terms and conditions, nothing in this Agreement shall prohibit the any Subordinated Secured Party from providing or supporting a Subordinated DIP Financing.
e)
Subordinated Agent and the Subordinated Lenders agree that they will not object to or oppose (and shall be deemed to have consented to) a sale or other disposition of any property securing all of any part of the Senior Debt free and clear of security interests, Liens or other claims of Subordinated Agent and the Subordinated Lenders, under the Bankruptcy Code, including Sections 363, 365 and 1129 of the Bankruptcy Code (or any other similar sections under other applicable insolvency law) or motion therefor, if Required Senior Lenders and Required Revolving Lenders (as defined in the Senior Credit Agreement) have consented to such sale or disposition (such sale or other disposition, a “Post-Petition Sale”); provided, that (x) the proceeds of the Post-Petition Sale received by the Senior Secured Parties are applied pursuant to Section 2.11 and

(y) the Liens of the Subordinated Agent and the Subordinated Lenders shall attach to the proceeds of the property subject to such sale or disposition with the same priority and validity as the Liens held by the Subordinated Agent and the Subordinated Lenders on such property as provided in this Agreement.
f)
Subordinated Agent and the Subordinated Lenders agree not to assert any right they may have in any Proceeding arising from any Company’s or its subsidiaries’ use, sale or other disposition of Collateral and agree that they will not seek to have any stay, whether automatic or otherwise, lifted with respect to any Collateral without the prior written consent of Agent (acting at the written direction of the Required Senior Lenders and Required Revolving Lenders (as defined in the Senior Credit Agreement)). Except for replacement Liens and security interests on Collateral that are (i) subject to this Agreement and (ii) subordinated to the Liens and security interests of Agent on such Collateral (including any Liens and security interests securing any Senior DIP Financing), Subordinated Agent and the Subordinated Lenders will not seek or assert any right it may have for adequate protection of its interest in any Collateral. Any cash payments provided as adequate protection to the Subordinated Agent and the Subordinated Lenders or any Subordinated Lender shall be applied in accordance with the priorities of Section 2.11. Subordinated Agent and the Subordinated Lenders waive any claim they may now or hereafter have arising out of any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code (or any similar section under other applicable insolvency law) by any Company or any subsidiary thereof, each as debtor in possession, provided that Subordinated Agent and the Subordinated Lenders shall be permitted to seek adequate protection of their interests in the form of a replacement Lien in post-petition assets of the Companies in the manner permitted by this Agreement. Further, Subordinated Secured Parties waive any right to assert or enforce any claim arising out of an election under Section 1111(b)(2) of the Bankruptcy Code, or arising under Section 506(c) or 552 of the Bankruptcy Code as against Senior Secured Parties or any of the Collateral to the extent securing the Senior Debt.
g)
Subordinated Agent and the Subordinated Lenders further agree that they shall not, without Agent’s prior written consent (acting at the written direction of the Required Senior Lenders), propose any Plan, arrangement or proposal or file any motion, pleading or material in support of any motion or Plan, arrangement or proposal that would result in a violation of Section 2.11. The Subordinated Agent and the Subordinated Lenders reserve the right to vote against and object to any Plan, so long as such objection or vote is not in contravention of the expressed terms of Section 2.1, 2.11 or any other provision of this Agreement. Subject to the foregoing, the Subordinated Secured Parties agree to support any Plan that is supported by the Agent and the Company.
h)
The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Secured Parties and Subordinated Secured Parties even if all or part of the Senior Debt or the Liens or security interests securing, or purporting to secure, the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be automatically reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder. Subject to the express terms and conditions hereof, none of the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Subordinated Secured Parties.
i)
In any Proceeding, to the extent exercised in a manner consistent with the terms of this Agreement, the Agent and the other Senior Secured Parties may exercise rights available to unsecured creditors generally.
j)
The Subordinated Secured Parties agree not to contest the receipt of post- petition interest, fees and expenses by any of the Senior Secured Parties. The Senior Lender agrees not to contest the receipt of post-petition paid-in-kind interest by the Subordinated Lenders.
k)
Nothing in this Agreement prohibits or limits the right of the Subordinated Agent and the Subordinated Lenders to receive and retain Reorganization Securities; provided, that, in the event any equity securities that are Reorganization Securities of any Company or any other Person are distributed to any Subordinated Secured Party in respect of the Subordinated Debt (including any Collateral therefor), or any Subordinated DIP Financing, pursuant to a confirmed Plan, to the extent that the outstanding balance of the Senior Debt (net of the value of any other cash or property, other than equity reorganization securities, distributed to the Senior Lenders on account of such Senior Debt) exceeds the value of such equity reorganization securities that are so distributed to Senior Lenders(with such value in each case being determined based on the value of the securities as determined under or in connection with such Plan confirmed pursuant to a final, non-appealable order or as may be otherwise agreed in writing by the Required Senior Lenders and the Required Subordinated Lenders), then the Subordinated Lenders (and any Subordinated Lenders providing any Subordinated DIP Financing) shall promptly turn over to the Senior Lenders (with the appropriate endorsement or other transfer instrument) a portion of the equity Reorganization Securities distributed to the Subordinated Lenders with a value equal to the amount of such excess.
l)
The Subordinated Secured Parties agree, and the Companies acknowledge, that the grants of Liens and security interests pursuant to the Senior Debt Documents and the Subordinated Debt Documents constitute two separate and distinct grants. Because of, among other things, their differing rights in the Collateral, and the subordination of the Subordinated Debt, the Subordinated Debt is fundamentally different from the Senior Debt and must be separately classified in any plan of reorganization in any Proceeding. Subordinated Secured Parties will not seek in any Proceeding to be treated as part of the same class of creditors holding the Senior Debt and will not oppose or contest any pleading by the Senior Secured Parties seeking separate classification of their respective claims. To further effectuate the intent of the parties as provided in the immediately preceding sentences, if it is held that any claims of the Senior Secured Parties and the Subordinated Secured Parties constitute a single class of claims (rather than separate classes of senior and junior claims),then each Subordinated Secured Party hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior claims against the Company, with the effect being that, to the extent that the aggregate value of the Collateral and other consideration distributed under the plan of reorganization is sufficient (for this purpose ignoring all claims held by the Subordinated Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, expenses, and other claims, all amounts arising in respect of post-petition interest and fees applicable to the Senior Debt (whether or not allowed or allowable in the Proceeding) and the Discharge of Senior Debt shall otherwise occur before any Distribution is made in respect of the claims held by the Subordinated Secured Parties, and each Subordinated Secured Party hereby acknowledges and agrees to turn over to the Agent all Distributions received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Subordinated Secured Parties.

2.3 Subordinated Debt Payment Restrictions.

Notwithstanding the terms of the Subordinated Debt Documents (or any documents governing any Subordinated DIP Financing), each Company (for itself and its subsidiaries) acknowledges that none of them may make, and Subordinated Agent and each Subordinated Lender hereby agrees that it will not accept, any Distribution (other than Permitted Subordinated Debt Payments) with respect to the Subordinated Debt until the Discharge of Senior Debt. The failure of Companies to make any Distribution with respect to the Subordinated Debt by reason of the operation of this Section 2.3 shall not cause a “Default” or “Event of Default” under the applicable Subordinated Debt Documents. For the avoidance of doubt, payments expressly permitted by Section 7.05 of the Senior Credit Agreement made solely on account of Capital Stock (other than Disqualified Stock) issued by KLDiscovery, Inc. to the Subordinated Lenders in their respective capacities as equity holders of KLDiscovery, Inc. shall not constitute payments or Distributions of Subordinated Debt and shall not be prohibited by this Agreement.

2.4 [Reserved].

2,5 Incorrect Payments; Turnover. If any Distribution on account of the Subordinated Debt (or any Collateral or any Subordinated DIP Financing) not permitted to be made by Companies or accepted by Subordinated Agent or the Subordinated Secured Parties under this Agreement is received by or for the benefit of Subordinated Agent or any Subordinated Secured Party prior to the Discharge of Senior Debt, such Distribution shall be segregated from any of the assets of such Person, shall be held in trust for the benefit of Agent and the other Senior Secured Parties and shall be promptly paid over to Agent (for the benefit of applicable Senior Secured Parties, with the appropriate endorsements) for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid or as otherwise provided in this Agreement, with any payment of the Revolving Credit Loans (as defined in the Senior Credit Agreement) to be accompanied (to the extent permitted under the Senior Credit Agreement) by a permanent reduction in the Revolving Credit Commitments (as defined in the Senior Credit Agreement), until Discharge of Senior Debt.The Agent is hereby authorized to make any such endorsements as agent for Subordinated Agent or any such Subordinated Secured Party. This authorization is coupled with an interest and is irrevocable for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until the Discharge of Senior Debt.

2.6 Agreement to Release Liens.

In the event that a Company desires to sell any of the Collateral (including the equity interests of a Company) and Agent (acting at the written direction of the Required Senior Lenders (or such other group or percentage of Senior Lenders as provided under the Senior Debt Documents)) consents to such sale in accordance with the terms of the Senior Debt Documents, and, in connection with such sale, the Agent, for itself and/or on behalf of the Senior Lenders, releases its Liens or security interests on such Collateral, Subordinated Agent shall be deemed to have consented to such sale and such sale shall be free and clear of any and all Liens and security interests of Subordinated Agent in such Collateral (and if such sale involves the disposition of the equity of a Company or any subsidiary thereof, Subordinated Agent shall release such Company and/or such subsidiary from any guaranty or other obligation owing to or held by Subordinated Agent or any other Subordinated Secured Party and from all related Liens and security interests) and any purchaser of any Collateral may rely on this Agreement as evidence of Subordinated Agent’s and Subordinated Lenders’consent to such sale and that such sale is free and clear of any Liens and security interests of Subordinated Agent in such Collateral (and if such sale involves the disposition of the equity of a Company or any subsidiary thereof,that such Company and/or such subsidiary is released from any guaranty or other obligation owing to or held by Subordinated Agent or any other Subordinated Secured Party); provided, that (x) the net cash proceeds of the sale or other disposition of the Collateral shall be applied pursuant to Section 2.11, (y) to the extent any net cash proceeds are received by the Agent in connection with the taking of any Enforcement Action by the Agent, such net cash proceeds shall permanently repay the Senior Debt, and (z) other than in connection with the taking of any Enforcement Action by the Agent, such disposition and release shall have been permitted by and in accordance to the terms of, the Subordinated Debt Documents (regardless of the existence of an Event of Default(as defined in the Senior Credit Agreement)). Any release or deemed release of Liens and security interests by the Subordinated Agent or any Subordinated Lender under this paragraph shall not extend to its rights (if any) otherwise existing under applicable law and/or the Subordinated Debt Documents as to the proceeds of such sale or disposition or release of Collateral. Subordinated Agent agrees to execute such releases with respect to the Collateral to be sold as Agent (acting at the written direction of the Required Senior Lenders) reasonably requests at the sole expense of the Companies; provided, that the failure of Subordinated Agent to execute such releases shall not affect the right of the purchaser of such Collateral to rely on this Agreement.

2.7 Sale, Transfer or other Disposition of Subordinated Debt.

a)
Until the Discharge of Senior Debt, neither the Subordinated Agent nor any Subordinated Lender shall directly or indirectly sell, assign, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document (i) without giving prior written notice of such action to Agent, (ii) unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to Agent an agreement joining such transferee as a party to this Agreement as a Subordinated Lender or an agreement substantially identical to this Agreement, providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Agent and Senior Lenders arising under this Agreement and (iii) to any Company or any other person (other than an Affiliate of the a Subordinated Lender that is not a Company or a subsidiary of a Company), in each case, without the prior written consent of the Required Senior Lenders and the Required Revolving Lenders (as defined in the Senior Credit Agreement). Without limiting the foregoing, without the prior consent of the Required Senior Lenders and the Required Revolving Lenders,in no event may any Person (other than a Person that is a Subordinated Lender on the date hereof or an Affiliate thereof (excluding, for this purpose, an Affiliate that is a Company or a subsidiary of each Company)) constitute a Subordinated Lender, including in connection with any incremental facility extended from time to time under the Subordinated Credit Agreement.
b)
Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Agent and Subordinated Lenders, as provided in Section 9 hereof.
c)
Subordinated Secured Parties shall not (whether in any one transaction or series of related transactions) refinance, exchange or replace any of the Subordinated Debt without the prior written consent of the Required Senior Lenders and the Required Revolving Lenders (as defined in the Senior Credit Agreement) (a “Permitted Subordinated Refinancing”).

2.8 Legends. Until the termination of this Agreement in accordance with Section 15 hereof, Subordinated Agent will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Credit Agreement and any other Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:

“This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of August 14, 2024 among MGG Investment Group LP, the Companies signatory thereto (collectively, the “Companies”), and Wilmington Trust, National

Association, as administrative agent and collateral agent (in such capacities, “Agent”), to the indebtedness (including interest) and other obligations owed by certain of the Companies pursuant to that certain Credit Agreement, dated as of February 8, 2021 (as amended by the First Amendment to Credit Agreement, dated as of March 3, 2023, as amended by the Second Amendment to Credit Agreement, dated as of March 8, 2024, as amended by the Third Amendment to Credit Agreement, dated as of August 14, 2024, and as further amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time (the “Senior Credit Agreement”)), among the Companies, Agent and the lenders from time to time party thereto and related agreements, instruments and documents, as such Senior Credit Agreement and related agreements, instruments and documents have been and hereafter may be amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement and related agreements, instruments and documents, in each case to the extent permitted by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

2.9 Obligations Hereunder Not Affected. All rights and interest of Senior Secured Parties and Agent hereunder, and all agreements and obligations of Subordinated Agent and Subordinated Lenders and Companies hereunder, shall (subject in any case to Sections 3.1 and 3.2) remain in full force and effect irrespective of:

a)
any lack of validity or enforceability of any document evidencing any of the Senior Debt;
b)
any change in the time, manner or place of payment of, or any other term of, all or any of the Senior Debt (in each case to the extent permitted hereunder), or any other permitted amendment or waiver of or any release or consent to departure from any of the Senior Debt Documents;
c)
any exchange, release or non-perfection of any collateral for all or any of the Senior Debt;
d)
any failure of any Senior Secured Party or Agent to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of this Agreement or any Senior Debt Document other than this Agreement;
e)
any reduction, limitation, impairment or termination of the Senior Debt for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Companies and Subordinated Secured Parties hereby waive any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, non-genuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Debt; and

f)
any other circumstance which might otherwise constitute a defense available to, or a discharge of, Companies in respect of the Senior Debt or Subordinated Secured Parties in respect of this Agreement.

Each of the Subordinated Agent and the Subordinated Lenders, acknowledges and agrees that Senior Secured Parties and Agent may in accordance with the terms of the Senior Debt Documents, without notice or demand and without affecting or impairing Subordinated Agent’s obligations hereunder, but subject to Subordinated Agent’s rights hereunder and Sections 3.1 and 3.2, from time to time: (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Senior Debt or any part thereof, including, without limitation, to increase or decrease the rate of interest thereon or the principal amount thereof; (ii) take or hold security for the payment of the Senior Debt and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as Agent and Senior Secured Parties in their sole discretion, may determine; (iv) release and substitute one or more endorsers, warrantors, borrowers or other obligors; and (v) exercise or refrain from exercising any Enforcement Action or other rights against any Company or any other Person.

2.10 Marshaling. Subordinated Agent and the Subordinated Lenders, hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Agent or Senior Secured Parties to marshal any propertyof any Company or of any guarantor or other obligor of the Senior Debt for the benefit of Subordinated Agent.

2.11 Application of Proceeds from Sale or other Disposition of the Collateral. Notwithstanding anything in any Subordinated Debt Document to the contrary, in the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied:

first, to the Senior Debt in the order and manner set forth in the Senior Credit Agreement until the Discharge of Senior Debt, with any payment of the Revolving Credit Loans (as defined in the Senior Credit Agreement) to be accompanied (to the extent permitted by the Senior Credit Agreement) by a permanent reduction in the Revolving Credit Commitments (as defined in the Senior Credit Agreement), second, to the Subordinated Debt in the order and manner set forth in the Subordinated Credit Agreement until the Discharge of Subordinated Debt,

third, to the remaining Senior Debt (if any) in the order and manner set forth in the Senior Credit Agreement until such time as the Obligations (as defined in the Senior Credit Agreement) under the Senior Credit Agreement have been paid in full, in cash;

fourth, to the remaining Subordinated Debt (if any) in the order and manner set forth in the Subordinated Credit Agreement until such time as the Obligations (as defined in the Subordinated Credit Agreement) under the Subordinated Credit Agreement have been paid in full, in cash,

fifth, after all of the Obligations (as defined the Senior Credit Agreement and Subordinated Credit Agreement) have been paid in full, in cash (other than contingent indemnification obligations not yet due and owing),to the Borrower or as otherwise required by law.

2.12 Rights Relating to Agent’s Actions with respect to the Collateral.

a)
Subordinated Agent and the Subordinated Lenders, hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Agent or Senior Secured Parties from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, each of the Subordinated Agent and the Subordinated Lenders, hereby agree (i) that it has no right to direct or object to the manner in which Agent and Senior Secured Parties apply the proceeds of the Collateral resulting from the exercise by Agent and Senior Secured Parties of rights and remedies under the Senior Debt Documents and in accordance with applicable law to the Senior Debt, and (ii) other than as set forth in clause (b) below, that Agent has not assumed any obligation to act as the agent for Subordinated Agent with respect to the Collateral.
b)
Each of Agent and Subordinated Agent agrees, to the extent any Lien or security interest in any Collateral can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, if such Collateral or any such account is in fact in the possession or under the control of such Agent or Subordinated Agent, as applicable, or of agents or bailees of such Agent or Subordinated Agent, as applicable (such Collateral being referred to herein as the “Pledged Collateral”), it shall hold such Pledged Collateral as gratuitous and non-fiduciary bailee and agent for and on behalf of the other solely for the purpose of perfecting the Lien granted to the other in such Pledged Collateral (including, but not limited to, cash, securities, deposit accounts or securities accounts, if any) pursuant to the Senior Debt Documents or Subordinated Debt Documents, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9- 107 of the UCC). So long as the Discharge of Senior Debt has not occurred, (i) Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Debt Documents as if the Liens of Subordinated Agent under the Subordinated Debt Documents did not exist and (ii) the rights of Subordinated Agent shall at all times be subject to the terms of this Agreement and to Agent’s rights expressly set forth herein (including the right to complete an Enforcement Action having the effect of discharging the Subordinated Agent’s security interest) and under the Senior Debt Documents. The duties or responsibilities of each of the Agent and Subordinated Agent under this Section 2.12 shall be limited solely to holding the Pledged Collateral as a gratuitous non- fiduciary bailee and agent for and on behalf of the other for purposes of perfecting the Lien held by the other. Neither Agent nor Subordinated Agent shall have,by reason of the Senior Debt Documents, the Subordinated Debt

Documents, this Agreement or any other document, a fiduciary relationship in respect of each other or any of the other Senior Secured Parties or Subordinated Secured Parties (as applicable) and shall not have any liability in connection with its holding the Pledged Collateral, except to the extent resulting from its own gross negligence or willful misconduct, as determined by a final, non- appealable order of a court of competent jurisdiction.

3. Modifications.

3.1 Modifications to Senior Debt Documents. Senior Secured Parties may at any time and from time to time without the consent of or notice to any Subordinated Secured Party, without incurring liability to any Subordinated Secured Party and without impairing or releasing the obligations of Subordinated Agent under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt; provided, that Senior Lenders shall not, without the consent of Subordinated Agent (a) increase the outstanding principal amount of the Senior Debt (except as permitted by the definition of Senior Debt herein) beyond the Senior Debt Cap, (b) increase the margins applicable to the interest rates with respect to the Senior Debt by more than 200 basis points per annum, except in connection with the imposition of a default rate of interest in accordance with the terms of the Senior Debt Documents, (c) extend the final maturity of the Senior Debt (as set forth in the Senior Credit Agreement in effect on the date hereof)by more than 6 months, (d) shorten the amortization of any portion of the Senior Debt (as set forth in the Senior Credit Agreement in effect on the date hereof), (e) directly prohibit or restrict the payment of principal of, interest on, or other amounts payable with respect to, the Subordinated Debt, in a manner that is more restrictive than the prohibitions and restrictions contained in the Senior Credit Agreement as in effect on the date hereof, or (f) otherwise modify or consent to any departure from the terms and provisions of the Senior Debt Documents in a manner that would contravene the express terms and conditions of this Agreement.

3.2 Modifications to Subordinated Debt Documents. Until the Discharge of Senior Debt, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, Subordinated Secured Parties shall not, without the prior written consent of Agent (acting at the written direction of the Required Senior Lenders and Required Revolving Lenders (as defined in the Senior Credit Agreement)), agree to any amendment, modification or supplement to the Subordinated Debt Documents the effect of which is to (a) increase the principal amount of the Subordinated Debt above the Subordinated Debt Cap or increase the margins applicable to the interest rates with respect to the Senior Debt by more than 200 basis points per annum, except in connection with the imposition of a default rate of interest in accordance with the terms of the Subordinated Debt Documents, (b) change the dates upon which payments of principal or cash interest on the Subordinated Debt are due (except to extend such dates; provided that the Subordinated Debt shall not mature earlier than 6 months after the latest maturity of the Senior Debt), (c) change or add any event of default or any covenant with respect to the Subordinated Debt which makes the Subordinated Debt Documents more restrictive in any material respect or more burdensome on any Company, unless and only to the extent that a corresponding change or addition has been made to the Senior Debt Documents so long as any applicable cushion that currently exists between the applicable covenants contained in the Senior Debt Documents and those contained in the Subordinated Debt Documents is maintained, (d) change any redemption or prepayment provisions (including changing the frequency or the amount of any such redemption or prepayment or any make-whole or similar premium applicable thereto) of the Subordinated Debt (other than an extension thereof), (e) alter the subordination provisions with respect to the Subordinated Debt, including, without limitation, subordinating the Subordinated Debt to any other indebtedness, (f) change or amend any other term of the Subordinated Debt Documents if such change or amendment would result in a Senior Default, increase the obligations of any Company or any guarantor of the Subordinated Debt or confer additional material rights on Subordinated Agent or any other holder of the Subordinated Debt in a manner adverse to such Company, any such guarantor or Senior Lenders, (g) directly prohibit or restrict the payment of principal of, interest on, or other amounts payable with respect to, the Senior Debt, or (h) otherwise modify or consent to any departure from the terms and provisions of the Subordinated Debt Documents in a manner that would contravene the terms and conditions of this Agreement.

4. Representations and Warranties.

4.1 Representations and Warranties of Subordinated Agent. Subordinated Agent hereby represents and warrants to Agent and Senior Lenders that as of the date hereof:

(a) Subordinated Agent is a limited partnership duly formed and validly existing under the laws of the State of Delaware; (b) Subordinated Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, and to bind all Subordinated Secured Parties hereby, all of which have been duly authorized by all proper and necessary action;(c) the execution of this Agreement by Subordinated Agent will not violate or conflict with the organizational documents of Subordinated Agent, any material agreement binding upon Subordinated Agent or violate any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal,valid and binding obligation of Subordinated Agent, enforceable against Subordinated Agent in accordance with its terms,except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles.

4.2 Representations and Warranties of Agent. Agent hereby represents and warrants to Subordinated Agent that as of the date hereof: (a) Agent is a national banking association duly formed and validly existing under the laws of the United States;(b) Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Agent will not violate or conflict with the organizational documents of Agent, any material agreement binding upon Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of Agent, enforceable against Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles and (e) the applicable Senior Secured Parties have authorized the Agent to enter into this Agreement on their behalf in accordance with the applicable Senior Debt Documents.

5. Subrogation; Recovery. After the Discharge of Senior Debt, the Subordinated Agent shall be subrogated to the rights of Agent and Senior Lenders to receive Distributions with respect to the Senior Debt until the Discharge of Subordinated Debt; however, the Subordinated Agent waives any and all rights of subrogation now or hereafter arising with respect to any Collateral that the Senior Lenders (or a wholly owned special purpose vehicle of any Senior Lender) obtains ownership of as a result of any Enforcement Action pursuant to the terms of this Agreement, any Post-Petition Sale or any Plan, so long as the net cash proceeds received by the Senior Lenders or debt deemed exchange as part of obtaining such ownership permanently reduces the Senior Debt. If Agent or any Senior Lender is required to disgorge any proceeds of Collateral, payment or other amount received by any Person (whether because such proceeds, payment or other amount is invalidated, declared to be fraudulent or preferential or otherwise) or turn over or otherwise pay any amount (a “Recovery”) to the estate or to any creditor or representative of a Company or any other Person, then the Senior Debt shall automatically be reinstated (to the extent of such Recovery) as if such Senior Debt had never been paid and to the extent any Subordinated Secured Parties has received proceeds, payments or other amounts to which Subordinated Agent and the Subordinated Lenders would not have been entitled under this Agreement had such reinstatement occurred prior to receipt of such proceeds, payments or other amounts, the Subordinated Secured Parties shall turn over such proceeds, payments or other amounts to Agent for reapplication to the Senior Debt. A Distribution made pursuant to this Agreement to Agent or Senior Lenders which otherwise would have been made to the Subordinated Agent and the Subordinated Lenders is not a payment by the Company on account of any scheduled or required repayment of the Senior Debt under the Senior Credit Agreement; provided, that, for the purposes of determining the outstanding amount of the Senior Debt, any such payment shall be applied by the Agent to the Senior Debt.

6. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Required Revolving Lenders (as defined in the Senior Credit Agreement), Required Senior Lenders and Subordinated Lenders, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

7. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

8. Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 5:00 p.m. (New York City time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier,one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows: If to Subordinated Agent:

MGG Investment Group LP One Penn Plaza, 53rd Floor New York, NY 10119 Attention: Operations

Email: ops@mgginv.com; dstohr@mgginv.com; legal@mgginv.com

With a copy to:

Morrison & Foerster LLP 250 West 55th Street

New York, NY10019-9601

Attention: James A. Newton,

Aly El Hamamsy

Email: jnewton@mofo.com, aelhamamsy@mofo.com

If to a Company:

KLDiscovery Holdings, Inc. c/o KLDiscovery Inc.

9023 Columbine Road,

Eden Prairie,MN 55347 Attention: Chris Weiler

Email: chris.weiler@kldiscovery.com

With copies (which shall not constitute notice)to: CEOF II DE I AIV, L.P.

c/o The Carlyle Group

1001 Pennsylvania Avenue, NW Washington, DC 20004 Attention: Ian Fujiyama

Email: Ian.Fujiyama@carlyle.com

and

Gibson Dunn & Crutcher LLP 200 Park Avenue

New York, NY 10166-0193

Attention: Aaron F. Adams

Email: AFAdams@gibsondunn.com

If to Agent or Senior Lenders:

Wilmington Trust,National Association 77 Upper Rock Circle, 8th floor Rockville, MD 20850

Attention: Teisha Wright

Email: twright4@WilmingtonTrust.com

With copies (which shall not constitute notice)to:

Arnold & Porter Kaye Scholer LLP 250 West 55th Street

New York, New York 10019-9710 Attention: Alan Glantz

Email: alan.glantz@arnoldporter.com

or, in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.

9. Successors and Assigns.

9.1 This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Agent, Senior Secured Parties, Subordinated Agent and the Subordinated Lenders, and Subordinated Secured Parties. To the extent permitted under the

Senior Debt Documents, Senior Secured Parties may, from time to time, without notice to Subordinated Agent and the Subordinated Lenders,assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall,to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto; provided, that Subordinated Agent and the Subordinated Lenders shall be entitled to deal solely with Agent hereunder and Agent may not assign any of its rights to take action or give notices hereunder until Subordinated Agent and the Subordinated Lenders receive written notice from Agent of any such assignment or transfer.Subordinated Agent and the Subordinated Lenders agree that any party that consummates a Permitted Refinancing may rely on and enforce this Agreement upon written notice to Subordinated Agent and the Subordinated Lenders thereof. Subordinated Agent and the Subordinated Lenders further agree that they will, at the request of Agent and at the sole expense of the Companies (payment of which shall be a condition precedent to the execution thereof), enter into an agreement, in the form of this Agreement, mutatis mutandis, with the party that consummates the Permitted Refinancing; provided, that the failure of Subordinated Agent and the Subordinated Lenders to execute such an agreement shall not affect such party's right to rely on and enforce the terms of this Agreement.

9.2 Notwithstanding the failure of any transferee to execute or deliver a joinder to this Agreement or of the Agent (acting at the written direction of the Required Senior Lenders and the Required Revolving Lenders (as defined in the Senior Credit Agreement)) to consent to any such transfer, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt or any rights or obligations relating thereto, and the terms of this Agreement shall be binding upon the successors and assigns of each Subordinated Lender and each other holder of Subordinated Debt.

10. Relative Rights. This Agreement shall define the relative rights of Agent, Senior Secured Parties, Subordinated Agent and Subordinated Secured Parties. Nothing in this Agreement shall (a) impair, as among Companies, Agent and Senior Secured Parties and as between Companies, Subordinated Agent and Subordinated Secured Parties, the obligation of Companies with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Agent, Senior Secured Parties or Subordinated Agent with respect to any other creditors of Companies.

11. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents or Senior Debt Documents, the provisions of this Agreement shall control and govern.For the avoidance of doubt, the Senior Secured Parties acknowledge and agree among themselves (and neither any Company nor any Subordinated Secured Parties shall have any right on account of this sentence)that the Agreement Among Lenders (as defined in the Senior Credit Agreement)

shall control and govern with respect to the exercise of any rights of the Senior Secured Parties on account of or under this Agreement.

12. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

15. Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the payment in full, in cash of the Senior Debt and the termination of all commitments to lend under the Senior Debt Documents after which this Agreement shall terminate without further action on the part of the parties hereto; provided, that if any payment is, subsequent to such termination, recovered from any holder of Senior Debt as described in Section 5, this Agreement shall be automatically reinstated.

16. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANOTHER JURISDICTION’S LAWS.

17. CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALLBE LITIGATED IN SUCH COURTS.EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF THE PARTIES HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPTREQUESTED, ADDRESSED TO THE PARTIESHERETO AT ITS ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED.

18. WAIVER OF JURY TRIAL. SUBORDINATED AGENT AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS.

EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE PARTIES HERETO WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

19, Purchase Right. Without prejudice to the enforcement of the Senior Secured Parties’ remedies in accordance with the Senior Debt Documents and this Agreement, the Senior Secured Parties agree that following (a) the acceleration or maturity of the Senior Debt in accordance with the terms of the Senior Debt Documents or (b) the commencement of a Proceeding with respect to any Company (each, a “Purchase Triggering Event”), within thirty (30) days of the Purchas eTriggering Event, one or more of the Subordinated Secured Parties may request, and the Senior Secured Parties hereby offer the Subordinated Secured Parties, the option to purchase all, but not less than all, of the aggregate amount of the Obligations (as defined in the Senior Credit Agreement) outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of the Senior Debt, plus any accrued and unpaid interest, fees, and expenses, plus the cash collateralization of asserted indemnity claims, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant an Assignment and Assumption (as such term is defined in the Senior Debt Document).If such purchase right is timely exercised, the parties shall endeavor to consummate such transaction promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Subordinated Secured Parties timely exercises such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the Agent (at the direction of the Required Lenders (as defined in the Senior Credit Agreement) and Required Revolving Lenders (as defined in the Senior Credit Agreement) and the Required Subordinated Agent. If none of the Subordinated Secured Parties timely exercises such purchase right, the Senior Secured Parties shall have no further obligations pursuant to this Section 19 for such Purchase Triggering Event and may take any further actions in their sole discretion in accordance with the Senior Debt Documents and this Agreement.

IN WITNESS WHEREOF, Subordinated Agent, Subordinated Lenders, Agent, and the Senior Lenders have caused this Agreement to be executed as of the date first above written.

SUBORDINATED AGENT:

MGG INVESTMENT GROUP LP

By /s/ Kevin F. Griffin Name: Kevin F. Griffin

Title: Chief Executive Officer and Chief Investment Officer

SUBORDINATED LENDER:

1397225 ONTARIO LIMITED

By:/s/ Antony Waszkiewicz Name: Antony Waszkiewicz

Title: Authorized Signatory

SUBORDINATED LENDERS:

MGG SF EVERGREEN FUND LP MGG CANADA FUND LP

MGG INSURANCEFUND SERIES INTERESTS OF THE SALI MULTISERIES FUND, L.P.

MGG SF EVERGREEN UNLEVERED FUND LP MGG SF EVERGREENUNLEVERED FUND 2020 LP

EVERGREEN CARDINALFUND LP

MGG SF EVERGREEN FUND LUXEMBOURG SCSP SICAV-RAIF

MGG SF DRAWDOWN UNLEVEREDFUND III (LUXEMBOURG) SCSP

MGG SF DRAWDOWN UNLEVEREDFUND IV (LUXEMBOURG) SCSP

MGG STRUCTURED SOLUTIONS FUND II LP MGG STRUCTURED SOLUTIONS FUND II (LUXEMBOURG) SCSP

By: MGG Investment Group LP, on behalf of each of the above, as Authorized Signatory

By: /s/ Kevin F. Griffin Name: Kevin F. Griffin

Title: Chief Executive Officer and Chief Investment Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Agent

By: /s/ Teisha Wright Name: Teisha Wright

Title: Vice President

SENIOR LENDERS:

ALLY BANK

as Ally Representative, a Lender and an L/C Issuer

By: /s/ Erica Ninesteel Name: Erica Ninesteel

Title: Authorized Signatory

BLACKSTONE PRIVATE CREDIT FUND,

as a Lender

By: Blackstone Credit BDC Advisors LLC, as investment advisor

By: /s/ Marisa Beeney Name: Marisa Beeney

Title: Authorized Signatory

BLACKSTONE SECURED LENDINGFUND,

as a Lender

By: Blackstone Credit BDC Advisors LLC, as investment advisor

By: Marisa Beeney Name: Marisa Beeney

Title: Authorized Signatory

BCRED BARD PEAK FUNDING LLC, BCRED CASTLE PEAK FUNDING LLC, BCRED GRANITE PEAK FUNDING LLC, BCRED MONARCH PEAK FUNDING LLC, BCRED SUMMIT PEAK FUNDING LLC,

as Lenders

By: Blackstone Private Credit Fund, as sole member

By: Blackstone Credit BDC Advisors LLC, as investment advisor

By: Marisa Beeney Name: Marisa Beeney

Title: Authorized Signatory

BCRED MML CLO 2021-1 LLC,

as a Lender

By:Blackstone Private Credit Fund, as Collateral Manager

By: Blackstone Credit BDC Advisors LLC, as Investment Advisor

By: Marisa Beeney Name: Marisa Beeney

Title: Authorized Signatory

BGSL BRECKENRIDGE FUNDINGLLC, BGSL JACKSON HOLE FUNDING LLC, BGSL BIG SKY FUNDING LLC,

as Lenders

By:Blackstone Secured Lending Fund, as sole member

By: Blackstone Credit BDC Advisors LLC, as investment advisor

By: Marisa Beeney Name: Marisa Beeney

Title: Authorized Signatory

GSO BROOME STREETLLC,

as a Lender

By: GSO Orchid Fund LP, its member

By: GSO Orchid Associates LLC, its general partner

By: Marisa Beeney Name: Marisa Beeney

Title: Authorized Signatory

EMERALD SPRING STREET LP,

as a Lender

By: Emerald GP Ltd., its general partner

By: Blackstone Credit BDC Advisors LLC, as administrator

By: Marisa Beeney Name: Marisa Beeney

Title: Authorized Signatory

EMERALD MURRAY STREETLP,

as a Lender

By: Emerald GP 2 Ltd., its general partner

By: Blackstone Credit BDC Advisors LLC, as administrator

By: Marisa Beeney Name: Marisa Beeney

Title: Authorized Signatory

GN LOAN FUND LP,

as a Lender

By: Blackstone Alternative Credit Advisors LP, its Investment Manager

By: Marisa Beeney Name: Marisa Beeney

Title: Authorized Signatory

BXC JADE SUB 1 LLC,

as a Lender

By: BXC Jade Topco1 LP, its sole member

By: BXC Jade Associates LLC, its general partner

By: Marisa Beeney Name: Marisa Beeney

Title: Authorized Signatory

BXC JADE SUB 2 LLC,

as a Lender

By: BXC Jade Topco2 LP, its sole member

By: BXC Jade Associates LLC, its general partner

By: Marisa Beeney Name: Marisa Beeney

Title: Authorized Signatory

BXC JADE SUB 3 LLC,

as a Lender

By: BXC Jade Topco3 LP, its sole member

By: BXC Jade Associates LLC, its general partner

By: Marisa Beeney Name: Marisa Beeney

Title: Authorized Signatory

BXC JADE SUB 4 LLC,

as a Lender

By: BXC Jade Topco4 LP, its sole member

By: BXC Jade Associates LLC, its general partner

By: Marisa Beeney Name: Marisa Beeney

Title: Authorized Signatory

BXC JADE SUB 5-B LLC,

as a Lender

By: BXC Jade Top Sub 5-B LLC, its sole member By: BXC Jade Topco 5-B LP, its sole member By: BXC Jade Associates LLC, its general partner

By: Marisa Beeney Name: Marisa Beeney

Title: Authorized Signatory

BXC JADE SUB 6-B LLC,

as a Lender

By: BXC Jade Top Sub 6-B LLC, its sole member By: BXC Jade

Topco 6-B LP, its sole member By: BXC Jade Associates LLC, its general partner

By: Marisa Beeney Name: Marisa Beeney

Title: Authorized Signatory

BXC JADE SUB 7-B LLC,

as a Lender

By: BXC Jade Top Sub 7-B LLC, its sole member By: BXC Jade Topco 7-B LLC, its sole member By: BXC Jade Associates LLC, its general partner

By: Marisa Beeney Name: Marisa Beeney

Title: Authorized Signatory

BXC JADE SUB 8-B LLC,

as a Lender

By: BXC Jade Top Sub 8-B LLC, its sole member By: BXC Jade Topco 8-B LLC, its sole member By: BXC Jade Associates LLC, its general partner

By: Marisa Beeney Name: Marisa Beeney

Title: Authorized Signatory

BXC JADE SUB 9-B LLC,

as a Lender

By: BXC Jade Top Sub 9-B LLC, its sole member By: BXC Jade Topco 9-B LLC, its sole member By: BXC Jade Associates LLC, its general partner

By: Marisa Beeney Name: Marisa Beeney

Title: Authorized Signatory

BXC JADE SUB 10-B LLC,

as a Lender

By: BXC Jade Top Sub 10-B LLC, its sole member By: BXC Jade Topco 10-B LLC, its sole member By: BXC Jade Associates LLC, its general partner

By: Marisa Beeney Name: Marisa Beeney

Title: Authorized Signatory

BCRED CLO 2023-1 LLC,

as a Lender

By: Blackstone Private Credit Fund, as Collateral Manager

By: Blackstone Credit BDC Advisors LLC, as Investment Advisor

By: Marisa Beeney Name: Marisa

Beeney

Title: Authorized Signatory

BCRED CLO 2024-1LLC,

as a Lender

By: Blackstone Private Credit Fund, as Collateral Manager

By: Blackstone Credit BDC Advisors LLC, as Investment Advisor

By:Marisa Beeney Name: Marisa Beeney

Title: Authorized Signatory

QIA FIG GLASS FINCO 1 LIMITED,

as a Lender

By: Alexander Kretzler

Name: Alexander Kretzler

Title: Director

QIA FIG GLASS FINCO 2 LIMITED,

as a Lender

By: Alexander Kretzler

Name: Alexander Kretzler

Title: Director

ACKNOWLEDGEMENT AND AGREEMENT

Each of the undersigned hereby acknowledges and agrees that they have received a copy of that certain Subordination and Intercreditor Agreement, entered into as of the date first written above (as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof,the “Subordination and Intercreditor Agreement”) by and among MGG INVESTMENT GROUP LP,as Subordinated Agent and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Agent.

By its signature below, each of the undersigned agrees to recognize all rights granted by the Subordination and Intercreditor Agreement to Agent, the other Senior Secured Parties, Subordinated Agent, and the other Subordinated Lenders.

Each of the undersigned waives the provisions of Section 9-615(a)of the UCC in connection with the application of proceeds of Collateral in accordance with the provisions of the Subordination and Intercreditor Agreement and acknowledges and agrees that: (i) although it may sign this Acknowledgment and Agreement to, it is not a party to the Subordination and Intercreditor Agreement and does not and will not receive any right, benefit,priority or interest under or because of the existence of the foregoing Subordination and Intercreditor Agreement, (ii) it will not do any act,make any payments, or perform any obligation which is not in accordance with the agreements set forth in the Subordination and Intercreditor Agreement, and (iii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any Secured Party to effectuate the provisions and purposes of the foregoing Subordination and Intercreditor Agreement.

KLDISCOVERY HOLDINGS, INC.

By: /s/ Dawn Wilson

Name: Dawn Wilson

Title: Secretary and Treasurer

LD TOPCO, INC.

By: /s/ Dawn Wilson

Name: Dawn Wilson Title: Treasurer

KLDISCOVERY ONTRACK, LLC

By: /s/ Dawn Wilson

Name: Dawn Wilson

Title: Secretary and Treasurer

KLDISCOVERY FRANCHISING, LLC

By: /s/ Dawn Wilson

Name: Dawn Wilson